Filed pursuant to Rule 424(b)(5)
File No. 333-266754
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 10, 2022)
PIMCO Municipal Income Fund II
Up to $225,000,000 in Common Shares
PIMCO Municipal Income Fund II (the “Fund”) has entered into a sales agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“JonesTrading”) relating to its common shares of beneficial interest, par value $0.00001 per share (“Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell its Common Shares having an aggregate offering price of up to $225,000,000, from time to time through JonesTrading as its agent for the offer and sales of the Common Shares. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value of such common shares, exclusive of any distributing commission or discount. The Fund seeks to provide current income exempt from federal income tax.
The Fund’s outstanding Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PML,” as will be the Common Shares offered in this Prospectus Supplement and the accompanying Prospectus, subject to notice of issuance. The last reported sale price for the Common Shares on June 30, 2022, was $10.74 per Common Share. The net asset value (“NAV”) of the Common Shares at the close of business on June 30, 2022 was $9.52 per share.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
JonesTrading will be entitled to compensation of up to 1.00% of the gross proceeds with respect to sales of the Common Shares actually effected by JonesTrading under the Sales Agreement. In connection with the sale of the Common Shares on our behalf, JonesTrading may be deemed to be an “underwriter” within the meaning of the 1933 Act and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts.
JonesTrading is not required to sell any specific number or dollar amount of Common Shares, but will use its commercially reasonable efforts to sell the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. There is no arrangement for Common Shares to be received in an escrow, trust or similar arrangement.
You should review the information set forth under “Prospectus Supplement Summary - Risks” on page
S-4
of this Prospectus Supplement and “Principal Risks of the Fund” starting on page 43 of the accompanying Prospectus before investing in the Common Shares.
Neither the U.S. Securities and Exchange Commission (“SEC”) nor the U.S. Commodity Futures Trading Commission have approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated August 10, 2022

August 10, 2022 |
 Supplement S-1

You should read this Prospectus Supplement and the accompanying Prospectus and the information incorporated by reference herein and therein before deciding whether to invest in the Common Shares and retain them for future reference. The Prospectus Supplement and the accompanying Prospectus and the information incorporated by reference herein and therein contain important information about the Fund. Material that has been incorporated by reference and other information about us can be obtained from us by calling toll free (844)
33-PIMCO
(844-337-4626)
or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s Statement of Additional Information and most recent annual and semiannual reports are available, free of charge, on the Fund’s website (http://www.pimco.com/prospectuses). You can obtain the same information, free of charge, from the SEC’s website (http://www.sec.gov).
Table of Contents
Prospectus Supplement

S-2 Supplement
| PIMCO Municipal Income Fund II

About this Prospectus Supplement
The Fund has not, and JonesTrading has not, authorized anyone to provide you with information other than that contained or incorporated by reference in this Prospectus Supplement, the accompanying Prospectus, and any applicable free writing prospectus that the Fund distributes. The Fund does not, and JonesTrading does not, take any responsibility for, and does not provide any assurances as to the reliability of, any other information that others may give you. The Fund is not, and JonesTrading is not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since that date.
This document has two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of Common Shares and also adds to and updates information contained in the accompanying Prospectus. The second part is the accompanying Prospectus, which gives more general information and disclosure. To the extent the information contained in this Prospectus Supplement differs from or is additional to the information contained in the accompanying Prospectus, you should rely only on the information contained in this Prospectus Supplement. You should read this Prospectus Supplement and the accompanying Prospectus before investing in the Common Shares.
Cautionary Notice Regarding Forward-Looking Statements
This Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional Information, including documents incorporated by reference, contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which the Fund’s Common Shares will trade in the public markets and other factors discussed in the Fund’s periodic filings with the SEC.
Although the Fund believes that the expectations expressed in any forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in any forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Principal Risks of the Fund” section of the accompanying Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional Information are excluded from the safe harbor protection provided by section 27A of the 1933 Act.
Currently known risk factors that could cause actual results to differ materially from the Fund’s expectations include, but are not limited to, the factors described in the “Principal Risks of the Fund” section of the accompanying Prospectus. The Fund urges you to review carefully those sections for a more detailed discussion of the risks of an investment in our securities.
Prospectus Supplement Summary
This is only a summary. This summary may not contain all of the information that you should consider before investing in the Fund’s common shares of beneficial interest, par value $0.00001 per share (the

August 10, 2022 |
 Supplement S-3

“Common Shares”). You should review the more detailed information contained in this Prospectus Supplement and in the accompanying Prospectus and in the Statement of Additional Information, especially the information set forth under the heading “Principal Risks of the Fund” beginning on page 43 of the accompanying Prospectus.
The Fund
PIMCO Municipal Income Fund II (the “Fund”) is a diversified, closed-end
management investment company that commenced operations on June 28, 2002, following the initial public offering of its Common Shares.
The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PML.” As of June 30, 2022, the net assets of the Fund attributable to Common Shares were $604,910,910 and the Fund had outstanding 63,519,359 Common Shares, 11,931 auction rate preferred shares of beneficial interest (“ARPS”) and 687 remarketable variable rate munifund term preferred shares of beneficial interest (“RVMTP Shares” and, together with the ARPS and any other preferred shares the Fund may have outstanding, the “Preferred Shares”). The last reported sale price of the Common Shares, as reported by the NYSE on June 30, 2022, was $10.74 per Common Share. The net asset value of the Common Shares at the close of business on June 30, 2022, was $9.52 per Common Share. See “Description of Capital Structure” in the accompanying Prospectus.
Investment Objective
The Fund seeks to provide current income exempt from federal income tax.
Investment Strategy
Under normal circumstances, the Fund expects to invest at least 90% of its net assets in municipal bonds which pay interest that, in the opinion of bond counsel to the issuer (or on the basis of other authority believed by Pacific Investment Management Company LLC (“PIMCO” or the “Investment Manager”) to be reliable), is exempt from regular federal income taxes (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from the federal alternative minimum tax). Subject to its other investment policies, the Fund may invest up to 20% of its total assets in investments the interest from which is subject to the federal alternative minimum tax. The types of securities and instruments in which the Fund may invest are summarized under “Portfolio Contents” in the accompanying Prospectus. The Fund cannot assure you that it will achieve its investment objective, and you could lose all of your investment in the Fund.
Risks
Investment in the Fund’s Common Shares involves substantial risks arising from, among other strategies, the Fund’s ability to invest in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. or below
BBB-
by either S&P Global Ratings or Fitch, Inc.) or unrated but determined by PIMCO to be of comparable quality, the Fund’s exposure to foreign (including emerging markets) securities and currencies and to mortgage-related and other asset-backed securities, and the Fund’s use of leverage. Debt securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” The Fund’s exposure to municipal securities means it is particularly subject to the risk that a municipal issuer will be unable to make timely payments of interest and principal, which risk will generally be higher during general economic downturns and may be adversely impacted by litigation, legislation or political events, or by the bankruptcy of the issuer. Before investing in the Common Shares, you should read the discussion of the principal risks of investing in the Fund in “Principal Risks of the Fund” in the accompanying Prospectus. Certain of these risks are summarized in “Prospectus Summary—Principal Risks of the Fund” in the accompanying Prospectus. The Fund cannot assure you that it will achieve its investment objective, and you could lose all of your investment in the Fund. The Fund cannot assure you that it will achieve its investment objective, and you could lose all of your investment in the Fund.

S-4 Supplement
| PIMCO Municipal Income Fund II

Investment Manager
PIMCO serves as the investment manager of the Fund. Subject to the supervision of the Board of Trustees of the Fund, PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters. David Hammer is primarily responsible for the day-to-day
management of the Fund. The Investment Manager receives an annual fee from the Fund, payable monthly, in an amount equal to 0.685% of the Fund’s average daily net asset value, including daily net assets attributable to any Preferred Shares of the Fund that may be outstanding. Average daily net assets means an average of all the determinations of the Fund’s net assets (including net assets attributable to Preferred Shares) during a given month at the close of business on each business day during such month.
PIMCO is located at 650 Newport Center Drive, Newport Beach, CA, 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of March 31, 2022, PIMCO had approximately $2.05 trillion of assets under management. As of March 31, 2022, PIMCO had $1.94 trillion of third-party assets under management.
The Offering
The Fund and the Investment Manager have entered into the Sales Agreement with JonesTrading relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell its Common Shares having an aggregate offering price of up to $225,000,000, through JonesTrading as its agent for the offer and sale of the Common Shares.
The Fund’s outstanding Common Shares are listed on the NYSE under the symbol “PML,” as will be the Common Shares offered in this Prospectus Supplement and the accompanying Prospectus, subject to notice of issuance. The last reported sale price for the Common Shares on June 30, 2022, was $10.74 per share.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. See “Plan of Distribution” in this Prospectus Supplement. The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus and a prospectus supplement describing the method and terms of the particular offering of the Fund’s securities. Under the 1940 Act, the Fund may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount.
Use of Proceeds
The net proceeds of this offering will be invested in accordance with the Fund’s investment objective and policies as set forth in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of this offering in accordance with its investment objective and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objective and policies, and except to the extent proceeds are held in cash to pay dividends or expenses or for temporary defensive purposes. See “Use of Proceeds” in this Prospectus Supplement.
Summary of Fund Expenses
The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares of the Fund would bear, directly or indirectly, as a result of an

August 10, 2022 |
 Supplement S-5

offering. The table reflects the use of leverage attributable to the Fund’s outstanding Preferred Shares and tender option bonds in an amount equal to approximately 41.98% of the Fund’s total managed assets (including assets attributable to such leverage), which reflects the percentage of the Fund’s total average managed assets attributable to such leverage averaged over the period ended December 31, 2021, and shows Fund expenses as a percentage of net assets attributable to Common Shares. The percentage above and information below do not reflect the Fund’s use of other forms of economic leverage, such as credit default swaps or other derivative instruments. The extent of the Fund’s assets attributable to leverage following an offering, and the Fund’s associated expenses, are likely to vary (perhaps significantly) from these assumptions.
Shareholder Transaction Expenses

Sales Load (as a percentage of offering price)	1.00	% (1)

Offering Expenses Borne by Common Shareholders (as a percentage of offering price)	0.05%

Dividend Reinvestment Plan Fees	None	(2)
1
Represents the maximum commission with respect to the Common Shares being sold in this offering that the Fund may pay to JonesTrading in connection with sales of Common Shares effected by JonesTrading in this offering. This is the only sales load to be paid in connection with this offering. There is no guarantee that there will be any sales of Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth in this table. In addition, the price per share of any such sale may be greater or less than the price set forth in this table, depending on the market price of the Common Shares at the time of any such sale.

2
You will pay brokerage charges if you direct your broker or the plan agent to sell your Common Shares that you acquired pursuant to a dividend reinvestment plan. You may also pay a pro rata share of brokerage commissions incurred in connection with open-market purchases pursuant to the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan” in the accompanying Prospectus.

Annual Expenses

Percentage of Net Assets Attributable to Common Shares (reflecting leverage attributable to Preferred Shares and tender option bonds)

Management Fees (1)	1.00%

Dividend Cost on Preferred Shares (2)	0.94%

Interest Payments on Borrowed Funds (3)	0.22%

Other Expenses (4)	0.03%

Total Annual Expenses (5)	2.19%
1
Management Fees include fees payable to the Investment Manager for advisory services and for supervisory, administrative and other services. The Fund pays for the advisory, supervisory and administrative services it requires under what is essentially an all-in
fee structure (the “unified management fee”). Pursuant to an investment management agreement, PIMCO is paid a Management Fee of 0.685% of the Fund’s average daily net assets (including daily net assets attributable to any Preferred Shares of the Fund that may be outstanding). The Fund (and not PIMCO) will be responsible for certain fees and expenses, which are reflected in the table above, that are not covered by the unified management fee under the investment management agreement. Please see “Management of the Fund - Investment Management Agreement” in the accompanying Prospectus for an explanation of the unified management fee.

2
Restated to reflect the Fund’s outstanding ARPS and RVMTP averaged over the year ended December 31, 2021, which represented 22.02% and 5.07%, respectively, of the Fund’s total average managed assets (including the liquidation preference of outstanding Preferred Shares and assets attributable to tender option bonds), at an annual estimated dividend cost to the Fund of
1
.
93
% for ARPS and 1.83% for RVMTP, as of June 30. 2022, and assumes the Fund will continue to pay dividends on the ARPS at the “maximum applicable rate” called for under the Fund’s Bylaws due to the ongoing failure of auctions for the ARPS. The actual dividend rate paid on the Preferred Shares will vary over time in accordance with variations in market interest rates. See “Use of Leverage” and “Description of Capital Structure” in the accompanying Prospectus.

S-6 Supplement
| PIMCO Municipal Income Fund II

3
Restated to reflect the Fund’s use of leverage in the form of tender option bonds averaged over the year ended December 31, 2021, which represented 14.89% of the Fund’s total average managed assets (including assets attributable to Preferred Shares and tender option bonds), at an annual estimated interest rate cost to the Fund of 0.84%. See “Use of Leverage-Effects of Leverage” in the accompanying Prospectus. The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of Preferred Shares, tender option bonds and/or other forms of borrowings and variations in market interest rates. Borrowing expense is required to be treated as an expense of the Fund for accounting purposes. Any associated income or gains (or losses) realized from leverage obtained through such instruments is not reflected in the Annual Expenses table above, but would be reflected in the Fund’s performance results.

4	“Other Expenses” are estimated for the Fund’s current fiscal year ending December 31, 2022.
5
“Dividend Cost on Preferred Shares” and “Interest Payments on Borrowed Funds” are borne by the Fund separately from the management fees paid to PIMCO. Excluding such expenses, Total Annual Expenses are 1.03%.

Example
The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares of the Fund (including an assumed total sales load or commission of 1.00% and the other estimated costs of this offering to be borne by the Common Shareholders of 0.05%), assuming (1) that the Fund’s net assets do not increase or decrease, (2) that the Fund incurs total annual expenses of 2.19% of net assets attributable to Common Shares in years 1 through 10 (assuming outstanding Preferred Shares and tender option bonds representing 41.98% of the Fund’s total managed assets) and (3) a 5% annual return
(1)
:

	1 Year	3 Years	5 Years	10 Years

Total Expenses Incurred	$23	$70	$120	$258
1
The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown.
The example assumes that the estimated Interest Payments on Borrowed Funds, Dividend Cost on Preferred Shares and Other Expenses set forth in the Annual Expenses table are accurate, that the rate listed under Total Annual Expenses remains the same each year and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

Use of Proceeds
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. As a result, the actual net proceeds the Fund receives may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of the Common Shares at the time of any such sale. Assuming the sale of Common Shares having an aggregate offering price of $225,000,000 under this Prospectus Supplement and the accompanying Prospectus at an assumed price of $10.74 per share for the Common Shares (last reported sale price per share of the Common Shares on the NYSE on June 30, 2022), the Fund estimates that the net proceeds of this offering will be approximately $222,329,168 after deducting an assumed sales load of 1.00% and the estimated offering expenses payable by the Fund.
The net proceeds of this offering will be invested in accordance with the Fund’s investment objective and policies as set forth in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds in accordance with its investment objective and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s

August 10, 2022 |
 Supplement S-7

investment objective and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of this offering will be invested in high grade, short-term securities, credit-linked trust certificates, and/or high yield securities, index futures contracts or similar derivative instruments designed to give the Fund exposure to the securities and markets in which it intends to invest while the Investment Manager selects specific investments.
Capitalization
Pursuant to the Sales Agreement, the Fund may offer and sell Common Shares having an aggregate offering price of up to $225,000,000, from time to time through JonesTrading as its agent for the offer and sale of the Common Shares under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Fund will sell 20,949,721 Common Shares at an assumed price of $10.74 per share (the last reported sale price per share of the Common Shares on the NYSE on June 30, 2022). Actual sales, if any, of the Common Shares, and the actual application of the proceeds thereof, under this Prospectus Supplement and the accompanying Prospectus may be different than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $10.74, depending on the market price of the Common Shares at the time of any such sale. To the extent that the market price per share of the Common Shares on any given day is less than the net asset value per share on such day, the Fund will instruct JonesTrading not to make any sales on such day.
The following table sets forth the Fund’s capitalization at December 31, 2021:

∎	on a historical basis, and
∎
on a pro forma basis as adjusted to reflect (i) the assumed sale of the 20,949,721 Common Shares at an assumed price of $10.74 per share (the last reported sale price per share of the Common Shares on the NYSE on June 30, 2022), in an offering under this Prospectus Supplement and the accompanying Prospectus, and (ii) the investment of net proceeds assumed from such offering in accordance with the Fund’s investment objective and policies, after deducting the assumed commission of $2,250,000 (representing an estimated commission paid to JonesTrading of 1.00% of the gross proceeds in connection with sales of Common Shares effected by JonesTrading in this offering) and estimated offering expenses payable by the Fund of $420,832.

	As of December 31, 2021

	Actual	As Adjusted (1)

ARPS ($0.00001 par value and $25,000 liquidation preference per share applicable to an aggregate of 11,931 shares issued and outstanding)	$298,275,000	$298,275,000

RVMTP Shares ($0.00001 par value and $100,000 liquidation preference per share applicable to an aggregate of 687 shares issued and outstanding)	$68,700,000	$68,700,000

Composition of Net Assets:

Common Shares:

Common Shares, par value $0.00001 per share, unlimited shares authorized 63,318,042 shares outstanding as of June 30, 2022, and 84,469,080 (1) shares estimated issued and outstanding as adjusted)	633	845

Paid-in-capital in excess of par	$661,716,205	$886,417,852

Distributable earnings (accumulated loss)	$121,598,867	$101,529,103

Net Assets Applicable to holders of Common Shares	$783,315,705	$ 987,947,800

Capitalization	$1,150,290,705	$1,354,922,800

1	This amount includes 201,317 shares issued pursuant to the Fund’s dividend reinvestment plan from January 1, 2022 to June 30, 2022 (see “Dividend Reinvestment Plan” in the accompanying Prospectus).

S-8 Supplement
| PIMCO Municipal Income Fund II

Market and Net Asset Value Information
The following table sets forth, for each of the periods indicated, the high and low closing market prices of the Fund’s Common Shares on the NYSE, the high and low NAV per Common Share and the high and low premium/discount to NAV per Common Share. See “Net Asset Value” in the accompanying Prospectus for information as to how the Fund’s NAV is determined.

	Common share market price (1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low

Quarter ended June 30, 2022	$11.82	$10.12	$10.78	$9.14	16.48%	2.22%

Quarter ended March 31, 2022	$14.55	$11.20	$12.37	$10.70	19.55%	3.99%

Quarter ended December 31, 2021	$14.83	$13.86	$12.42	$12.15	19.58%	13.51%

Quarter ended September 30, 2021	$15.31	$14.74	$12.77	$12.32	20.72%	16.72%

Quarter ended June 30, 2021	$15.08	$14.53	$12.68	$12.26	22.02%	16.48%

Quarter ended March 31, 2021	$15.35	$14.15	$12.65	$12.14	21.67%	13.63%

Quarter ended December 31, 2020	$14.71	$13.09	$12.42	$11.87	18.92%	9.91%

Quarter ended September 30, 2020	$14.28	$13.14	$12.44	$11.95	14.93%	8.86%

Quarter ended June 30, 2020	$13.45	$11.59	$11.95	$10.95	13.64%	4.70%

Quarter ended March 31, 2020	$15.97	$10.10	$13.30	$10.12	27.45%	(11.79)%
1	Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
The Fund’s NAV per Common Share at the close of business on June 30, 2022 was $9.52 and the last reported sale price of a Common Share on the NYSE on that day was $10.74, representing a 12.82% premium to such NAV. As of June 30, 2022, the net assets of the Fund attributable to Common Shares were $604,910,910 and the Fund had outstanding 63,519,359 Common Shares, 11,931 ARPS and 687 RVMTP Shares.
Plan of Distribution
Under the Sales Agreement among the Fund, the Investment Manager and JonesTrading, upon written instructions from the Fund, JonesTrading will use its commercially reasonable efforts consistent with its normal sales and trading practices, to sell the Fund’s Common Shares, under the terms and subject to the conditions set forth in the Sales Agreement. JonesTrading’s solicitation will continue until the Fund instructs JonesTrading to suspend the solicitations and offers or the solicitation is otherwise terminated in accordance with the Sales Agreement. The Fund will instruct JonesTrading as to the amount of Common Shares to be sold by JonesTrading. The Fund may instruct JonesTrading not to sell the Common Shares if the sales cannot be effected at or above the price designated by the Fund in any instruction. The Fund or JonesTrading may suspend the offering of Common Shares upon proper notice and subject to other conditions.
Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
JonesTrading will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following the trading day on which the Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to JonesTrading in connection with the sales.

August 10, 2022 |
 Supplement S-9

The Fund will pay JonesTrading commissions for its services in acting as agent in the sale of the Common Shares. JonesTrading will be entitled to compensation of up to 1.00% of the gross proceeds with respect to sales of Common Shares actually effected by JonesTrading under the Sales Agreement. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus.
Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. In addition, the price per share of any such sale may be greater or less than the assumed offering price of $10.74 per Common Share (the last reported sale price per share of Common Shares on the NYSE on June 30, 2022). Assuming the sale of 20,949,721 Common Shares having an aggregate offering price of $225,000,000 under this Prospectus Supplement and accompanying Prospectus, we estimate that the total expenses for the offering, excluding compensation payable to JonesTrading under the terms of the Sales Agreement, would be approximately $420,832.
Settlement for sales of any Common Shares will occur on the second business day following the date on which such sales are made, or on such earlier date that is agreed upon by the Fund and JonesTrading in connection with a particular transaction, whereupon the net proceeds of the sales will be delivered to the Fund. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of the Common Shares on behalf of the Fund, JonesTrading may, and will with respect to sales effected in an “at the market” offering, be deemed to be an “underwriter” within the meaning of the 1933 Act, and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts. The Fund has agreed to provide indemnification and contribution to JonesTrading against certain civil liabilities, including certain liabilities under the 1933 Act.
The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject the Sales Agreement or (2) termination of the Sales Agreement. The Sales Agreement may be terminated by the Fund in its sole discretion at any time by giving notice to JonesTrading. In addition, JonesTrading may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion by giving notice to us at any time following the period of twelve (12) months after the date of the Sales Agreement.
The Fund and its affiliates may engage in brokerage and other dealings with JonesTrading in the ordinary course of business for which JonesTrading may receive customary fees and commissions for its services on these transactions.
The principal business address of JonesTrading is 211 East 43rd Street, 15th Floor, New York, New York 10017.
Legal Matters
Certain legal matters will be passed on for the Fund by Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts.
Incorporation by Reference
This Prospectus Supplement is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

S-10 Supplement
| PIMCO Municipal Income Fund II

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:

∎	the Fund’s Statement of Additional Information, dated August 10, 2022, filed with the accompanying Prospectus;
∎	the Fund’s Annual Report on Form N-CSR, filed on March 7, 2022;
∎	the Fund’s description of Common Shares on Form 8-A, filed on June 19, 2002.
You may obtain copies of any information incorporated by reference into this Prospectus Supplement, at no charge, by calling toll-free (844) 33-PIMCO
(844-337-4626)
or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus Supplement, accompanying Prospectus and the Statement of Additional Information, are available on the Fund’s website
http://www.pimco.com/prospectuses
.
In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.
Additional Information
This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the 1933 Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (
http://www.sec.gov
).

August 10, 2022 |
 Supplement S-11

Base Prospectus

August 10, 2022

PIMCO Municipal Income Fund II

Common Shares

PIMCO Municipal Income Fund II	PML

Neither the U.S. Securities and Exchange Commission nor the U.S. Commodity Futures Trading Commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

As permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Fund’s website, pimco.com/literature, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically by visiting pimco.com/edelivery or by contacting your financial intermediary, such as a broker-dealer or bank.

You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you can inform the Fund that you wish to continue receiving paper copies of your shareholder reports by calling 844.337.4626. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Fund or to all funds held in your account if you invest through a financial intermediary, such as a broker-dealer or bank.

The Fund. PIMCO Municipal Income Fund II (the “Fund”) is a diversified, closed-end management investment company that commenced operations on June 28, 2002, following the initial public offering of its common shares.

The Fund’s common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”) are listed on the New York Stock Exchange (“NYSE”) under the symbol PML. The last reported sale price of the Common Shares, as reported by the NYSE on June 30, 2022 was $10.74 per Common Share. The net asset value (“NAV”) of the Common Shares at the close of business on June 30, 2022 was $9.52 per Common Share.

Investment Objective. The Fund seeks to provide current income exempt from federal income tax.

Investment Strategy. Under normal circumstances, the Fund expects to invest at least 90% of its net assets in municipal bonds which pay interest that, in the opinion of bond counsel to the issuer (or on the basis of other authority believed by PIMCO to be reliable), is exempt from regular federal income taxes (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from the federal alternative minimum tax). Subject to its other investment policies, the Fund may invest up to 20% of its total assets in investments the interest from which is subject to the federal alternative minimum tax.

Investment in the Fund’s Common Shares involves substantial risks arising from, among other strategies, the Fund’s ability to invest in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody’s Investors Service, Inc. or below BBB- by either S&P Global Ratings or Fitch, Inc.) or unrated but determined by PIMCO to be of comparable quality, the Fund’s exposure to foreign (including emerging markets) securities and currencies and to mortgage-related and other asset-backed securities, and the Fund’s use of leverage. Debt securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” The Fund’s exposure to municipal securities means it is particularly subject to the risk that a municipal issuer will be unable to make timely payments of interest and principal, which risk will generally be higher during general economic downturns and may be adversely impacted by litigation, legislation or political events, or by the bankruptcy of the issuer. Before investing in the Common Shares, you should read the discussion of the principal risks of investing in the Fund in “ Principal Risks of the Fund.” Certain of these risks are summarized in “Prospectus Summary—Principal Risks of the Fund.” The Fund cannot assure you that it will achieve its investment objectives, and you could lose all of your investment in the Fund.

Portfolio Contents. Under normal circumstances, the Fund expects to invest at least 90% of its net assets in municipal bonds which pay interest that, in the opinion of bond counsel to the issuer (or on the basis of other authority believed by PIMCO to be reliable), is exempt from regular federal income taxes (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from the federal alternative minimum tax). Subject to its other investment policies, the Fund may invest up to 20% of its total assets in investments the interest from which is subject to the federal alternative minimum tax.

The municipal bonds in which the Fund invests are generally issued by a U.S. state or territory, a city in a U.S. state or territory, or a political subdivision, agency, authority, or instrumentality of such state, territory or city.

Also included within the general category of municipal bonds in which the Fund may invest are participations in lease obligations.

The Fund invests at least 80% of its net assets in municipal bonds that are, at the time of purchase, rated “investment grade” by at least one of Moody’s Investors Service, Inc (“Moody’s”), S&P Global Ratings (“S&P”) or Fitch, Inc. (“Fitch”), or unrated but determined by PIMCO to be of comparable quality. “Investment grade” means a rating, in the case of Moody’s, of Baa3 or higher, or in the case of S&P and Fitch, of BBB- or higher.

The Fund may invest up to 20% of its net assets in municipal bonds that are, at the time of investment, rated Ba or B or lower by Moody’s, BB or B or lower by S&P or Fitch or that are unrated but judged to be of comparable quality by PIMCO. In the event that ratings services assign different ratings to the same security, PIMCO will use the highest rating as the credit rating for that security. Bonds of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal and are commonly referred to as “junk bonds.” Bonds in the lowest investment grade category may also be considered to possess some speculative characteristics.

The Fund may invest in “structured” notes, which are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market, such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting taxable and tax-exempt bonds. The Fund may do so for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio (and thereby decreasing the Fund’s exposure to interest rate risk).

The Fund may purchase municipal bonds that are additionally secured by insurance, bank credit agreements, or escrow accounts. The credit quality of companies which provide such credit enhancements will affect the value and overall credit risk posed by investments in such securities. Although the insurance feature reduces certain financial risks, the premiums for insurance and the higher market price paid for insured obligations may reduce the Fund’s income and returns.

The Fund may buy and sell municipal bonds on a when-issued, delayed delivery or forward commitment basis, making payment or taking delivery at a later date. The Fund may invest in floating rate debt instruments (“floaters”), including inverse floaters, and engage in credit spread trades.

The Fund may invest in trust certificates issued in tender option bond (“TOB”) programs. In these programs, a trust typically issues two classes of certificates and seeks to use the proceeds to purchase municipal securities having longer maturities and bearing interest at a higher fixed interest rate than prevailing short-term tax-exempt rates. Service providers of such trusts may have recourse against the Fund in certain cases.

The Fund may also invest up to 10% of its total assets in securities of other open- or closed-end investment companies that invest primarily in municipal bonds of the types in which the Fund may invest directly. The Fund may invest in other investment companies either during periods when it has large amounts of uninvested cash, during periods when there is a shortage of attractive, high-yielding municipal bonds available in the market, or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in investment companies that are advised by PIMCO or its affiliates to the extent permitted by applicable law and/or pursuant to exemptive relief from the Securities and Exchange Commission. As a shareholder of an investment company, the Fund will bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested.

The Fund generally intends to invest primarily in municipal bonds with longer-term maturities (for example, 15-30 years), but may invest in bonds of any maturity and otherwise seek a shorter average weighted maturity of its portfolio.

The Fund may purchase and sell (write) a variety of derivatives, such as put options and call options on securities, short sales, swap agreements, and securities indexes, and enter into interest rate and index futures contracts and purchase and sell options on such futures contracts for hedging purposes

ii

or as part of its overall investment strategy. The Fund also may enter into swap agreements with respect to interest rates and indexes of securities. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Fund may also use those instruments.

The Fund may invest up to 20% of its net assets in securities which are illiquid at the time of investment (i.e., any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment).

In connection with rating the Fund’s outstanding auction rate preferred shares of beneficial interest (“ARPS”) and remarketable variable rate munifund term preferred shares of beneficial interest (“RVMTP Shares” and, together with the ARPS and any other preferred shares the Fund may have outstanding, the “Preferred Shares”), Moody’s and Fitch impose asset coverage tests and other restrictions that may limit the Fund’s ability to engage in certain of the transactions described above.

Leverage. The Fund currently utilizes leverage principally through its outstanding Preferred Shares and floating rate notes issued in TOB transactions. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures contracts, options on futures contracts, forward contracts, or any interest rate, securities-related or other hedging instrument, including swap agreements and other derivative instruments. The Fund may also determine to issue other types of Preferred Shares or determine to decrease the leverage it currently maintains by redeeming its outstanding Preferred Shares or unwinding TOBs and may or may not determine to replace such leverage through other sources. If the Fund issues additional Preferred Shares in the future, all costs and expenses relating to the issuance and ongoing maintenance of the Preferred Shares will be borne by the holders of Common Shares (“Common Shareholders”), and these costs and expenses may be significant.

The amount of leverage that the Fund uses may change, but total leverage is not normally expected to exceed 50% of the Fund’s total assets. To the extent the Fund covers its commitments under TOBs or other derivatives instruments by the segregation of liquid assets, or by entering into offsetting transactions or owning positions covering its obligations, they will not be considered “senior securities” under the Investment Company Act of 1940 (“1940 Act”) and will not be subject to the 50% policy described in the foregoing sentence.

In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in this Prospectus and the Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in the Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. The Fund utilizes certain kinds of leverage, including, without limitation, Preferred Shares and TOBs, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common Shareholders.

Additional Information. This prospectus is part of a registration statement that the Fund has filed with the U.S. Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 (“Securities Act”), using the “shelf” registration process. Under the shelf registration process, the Fund may offer, from time to time, in one or more offerings, Common Shares on terms to be determined at the time of the offering. This prospectus provides you with a general description of the Common Shares that the Fund may offer. Each time the Fund uses this prospectus to offer Common Shares, the Fund will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, which contain important information about the Fund, carefully before you invest in the Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the Fund, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents, underwriters or dealers involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among the Fund’s underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus supplement describing the method and terms of the particular offering of the Common Shares. You should retain this prospectus and any prospectus supplement for future reference. A Statement of Additional Information, dated August 10, 2022, containing additional information about the Fund has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. You may request a free copy of the Statement of Additional Information, request the Fund’s most recent annual and semiannual reports, request information about the Fund and make shareholder inquiries by calling toll-free (844)-337-4626 or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s Statement of Additional Information and most recent annual and semiannual reports are available, free of charge, on the Fund’s website (https://www.pimco.com/prospectuses). You can obtain the same information, free of charge, from the SEC’s website (http://www.sec.gov).

iii

The Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

The Fund has not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any applicable prospectus supplement, and any free writing prospectus that the Fund distributes. The Fund does not take any responsibility for, and does not provide any assurances as to the reliability of, any other information that others may give you. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since that date.

iv

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. The Fund has not authorized any other person to provide you with inconsistent information. If anyone provides you with inconsistent information, you should not assume that the Fund has authorized or verified it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the dates on their respective front covers. The Fund’s business, financial condition, results of operations and prospects may have changed since the date of this prospectus or the date of any prospectus supplement.

PIMCO Municipal Income Fund II

Prospectus Summary

This is only a summary. This summary may not contain all of the information that you should consider before investing in the Fund’s common shares of beneficial interest, par value $0.00001 per share (the “Common Shares”). You should review the more detailed information contained in this prospectus and in any related prospectus supplement and in the Statement of Additional Information, especially the information set forth under the heading “Principal Risks of the Fund.”

The Fund

PIMCO Municipal Income Fund II (the “Fund”) is a diversified, closed-end management investment company. The Fund commenced operations on June 28, 2002, following the initial public offering of its Common Shares.

The Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “PML.” As of June 30, 2022 the net assets of the Fund attributable to Common Shares were $604,910,910 and the Fund had outstanding 63,519,359 Common Shares, 11,931 auction rate preferred shares of beneficial interest (“ARPS”) and 687 remarketable variable rate munifund term preferred shares of beneficial interest (“RVMTP Shares” and, together with the ARPS and any other preferred shares the Fund may have outstanding, the “Preferred Shares”). The last reported sale price of the Common Shares, as reported by the NYSE on June 30, 2022 was $10.74 per Common Share. The net asset value (“NAV”) of the Common Shares at the close of business on June 30, 2022 was $9.52 per Common Share. See “Description of Capital Structure.”

The Offering

The Fund may offer, from time to time, in one or more offerings, Common Shares on terms to be determined at the time of the offering. The Common Shares may be offered at prices and on terms to be set forth in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the Fund, or to or through underwriters or dealers. The prospectus supplement relating to an offering will identify any agents, underwriters or dealers involved in the sale of Common Shares, and will set forth any applicable purchase price, fee, commission or discount arrangement between the Fund and its agents or underwriters, or among the Fund’s underwriters, or the basis upon which such amount may be calculated. See “Plan of Distribution.” The Fund may not sell any Common Shares through agents, underwriters or dealers without delivery or deemed delivery of a prospectus supplement describing the method and terms of the particular offering of the Common Shares.

Use of Proceeds

The net proceeds of an offering will be invested in accordance with the Fund’s investment objective and policies as set forth below. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering in accordance with its investment objective and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objective and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, or for temporary defensive purposes. See “Use of Proceeds.”

Investment Objective and Policies

The Fund seeks to provide current income exempt from federal income tax. In pursuing the Fund’s investment objective, the Fund’s investment manager, Pacific Investment Management Company LLC (“PIMCO or the “Investment Manager”), also seeks to preserve and enhance the value of the Fund’s holdings relative to the municipal bond market generally, using proprietary analytical models that test and evaluate the sensitivity of those holdings to changes in interest rates and yield relationships. The Fund cannot assure you that it will achieve its investment objective, and you could lose all of your investment in the Fund.

Portfolio Investment Strategies

Under normal circumstances, the Fund expects to invest at least 90% of its net assets in municipal bonds which pay interest that, in the opinion of bond counsel to the issuer (or on the basis of other authority believed by the PIMCO to be reliable), is exempt from regular federal income taxes (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from the federal alternative minimum tax). Subject to its other investment policies, the Fund may invest up to 20% of its total assets in investments the interest from which is subject to the federal alternative minimum tax.

The Fund invests at least 80% of its net assets in municipal bonds that at the time of investment are investment grade quality. Investment grade quality bonds are bonds rated within the four highest grades (Baa by Moody’s or BBB or better by S&P or Fitch), or bonds that are unrated but determined to be of comparable quality by PIMCO. The Fund may invest up to 20% of its net assets in municipal bonds that are, at the time of investment, rated Ba/BB or B or lower by Moody’s, S&P or Fitch or that are unrated but judged to be of comparable quality by PIMCO. Bonds of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal, and are commonly referred to as “junk bonds.” Bonds in the lowest investment grade category may also be considered to possess some speculative characteristics.

The Fund’s investment in municipal bonds may be based on PIMCO’s belief that they have attractive yield and/or total return potential. The Fund attempts to produce returns relative to the municipal bond market generally by prudent selection of municipal bonds. The Fund may invest in bonds associated with a particular municipal market sector (for example, electric utilities), issued by a particular municipal issuer, or having particular structural characteristics, that PIMCO believes may be undervalued. PIMCO may purchase such a bond for the Fund’s portfolio because it represents a market sector or issuer that PIMCO considers

1	Base Prospectus | Closed-End Funds

Base Prospectus

undervalued. For example, municipal bonds of particular types (e.g., hospital bonds, industrial revenue bonds or bonds issued by a particular municipal issuer) could be undervalued if there is a temporary excess of supply in that market sector, or because of a general decline in the market price of municipal bonds of the market sector for reasons that do not apply to the particular municipal bonds that are considered undervalued.

Portfolio Contents

The municipal bonds in which the Fund invests are generally issued by a U.S. state or territory, a city in a U.S. state or territory, or a political subdivision, agency, authority, or instrumentality of such state, territory or city.

Also included within the general category of municipal bonds in which the Fund may invest are participations in lease obligations.

The Fund may invest in “structured” notes, which are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market, such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting taxable and tax-exempt bonds. The Fund may do so for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio (and thereby decreasing the Fund’s exposure to interest rate risk). The rate of interest on an income-producing security may be fixed, floating or variable.

The Fund may purchase municipal bonds that are additionally secured by insurance, bank credit agreements, or escrow accounts. The credit quality of companies which provide such credit enhancements will affect the value and overall credit risk posed by investments in such securities. Although the insurance feature reduces certain financial risks, the premiums for insurance and the higher market price paid for insured obligations may reduce the Fund’s income.

The Fund may buy and sell municipal bonds on a when-issued, delayed delivery or forward commitment basis, making payment or taking delivery at a later date. The Fund may invest in floating rate debt instruments (“floaters”), including inverse floaters, and engage in credit spread trades.

The Fund may invest in trust certificates issued in tender option bond (“TOB”) programs. In these programs, a trust typically issues two classes of certificates, floating rate certificates (“TOB Floaters”) and residual interest certificates (“TOB Residuals”), and seeks to use the proceeds to purchase municipal securities having longer maturities and bearing interest at a higher fixed interest rate than prevailing short-term tax-exempt rates. Service providers of such trusts may have recourse against the Fund in certain cases, such as if the Fund holds recourse TOB Residuals. The Fund may invest in both non-recourse and recourse TOB Residuals to leverage its portfolio.

The Fund may also invest up to 10% of its total assets in securities of other open- or closed-end investment companies that invest primarily in municipal bonds of the types in which the Fund may invest directly. The

Fund may invest in other investment companies either during periods when it has large amounts of uninvested cash, during periods when there is a shortage of attractive, high-yielding municipal bonds available in the market, or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in investment companies that are advised by PIMCO or its affiliates to the extent permitted by applicable law and/or pursuant to exemptive relief from the Securities and Exchange Commission. As a shareholder of an investment company, the Fund will bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested.

The Fund may purchase and sell (write) a variety of derivatives, such as put options and call options on securities, short sales, swap agreements, and securities indexes, and enter into interest rate and index futures contracts and purchase and sell options on such futures contracts for hedging purposes or as part of its overall investment strategy. The Fund also may enter into swap agreements with respect to interest rates and indexes of securities. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Fund may also use those instruments.

The Fund may invest up to 20% of its net assets in securities which are illiquid at the time of investment (i.e., any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment).

The Fund has outstanding auction rate preferred shares of beneficial interest (“ARPS”) and remarketable variable rate munifund term preferred shares of beneficial interest (“RVMTP Shares” and, together with the ARPS and any other preferred shares the Fund may have outstanding, the “Preferred Shares”). In connection with rating the Fund’s Preferred Shares, Moody’s and Fitch, as applicable, impose specific asset coverage tests and other limitations and restrictions that may limit the Fund’s ability to engage in certain of the transactions described above. In addition, failure to comply with these limitations and restrictions could, among other things, preclude the Fund from declaring or paying dividend or distributions.

Temporary Defensive Investments. Upon PIMCO’s recommendation, temporarily or for defensive purposes and in order to keep the Fund’s cash fully invested, the Fund may invest up to 100% of its net assets in high quality, short-term investments, including U.S. government, mortgage-backed and corporate debt securities that may be either tax-exempt or taxable. To the extent the Fund invests in taxable short-term investments, the Fund will not at such times be in a position to achieve its investment objective.

Leverage

The Fund currently utilizes leverage principally through its outstanding Preferred Shares and floating rate notes issued in TOB transactions. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures

|	Base Prospectus	2

PIMCO Municipal Income Fund II

contracts, options on futures contracts, forward contracts, or any interest rate, securities-related or other hedging instrument, including swap agreements and other derivative instruments. The Fund may also determine to issue other types of Preferred Shares or determine to decrease the leverage it currently maintains by redeeming or tendering its outstanding Preferred Shares or unwinding TOBs and may or may not determine to replace such leverage through other sources.

The amount of leverage that the Fund uses may change, but total leverage is not normally expected to exceed 50% of the Fund’s total assets. To the extent the Fund covers its commitments under TOBs or other derivatives instruments by the segregation of liquid assets, or by entering into offsetting transactions or owning positions covering its obligations, they will not be considered “senior securities” under the Investment Company Act of 1940 (“1940 Act”) and will not be subject to the 50% policy described in the foregoing sentence.

In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in this Prospectus and the Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in the Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales, when-issued, delayed delivery and forward commitment transactions and selling credit default swaps.

Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. The Fund utilizes certain kinds of leverage, including, without limitation, Preferred Shares and TOBs, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. The Fund may also determine to decrease the leverage it currently maintains by redeeming its outstanding Preferred Shares or unwinding TOBs and may or may not determine to replace such leverage through other sources. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common Shareholders.

The Fund also may borrow money for temporary administrative purposes, to add leverage to the portfolio or for the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.

Please see “Use of Leverage” and “Principal Risks of the Fund—Leverage Risk” in the body of this prospectus for additional information regarding leverage and related risks.

Investment Manager

Pacific Investment Management Company LLC (“PIMCO” or the “Investment Manager”) serves as the investment manager of the Fund. Subject to the supervision of the Board of Trustees of the Fund (the “Board”), PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters. David Hammer is primarily responsible for the day-to-day management of the Fund.

The Investment Manager receives an annual fee from the Fund, payable monthly, in an amount equal to 0.685% of the Fund’s average daily net asset value including daily net assets attributable to any Preferred Shares. Average daily net assets means an average of all the determinations of the Fund’s net assets (including net assets attributable to Preferred Shares) during a given month at the close of business on each business day during such month. PIMCO is located at 650 Newport Center Drive, Newport Beach, CA, 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of March 31, 2022, PIMCO had approximately $2.05 trillion of assets under management. As of March 31, 2022, PIMCO had $1.94 trillion of third-party assets under management.

Dividends and Distributions

The Fund makes regular monthly cash distributions to Common Shareholders at a rate based upon the past and projected net income of the Fund. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. Distributions can only be made from net investment income after paying any accrued dividends to holders of the Preferred Shares. The Fund’s dividend policy, as well as the dividend rate that the Fund pays on its Common Shares, may vary as portfolio and market conditions change, and will depend on a number of factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund distribution rate or that the rate will be sustainable in the future.

The Fund generally distributes each year all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund generally distributes net realized long-term capital gains not previously

3	Base Prospectus | Closed-End Funds

Base Prospectus

distributed, if any. The Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period. The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments.

To the extent required by the 1940 Act and other applicable laws, absent an exemption, a notice will accompany each monthly distribution with respect to the estimated source (as between net income, gains or other capital source) of the distribution made. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net income, in accordance with its policies and good accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a notice required by Section 19 of the 1940 Act (a “Section 19 Notice”). For these purposes, the Fund estimates the source or sources from which a distribution is paid, to the close of the period as of which it is paid, in reference to its internal accounting records and related accounting practices. If, based on such accounting records and practices, it is estimated that a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under income tax regulations. Accordingly, among other consequences, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP and/or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital.

The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of such taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carry-forwards) for the relevant year. For example, the Fund may distribute amounts early in the year that are derived from short-term capital gains, but incur net short-term capital losses later in the year, thereby offsetting short-term capital gains out of which the Fund has already made distributions. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of Common Shares. In general terms, a return of capital would occur where the Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. Although return of capital distributions are not taxable, such distributions would reduce the basis of a shareholder’s Common Shares and therefore may increase a shareholder’s capital gains, or decrease a shareholder’s capital loss, upon a sale of Common Shares, thereby potentially increasing a shareholder’s tax liability. The Fund will prepare and make available to shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”

The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates. The Fund, as well as several other PIMCO-managed closed end funds, has received exemptive relief from the SEC permitting it to make a greater number of capital gains distributions to holders of the ARPS than would otherwise be permitted by Section 19(b) of the 1940 Act and Rule 19b-1 under the 1940 Act.

Unless a Common Shareholder elects to receive distributions in cash, all distributions of Common Shareholders whose shares are registered with the plan agent will be automatically reinvested in additional Common Shares of the Fund under the Fund’s Dividend Reinvestment Plan. For more information on the Fund’s dividends and distributions, see “Distributions” and “Dividend Reinvestment Plan.”

Custodian and Transfer Agent

State Street Bank and Trust Company serves as custodian of the Fund’s assets and also provides certain fund accounting and sub-administrative services to the Investment Manager on behalf of the Fund. American Stock Transfer & Trust Company, LLC serves as the Fund’s transfer agent and dividend disbursement agent. See “Custodian and Transfer Agent.”

Listing

The Fund’s outstanding Common Shares are listed on the NYSE under the trading or “ticker” symbol “PML,” as will be the Common Shares offered in this prospectus, subject to notice of issuance.

Market Price of Shares

Shares of closed-end investment companies frequently trade at prices lower than NAV. Shares of closed-end investment companies have during some periods traded at prices higher than NAV and during other periods traded at prices lower than NAV. The Fund cannot assure you that Common Shares will trade at a price equal to or higher than NAV in the future. Proceeds from the sale of Common Shares of an offering will be reduced by any sales load and/or commissions and the amount of offering expenses paid or reimbursed by the Fund. The Fund (and not PIMCO) bears all offering expenses. See “Use of Proceeds.” In addition to NAV, market price may be affected by factors relating to the Fund such as dividend levels and stability (which will in turn be affected by Fund expenses, including the costs of any leverage used by the Fund, levels of interest payments by the Fund’s portfolio holdings, levels of appreciation/depreciation of the Fund’s portfolio holdings, regulation affecting the

|	Base Prospectus	4

PIMCO Municipal Income Fund II

timing and character of Fund distributions and other factors), portfolio credit quality, liquidity, call protection, market supply and demand and similar factors relating to the Fund’s portfolio holdings. See “Use of Leverage,” “Principal Risks of the Fund,” “Description of Capital Structure” and “Repurchase of Common Shares; Conversion to Open-End Fund” in this prospectus, and see “Repurchase of Common Shares; Conversion to Open-End Fund” in the Statement of Additional Information. The Common Shares are designed for long-term investors and should not be treated as trading vehicles.

Principal Risks of the Fund

The following is a summary of the principal risks associated with an investment in Common Shares of the Fund. Investors should also refer to “Principal Risks of the Fund” in this prospectus and “Investment Objectives and Policies” in the Statement of Additional Information for a more detailed explanation of these and other risks associated with investing in the Fund.

Market Discount Risk. The price of the Fund’s Common Shares will fluctuate with market conditions and other factors. If you sell your Common Shares, the price received may be more or less than your original investment. The Common Shares are designed for long-term investors and should not be treated as trading vehicles. Shares of closed-end management investment companies frequently trade at a discount from their NAV. The Common Shares may trade at a price that is less than the offering price for Common Shares issued pursuant to an offering. This risk may be greater for investors who sell their Common Shares relatively shortly after completion of an offering. The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.

Market Risk. The market price of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities held by the Fund. Even when markets perform well, there is no assurance that the investments held by the Fund will increase in value along with the broader market.

In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets, which could cause the Fund to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the United States or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. Additional and/ or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Fund’s investments. Any market disruptions could also prevent the Fund from executing advantageous investment decisions in a timely manner. Funds that have focused their investments in a region enduring geopolitical market disruption will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether the Fund meets their individual financial needs and tolerance for risk.

Recently, there have been signs of inflationary price movements. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Any interest rate increases in the future could cause the value of any fund, such as the Fund, that invests in fixed income securities to decrease.

Municipal Bond Risk. The ability of municipal issuers to make timely payments of interest and principal may be diminished during general economic downturns, by litigation, legislation or political events, or by the bankruptcy of the issuer. Laws, referenda, ordinances or regulations enacted in the future by Congress or state legislatures or the applicable governmental entity could extend the time for payment of principal and/or interest, or impose other constraints on enforcement of such obligations, or on the ability of municipal issuers to levy taxes. Issuers of municipal securities also might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays in collecting principal and interest and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in the payment of interest or repayment of principal, or both, the Fund may take possession

5	Base Prospectus | Closed-End Funds

Base Prospectus

of and manage the assets securing the issuer’s obligations on such securities, which may increase the Fund’s operating expenses.

The Fund may invest in revenue bonds, which are typically issued to fund a wide variety of capital projects including electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. Because the principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source, there is no guarantee that the particular project will generate enough revenue to pay its obligations, in which case the Fund’s performance may be adversely affected.

The Fund may invest in taxable municipal bonds, such as Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorized state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. The Fund’s investments in Build America Bonds or similar taxable municipal bonds will result in taxable income and the Fund may elect to pass through to holders of the Fund’s common shares (“Common Shares”) the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Taxable municipal bonds involve similar risks as tax-exempt municipal bonds, including credit and market risk.

Municipal securities are also subject to interest rate, credit, and liquidity risk, which are discussed generally elsewhere in this section, and elaborated upon below with respect to municipal bonds.

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Interest Rate Risk. The value of municipal securities, similar to other fixed income securities, will likely drop as interest rates rise in the general market. Conversely, when rates decline, bond prices generally rise.

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Credit Risk. The risk that a borrower may be unable to make interest or principal payments when they are due. A fund that invests in municipal securities relies on the ability of the issuer to service its debt. This subjects the Fund to credit risk in that the municipal issuer may be fiscally unstable or exposed to large liabilities that could impair its ability to honor its obligations. Municipal issuers with significant debt service requirements, in the near-to mid-term; unrated issuers and those with less capital and liquidity to absorb additional expenses may be most at risk. To the extent the Fund invests in lower quality or high yield municipal securities, it may be more sensitive to the adverse credit events in the municipal market. The treatment of municipalities in bankruptcy is more uncertain, and potentially more adverse to debt holders, than for corporate issues.

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Liquidity Risk. The risk that investors may have difficulty finding a buyer when they seek to sell, and therefore, may be forced to sell at a discount to the market value. Liquidity may sometimes be impaired in the municipal market and because the Fund primarily invests in municipal securities, it may find it difficult to purchase or sell such securities at opportune times. Liquidity can be impaired due to interest rate concerns, credit events, or general supply and demand imbalances. Depending on the particular issuer and current economic conditions, municipal securities could be deemed more volatile investments.

In addition to general municipal market risks, different municipal sectors may face different risks. For instance, general obligation bonds are secured by the full faith, credit, and taxing power of the municipality issuing the obligation. As such, timely payment depends on the municipality’s ability to raise tax revenue and maintain a fiscally sound budget. The timely payments may also be influenced by any unfunded pension liabilities or other post-employee benefit plan (OPEB) liabilities.

Revenue bonds are secured by special tax revenues or other revenue sources. If the specified revenues do not materialize, then the bonds may not be repaid.

Private activity bonds are yet another type of municipal security. Municipalities use private activity bonds to finance the development of industrial facilities for use by private enterprise. Principal and interest payments are to be made by the private enterprise benefitting from the development, which means that the holder of the bond is exposed to the risk that the private issuer may default on the bond.

Moral obligation bonds are usually issued by special purpose public entities. If the public entity defaults, repayment becomes a “moral obligation” instead of a legal one. The lack of a legally enforceable right to payment in the event of default poses a special risk for a holder of the bond because it has little or no ability to seek recourse in the event of default.

In addition, a significant restructuring of federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors. Lower income tax rates could reduce the advantage of owning municipal securities.

Municipal notes are similar to general municipal debt obligations, but they generally possess shorter terms. Municipal notes can be used to provide interim financing and may not be repaid if anticipated revenues are not realized.

Municipal Project-Specific Risk. The Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of specific projects (such as those relating to education, health care, housing, transportation, and utilities), industrial development bonds, or in general obligation bonds, particularly if there is a large concentration from issuers in a single state. This is because the value of municipal securities can be significantly affected by the political, economic, legal, and legislative realities of the particular issuer’s locality or municipal sector events. Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.

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PIMCO Municipal Income Fund II

U.S. Government Securities Risk. Certain U.S. government securities, such as U.S. Treasury bills, notes, bonds, and mortgage-related securities guaranteed by the Government National Mortgage Association (“GNMA”), are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks (“FHLBs”) or the Federal Home Loan Mortgage Corporation (“FHLMC”), are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the Federal National Mortgage Association (“FNMA”), are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others are supported only by the credit of the agency, instrumentality or corporation. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities. Yields available from U.S. government debt securities are generally lower than the yields available from other debt securities. The values of U.S. government securities change as interest rates fluctuate.

California State-Specific Risk. The Fund may be affected significantly by economic, regulatory or political developments affecting the ability of California issuers to pay interest or repay principal. Certain issuers of California municipal bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain California issuers to pay principal or interest on their obligations. Provisions of the California Constitution and State statutes which limit the taxing and spending authority of California governmental entities may impair the ability of California issuers to pay principal and/or interest on their obligations. While California’s economy is broad, it does have major concentrations in advanced technology, aerospace and defense-related manufacturing, trade, entertainment, real estate and financial services, and may be sensitive to economic problems affecting those industries. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers.

New York State-Specific Risk. The Fund may be affected significantly by economic, regulatory or political developments affecting the ability of New York issuers to pay interest or repay principal. Certain issuers of New York municipal bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain New York issuers to pay principal or interest on their obligations. Provisions of the New York Constitution and State statutes which limit the taxing and spending authority of New York governmental entities may impair the ability of New York issuers to pay principal and/or interest on their obligations. While New York’s economy is broad, it does have major concentrations in certain industries, such as financial services, and may be sensitive to economic problems affecting those industries. Future New York political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of New York issuers.

Puerto Rico-Specific Risk. The Fund may be affected significantly by economic, regulatory, restructuring or political developments affecting the ability of Puerto Rico issuers to pay interest or repay principal. Certain issuers of Puerto Rico municipal bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain Puerto Rico issuers to pay principal or interest on their obligations. Provisions of the Puerto Rico Constitution and Commonwealth laws, including a federally-appointed oversight board to oversee the Commonwealth’s financial operations, which limit the taxing and spending authority of Puerto Rico governmental entities may impair the ability of Puerto Rico issuers to pay principal and/or interest on their obligations. While Puerto Rico’s economy is broad, it does have major concentrations in certain industries, such as manufacturing and service, and may be sensitive to economic problems affecting those industries. Future Puerto Rico political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation, debt restructuring, and voter initiatives could have an adverse effect on the debt obligations of Puerto Rico issuers.

Asset Allocation Risk. The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that PIMCO may make less than optimal or poor asset allocation decisions. PIMCO employs an active approach to allocation among multiple fixed- income sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that PIMCO will focus on an investment that performs poorly or underperforms other investments under various market conditions. You could lose money on your investment in the Fund as a result of these allocation decisions.

Management Risk. The Fund is subject to management risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will apply investment techniques and risk analysis in making investment decisions for the Fund, but there can be no guarantee that these decisions will produce the desired results. Certain securities or other instruments in which the Fund seeks to invest may not be available in the quantities desired. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO or the individual portfolio managers may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Fund. The Fund is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Fund or hinder Fund operations. For example, trading delays or errors (both human and systemic) could prevent the Fund from purchasing a security expected to appreciate in

7	Base Prospectus | Closed-End Funds

Base Prospectus

value. To the extent the Fund employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Fund. Additionally, actual or potential conflicts of interest, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment objectives. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Fund’s ability to realize its investment objectives.

In addition, the Fund may rely on various third-party sources to calculate its NAV. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Fund’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAVs, delays in NAV calculation and/or the inability to calculate NAV over extended periods. The Fund may be unable to recover any losses associated with such failures.

Issuer Risk. The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

Interest Rate Risk. Interest rate risk is the risk that fixed income securities and other instruments in the Fund’s portfolio will decline in value because of a change in interest rates. Interest rate changes can be sudden and unpredictable, and the Fund may lose money as a result of movements in interest rates.

A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise (e.g., central bank monetary policies, inflation rates, general economic conditions). Recently, there have been signs of inflationary price movements. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk.

Rising interest rates may result in periods of volatility and a decline in value of the Fund’s fixed income investments.

Credit Risk. The Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities is unable or unwilling, or is perceived as unable or unwilling, to make timely principal and/or interest payments or to otherwise honor its obligations. The downgrade of the credit of a security held by the Fund may decrease its value. Measures such as average credit quality may not accurately reflect the true credit risk of the Fund. This is especially the case if the Fund consists of securities with widely varying credit ratings. This risk is greater to the extent the Fund uses leverage or derivatives. Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest.

Mortgage-Related and Other Asset-Backed Instruments Risk. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.

The Fund may also invest in the residual or equity tranches of mortgage-related and other asset-backed instruments, which may be referred to as subordinate mortgage-backed or asset-backed instruments and interest-only mortgage-backed or asset-backed instruments. The Fund expects that investments in subordinate mortgage-backed and other asset-backed instruments will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed instruments are also subject to greater credit risk than those mortgage-backed or other asset-backed instruments that are more highly rated.

The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Mortgage-Related Derivative Instruments Risk. Mortgage-related derivative instruments involve risks associated with mortgage-related and other asset-backed instruments, privately-issued mortgage-related securities, the mortgage market, the real estate industry, derivatives and credit default swaps. See “Mortgage-Related and Other Asset-Backed

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PIMCO Municipal Income Fund II

Instruments Risk,” “Privately-Issued Mortgage-Related Securities Risk,” “Derivatives Risk,” and “Credit Default Swaps Risk.”

High Yield Securities Risk. To the extent that the Fund invests in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”), the Fund will be subject to greater levels of credit risk, call risk and liquidity risk than funds that do not invest in such securities, which could have a negative effect on the NAV and market price of the Fund’s Common Shares or Common Share dividends. These securities are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce the Fund’s ability to sell these securities at an advantageous time or price. The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.

In general, lower rated debt securities carry a greater degree of risk that the issuer will lose its ability to make interest and principal payments, which could have a negative effect on the NAV and market price of the Fund’s Common Shares or Common Share dividends. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal, and are commonly referred to as “high yield” securities or “junk bonds.” High yield securities involve a greater risk of default and their prices are generally more volatile and sensitive to actual or perceived negative developments.

An economic downturn could severely affect the ability of issuers (particularly those that are highly leveraged) to service or repay their debt obligations. The Fund may purchase stressed or distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks. Lower-rated securities are generally less liquid than higher-rated securities, which may have an adverse effect on the Fund’s ability to dispose of a particular security. To the extent the Fund focuses on below investment grade debt obligations, PIMCO’s capabilities in analyzing credit quality and associated risks will be particularly important, and there can be no assurance that PIMCO will be successful in this regard. Due to the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative.

The Fund’s credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency or PIMCO downgrades its assessment of the credit characteristics of a particular issue. Analysis of creditworthiness may be more complex for issuers of high yield securities than for issuers of higher quality debt securities.

Call Risk. Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected. Issuers may call outstanding securities prior to their maturity for a number of reasons. If an issuer calls a security in which the Fund has invested, the Fund may not recoup the full amount of its initial investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.

Reinvestment Risk. Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels and the market price, NAV and/or overall return of the Common Shares.

Securities Lending Risk. For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies—Loans of Portfolio Securities” in the Statement of Additional Information for more details. When the Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Fund may pay lending fees to a party arranging the loan. Cash collateral received by the Fund in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Fund bears the risk of such investments.

Valuation Risk. Certain securities in which the Fund invests may be less liquid and more difficult to value than other types of securities. When market quotations or pricing service prices are not readily available or are deemed to be unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board. Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset.

Leverage Risk. The Fund’s use of leverage (as described under “Use of Leverage” in the body of this prospectus) creates the opportunity for increased Common Share net income, but also creates special risks for Common Shareholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The Fund’s assets attributable to any outstanding Preferred Shares (such as the ARPS and RVMTP Shares) or the net proceeds that the Fund

9	Base Prospectus | Closed-End Funds

Base Prospectus

obtains from its use of TOBs, derivatives or other forms of leverage, if any, will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. Dividends payable with respect to Preferred Shares outstanding and interest expense payable by the Fund with respect to any TOBs, derivatives and other forms of leverage will generally be based on shorter-term interest rates that would be periodically reset. If shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage (including interest expenses on TOBs and the dividend rate on any outstanding Preferred Shares, including the Preferred Shareholder Gross-Up (as defined below)) could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to Common Shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the Common Shareholders (and not by preferred shareholders) and will reduce the investment return of the Common Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Common Shares, and it may result in losses. In addition, Preferred Shares issued by the Fund pay cumulative dividends, which may tend to increase leverage risk. Leverage creates several major types of risks for Common Shareholders, including:

∎	the likelihood of greater volatility of NAV and market price of Common Shares, and of the investment return to Common Shareholders, than a comparable portfolio without leverage;

∎

the possibility either that Common Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Common Shares will fluctuate because such costs vary over time; and

∎

the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged and may result in a greater decline in the market value of the Common Shares.

In addition, the counterparties to the Fund’s leveraging transactions and preferred shareholders of the Fund will have priority of payment over the Fund’s Common Shareholders.

The Fund is required to satisfy certain asset coverage requirements in connection with its use of Preferred Shares, including those imposed by regulatory and rating agency requirements. Accordingly, any decline in the net asset value of the Fund’s investments could result in the risk that the Fund will fail to meet its asset coverage requirements for Preferred Shares or the risk of the Preferred Shares being downgraded by a rating agency. In an extreme case, the Fund’s current investment income might not be sufficient to meet the dividend requirements on Preferred Shares outstanding. In order to address these types of events, the Fund might need to dispose of investments in order to fund a redemption of some or all of the Preferred Shares. Dispositions at times of adverse economic conditions may result in a loss to the Fund. At other times, these dispositions may result in gain at the Fund level and thus in additional taxable distributions to Common Shareholders. See “Tax Matters” for more information. Any Preferred Shares, TOBs, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, reverse repurchases, or other derivatives by the Fund or counterparties to the Fund’s other leveraging transactions, if any, would have, seniority over the Fund’s Common Shares.

In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in this Prospectus and the Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in the Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

When the Fund issues Preferred Shares, the Fund pays (and the Common Shareholders bear) all costs and expenses relating to the issuance and ongoing maintenance of Preferred Shares. In addition, holders of Preferred Shares issued by the Fund would have complete priority over Common Shareholders in the distribution of the Fund’s assets. Furthermore, preferred shareholders, voting separately as a single class, have the right to elect two members of the Board at all times and to elect a majority of the trustees in the event two full years’ dividends on the Preferred Shares are unpaid, and also have separate class voting rights on certain matters. Accordingly, preferred shareholders may have interests that differ from those of Common Shareholders, and may at times have disproportionate influence over the Fund’s affairs.

Because the fees received by the Investment Manager are based on the average daily net asset value of the Fund (including daily net assets attributable to any Preferred Shares), the Investment Manager has a financial incentive for the Fund to utilize Preferred Shares, which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand.

Segregation and Coverage Risk. Certain portfolio management techniques, such as, among other things, entering into TOBS, reverse repurchase agreement transactions, swap agreements, futures contracts or other derivative transactions, purchasing securities on a when-issued or delayed delivery basis or engaging in short sales currently may be considered senior securities unless steps are taken to segregate the Fund’s assets or otherwise cover its obligations. To avoid having these instruments considered senior securities, the Fund may segregate liquid assets with a value equal (on a daily mark-to-market basis) to its obligations under these types of leveraged transactions, enter into offsetting transactions or otherwise cover such transactions. At times, all or a substantial portion of the Fund’s liquid assets may be segregated for purposes of various portfolio transactions. The Fund may be unable to use such segregated assets for certain other purposes, which could result in the Fund earning a lower return on its portfolio than it might otherwise earn if it did not have to segregate those assets in respect of, or

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PIMCO Municipal Income Fund II

otherwise cover, such portfolio positions. To the extent the Fund’s assets are segregated or committed as cover, it could limit the Fund’s investment flexibility. Segregating assets and covering positions will not limit or offset losses on related positions. In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in this Prospectus and the Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs and reverse repurchase agreement transactions, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in the Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

Derivatives Risk. The use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments. Derivatives are subject to a number of risks, such as liquidity risk, interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk, and management risk, as well as risks arising from changes in applicable requirements. See also “Principal Risks of the Fund—Segregation and Coverage Risk.” They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index.

The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives.

Credit Default Swaps Risk. Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein since if an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation.

Although the Fund may seek to realize gains by selling credit default swaps that increase in value, to realize gains on selling credit default swaps, an active secondary market for such instruments must exist or the Fund must otherwise be able to close out these transactions at advantageous times. In addition to the risk of losses described above, if no such secondary market exists or the Fund is otherwise unable to close out these transactions at advantageous times, selling credit default swaps may not be profitable for the Fund.

The market for credit default swaps has become more volatile as the creditworthiness of certain counterparties has been questioned and/or downgraded. The Fund will be subject to credit risk with respect to the counterparties to the credit default swap contract (whether a clearing corporation or another third party). If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral. The Fund may exit its obligations under a credit default swap only by terminating the contract and paying applicable breakage fees, or by entering into an offsetting credit default swap position, which may cause the Fund to incur more losses.

Counterparty Risk. The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of a bankruptcy case, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. While the Fund may seek to manage its counterparty risk by transacting with a number of counterparties, concerns about the solvency of, or a default by, one large market participant could lead to significant impairment of liquidity and other adverse consequences for other counterparties.

Additional Risks Associated with the Fund’s Preferred Shares

Although the Fund’s ARPS ordinarily would pay dividends at rates set at periodic auctions, the weekly auctions for the ARPS (and auctions for similar preferred shares issued by closed-end funds in the U.S.) have failed since 2008. The dividend rates on the ARPS since that time have been paid, and the Fund expects that it will continue to be paid for the foreseeable future, at the “maximum applicable rate.”

The maximum applicable rate for the ARPS and the RVMTP Share Dividend Rate (as defined below) is based in part on a multiple of or a

11	Base Prospectus | Closed-End Funds

Base Prospectus

spread plus a reference rate. An increase in market interest rates generally, therefore, could increase substantially the dividend rate required to be paid by the Fund to the holders of Preferred Shares, which would increase the costs associated with the Fund’s leverage and reduce the Fund’s net income available for distribution to holders of Common Shares. In addition, the multiple or spread used to calculate the maximum applicable rate for the ARPS and the RVMTP Share Dividend Rate is based in part on the credit rating assigned to the ARPS or RVMTP Shares by the applicable rating agency(ies), with the multiple or spread generally increasing as the rating declines. Accordingly, future ratings downgrades may result in increases to the maximum applicable rate for the ARPS or to the RVMTP Share Dividend Rate.

Therefore, it is possible that a substantial rise in market interest rates and/or further ratings downgrades of the Preferred Shares could, by reducing income available for distribution to the holders of Common Shares and otherwise detracting from the Fund’s investment performance, make the Fund’s continued use of Preferred Shares for leverage purposes less attractive than such use is currently considered to be. In such case, the Fund may elect to redeem some or all of the Preferred Shares outstanding, which may require it to dispose of investments at inopportune times and to incur losses on such dispositions. Such dispositions may adversely affect the Fund’s investment performance generally, and the resultant loss of leverage may materially and adversely affect the Fund’s investment returns.

The Fund is also subject to certain asset coverage tests associated with the rating agencies that rate the Preferred Shares. Failure by the Fund to maintain the asset coverages (or to cure such failure in a timely manner) may require the Fund to redeem Preferred Shares and could preclude the Fund from declaring or paying any dividends or distributions to holders of Common Shares. Failure to satisfy ratings agency asset coverage tests or other guidelines could also result in the applicable ratings agency downgrading its then-current ratings on the Preferred Shares, as described above. Moreover, the rating agency guidelines impose restrictions or limitations on the Fund’s use of certain financial instruments or investment techniques that the Fund might otherwise utilize in order to achieve its investment objective, which may adversely affect the Fund’s investment performance. Rating agency guidelines may be modified by the rating agencies in the future and such modifications may make such guidelines substantially more restrictive or otherwise result in downgrades, which could further negatively affect the Fund’s investment performance.

The ratings agencies that have assigned ratings to the Fund’s Preferred Shares may change their rating methodologies, perhaps substantially. Such a change could adversely affect the ratings assigned to the Fund’s Preferred Shares, the dividend rates paid thereon, and the expenses borne by holders of Common Shares. For instance, Fitch Ratings published ratings criteria relating to closed-end funds on December 4, 2020, which effectively result in a rating cap of “AA” for debt and preferred stock issued by all closed-end funds and a rating cap of “A” for debt and preferred shares issued by (i) closed-end funds exposed to emerging market debt, below-investment-grade and unrated debt, structured securities and equity, and (ii) closed-end funds with material exposure to “BBB” category rated assets. On December 6, 2021, Fitch affirmed “AA” long-term ratings of the Fund’s RVMTP Shares. Fitch does not currently rate the Fund’s ARPS. In addition, future ratings downgrades by Moody’s or Fitch, as applicable, may result in an increase to the Fund’s Preferred Shares dividend rates.

Private Placements and Restricted Securities Risk. A private placement involves the sale of securities that have not been registered under the Securities Act or relevant provisions of applicable non-U.S. law to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks. Restricted securities are often purchased at a discount from the market price of unrestricted securities of the same issuer reflecting the fact that such securities may not be readily marketable without some time delay. Such securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities trading on national securities exchanges or in the over-the-counter markets. Until the Fund can sell such securities into the public markets, its holdings may be less liquid and any sales will need to be made pursuant to an exemption under the Securities Act.

Confidential Information Access Risk. In managing the Fund (and other PIMCO clients), PIMCO may from time to time have the opportunity to receive material, non-public information (“Confidential Information”) about the issuers of certain investments, including, without limitation, senior floating rate loans, other loans and related investments being considered for acquisition by the Fund or held in the Fund’s portfolio. For example, an issuer of privately placed loans considered by the Fund may offer to provide PIMCO with financial information and related documentation regarding the issuer that is not publicly available. Pursuant to applicable policies and procedures, PIMCO may (but is not required to) seek to avoid receipt of Confidential Information from the issuer so as to avoid possible restrictions on its ability to purchase and sell investments on behalf of the Fund and other clients to which such Confidential Information relates. In such circumstances, the Fund (and other PIMCO clients) may be disadvantaged in comparison to other investors, including with respect to the price the Fund pays or receives when it buys or sells an investment. Further, PIMCO’s and the Fund’s abilities to assess the desirability of proposed consents, waivers or amendments with respect to certain investments may be compromised if they are not privy to available Confidential Information. PIMCO may also determine to receive such Confidential Information in certain circumstances under its applicable policies and procedures. If PIMCO intentionally or unintentionally comes into possession of Confidential Information, it may be unable, potentially for a substantial period of time, to purchase or sell investments to which such Confidential Information relates.

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PIMCO Municipal Income Fund II

Inflation/Deflation Risk. Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the Fund’s portfolio could decline. Inflation has recently increased and it cannot be predicted whether it may decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and Common Shares.

Regulatory Changes Risk. Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and /or preclude the Fund’s ability to achieve its investment objectives. Government regulation may change frequently and may have significant adverse consequences. The Fund and the Investment Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and the Investment Manager will continue to be eligible for such exemptions. Actions by government entities may also impact certain instruments in which the Fund invests.

Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund’s ability to pursue its investment objectives or utilize certain investment strategies and techniques.

Current rules related to credit risk retention requirements for ABS may increase the cost to originators, securitizers and, in certain cases, asset managers of SPEs in which the Fund may invest. The impact of the risk retention rules on the securitization markets is uncertain. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to the Fund as an investor in such vehicles. In addition, the costs imposed by the risk retention rules on originators, securitizers and/or collateral managers may result in a reduction of the number of new offerings of ABS and thus in fewer investment opportunities for the Fund. A reduction in the number of new securitizations could also reduce liquidity in the markets for certain types of financial assets, which in turn could negatively affect the returns on the Fund’s investment.

Regulatory Risk—London Interbank Offered Rate (“LIBOR”). The Fund’s investments (including, but not limited to, repurchase agreements, collateralized loan obligations and mortgage-backed securities), payment obligations and financing terms may rely in some fashion on the London Interbank Offered Rate (“LIBOR”). LIBOR is an average interest rate, determined by the ICE Benchmark Administration that banks charge one another for the use of short-term money. On July 27, 2017, the Chief Executive of the FCA announced that after 2021 it would cease its active encouragement of banks to provide the quotations needed to sustain

LIBOR due to the absence of an active market for interbank unsecured lending and other reasons. On March 5, 2021, the FCA publicly announced that all U.S. Dollar LIBOR settings will either cease to be provided by any administrator or will no longer be representative (i) immediately after December 31, 2021 for one-week and two-month U.S. Dollar LIBOR settings and (ii) immediately after June 30, 2023 for the remaining U.S. Dollar LIBOR settings. As of January 1, 2022, as a result of supervisory guidance from U.S. regulators, some U.S. regulated entities have ceased entering into new LIBOR contracts with limited exceptions. While publication of the one-, three- and six- month Sterling and Japanese yen LIBOR settings will continue at least through calendar year 2022 on the basis of a changed methodology (known as “synthetic LIBOR”), these rates have been designated by the FCA as unrepresentative of the underlying market they seek to measure and are solely available for use in legacy transactions. Certain bank-sponsored committees in other jurisdictions, including Europe, the United Kingdom, Japan and Switzerland, have selected alternative reference rates denominated in other currencies. Although the transition process away from LIBOR has become increasingly well-defined in advance of the anticipated discontinuation date, there remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate (e.g., the Secured Overnight Financing Rate, which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities). Any potential effects of the transition away from LIBOR on the Fund or on certain instruments in which the Fund invests can be difficult to ascertain, and they may vary depending on factors that include, but are not limited to: (i) existing fallback or termination provisions in individual contracts and (ii) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. For example, certain of the Fund’s investments may involve individual contracts that have no existing fallback provision or language that contemplates the discontinuation of LIBOR, and those investments could experience increased volatility or illiquidity as a result of the transition process. In addition, interest rate provisions included in such contracts, or in contracts or other arrangements entered into by the Fund, may need to be renegotiated. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System and based on the Secured Overnight Financing Rate for certain contracts that reference LIBOR and contain no, or insufficient, fallback provisions. It is expected that implementing regulations in respect of the law will follow. The transition of investments from LIBOR to a replacement rate as a result of amendment, application of existing fallbacks, statutory requirements or otherwise may also result in a reduction in the value of certain instruments held by the Fund, a change in the cost of borrowing or the dividend rate for any Preferred Shares that may be issued by the Fund, or a reduction in the effectiveness of related Fund transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Fund.

13	Base Prospectus | Closed-End Funds

Base Prospectus

Regulatory Risk—Commodity Pool Operator. The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the Commodity Exchange Act (“CEA”) and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. The Investment Manager is registered with the CFTC as a CPO. However, with respect to the Fund, the Investment Manager has claimed an exclusion from registration as a CPO pursuant to CFTC Rule 4.5. For the Investment Manager to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objectives and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. To the extent the Fund becomes ineligible for this exclusion from CFTC regulation, the Fund may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation.

Liquidity Risk. Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Fund’s investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. To the extent that the Fund invests in securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have greater exposure to liquidity risk.

Further fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with tender offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

To the extent the Fund invests in Alt Lending ABS, the Alt Lending ABS in which the Fund invests are typically not listed on any securities exchange and not registered under the Securities Act. In addition, the Fund anticipates that these instruments may only be sold to a limited number of investors and may have a limited or non-existent secondary market. Accordingly, the Fund currently expects that certain of its investments in Alt Lending ABS will face heightened levels of liquidity risk. Although currently, there is generally no active reliable, secondary market for certain Alt Lending ABS, a secondary market for these alternative lending-related instruments may develop.

Tax Risk. The Fund has elected to be treated as a “regulated investment company” (a “RIC”) under the Code and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains, that are distributed to shareholders. In order to qualify and be eligible for such treatment, the Fund must meet certain asset diversification tests, derive at least 90% of its gross income for such year from certain types of qualifying income, and distribute to its shareholders at least 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses).

The Fund’s investment strategy will potentially be limited by its intention to continue qualifying for treatment as a RIC, and can limit the Fund’s ability to continue qualifying as such. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to RICs is uncertain. An adverse determination or future guidance by the Internal Revenue Service (“IRS”) or a change in law might affect the Fund’s ability to qualify or be eligible for treatment as a RIC. Income and gains from certain of the Fund’s activities may not constitute qualifying income to a RIC for purposes of the 90% gross income test. If the Fund were to treat income or gain from a particular investment or activity as qualifying income and the income or gain were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level.

If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code, and was ineligible to or did not otherwise cure such failure, the Fund would be subject to tax on its taxable income at corporate rates and, when such income is distributed, shareholders would be subject to further tax on such distributions to the extent of the Fund’s current or accumulated earnings and profits.

Portfolio Turnover Risk. The Investment Manager manages the Fund without regard generally to restrictions on portfolio turnover. The use of futures contracts and other derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Fund. Trading in fixed income securities does not generally involve the

|	Base Prospectus	14

PIMCO Municipal Income Fund II

payment of brokerage commissions but does involve indirect transaction costs. The use of futures contracts and other derivative instruments may involve the payment of commissions to futures commission merchants or other intermediaries. Higher portfolio turnover involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses), and may adversely impact the Fund’s after-tax returns.

Operational Risk. An investment in the Fund, like any fund, involves operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.

Other Investment Companies Risk. When investing in an investment company, the Fund generally will bear its ratable share of that investment company’s expenses and remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders could therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks.

Cybersecurity Risk. As the use of technology has become more prevalent in the course of business, the Fund is potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events from outside threat actors or internal resources that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction, lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), and may come from multiple sources, including outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) or cyber extortion, including exfiltration of data held for ransom and/or “ransomware” attacks that renders systems inoperable until ransom is paid, or insider actions. In addition, cyber security breaches involving the Fund’s third party service providers (including but not limited to advisers, sub-advisers, administrators, transfer agents, custodians, vendors, suppliers, distributors and other third parties), trading counterparties or issuers in which the Fund invests can also subject the Fund to many of the same risks associated with direct cyber security breaches or extortion of company data. Moreover, cyber security breaches involving trading counterparties or issuers in which the Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investment to lose value.

Cyber security failures or breaches may result in financial losses to the Fund and its shareholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.

Like with operational risk in general, the Fund has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers in which the Fund may invest, trading counterparties or third party service providers to the Fund. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Fund and its shareholders may suffer losses as a result of a cyber security breach related to the Fund, its service providers, trading counterparties or the issuers in which the Fund invests.

Potential Conflicts of Interest Risk—Allocation of Investment Opportunities. The Investment Manager and its affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. The Investment Manager may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Subject to the requirements of the 1940 Act, the Investment Manager intends to engage in such activities and may receive compensation from third parties for its services. The results of the Fund’s investment activities may differ from those of other accounts managed by the Investment Manager or its affiliates, and it is possible that the Fund could sustain losses during periods in which one or more other accounts managed by the Investment Manager or its affiliates, including proprietary accounts, achieve profits on their trading.

Repurchase Agreements Risk. The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or

15	Base Prospectus | Closed-End Funds

Base Prospectus

broker-dealer, which agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements may be or become illiquid. These events could also trigger adverse tax consequences for the Fund.

Structured Investments Risk. Holders of structured products, including structured notes, credit-linked notes and other types of structured products, bear the risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. Structured products generally entail risks associated with derivative instruments.

Market Disruptions Risk. The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets, interest rates, secondary trading, ratings, credit risk, inflation, deflation, other factors relating to the Fund’s investments or the Investment Manager’s operations and the value of an investment in the Fund, its distributions and its returns. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including PIMCO as the Fund’s investment adviser, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund.

For example, the recent spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Fund holds, and may adversely affect the Fund’s investments and operations.

The U.S. Federal Reserve made emergency interest-rate cuts, moving short-term rates to near zero, issued forward guidance that rates would remain low until the economy weathers the COVID-19 crisis, and resumed quantitative easing. Additionally, Congress approved stimulus to offset the severity and duration of the adverse economic effects of COVID-19 and related disruptions in economic and business activity. Dozens of central banks across Europe, Asia, and elsewhere have announced and/or adopted similar economic relief packages. The end of any such programs could cause market downturns, disruptions and volatility, particularly if markets view the ending as premature.

Certain Affiliations. Certain broker-dealers may be considered to be affiliated persons of the Fund and/or the Investment Manager due to their possible affiliations with Allianz SE, the ultimate parent of the Investment Manager. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund’s ability to engage in securities transactions and take advantage of market opportunities.

Anti-Takeover Provisions. The Fund’s Amended and Restated Declaration of Trust (the “Declaration”) includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. See “Anti-Takeover and Other Provisions in the Declaration of Trust and Bylaws.” These provisions in the Declaration could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares or at NAV.

Distribution Rate Risk. Although the Fund may seek to maintain level distributions, the Fund’s distribution rates may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate or that the rate will be sustainable in the future.

For instance, during periods of low or declining interest rates, the Fund’s distributable income and dividend levels may decline for many reasons. For example, the Fund may have to deploy uninvested assets (whether from purchases of Fund shares, proceeds from matured, traded or called debt obligations or other sources) in new, lower yielding instruments. Additionally, payments from certain instruments that may be held by the Fund (such as variable and floating rate securities) may be negatively impacted by declining interest rates, which may also lead to a decline in the Fund’s distributable income and dividend levels.

AMT Bonds Risk. Investments by the Fund in AMT Bonds may expose the Fund to certain risks in addition to those typically associated with municipal bonds. Interest or principal on AMT Bonds paid out of current or anticipated revenues from a specific project or specific asset may be adversely impacted by declines in revenue from the project or asset. Declines in general business activity could also affect the economic viability of facilities that are the sole source of revenue to support AMT Bonds. In this regard, AMT Bonds may entail greater risks than general obligation municipal bonds. For shareholders subject to the federal alternative minimum tax, a portion of the Fund’s distributions may not be exempt from gross federal income, which may give rise to alternative minimum tax liability.

Focused Investment Risk. Substantial exposure to municipal bonds of particular issuers, geographies and/or jurisdictions will result in susceptibility to political, economic, regulatory and other factors affecting

|	Base Prospectus	16

PIMCO Municipal Income Fund II

issuers of such bonds, their ability to meet their obligations and the economic condition of the facility or specific revenue source from whose revenues payments of obligations may be made. The ability of state, county, or local governments or other issuers to meet their obligations will depend primarily on the availability of tax and other revenues to those entities. The amounts of tax and other revenues available to issuers may be affected from time to time by economic, political and demographic conditions that specifically impact such issuers. In addition, there are constitutional and statutory restrictions that limit the power of certain issuers to raise revenues or increase taxes. The availability of federal, state and local aid to issuers may also affect their ability to meet their obligations. The creditworthiness of obligations issued by local issuers within a given state may be unrelated to the creditworthiness of obligations issued by the state and there is no obligation on the part of the state to make payment on such local obligations in the event of default. Any reduction in the actual or perceived ability of an issuer to meet its obligations (including a reduction in the rating of its outstanding securities) would likely affect adversely the market value and marketability of its obligations and could adversely affect the values of other bonds as well. Moreover, in such circumstances, the value of the Fund’s shares may fluctuate more widely than the value of shares of a more diversified fund.

Many factors, including national economic, social and environmental policies and conditions, which are not within the control of issuers, could affect or could have an adverse impact on the financial condition of the issuers. The Fund is unable to predict whether or to what extent such factors or other factors may affect issuers, the market value or marketability of such bonds or the ability of the respective issuers of the bonds acquired by the Fund to pay interest on or principal of such bonds.

CSDR Related Risk. The European Union has adopted a settlement discipline regime under Regulation (EU) No 909/2014 and the Settlement Discipline RTS as they may be modified from time to time (“CSDR”), which will have phased compliance dates. It aims to reduce the number of settlement fails that occur in EEA central securities depositories (“CSDs”) and address settlement fails where they occur. The key elements of the regime are: (i) mandatory buy-ins—if a settlement fail continues for a specified period of time after the intended settlement date, a buy-in process must be initiated to effect the settlement; (ii) cash penalties—EEA CSDs are required to impose cash penalties on participants that cause settlement fails and distribute these to receiving participants; and (iii) allocations and confirmations—EEA investment firms are required to take measures to prevent settlement fails, including putting in place arrangements with their professional clients to communicate securities allocations and transaction confirmations. These requirements apply to transactions in transferable securities (e.g., shares and bonds), money market instruments, units in funds and emission allowances that are to be settled via an EEA CSD and, in the case of cash penalties and buy-in requirements only, are admitted to trading or traded on an EEA trading venue or cleared by an EEA central counterparty.

The implementation of the CSDR settlement discipline regime for funds that enter into in-scope transactions may result in increased operational and compliance costs being borne directly or indirectly by the Fund. CSDR may also affect liquidity and increase trading costs associated with relevant securities. If in-scope transactions are subject to additional expenses and penalties as a consequence of the CSDR settlement discipline regime, such expenses and penalties may be charged to the relevant Fund depending upon their characterization under the Fund’s Investment Management Agreement.

Insurance Risk. The Fund may purchase municipal securities that are secured by insurance, bank credit agreements or escrow accounts. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. If the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. In such a case, the value of insurance associated with a municipal security would decline and may not add any value. The insurance feature of a municipal security does not guarantee the full payment of principal and interest through the life of an insured obligation, the market value of the insured obligation or the net asset value of the common shares represented by such insured obligation.

Investing in the municipal bond market involves the risks of investing in debt securities generally and certain other risks. The amount of public information available about the municipal bonds in which the Fund may invest is generally less than that for corporate equities or bonds, and the investment performance of the Fund’s investment in municipal bonds may therefore be more dependent on the analytical abilities of PIMCO than its investments in taxable bonds. The secondary market for municipal bonds also tends to be less well developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell municipal bonds at attractive prices.

17	Base Prospectus | Closed-End Funds

PIMCO Municipal Income Fund II

Summary of Fund Expenses

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares of the Fund would bear, directly or indirectly, as a result of an offering. The table reflects the use of leverage attributable to the Fund’s outstanding Preferred Shares and TOBs in an amount equal to 41.98% of the Fund’s total managed assets (including assets attributable to such leverage), which reflects approximately the percentage of the Fund’s total average managed assets attributable to such leverage averaged over the year ended December 31, 2021, and shows Fund expenses as a percentage of net assets attributable to Common Shares. The percentage above and information below do not reflect the Fund’s use of other forms of economic leverage, such as credit default swaps or other derivative instruments. The table and example below are based on the Fund’s capital structure as of December 31, 2021. The extent of the Fund’s assets attributable to leverage following an offering, and the Fund’s associated expenses, are likely to vary (perhaps significantly) from these assumptions.

Shareholder Transaction Expenses	Percentage of Offering Price

Sales Load (as a percentage of offering price)(1)	[-	]%

Offering Expenses Borne by Common Shareholders (as a percentage of offering price)(2)	[-	]%

Dividend Reinvestment Plan Fees(3)	None
(1)

In the event that the Common Shares to which this prospectus relates are sold to or through underwriters or dealer managers, a corresponding prospectus supplement will disclose the applicable sales load and/or commission.

(2)

The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by the Fund and indirectly by all of its Common Shareholders as a percentage of the offering price.

(3)

You will pay brokerage charges if you direct your broker or the plan agent to sell your Common Shares that you acquired pursuant to a dividend reinvestment plan. You may also pay a pro rata share of brokerage commissions incurred in connection with open-market purchases pursuant to the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan.”

Annual Expenses	Percentage of Net Assets Attributable to Common Shares (reflecting leverage attributable to Preferred Shares and TOBs)

Management Fees(1)	1.00%

Dividend Cost on Preferred Shares(2)	0.94%

Interest Payments on Borrowed Funds(3)	0.22%

Other Expenses(4)	0.03%

Total Annual Expenses(5)	2.19%

(1)

Management Fees include fees payable to the Investment Manager for advisory services and for supervisory, administrative and other services. The Fund pays for the advisory, supervisory and administrative services it requires under what is essentially an all-in fee structure (the “unified management fee”). Pursuant to an investment management agreement, PIMCO is paid a Management Fee of 0.685% of the Fund’s average daily net assets (including daily net assets attributable to any Preferred Shares). The Fund (and not PIMCO) will be responsible for certain fees and expenses, which are reflected in the table above, that are not covered by the unified management fee under the investment management agreement. Please see

“Management of the Fund–Investment Management Agreement” for an explanation of the unified management fee.

(2)

Restated to reflect the Fund’s outstanding ARPS and RVMTP averaged over the year ended December 31, 2021, which represented 22.02% and 5.07%, respectively, of the Fund’s total average managed assets (including the liquidation preference of outstanding Preferred Shares and assets attributable to TOBs), at an annual estimated dividend cost to the Fund of 1.93% for ARPS and 1.83% for RVMTP as of June 30, 2022, and assumes the Fund will continue to pay dividends on the ARPS at the “maximum applicable rate” called for under the Fund’s Bylaws due to the ongoing failure of auctions for the ARPS. The actual dividend rate paid on the Preferred Shares will vary over time in accordance with variations in market interest rates. See “Use of Leverage” and “Description of Capital Structure.”

(3)

Restated to reflect the Fund’s use of leverage in the form of TOBs averaged over the year ended December 31, 2021, which represented 14.89% of the Fund’s total average managed assets (including assets attributable to Preferred Shares and TOBs), at an estimated annual interest rate cost to the Fund of 0.84% as of June 30, 2022. See “Use of Leverage—Effects of Leverage.” The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of Preferred Shares, TOBs and/or other forms of borrowing and variations in market interest rates. Borrowing expense is required to be treated as an expense of the Fund for accounting purposes. Any associated income or gains (or losses) realized from leverage obtained through such instruments is not reflected in the Annual Expenses table above, but would be reflected in the Fund’s performance results.

(4)	“Other Expenses” are estimated for the Fund’s current fiscal year ending December 31, 2022.

(5)

“Dividend Cost on Preferred Shares”, including distributions on Preferred Shares, and “Interest Payments on Borrowed Funds” are borne by the Fund separately from the management fees paid to PIMCO. Excluding such expenses, Total Annual Expenses are 1.03%.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares of the Fund, assuming (1) that the Fund’s net assets do not increase or decrease, (2) that the Fund incurs total annual expenses of 2.19% of net assets attributable to Common Shares in years 1 through 10 (assuming outstanding Preferred Shares and TOBs representing 41.98% of the Fund’s total managed assets) and (3) a 5% annual return(1):

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$22	$69	$117	$252

(1)

The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that the estimated Interest Payments on Borrowed Funds, Dividend Cost on Preferred Shares and Other Expenses set forth in the Annual Expenses table are accurate, that the rate listed under Total Annual Expenses remains the same each year and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example. The example does not include commissions or estimated offering expenses, which would cause the expenses shown in the example to increase. In connection with an offering of Common Shares, the prospectus supplement will set forth an example including sales load and estimated offering costs.

|	Base Prospectus	18

PIMCO Municipal Income Fund II

Financial Highlights

The information in the table below for the fiscal years ended December 31, 2021, 2020, 2019, 2018 and 2017 is derived from the Fund’s financial statements for the fiscal year ended December 31, 2021, audited by PricewaterhouseCoopers LLP (“PwC”), whose report on such financial statements is contained in the Fund’s December 31, 2021 Annual Report and is incorporated by reference into the Statement of Additional Information. The information in the table below for the fiscal years ended December 31, 2016, May 31, 2015, 2014, 2013 and 2012 and for the fiscal period ended December 31, 20151 is derived from the Fund’s financial statements for the fiscal year ended December 31, 2016.

		Investment Operations		Less Distributions to Preferred Shareholders(c)			Less Distributions to Common Shareholders(d)

Selected Per Share Data for the Year Ended^:	Net Asset Value Beginning of Year(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	From Net Investment Income	From Net Realized Capital Gains	Net Increase (Decrease) in Net Assets Applicable to Common Shareholders Resulting from Operations	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total	Increase Resulting from Tender of ARPS(c)
PIMCO Municipal Income Fund II
12/31/2021	$12.42	$0.66	$0.00	$0.00	$0.00	$0.66	$(0.71)	$0.00	$0.00	$(0.71)	$0.00
12/31/2020	12.50	0.69	(0.01)	(0.05)	0.00	0.63	(0.71)	0.00	0.00	(0.71)	0.00
12/31/2019	11.62	0.77	1.01	(0.12)	0.00	1.66	(0.78)	0.00	0.00	(0.78)	0.00
12/31/2018	12.13	0.81	(0.57)	(0.13)	0.00	0.11	(0.78)	0.00	0.00	(0.78)	0.16
12/31/2017	11.81	0.81	0.37	(0.08)	0.00	1.10	(0.78)	0.00	0.00	(0.78)	0.00

[1]	Following the Fund’s fiscal year ended May 31, 2015, the Fund changed its fiscal year end from May 31 to December 31.

^	A zero balance may reflect actual amounts rounding to less than $0.01 or 0.01%.
(a)	Includes adjustments required by U.S. GAAP and may differ from net asset values and performance reported elsewhere by the Funds.
(b)	Per share amounts based on average number of common shares outstanding during the year or period.
(c)	Auction Rate Preferred Shareholders (“ARPS”).
(d)	The tax characterization of distributions is determined in accordance with Federal income tax regulations.
(e)

Total investment return is calculated assuming a purchase of a common share at the market price on the first day and a sale of a common share at the market price on the last day of each year or period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested at prices obtained under the Funds’ dividend reinvestment plan. Total investment return does not reflect brokerage commissions in connection with the purchase or sale of Fund shares.

(f)

Calculated on the basis of income and expenses applicable to both common and preferred shares relative to the average net assets of common shareholders. The expense ratio and net investment income do not reflect the effects of dividend payments to preferred shareholders.

(g)

Ratio includes interest expense which primarily relates to participation in borrowing and financing transactions, interest paid to RVMTP shareholders and the amortization of debt issuance costs of RVMTP Shares.

19	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Common Share			Ratios/Supplemental Data
				Ratios to Average Net Assets Applicable to Common Shareholders

Net Asset Value End of Year(a)	Market Price End of Year	Total Investment Return(e)	Net Assets Applicable to Common Shareholders End of Year (000s)	Expenses(f)(g)	Expenses Excluding Waivers(f)(g)	Expenses Excluding Interest Expense(f)	Expenses Excluding Interest Expense and Waivers(f)	Net Investment Income (Loss)(f)	Portfolio Turnover Rate

$12.37	$14.61	7.47%	$783,316	1.30%	1.30%	1.08%	1.08%	5.32%	13%
12.42	14.30	(4.81)	782,327	1.59	1.59	1.11	1.11	5.70	20
12.50	15.87	25.88	782,682	2.06	2.06	1.06	1.06	6.25	12
11.62	13.31	7.57	723,713	1.93	1.93	1.13	1.13	6.94	23
12.13	13.18	14.85	751,337	1.30	1.30	1.10	1.10	6.74	12

|	Base Prospectus	20

PIMCO Municipal Income Fund II

		Investment Operations		Less Distributions to Preferred Shareholders(c)			Less Distributions to Common Shareholders(d)

Selected Per Share Data for the Year Ended^:	Net Asset Value Beginning of Year(a)	Net Investment Income (Loss)(b)	Net Realized/ Unrealized Gain (Loss)	From Net Investment Income	From Net Realized Capital Gains	Net Increase (Decrease) in Net Assets Applicable to Common Shareholders Resulting from Operations	From Net Investment Income	From Net Realized Capital Gains	Tax Basis Return of Capital	Total
12/31/2016	$12.39	$0.79	$(0.55)	$(0.04)	0.00	$0.20	$(0.78)	0.00	$0.00	$(0.78)
06/01/2015 - 12/31/2015(g)	12.11	0.47	0.28	(0.01)	0.00	0.74	(0.46)	0.00	0.00	(0.46	)(i)
05/31/2015	11.94	0.81	0.15	(0.01)	0.00	0.95	(0.78)	0.00	0.00	(0.78)
05/31/2014	12.17	0.81	(0.25)	(0.01)	0.00	0.55	(0.78)	0.00	0.00	(0.78)
05/31/2013	11.91	0.82	0.23	(0.01)	0.00	1.04	(0.78)	0.00	0.00	(0.78)
05/31/2012	10.12	0.88	1.70	(0.01)	0.00	2.57	(0.78)	0.00	0.00	(0.78)

*	Annualized
^	Reflects an amount rounding to less than one cent.
(a)	Per share amounts based on average number of common shares outstanding during the year.
(b)	The tax characterization of distributions is determined in accordance with federal income tax regulations.
(c)

Total investment return is calculated assuming a purchase of a common share at the market price on the first day and a sale of a common share at the market price on the last day of each year or period reported. Dividends and distributions, if any, are assumed, for purposes of this calculation, to be reinvested at prices obtained under the Funds’ dividend reinvestment plan. Total investment return does not reflect brokerage commissions in connection with the purchase or sale of Fund shares.

(d)	Calculated on the basis of income and expenses applicable to both common and preferred shares relative to the average net assets of common shareholders.
(e)	Interest expense primarily relates to participation in borrowing and financing transactions. See Note 5 in the Notes to Financial Statements for more information.
(f)	Fiscal year end changed from April 30th to December 31st.
(g)	Fiscal year end changed from May 31st to December 31st.
(h)	Fiscal year end changed from September 30th to December 31st.
(i)

Total distributions for the period ended December 31, 2015 may be lower than prior fiscal years due to fiscal year end changes resulting in a reduction of the amount of days in the period ended December 31, 2015.

21	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Common Share			Ratios/Supplemental Data
				Ratios to Average Net Assets Applicable to Common Shareholders

Net Asset Value End of Year(a)	Market Price End of Year	Total Investment Return(e)	Net Assets Applicable to Common Shareholders End of Year (000s)	Expenses(f)(g)		Expenses Excluding Waivers(f)(g)		Expenses Excluding Interest Expense(f)		Expenses Excluding Interest Expense and Waivers(f)		Net Investment Income (Loss)(f)		Preferred Shares Asset Coverage Per Share	Portfolio Turnover Rate
$11.81	$12.22	3.90%	$727,513	1.16%		1.16%		1.08%		1.08%		6.27%		$74,548	12%
12.39	12.51	6.56	760,212	1.11	*	1.11	*	1.10	*	1.10	*	6.57	*	76,782	10
12.11	12.19	6.15	742,133	1.16		1.16		1.11		1.11		6.65		75,553	10
11.94	12.25	7.76	730,088	1.21		1.21		1.16		1.16		7.22		74,733	16
12.17	12.19	3.41	741,368	1.16		1.17		1.11		1.12		6.74		75,501	16
11.91	12.54	28.70	722,161	1.19		1.26		1.11		1.18		8.04		74,192	26

|	Base Prospectus	22

PIMCO Municipal Income Fund II

	ARPS				RVMTP(5)
Selected Per Share Data for the Year Ended^:	Total Amount Outstanding	Asset Coverage per Preferred Share(1)	Involuntary Liquidating Preference per Preferred Share(2)	Average Market Value per ARPS(3)	Total Amount Outstanding	Asset Coverage per Preferred Share(1)	Involuntary Liquidating Preference per Preferred Share(2)	Average Market Value per RVMTP(4)
12/31/2021	$298,275,000	$78,363	$25,000	N/A	$68,700,000	$313,450	$100,000	N/A
12/31/2020	298,275,000	78,293	25,000	N/A	68,700,000	313,170	100,000	N/A
12/31/2019	298,275,000	78,308	25,000	N/A	68,700,000	313,230	100,000	N/A
12/31/2018	298,275,000	74,285	25,000	N/A	68,700,000	297,110	100,000	N/A
12/31/2017	367,000,000	76,136	25,000	N/A	N/A	N/A	100,000	N/A
12/31/2016	367,000,000	74,548	25,000	N/A
06/01/2015 - 12/31/2015(g)	367,000,000	76,782	25,000	N/A
05/31/2015	367,000,000	75,553	25,000	N/A
05/31/2014	367,000,000	74,733	25,000	N/A
05/31/2013	367,000,000	75,501	25,000	N/A
05/31/2012	367,000,000	74,192	25,000	N/A

[1]

“Asset Coverage per Preferred Share” means the ratio that the value of the total assets of the Fund, less all liabilities and indebtedness not represented by ARPS or RVMTP, bears to the aggregate of the involuntary liquidation preference of ARPS or RVMTP, expressed as a dollar amount per ARPS or RVMTP.

[2]

“Involuntary Liquidating Preference” means the amount to which a holder of ARPS or RVMTP would be entitled upon the involuntary liquidation of the Fund in preference to the Common Shareholders, expressed as a dollar amount per Preferred Share.

[3]

The ARPS have no readily ascertainable market value. Auctions for the ARPS have failed since February 2008, there is currently no active trading market for the ARPS and the Fund is not able to reliably estimate what their value would be in a third-party market sale. The liquidation value of the ARPS represents its liquidation preference, which approximates fair value of the shares less any accumulated unpaid dividends.

[4]

The RVMTP have no readily ascertainable market value. The liquidation value of the RVMTP represents its liquidation preference, which approximates fair value of the shares less any unamortized debt issuance costs.

[5]	Prior to July 14, 2021, RVMTP Shares were VMTP Shares.

23	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Use of Proceeds

The net proceeds of an offering will be invested in accordance with the Fund’s investment objective and policies as set forth below. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering in accordance with its investment objective and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objective and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of an offering will be invested in high grade, short-term securities, credit-linked trust certificates, and/or high yield securities index futures contracts or similar derivative instruments designed to give the Fund exposure to the securities and markets in which it intends to invest while the Investment Manager selects specific investments.

The Fund

The Fund is a diversified, closed-end management investment company. The Fund was organized as a Massachusetts business trust on March 29, 2002, pursuant to an Agreement and Declaration of Trust governed by the laws of the Commonwealth of Massachusetts. The Fund commenced operations on June 28, 2002, following the initial public offering of its Common Shares.

Investment Objective and Policies

The Fund seeks to provide current income exempt from federal income tax. In pursuing the Fund’s investment objective, the Fund’s investment manager, Pacific Investment Management Company LLC (“PIMCO or the “Investment Manager”), also seeks to preserve and enhance the value of the Fund’s holdings relative to the municipal bond market generally, using proprietary analytical models that test and evaluate the sensitivity of those holdings to changes in interest rates and yield relationships. The Fund cannot assure you that it will achieve its investment objective, and you could lose all of your investment in the Fund.

Portfolio Investment Strategies

Under normal circumstances, the Fund expects to invest at least 90% of its net assets in municipal bonds which pay interest that, in the opinion of bond counsel to the issuer (or on the basis of other authority believed by PIMCO to be reliable), is exempt from regular federal income taxes (i.e., excluded from gross income for federal income tax purposes but not necessarily exempt from the federal alternative minimum tax). Subject to its other investment policies, the Fund may invest up to 20% of its total assets in investments the interest from which is subject to the federal alternative minimum tax.

The Fund invests at least 80% of its net assets in municipal bonds that at the time of investment are investment grade quality. Investment grade quality bonds are bonds rated within the four highest grades (Baa by Moody’s or BBB or better by S&P or Fitch), or bonds that are unrated but determined to be of comparable quality by PIMCO. The Fund may invest up to 20% of its net assets in municipal bonds that are, at the time of investment, rated Ba/BB or B or lower by Moody’s, S&P or Fitch or that are unrated but judged to be of comparable quality by PIMCO. Bonds of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal, and are commonly referred to as “junk bonds.” Bonds in the lowest investment grade category may also be considered to possess some speculative characteristics.

The Fund’s investment in municipal bonds may be based on PIMCO’s belief that they have attractive yield and/or total return potential. The Fund attempts to produce returns relative to the municipal bond market generally by prudent selection of municipal bonds. The Fund may invest in bonds associated with a particular municipal market sector (for example, electric utilities), issued by a particular municipal issuer, or having particular structural characteristics, that PIMCO believes may be undervalued. PIMCO may purchase such a bond for the Fund’s portfolio because it represents a market sector or issuer that PIMCO considers undervalued. For example, municipal bonds of particular types (e.g., hospital bonds, industrial revenue bonds or bonds issued by a particular municipal issuer) could be undervalued if there is a temporary excess of supply in that market sector, or because of a general decline in the market price of municipal bonds of the market sector for reasons that do not apply to the particular municipal bonds that are considered undervalued.

Portfolio Contents

The municipal bonds in which the Fund invests are generally issued by a U.S. state or territory, a city in a U.S. state or territory, or a political subdivision, agency, authority, or instrumentality of such state, territory or city.

Also included within the general category of municipal bonds in which the Fund may invest are participations in lease obligations.

The Fund may invest in “structured” notes, which are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market, such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting taxable and tax-exempt bonds. The Fund may do so for the purpose of reducing the interest rate sensitivity of the Fund’s portfolio (and thereby decreasing the Fund’s exposure to interest rate risk). The rate of interest on an income-producing security may be fixed, floating or variable.

The Fund may purchase municipal bonds that are additionally secured by insurance, bank credit agreements, or escrow accounts. The credit quality of companies which provide such credit enhancements will affect the value and overall credit risk posed by investments in such securities. Although the insurance feature reduces certain financial risks, the premiums for insurance and the higher market price paid for insured obligations may reduce the Fund’s income and returns.

|	Base Prospectus	24

PIMCO Municipal Income Fund II

The Fund may buy and sell municipal bonds on a when-issued, delayed delivery or forward commitment basis, making payment or taking delivery at a later date. The Fund may invest in floating rate debt instruments (“floaters”), including inverse floaters, and engage in credit spread trades.

The Fund may invest in trust certificates issued in TOB programs. In these programs, a trust typically issues two classes of certificates, floating rate certificates (“TOB Floaters”) and residual interest certificates (“TOB Residuals”), and seeks to use the proceeds to purchase municipal securities having longer maturities and bearing interest at a higher fixed interest rate than prevailing short-term tax-exempt rates. Service providers of such trusts may have recourse against the Fund in certain cases, such as if the Fund holds recourse TOB Residuals. The Fund may invest in both non-recourse and recourse TOB Residuals to leverage its portfolio.

The Fund may also invest up to 10% of its total assets in securities of other open- or closed-end investment companies that invest primarily in municipal bonds of the types in which the Fund may invest directly. The Fund may invest in other investment companies either during periods when it has large amounts of uninvested cash, during periods when there is a shortage of attractive, high-yielding municipal bonds available in the market, or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in investment companies that are advised by PIMCO or its affiliates to the extent permitted by applicable law and/or pursuant to exemptive relief from the Securities and Exchange Commission. As a shareholder of an investment company, the Fund will bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested.

The Fund may purchase and sell (write) a variety of derivatives, such as put options and call options on securities, short sales, swap agreements, and securities indexes, and enter into interest rate and index futures contracts and purchase and sell options on such futures contracts for hedging purposes or as part of its overall investment strategy. The Fund also may enter into swap agreements with respect to interest rates and indexes of securities. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Fund may also use those instruments.

The Fund may invest up to 20% of its net assets in securities which are illiquid at the time of investment (i.e., any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment).

The Fund has outstanding auction rate preferred shares of beneficial interest (“ARPS”) and remarketable variable rate munifund term preferred shares of beneficial interest (“RVMTP Shares” and, together with the ARPS and any other preferred shares the Fund may have outstanding, the “Preferred Shares”). In connection with rating the Fund’s Preferred Shares, Moody’s and Fitch, as applicable, impose specific asset coverage tests and other limitations and restrictions that may limit the Fund’s ability to engage in certain of the transactions described above. In addition, failure to comply with these limitations and restrictions could, among other things, preclude the Fund from declaring or paying dividend or distributions.

Temporary Defensive Investments. Upon PIMCO’s recommendation, temporarily or for defensive purposes and in order to keep the Fund’s cash fully invested, the Fund may invest up to 100% of its net assets in high quality, short-term investments, including U.S. government, mortgage-backed and corporate debt securities that may be either tax-exempt or taxable. To the extent the Fund invests in taxable short-term investments, the Fund will not at such times be in a position to achieve its investment objective.

The following provides additional information regarding the types of securities and other instruments in which the Fund will ordinarily invest. A more detailed discussion of these and other instruments and investment techniques that may be used by the Fund is provided under “Investment Objective and Policies” in the Statement of Additional Information.

Municipal Bonds

Municipal bonds share the attributes of debt/fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities, and may be either taxable or tax-exempt instruments. The municipal bonds that the Fund may purchase include, without limitation, general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Private activity bonds and industrial development bonds generally are also limited obligation bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

The Fund may invest in Build America Bonds, which are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorizes state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The Fund’s investments in Build America Bonds will result in taxable income

25	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

and the Fund may elect to pass through to shareholders the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds involve similar risks as municipal bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt municipal bonds. For example, taxable funds, such as the Fund, may choose to invest in Build America Bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt municipal bonds during the same period. The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this prospectus, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.

The Fund may invest in pre-refunded municipal bonds. Pre-refunded municipal bonds are bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded municipal bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by the Fund is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. government (including its agencies and instrumentalities (“Agency Securities”)). Interest payments on pre-funded municipal bonds issued on or prior to December 31, 2017 are exempt from federal income tax; pre-funded municipal bonds issued after December 31, 2017 will not qualify for such tax-advantaged treatment. Pre-refunded municipal bonds usually will bear an AAA/Aaa rating (if rerated by Fitch, Moody’s or S&P or if determined by PIMCO to be of comparable quality) because they are backed by U.S. Treasury securities or Agency Securities. Because the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investment in pre-refunded municipal bonds held by the Fund may subject the Fund to interest rate risk and market risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if the Fund sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale.

The Fund may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government’s unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation for the Fund, PIMCO will assess the financial condition of the borrower or obligor, the merits of the project, other credit characteristics of the obligor, the level of public support for the project and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipal securities.

Some longer-term municipal bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request-usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Fund would hold the longer-term security, which could experience substantially more volatility.

The Fund may invest in municipal warrants, which are essentially call options on municipal bonds. In exchange for a premium, municipal warrants give the purchaser the right, but not the obligation, to purchase a municipal bond in the future. The Fund may purchase a warrant to lock in forward supply in an environment in which the current issuance of bonds is sharply reduced. Like options, warrants may expire worthless and may have reduced liquidity.

The Fund may invest in municipal bonds with credit enhancements such as letters of credit, municipal bond insurance and standby bond purchase agreements (“SBPAs”). Letters of credit are issued by a third party, usually a bank, to enhance liquidity and to ensure repayment of principal and any accrued interest if the underlying municipal bond should default. Municipal bond insurance, which is usually purchased by the bond issuer from a private, nongovernmental insurance company, provides an unconditional and irrevocable guarantee that the insured bond’s principal and interest will be paid when due. Insurance does not guarantee the price of the bond. The credit rating of an insured bond reflects the credit rating of the insurer, based on its claims-paying ability. The obligation of a municipal bond insurance company to pay a claim extends over the life of each insured bond. Although defaults on insured municipal bonds have been low to date and municipal bond insurers have met their claims, there is no assurance that this will continue. A higher-than expected default rate could strain the insurer’s loss reserves and adversely affect its ability to pay claims to bondholders. Because a significant portion of insured municipal bonds that have been issued and are outstanding is insured by a small number of insurance companies, not all of which have the highest credit rating, an event involving one or more of these insurance companies, such as a credit rating downgrade, could have a significant adverse effect on the value of the municipal bonds insured by such insurance company or companies and on the municipal bond markets as a whole. An SBPA is a liquidity facility provided to pay the purchase price of bonds that cannot be re-marketed. The obligation of the liquidity provider (usually a bank) is only to advance funds to purchase tendered bonds that cannot be re-marketed and does not cover principal or interest under any other circumstances. The liquidity

|	Base Prospectus	26

PIMCO Municipal Income Fund II

provider’s obligations under the SBPA are usually subject to numerous conditions, including the continued creditworthiness of the underlying borrower.

Tender Option Bonds

The Fund may invest in trust certificates issued in TOB programs. In a TOB transaction, a TOB Trust issues a TOB Floater and a TOB Residual and utilizes the proceeds of such issuance to purchase a Fixed Rate Bond that either is owned or identified by the Fund. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to the Fund, which sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to the Fund bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from the Fund, the Fund may then invest the cash received in additional securities, generating leverage for the Fund. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which the Fund has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.

The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.

A TOB Residual held by the Fund provides the Fund with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.

The TOB Trust may also be collapsed without the consent of the Fund, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent, and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event, after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Fund). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates.

If there are insufficient proceeds from the liquidation of the TOB Trust, the party that would bear the losses would depend upon whether the Fund holds a non-recourse TOBs Residual or a recourse TOBs Residual. If the Fund holds a non-recourse TOBs Residual, the Liquidity Provider or holders of the TOBs Floaters would bear the losses on those securities and there would be no recourse to the Fund’s assets. If the Fund holds a recourse TOBs Residual, the Fund (and, indirectly, holders of the Fund’s Common Shares) would typically bear the losses. In particular, if the Fund holds a recourse TOBs Residual, it will typically have entered into an agreement pursuant to which the Fund would be required to pay to the Liquidity Provider the difference between the purchase price of any TOBs Floaters put to the Liquidity Provider by holders of the TOBs Floaters and the proceeds realized from the remarketing of those TOBs Floaters or the sale of the assets in the TOBs Issuer. The Fund may invest in both non-recourse and recourse TOBs Residuals to leverage its portfolio.

In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Act. Both the Volcker Rule and the Risk Retention Rules apply to TOB programs. In particular, these rules preclude banking entities from (i) sponsoring or acquiring interests in the trusts used to hold a municipal bond in the creation of TOB Trusts; and (ii) continuing to service or maintain relationships with existing programs involving TOB Trusts to the same extent and in the same capacity as existing programs. The Risk Retention Rules require the sponsor to a TOB Trust to retain at least five percent of the credit risk of the underlying assets supporting to the TOB Trust’s municipal bonds. The Risk Retention Rules may increase the costs of such transactions in certain circumstances.

In response to these rules, industry participants explored various structuring alternatives for TOB Trusts established after December 31, 2013 and TOB Trusts established prior to December 31, 2013 (“Legacy TOB Trusts”) and agreed on a new TOB structure in which the Fund hires service providers to assist with establishing, structuring, and sponsoring a TOB Trust. Service providers to a TOB Trust, such as administrators,

27	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

liquidity providers, trustees, and remarketing agents act at the direction of, and as agent of, the Fund as the TOB Residual holder.

Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an interest rate agreed with the Liquidity Provider.

Bonds

The Fund may invest in bonds of varying maturities issued by non-U.S. (foreign) and U.S. corporations and other business entities, governments, and quasi-governmental entities and municipalities and other issuers. Bonds may include, among other things, fixed or variable/floating-rate debt obligations, including bills, notes, debentures, money market instruments, and similar instruments and securities. Bonds generally are used by corporations as well as governments and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Certain bonds are “perpetual” in that they have no maturity date.

Commercial Paper

Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

U.S. Government Securities

U.S. government securities are obligations of and, in certain cases, guaranteed by, the U.S. government, its agencies or instrumentalities. The U.S. government does not guarantee the NAV of the Fund’s common shares. Some U.S. government securities, such as Treasury bills, notes, and bonds, and securities guaranteed by the Government National Mortgage Association, are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Department of the Treasury (the “U.S. Treasury”); others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others are supported only by the credit of the instrumentality. U.S. government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

High Yield Securities

The Fund may invest up to 20% of its net assets in municipal bonds that are, at the time of purchase, rated below “investment grade” by at least one of Moody’s, S&P Global Ratings or Fitch, or unrated but determined by PIMCO to be of comparable quality. “Investment grade” means a rating, in the case of Moody’s, of Baa3 or higher, in the case of S&P and Fitch, of BBB-or higher. The Fund may invest in securities of stressed or distressed issuers, which include securities at risk of being in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or that are rated in the lower rating categories by one or more nationally recognized statistical rating organizations (for example, Ca or lower by Moody’s or CC or lower by S&P or Fitch) or, if unrated, are determined by PIMCO to be of comparable quality. The Fund may invest in defaulted securities and debtor-in-possession financings. Below investment grade securities are commonly referred to as “high yield” securities or “junk bonds.” High yield securities involve a greater degree of risk (in particular, a greater risk of default) than, and special risks in addition to, the risks associated with investment grade debt obligations. While offering a greater potential opportunity for capital appreciation and higher yields, high yield securities typically entail greater potential price volatility and may be less liquid than higher-rated securities. High yield securities may be regarded as predominantly speculative with respect to the issuer’s continuing ability to make timely principal and interest payments. They also may be more susceptible to real or perceived adverse economic and competitive industry conditions than higher-rated securities. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain ratings agencies.

The market values of high yield securities tend to reflect individual developments of the issuer to a greater extent than do higher-quality securities, which tend to react mainly to fluctuations in the general level of interest rates. In addition, lower-quality debt securities tend to be more sensitive to general economic conditions. Certain emerging market governments that issue high yield securities in which the Fund may invest are among the largest debtors to commercial banks, foreign governments and supranational organizations, such as the World Bank, and may not be able or willing to make principal and/or interest payments as they come due.

Credit ratings and unrated securities. Rating agencies are private services that provide ratings of the credit quality of debt obligations. Appendix A to this prospectus describes the various ratings assigned to debt obligations by Moody’s, S&P and Fitch. As noted in Appendix A, Moody’s, S&P and Fitch may modify their ratings of securities to show relative standing within a rating category, with the addition of numerical modifiers (1, 2 or 3) in the case of Moody’s, and with the addition of a plus (+) or minus (-) sign in the case of S&P and Fitch. Ratings assigned by a rating agency are not absolute standards of credit quality and do not evaluate market risks. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. The Fund will not necessarily sell a security when its rating is reduced below its rating at the time of purchase. PIMCO does not rely solely on credit ratings, and develops its own analysis of issuer credit quality. The ratings of a debt security may change over time. Moody’s, S&P and Fitch monitor and evaluate the ratings assigned to securities on an ongoing basis. As a result, debt instruments

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PIMCO Municipal Income Fund II

held by the Fund could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the period in which they are held by the Fund.

The Fund may purchase unrated securities (which are not rated by a rating agency) if PIMCO determines, in its sole discretion, that the security is of comparable quality to a rated security that the Fund may purchase. In making these determinations, PIMCO may take into account different factors than those taken into account by rating agencies, and PIMCO’s rating of a security may differ from the rating that a rating agency may have given the same security. Unrated securities may be less liquid than comparable rated securities and involve the risk that the portfolio manager may not accurately evaluate the security’s comparative credit rating. The Fund may invest a substantial portion of its assets in unrated securities and therefore may be particularly subject to the associated risks. Analysis of the creditworthiness of issuers of high yield securities may be more complex than for issuers of higher-quality fixed income securities. To the extent that the Fund invests in high yield and/or unrated securities, the Fund’s success in achieving its investment objective may depend more heavily on the portfolio manager’s credit analysis than if the Fund invested exclusively in higher-quality and higher-rated securities.

Mortgage-Related and Other Asset-Backed Instruments

The Fund may invest in a variety of mortgage-related and other asset-backed instruments issued by government agencies or other governmental entities or by private originators or issuers.

The mortgage-related assets in which the Fund may invest include, without limitation, mortgage pass-through securities, CMOs, CMBS, residential mortgage-backed securities (“RMBS”), mortgage dollar rolls/buy backs, CMO residuals, adjustable rate mortgage-backed securities (“ARMBS”), stripped mortgage-backed securities (“SMBS”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. The Fund may also invest in other types of ABS, including CDOs, which include CBOs, CLOs and other similarly structured securities. The mortgage-related securities in which the Fund may invest may pay variable or fixed rates of interest. When acquiring mortgage-related or other ABS, the Fund is not restricted by any particular borrower credit criteria. Accordingly, loans underlying mortgage-related securities acquired by the Fund may be subprime in quality, or may become subprime in quality. Mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Mortgage-Related Derivative Instruments

The Fund may engage in derivative transactions related to mortgage-backed securities, including purchasing and selling exchange-listed and OTC put and call options, futures and forwards on mortgages and mortgage-backed securities. The Fund may also invest in mortgage-backed securities credit default swaps, which include swaps the reference obligation for which is a mortgage-backed security or related index, such as the CMBX Index (a tradeable index referencing a basket of commercial mortgage-backed securities), the TRX Index (a tradeable index referencing total return swaps based on commercial mortgage-backed securities) or the ABX (a tradeable index referencing a basket of sub-prime mortgage-backed securities). The Fund may invest in newly developed mortgage related derivatives that may hereafter become available.

Please see “Investment Objective and Policies—Mortgage-Related and Other Asset-Backed Instruments” in the Statement of Additional Information and “Principal Risks of the Fund—Mortgage-Related and Asset-Backed Instruments Risk” in this prospectus for a more detailed description of the types of mortgage-related and other asset-backed securities in which the Fund may invest and their related risks.

Variable- and Floating-Rate Securities

Variable- and floating-rate instruments are instruments that pay interest at rates that adjust whenever a specified interest rate changes and/or that reset on predetermined dates (such as the last day of a month or calendar quarter). In addition to senior loans, variable- and floating-rate instruments may include, without limitation, instruments such as catastrophe and other event-linked bonds, instruments such as bank capital securities, unsecured bank loans, corporate bonds, money market instruments and certain types of mortgage-related and other ABS. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a variable- or floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality.

The Fund also may engage in credit spread trades. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two bonds or other securities, in which the value of the investment position is determined by changes in the difference between the prices or interest rates, as the case may be, of the respective securities.

Inverse Floaters

An inverse floater is a type of debt instrument that bears a floating or variable interest rate that moves in the opposite direction to interest rates generally or the interest rate on another security or index. Changes in interest rates generally, or the interest rate of the other security or index, inversely affect the interest rate paid on the inverse floater, with the result that the inverse floater’s price will be considerably more volatile than that of a fixed-rate bond. The Fund may invest without limitation in inverse floaters, which brokers typically create by depositing an income-producing instrument, which may be a mortgage-related security, in a trust. The trust in turn issues a variable rate security and inverse floaters. The interest rate for the variable rate security is typically determined by an

29	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

index or an auction process, while the inverse floater holder receives the balance of the income from the underlying income-producing instrument less an auction fee. The market prices of inverse floaters may be highly sensitive to changes in interest rates and prepayment rates on the underlying securities, and may decrease significantly when interest rates increase or prepayment rates change. In a transaction in which the Fund purchases an inverse floater from a trust, and the underlying bond was held by the Fund prior to being deposited into the trust, the Fund will typically treat the transaction as a secured borrowing for financial reporting purposes. As a result, for financial reporting purposes, the Fund will generally incur a non-cash interest expense with respect to interest paid by the trust on the variable rate securities, and will recognize additional interest income in an amount directly corresponding to the non-cash interest expense. Therefore, the Fund’s NAV per Common Share and performance will not be affected by the non-cash interest expense. This accounting treatment does not apply to inverse floaters acquired by the Fund when the Fund did not previously own the underlying bond.

Derivatives

The Fund may, but is not required to, use various derivative instruments for risk management purposes or as part of its investment strategy. The Fund may use various derivatives transactions to add leverage to its portfolio. See “Use of Leverage.”

Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate or index, and may relate to, among others, stocks, bonds, real estate investments, interest rates, spreads between different interest rates, currencies or currency exchange rates, commodities and related indexes. Examples of derivative instruments that the Fund may use include, without limitation, futures and forward contracts (including foreign currency exchange contracts), call and put options (including options on futures contracts), credit default swaps, total return swaps, basis swaps and other swap agreements. The Fund’s use of derivative instruments involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other more traditional investments. Please see “Principal Risks of the Fund—Derivatives Risk” in this Prospectus and see “Investment Objective and Policies—Derivative Instruments” in the Statement of Additional Information for additional information about these and other derivative instruments that the Fund may use and the risks associated with such instruments. There is no assurance that these derivative strategies will be available at any time or that PIMCO will determine to use them for the Fund or, if used, that the strategies will be successful. In addition, the Fund may be subject to certain restrictions on its use of derivative strategies imposed by guidelines of one or more rating agencies that may issue ratings for any Preferred Shares issued by the Fund.

Certain Interest Rate Transactions

In order to reduce the interest rate risk inherent in the Fund’s underlying investments and capital structure, the Fund may (but is not required to) enter into interest rate swap transactions. Interest rate swaps involve the exchange by the Fund with a counterparty of their respective commitments to pay or receive interest, such as an exchange of fixed rate payments for floating rate payments. These transactions generally involve an agreement with the swap counterparty to pay a fixed or variable rate payment in exchange for the counterparty paying the Fund the other type of payment stream (i.e., variable or fixed). The payment obligation would be based on the notional amount of the swap. Other forms of interest rate swap agreements in which the Fund may invest include without limitation interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap;” interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor;” and interest rate “collars,” under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. The Fund may (but is not required to) use interest rate swap transactions with the intent to reduce or eliminate the risk that an increase in short-term interest rates could pose for the performance of the Fund’s Common Shares as a result of leverage, and also may use these instruments for other hedging or investment purposes. Any termination of an interest rate swap transaction could result in a termination payment by or to the Fund.

Credit Default Swaps

The Fund may enter into credit default swaps for both investment and risk management purposes, as well as to add leverage to the Fund’s portfolio. A credit default swap may have as reference obligations one or more securities that are not currently held by the Fund. The protection “buyer” in a credit default swap is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. Rather than exchange the bonds for par value, a single cash payment may be due from the protection seller representing the difference between the par value of the bonds and the current market value of the bonds (which may be determined through an auction). The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap from the seller, who, in turn, generally will recover an amount significantly lower than the equivalent face amount of the obligations of the reference entity, whose value may have significantly decreased, through (i) physical delivery of such obligations by the buyer, (ii) cash settlement or (iii) an auction process. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its

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PIMCO Municipal Income Fund II

portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.

The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swaps on ABS and credit indexes, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swaps involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk, among other risks associated with derivative instruments. A buyer generally also will lose the upfront and/or periodic payments it made for the swap and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Fund’s obligations under a credit default swap will be accrued daily (offset against any amounts owing to the Fund). In connection with credit default swaps in which the Fund is the buyer, the Fund may segregate or “earmark” cash or liquid assets, or enter into certain offsetting positions, with a value at least equal to the Fund’s exposure (any accrued but unpaid net amounts owed by the Fund to any counterparty), on a marked-to-market basis. In connection with credit default swaps in which the Fund is the seller, if the Fund covers its position through asset segregation, the Fund will segregate or “earmark” cash or assets determined to be liquid with a value at least equal to the full notional amount of the Fund’s obligation under the swap. Such segregation or “earmarking” will not limit the Fund’s exposure to loss. See “Principal Risks of the Fund—Segregation and Coverage Risk.” and “Principal Risks of the Fund—Regulatory Risk—Commodity Pool Operator.”

Structured Notes and Related Instruments

The Fund may invest in “structured” notes and other related instruments, which are privately negotiated debt obligations in which the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies. Structured instruments frequently are assembled in the form of medium-term notes, but a variety of forms are available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the structured instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss.

The Fund may use structured instruments for investment purposes and also for risk management purposes, such as to reduce the duration and interest rate sensitivity of the Fund’s portfolio, and for leveraging purposes. While structured instruments may offer the potential for a favorable rate of return from time to time, they also entail certain risks. Structured instruments may be less liquid than other debt securities, and the price of structured instruments may be more volatile. In some cases, depending on the terms of the embedded index, a structured instrument may provide that the principal and/or interest payments may be adjusted below zero. Structured instruments also may involve significant credit risk and risk of default by the counterparty. Structured instruments may also be illiquid. Like other sophisticated strategies, the Fund’s use of structured instruments may not work as intended. If the value of the embedded index changes in a manner other than that expected by PIMCO, principal and/or interest payments received on the structured instrument may be substantially less than expected. Also, if PIMCO chooses to use structured instruments to reduce the duration of the Fund’s portfolio, this may limit the Fund’s return when having a longer duration would be beneficial (for instance, when interest rates decline).

Rule 144A Securities

The Fund may invest in securities that have not been registered for public sale, but that are eligible for purchase and sale pursuant to Rule 144A under the Securities Act. Rule 144A permits certain qualified institutional buyers, such as the Fund, to trade in privately placed securities that have not been registered for sale under the Securities Act.

Other Investment Companies

The Fund may invest in securities of other open- or closed-end investment companies (including those advised by PIMCO), including without limitation ETFs, to the extent that such investments are consistent with the Fund’s investment objective, strategies and policies and permissible under the 1940 Act. The Fund may invest in other investment companies (including those advised by PIMCO) to gain broad market, sector exposure or for cash management purposes, including during periods when it has large amounts of uninvested cash (such as the period shortly after the Fund receives the proceeds of the offering of its Common Shares) or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in certain money

31	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use by certain registered investment companies advised by PIMCO in connection with their cash management activities. The Fund will treat its investments in other investment companies that invest primarily in types of securities in which the Fund may invest directly as investments in such types of securities for purposes of the Fund’s investment policies (e.g., the Fund’s investment in an investment company that invests primarily in debt securities will be treated by the Fund as an investment in a debt security). As a shareholder in an investment company, the Fund would bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. The securities of other investment companies may be leveraged, in which case the NAV and/or market value of the investment company’s shares will be more volatile than unleveraged investments. See “Principal Risks of the Fund—Leverage Risk.”

Regulatory changes adopted by the SEC concerning investments by registered investment companies in the securities of other registered investment companies may, among other things, limit investment flexibility and could affect the Fund’s ability to utilize the Central Funds. This could adversely impact the Fund’s investment strategies and operations. The “Investment Objective and Policies—Regulatory Risk” section in the Statement of Additional Information discusses these changes in further detail.

Repurchase Agreements

The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer and the bank or broker-dealer agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities it holds. This could involve transaction costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days are considered to be illiquid securities. See “Principal Risks of the Fund—Repurchase Agreements Risk.”

When-Issued, Delayed Delivery and Forward Commitment Transactions

The Fund may purchase securities that it is eligible to purchase on a when-issued basis, may purchase and sell such securities for delayed delivery and may make contracts to purchase such securities for a fixed price at a future date beyond normal settlement time (forward commitments). When-issued transactions, delayed delivery purchases and forward commitments involve a risk of loss if the value of the securities declines prior to the settlement date. This risk is in addition to the risk that the Fund’s other assets will decline in value. Therefore, these transactions may result in a form of leverage and increase the Fund’s overall investment exposure. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made, although the Fund may earn income on securities it has segregated to cover these positions. When the Fund has sold a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Fund could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery or forward commitment basis without owning the security, the Fund will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.

Portfolio Turnover

The length of time the Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Fund is known as “portfolio turnover.” The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) generally involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Sales of portfolio securities may also result in realization of taxable capital gains, including short-term capital gains (which are generally treated as ordinary income upon distribution in the form of dividends). The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance.

Use of Leverage

The Fund currently utilizes leverage principally through its outstanding Preferred Shares and floating rate notes issued in TOB transactions. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures contracts, options on futures contracts, forward contracts, or any interest rate, securities-related or other hedging instrument, including swap agreements and other derivative instruments. The Fund may also determine to issue other types of Preferred Shares or determine to decrease the leverage it currently maintains by redeeming its outstanding Preferred Shares or unwinding TOBs and may or may not determine to replace such leverage through other sources.

The amount of leverage that the Fund uses may change, but total leverage is not normally expected to exceed 50% of the Fund’s total assets. To the extent the Fund covers its commitments under TOBs or other derivatives instruments by the segregation of liquid assets, or by entering into offsetting transactions or owning positions covering its obligations, they will not be considered “senior securities” under the Investment Company Act of 1940 (“1940 Act”) and will not be subject to the 50% policy described in the foregoing sentence.

In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC

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PIMCO Municipal Income Fund II

guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in this Prospectus and the Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in the Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. The Fund utilizes certain kinds of leverage, including, without limitation, Preferred Shares and TOBs, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. The Fund may also determine to decrease the leverage it currently maintains by redeeming its outstanding Preferred Shares or unwinding TOBs and may or may not determine to replace such leverage through other sources. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common Shareholders.

Under the 1940 Act, the Fund is not permitted to issue new Preferred Shares unless immediately after such issuance the value of the Fund’s total net assets (as defined below) is at least 200% of the liquidation value of the outstanding Preferred Shares and the newly issued Preferred Shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets satisfies the above-referenced 200% coverage requirement.

Existing SEC guidance generally prohibits the Fund from engaging in most forms of leverage representing indebtedness other than preferred shares (including the use of TOBs, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, this asset coverage test is satisfied. The Fund may (but is not required to) cover its commitments under TOBs or other derivatives instruments by the segregation of liquid assets, or by entering into offsetting transactions or owning positions covering its obligations. To the extent that certain of these instruments are so covered, they will not be considered “senior securities” under the 1940 Act and therefore will not be subject to the 1940 Act 300% asset coverage requirement otherwise applicable to forms of senior securities representing indebtedness used by the Fund. However, such instruments, even if covered, represent a form of economic leverage and create special risks. The use of these forms of leverage increases the volatility of the Fund’s investment portfolio and could result in larger losses to Common Shareholders than if these strategies were not used. See “Principal Risks of the Fund—Leverage Risk.” To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.

The Fund’s ability to utilize leverage is also limited by asset coverage requirements and other guidelines imposed by rating agencies (currently Moody’s and Fitch) that provide ratings for the Preferred Shares, which are more restrictive than the limitations imposed by the 1940 Act noted above. See “Description of Capital Structure” for more information.

Under the 1940 Act, the Fund is currently not permitted to issue preferred shares unless immediately after such issuance the value of the Fund’s total net assets is at least 200% of the liquidation value of the Fund’s preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, for so long as the Fund has preferred shares outstanding, the Fund will not be permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets, after giving effect to such cash dividend or other distribution, satisfies the above-referenced 200% coverage requirement.

Leveraging is a speculative technique and there are special risks and costs involved. The Fund cannot assure you that its use of Preferred Shares and any other forms of leverage (such as TOBs) will be successful or result in a higher yield on your Common Shares. If used, there can be no assurance that the Fund’s leveraging strategies will result in a higher yield on your Common Shares. When leverage is used, the NAV and market price of the Common Shares and the yield to Common Shareholders will be more volatile. See “Principal Risks of the Fund—Leverage Risk.” In addition, dividend, interest and other costs and expenses borne by the Fund with respect to its use of The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the

33	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.

The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.

Effects of Leverage

The following table is furnished in response to requirements of the SEC. It is designed to illustrate the effects of leverage through the use of senior securities, as that term is defined under Section 18 of the 1940 Act, on Common Share total return, assuming investment portfolio total returns (consisting of income and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. The table below assumes the Fund’s continued use of Preferred Shares averaged over the year ended December 31, 2021, representing approximately 27.09% of the Fund’s total managed assets, and, although not senior securities under the 1940 Act, the Fund’s use of TOBs averaged over the year ended December 31, 2021, representing approximately 14.89% of the Fund’s total average managed assets. The table below also assumes that the Fund will pay dividends on Preferred Shares at an estimated annual effective Preferred Share dividend rate of 1.93% for ARPS and 1.83% for RVMTP (as of June 30, 2022) and interest on TOBs at an estimated annual effective interest expense rate of 0.84% (as of June 30, 2022). Based on such estimates, the annual return that the Fund’s portfolio must experience (net of expenses) in order to cover such costs is 0.64%. The information below does not reflect any Fund’s use of certain other forms of economic leverage achieved through the use of other instruments or transactions not considered to be senior securities under the 1940 Act, such as covered credit default swaps or other derivative instruments.

The assumed investment portfolio returns in the table below are hypothetical figures and are not necessarily indicative of the investment portfolio returns experienced or expected to be experienced by the Fund. Your actual returns may be greater or less than those appearing below. In addition, the actual Preferred Share dividend rate and the actual borrowing expenses associated with TOBs (or other forms of leverage, if any) used by the Fund may vary frequently and may be significantly higher or lower than the rates used for the example below.

Assumed Portfolio Total Return	(10.00)%	(5.00)%	0.00%	5.00%	10.00%

Common Share Total Return	(18.34)%	(9.73)%	(1.11)%	7.51%	16.13%

Common Share total return is composed of two elements—the Common Share dividends paid by the Fund (the amount of which is largely determined by the net investment income of the Fund after paying dividends on Preferred Shares and expenses on any forms of leverage outstanding, including TOBs) and gains or losses on the value of the securities and other instruments the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital losses than to enjoy capital appreciation. For example, to assume a portfolio total return of 0%, the Fund must assume that the income it receives on its investments is entirely offset by losses in the value of those investments. This table reflects hypothetical performance of the Fund’s portfolio and not the actual performance of the Fund’s Common Shares, the value of which is determined by market forces and other factors.

Should the Fund elect to add additional leverage to its portfolio following an offering, any benefits of such additional leverage cannot be fully achieved until the proceeds resulting from the use of such leverage have been received by the Fund and invested in accordance with the Fund’s investment objective and policies. As noted above, the Fund’s willingness to use additional leverage, and the extent to which leverage is used at any time, will depend on many factors, including, among other things, PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

Principal Risks of the Fund

The Fund is subject to the principal risks noted below, whether through the Fund’s direct investments or derivatives positions.

Market Discount Risk

The price of the Fund’s Common Shares will fluctuate with market conditions and other factors. If you sell your Common Shares, the price received may be more or less than your original investment. The Common Shares are designed for long-term investors and should not be treated as trading vehicles. Shares of closed-end management investment companies frequently trade at a discount from their NAV. The Common Shares may trade at a price that is less than the offering price for Common Shares issued pursuant to an offering. This risk may be greater for investors who sell their Common Shares relatively shortly after completion of an offering. The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.

Market Risk

The market price of securities owned by the Fund may go up or down, sometimes rapidly or unpredictably. Securities may decline in value due to factors affecting securities markets generally or particular industries represented in the securities markets. The value of a security may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates, adverse changes to credit markets or adverse investor sentiment generally. The value of a security may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. During a general downturn in the securities markets, multiple asset classes may decline in value simultaneously. Equity securities generally have greater price volatility than fixed income securities. Credit ratings downgrades may also negatively affect securities

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PIMCO Municipal Income Fund II

held by the Fund. Even when markets perform well, there is no assurance that the investments held by the Fund will increase in value along with the broader market.

In addition, market risk includes the risk that geopolitical and other events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets, which could cause the Fund to lose value. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy. The current contentious domestic political environment, as well as political and diplomatic events within the United States and abroad, such as presidential elections in the United States or abroad or the U.S. government’s inability at times to agree on a long-term budget and deficit reduction plan, has in the past resulted, and may in the future result, in a government shutdown or otherwise adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. Additional and/or prolonged U.S. federal government shutdowns may affect investor and consumer confidence and may adversely impact financial markets and the broader economy, perhaps suddenly and to a significant degree. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the Fund’s investments. Any market disruptions could also prevent the Fund from executing advantageous investment decisions in a timely manner. Funds that have focused their investments in a region enduring geopolitical market disruption, it will face higher risks of loss. Thus, investors should closely monitor current market conditions to determine whether the Fund meets their individual financial needs and tolerance for risk.

Current market conditions may pose heightened risks with respect to the Fund’s investment in fixed income securities. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk. Any interest rate increases in the future could cause the value of any Fund, such as the Fund, that invests in fixed income securities to decrease.

Exchanges and securities markets may close early, close late or issue trading halts on specific securities, which may result in, among other things, the Fund being unable to buy or sell certain securities or financial instruments at an advantageous time or accurately price its portfolio investments.

Municipal Bond Risk

The ability of municipal issuers to make timely payments of interest and principal may be diminished during general economic downturns, by litigation, legislation or political events, or by the bankruptcy of the issuer. Laws, referenda, ordinances or regulations enacted in the future by Congress or state legislatures or the applicable governmental entity could extend the time for payment of principal and/or interest, or impose other constraints on enforcement of such obligations, or on the ability of municipal issuers to levy taxes. Issuers of municipal securities also might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays in collecting principal and interest and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled. To enforce its rights in the event of a default in the payment of interest or repayment of principal, or both, the Fund may take possession of and manage the assets securing the issuer’s obligations on such securities, which may increase the Fund’s operating expenses.

The Fund may invest in revenue bonds, which are typically issued to fund a wide variety of capital projects including electric, gas, water and sewer systems; highways, bridges and tunnels; port and airport facilities; colleges and universities; and hospitals. Because the principal security for a revenue bond is generally the net revenues derived from a particular facility or group of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source, there is no guarantee that the particular project will generate enough revenue to pay its obligations, in which case the Fund’s performance may be adversely affected.

The Fund may invest in taxable municipal bonds, such as Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorized state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. The Fund’s investments in Build America Bonds or similar taxable municipal bonds will result in taxable income and the Fund may elect to pass through to holders of the Fund’s common shares (“Common Shares”) the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Taxable municipal bonds involve similar risks as tax-exempt municipal bonds, including credit and market risk.

Municipal securities are also subject to interest rate, credit, and liquidity risk, which are discussed generally elsewhere in this section, and elaborated upon below with respect to municipal bonds.

Interest Rate Risk. The value of municipal securities, similar to other fixed income securities, will likely drop as interest rates rise in the general market. Conversely, when rates decline, bond prices generally rise.

Credit Risk. The risk that a borrower may be unable to make interest or principal payments when they are due. A fund that invests in municipal securities relies on the ability of the issuer to service its debt.

35	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

This subjects the Fund to credit risk in that the municipal issuer may be fiscally unstable or exposed to large liabilities that could impair its ability to honor its obligations. Municipal issuers with significant debt service requirements, in the near-to mid-term; unrated issuers and those with less capital and liquidity to absorb additional expenses may be most at risk. To the extent the Fund invests in lower quality or high yield municipal securities, it may be more sensitive to the adverse credit events in the municipal market. The treatment of municipalities in bankruptcy is more uncertain, and potentially more adverse to debt holders, than for corporate issues.

Liquidity Risk. The risk that investors may have difficulty finding a buyer when they seek to sell, and therefore, may be forced to sell at a discount to the market value. Liquidity may sometimes be impaired in the municipal market and because the Fund primarily invests in municipal securities, it may find it difficult to purchase or sell such securities at opportune times. Liquidity can be impaired due to interest rate concerns, credit events, or general supply and demand imbalances. Depending on the particular issuer and current economic conditions, municipal securities could be deemed more volatile investments.

In addition to general municipal market risks, different municipal sectors may face different risks. For instance, general obligation bonds are secured by the full faith, credit, and taxing power of the municipality issuing the obligation. As such, timely payment depends on the municipality’s ability to raise tax revenue and maintain a fiscally sound budget. The timely payments may also be influenced by any unfunded pension liabilities or other post-employee benefit plan (OPEB) liabilities.

Revenue bonds are secured by special tax revenues or other revenue sources. If the specified revenues do not materialize, then the bonds may not be repaid.

Private activity bonds are yet another type of municipal security. Municipalities use private activity bonds to finance the development of industrial facilities for use by private enterprise. Principal and interest payments are to be made by the private enterprise benefitting from the development, which means that the holder of the bond is exposed to the risk that the private issuer may default on the bond.

Moral obligation bonds are usually issued by special purpose public entities. If the public entity defaults, repayment becomes a “moral obligation” instead of a legal one. The lack of a legally enforceable right to payment in the event of default poses a special risk for a holder of the bond because it has little or no ability to seek recourse in the event of default.

In addition, a significant restructuring of federal income tax rates or even serious discussion on the topic in Congress could cause municipal bond prices to fall. The demand for municipal securities is strongly influenced by the value of tax-exempt income to investors. Lower income tax rates could reduce the advantage of owning municipal securities.

Municipal notes are similar to general municipal debt obligations, but they generally possess shorter terms. Municipal notes can be used to provide interim financing and may not be repaid if anticipated revenues are not realized.

Municipal Project-Specific Risk

The Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in the bonds of specific projects (such as those relating to education, health care, housing, transportation, and utilities), industrial development bonds, or in general obligation bonds, particularly if there is a large concentration from issuers in a single state. This is because the value of municipal securities can be significantly affected by the political, economic, legal, and legislative realities of the particular issuer’s locality or municipal sector events. Similarly, changes to state or federal regulation tied to a specific sector, such as the hospital sector, could have an impact on the revenue stream for a given subset of the market.

U.S. Government Securities Risk

Certain U.S. government securities, such as U.S. Treasury bills, notes, bonds and mortgage-related securities guaranteed by the GNMA, are supported by the full faith and credit of the United States; others, such as those of the FHLBs or the FHLMC, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others are supported only by the credit of the agency, instrumentality or corporation. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities. Yields available from U.S. government debt securities are generally lower than the yields available from other debt securities. The values of U.S. government securities change as interest rates fluctuate.

Asset Allocation Risk

The Fund’s investment performance depends upon how its assets are allocated and reallocated. A principal risk of investing in the Fund is that PIMCO may make less than optimal or poor asset allocation decisions. PIMCO employs an active approach to allocation among multiple fixed-income sectors, but there is no guarantee that such allocation techniques will produce the desired results. It is possible that PIMCO will focus on an investment that performs poorly or underperforms other investments under various market conditions. You could lose money on your investment in the Fund as a result of these allocation decisions.

Management Risk

The Fund is subject to management risk because it is an actively managed investment portfolio. PIMCO and each individual portfolio manager will

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PIMCO Municipal Income Fund II

apply investment techniques and risk analysis in making investment decisions for the Fund, but there can be no guarantee that these decisions will produce the desired results. Certain securities or other instruments in which the Fund seeks to invest may not be available in the quantities desired. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. In such circumstances, PIMCO or the individual portfolio managers may determine to purchase other securities or instruments as substitutes. Such substitute securities or instruments may not perform as intended, which could result in losses to the Fund. The Fund is also subject to the risk that deficiencies in the internal systems or controls of PIMCO or another service provider will cause losses for the Fund or hinder Fund operations. For example, trading delays or errors (both human and systemic) could prevent the Fund from purchasing a security expected to appreciate in value. To the extent the Fund employs strategies targeting perceived pricing inefficiencies, arbitrage strategies or similar strategies, it is subject to the risk that the pricing or valuation of the securities and instruments involved in such strategies may change unexpectedly, which may result in reduced returns or losses to the Fund. Additionally, actual or potential conflicts of interest, legislative, regulatory, or tax restrictions, policies or developments may affect the investment techniques available to PIMCO and each individual portfolio manager in connection with managing the Fund and may also adversely affect the ability of the Fund to achieve its investment objective. There also can be no assurance that all of the personnel of PIMCO will continue to be associated with PIMCO for any length of time. The loss of the services of one or more key employees of PIMCO could have an adverse impact on the Fund’s ability to realize its investment objective.

In addition, the Fund may rely on various third-party sources to calculate its NAV. As a result, the Fund is subject to certain operational risks associated with reliance on service providers and service providers’ data sources. In particular, errors or systems failures and other technological issues may adversely impact the Fund’s calculations of its NAV, and such NAV calculation issues may result in inaccurately calculated NAV, delays in NAV calculation and/or the inability to calculate NAVs over extended periods. The Fund may be unable to recover any losses associated with such failures.

Issuer Risk

The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Common Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

Interest Rate Risk

Interest rate risk is the risk that fixed income securities and other instruments in the Fund’s portfolio will decline in value because of a change in interest rates. As nominal interest rates rise, the value of certain fixed income securities held by the Fund is likely to decrease. A nominal interest rate can be described as the sum of a real interest rate and an expected inflation rate. Interest rate changes can be sudden and unpredictable, and the Fund may lose money as a result of movements in interest rates. The Fund may not be able to effectively hedge against changes in interest rates or may choose not to do so for cost or other reasons.

A wide variety of factors can cause interest rates or yields of U.S. Treasury securities (or yields of other types of bonds) to rise (e.g., central bank monetary policies, inflation rates, general economic conditions). Recently, there have been signs of inflationary price movements. As such, fixed income securities markets may experience heightened levels of interest rate, volatility and liquidity risk.

Fixed income securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity and call features, among other characteristics. Duration is useful primarily as a measure of the sensitivity of a fixed income security’s market price to interest rate (i.e., yield) movements. All other things remaining equal, for each one percentage point increase in interest rates, the value of a portfolio of fixed income investments would generally be expected to decline by one percent for every year of the portfolio’s average duration above zero. For example, the value of a portfolio of fixed income securities with an average duration of fourteen years would generally be expected to decline by approximately 14% if interest rates rose by one percentage point.

Variable and floating rate securities may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities and the NAV of the Fund’s shares.

During periods of very low or negative interest rates, the Fund may be unable to maintain positive returns. Very low or negative interest rates may magnify interest rate risk. Changing interest rates, including rates that fall below zero, may have unpredictable effects on markets, may result in heightened market volatility and may detract from Fund performance to the extent the Fund is exposed to such interest rates.

Measures such as average duration may not accurately reflect the true interest rate sensitivity of the Fund. This is especially the case if the Fund consists of securities with widely varying durations. Therefore, if the Fund has an average duration that suggests a certain level of interest rate risk, the Fund may in fact be subject to greater interest rate risk than the average would suggest. This risk is greater to the extent the Fund uses leverage or derivatives.

37	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Convexity is an additional measure used to understand a security’s or Fund’s interest rate sensitivity. Convexity measures the rate of change of duration in response to changes in interest rates. With respect to a security’s price, a larger convexity (positive or negative) may imply more dramatic price changes in response to changing interest rates. Convexity may be positive or negative. Negative convexity implies that interest rate increases result in increased duration, meaning increased sensitivity in prices in response to rising interest rates. Thus, securities with negative convexity, which may include bonds with traditional call features and certain mortgage-backed securities, may experience greater losses in periods of rising interest rates. Accordingly, if the Fund holds such securities, the Fund may be subject to a greater risk of losses in periods of rising interest rates.

Rising interest rates may result in periods of volatility and a decline in value of the Fund’s fixed income investments. Further, while U.S. bond markets have steadily grown over the past three decades, dealer “market making ability has remained relatively stagnant. As a result, dealer inventories of certain types of bonds and similar instruments, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size. Because market makers provide stability to a market through their intermediary services, a significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty. All of these factors, collectively and/or individually, could cause the Fund to lose value.

Credit Risk

The Fund could lose money if the issuer or guarantor of a fixed income security, or the counterparty to a derivatives contract, repurchase agreement or a loan of portfolio securities, is unable or unwilling, or is perceived as unable or unwilling, to make timely principal and/or interest payments or to otherwise honor its obligations. The downgrade of the credit of a security held by the Fund may decrease its value. Measures such as average credit quality may not accurately reflect the true credit risk of the Fund. This is especially the case if the Fund consists of securities with widely varying credit ratings. This risk is greater to the extent the Fund uses leverage or derivatives. Municipal bonds are subject to the risk that litigation, legislation or other political events, local business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and/or interest.

Mortgage-Related and Other Asset-Backed Instruments Risk

The mortgage-related assets in which the Fund may invest include, but are not limited to, any security, instrument or other asset that is related to U.S. or non-U.S. mortgages, including those issued by private originators or issuers, or issued or guaranteed as to principal or interest by the U.S. government or its agencies or instrumentalities or by non-U.S. governments or authorities, such as, without limitation, assets representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including REMICs, which could include Re-REMICs, mortgage pass-through securities, inverse floaters, CMOs, CLOs, multiclass pass-through securities, private mortgage pass-through securities, stripped mortgage securities (generally interest-only and principal-only securities), mortgage-related asset backed securities and mortgage-related loans (including through participations, assignments, originations and whole loans), including commercial and residential mortgage loans. Exposures to mortgage-related assets through derivatives or other financial instruments will be considered investments in mortgage-related assets.

The Fund may also invest in other types of ABS, including CDOs, CBOs and CLOs and other similarly structured securities See “The Fund’s Investment Objective and Strategies-Portfolio Contents and Other Information-Mortgage-Related and Other Asset-Backed Instruments” in this prospectus and “Investment Objective and Policies-Mortgage-Related and Other Asset- Backed Instruments” in the Statement of Additional Information for a description of the various mortgage-related and other asset-backed instruments in which the Fund may invest and their related risks.

Mortgage-related and other asset-backed instruments represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments.

Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.

Subordinate mortgage-backed or asset-backed instruments are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of

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PIMCO Municipal Income Fund II

delinquent loans, there is a risk that interest payments on subordinate mortgage-backed or asset-backed instruments will not be fully paid.

There are multiple tranches of mortgage-backed and asset-backed instruments, offering investors various maturity and credit risk characteristics. Tranches are categorized as senior, mezzanine, and subordinated/equity or “first loss,” according to their degree of risk. The most senior tranche of a mortgage-backed or asset-backed instrument has the greatest collateralization and pays the lowest interest rate. If there are defaults or the collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. Lower tranches represent lower degrees of credit quality and pay higher interest rates intended to compensate for the attendant risks. The return on the lower tranches is especially sensitive to the rate of defaults in the collateral pool. The lowest tranche (i.e., the “equity” or “residual” tranche) specifically receives the residual interest payments (i.e., money that is left over after the higher tranches have been paid and expenses of the issuing entities have been paid) rather than a fixed interest rate. The Fund may also invest in the residual or equity tranches of mortgage-related and other asset-backed instruments, which may be referred to as subordinate mortgage-backed or asset-backed instruments and interest-only mortgage-backed or asset-backed instruments. The Fund expects that investments in subordinate mortgage-backed and other asset-backed instruments will be subject to risks arising from delinquencies and foreclosures, thereby exposing its investment portfolio to potential losses. Subordinate securities of mortgage-backed and other asset-backed instruments are also subject to greater credit risk than those mortgage-backed or other asset-backed instruments that are more highly rated.

The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) may increase, and a decline in or flattening of housing and other real property values may exacerbate such delinquencies and losses. In addition, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.

Mortgage-Related Derivative Instruments Risk

The Fund may engage in derivative transactions related to mortgage-backed securities, including purchasing and selling exchange-listed and OTC put and call options, futures and forwards on mortgages and mortgage-backed securities. The Fund may also invest in mortgage-backed securities credit default swaps, which include swaps the reference obligation for which is a mortgage-backed security or related index, such as the CMBX Index (a tradeable index referencing a basket of commercial mortgage-backed securities), the TRX Index (a tradeable index referencing total return swaps based on commercial mortgage-backed securities) or the ABX (a tradeable index referencing a basket of sub-prime mortgage backed securities). The Fund may invest in newly developed mortgage related derivatives that may hereafter become available.

Derivative mortgage-backed securities (such as principal-only (“POs”), interest-only (“IOs”) or inverse floating rate securities) are particularly exposed to call and extension risks. Small changes in mortgage prepayments can significantly impact the cash flows and the market value of these derivative instruments. In general, the risk of faster than anticipated prepayments adversely affects IOs, super floaters and premium priced mortgage-backed securities. The risk of slower than anticipated prepayments generally affects POs, floating-rate securities subject to interest rate caps, support tranches and discount priced mortgage-backed securities. In addition, particular derivative instruments may be leveraged such that their exposure (i.e., price sensitivity) to interest rate and/or prepayment risk is magnified. Mortgage-related derivative instruments involve risks associated with mortgage-related and other asset-backed instruments, privately-issued mortgage-related securities, the mortgage market, the real estate industry, derivatives and credit default swaps. See “Mortgage-Related and Other Asset-Backed Instruments Risk”, “Privately-Issued Mortgage-Related Securities Risk,” “Derivatives Risk,” and “Credit Default Swaps Risk.”

Mortgage-related derivative instruments involve risks associated with mortgage-related and other asset-backed instruments, privately-issued mortgage-related securities, the mortgage market, the real estate industry, derivatives and credit default swaps. See “Mortgage-Related and Other Asset-Backed Instruments Risk,” “Privately-Issued Mortgage-Related Securities Risk,” “Derivatives Risk,” and “Credit Default Swaps Risk.”

High Yield Securities Risk

To the extent that the Fund invests in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”), the Fund will be subject to greater levels of credit risk, call risk and liquidity risk than funds that do not invest in such securities, which could have a negative effect on the NAV and market price of the Fund’s Common Shares or Common Share dividends. These securities are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce the Fund’s ability to sell these securities at an advantageous time or price. The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.

Issuers of high yield securities may have the right to “call or redeem the issue prior to maturity, which may result in the Fund having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in high yield securities.

39	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. To the extent that the Fund invests in high yield securities and unrated securities of similar credit quality (commonly known as “high yield securities” or “junk bonds”), the Fund may be subject to greater levels of credit risk, call risk and liquidity risk than funds that do not invest in such securities, which could have a negative effect on the NAV and market price of the Fund’s Common Shares or Common Share dividends. These securities are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these securities and reduce the Fund’s ability to sell these securities at an advantageous time or price. The Fund may purchase distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks. Issuers of high yield securities may have the right to “call” or redeem the issue prior to maturity, which may result in the Fund having to reinvest the proceeds in other high yield securities or similar instruments that may pay lower interest rates. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in high yield securities. Consequently, transactions in high yield securities may involve greater costs than transactions in more actively traded securities. These factors may result in the Fund being unable to realize full value for these securities and/or may result in the Fund not receiving the proceeds from a sale of a high yield security for an extended period after such sale, each of which could result in losses to the Fund. Because of the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative.

In general, lower rated debt securities carry a greater degree of risk that the issuer will lose its ability to make interest and principal payments, which could have a negative effect on the Fund. Securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal and are commonly referred to as “high yield” securities or “junk bonds.” High yield securities involve a greater risk of default and their prices are generally more volatile and sensitive to actual or perceived negative developments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. The Fund may purchase stressed or distressed securities that are in default or the issuers of which are in bankruptcy, which involve heightened risks.

An economic downturn could severely affect the ability of issuers (particularly those that are highly leveraged) to service or repay their debt obligations. Lower-rated securities are generally less liquid than higher-rated securities, which may have an adverse effect on the Fund’s ability to dispose of them. For example, under adverse market or economic conditions, the secondary market for below investment grade securities could contract further, independent of any specific adverse changes in the condition of a particular issuer, and certain securities in the Fund’s portfolio may become illiquid or less liquid. As a result, the Fund could find it more difficult to sell these securities or may be able to sell these securities only at prices lower than if such securities were widely traded.

To the extent the Fund focuses on below investment grade debt obligations, PIMCO’s capabilities in analyzing credit quality and associated risks will be particularly important, and there can be no assurance that PIMCO will be successful in this regard. Due to the risks involved in investing in high yield securities, an investment in the Fund should be considered speculative.

The Fund’s credit quality policies apply only at the time a security is purchased, and the Fund is not required to dispose of a security in the event that a rating agency or PIMCO downgrades its assessment of the credit characteristics of a particular issue. Analysis of creditworthiness may be more complex for issuers of high yield securities than for issuers of higher quality debt securities.

Reinvestment Risk

Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels and the market price, NAV and/or overall return of the Common Shares.

Securities Lending Risk.

For the purpose of achieving income, the Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. Please see “Investment Objectives and Policies—Loans of Portfolio Securities” in the Statement of Additional Information for more details. When the Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. The Fund may pay lending fees to a party arranging the loan. Cash collateral received by the Fund in securities lending transactions may be invested in short-term liquid fixed income instruments or in money market or short-term mutual funds, or similar investment vehicles, including affiliated money market or short-term mutual funds. The Fund bears the risk of such investments.

Call Risk

Call risk refers to the possibility that an issuer may exercise its right to redeem a fixed income security earlier than expected. Issuers may call outstanding securities prior to their maturity for a number of reasons. If an issuer calls a security in which the Fund has invested, the Fund may

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PIMCO Municipal Income Fund II

not recoup the full amount of its initial investment and may be forced to reinvest in lower-yielding securities, securities with greater credit risks or securities with other, less favorable features.

U.S. Government Securities Risk

Certain U.S. government securities, such as U.S. Treasury bills, notes, bonds and mortgage-related securities guaranteed by the GNMA, are supported by the full faith and credit of the United States; others, such as those of the FHLBs or the FHLMC, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others are supported only by the credit of the agency, instrumentality or corporation. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities. Yields available from U.S. government debt securities are generally lower than the yields available from other debt securities. The values of U.S. government securities change as interest rates fluctuate.

California State-Specific Risk

The Fund may be affected significantly by economic, regulatory or political developments affecting the ability of California issuers to pay interest or repay principal. Certain issuers of California municipal bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain California issuers to pay principal or interest on their obligations. Provisions of the California Constitution and State statutes which limit the taxing and spending authority of California governmental entities may impair the ability of California issuers to pay principal and/or interest on their obligations. While California’s economy is broad, it does have major concentrations in advanced technology, aerospace and defense-related manufacturing, trade, entertainment, real estate and financial services, and may be sensitive to economic problems affecting those industries. Future California political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of California issuers.

New York State-Specific Risk

The Fund may be affected significantly by economic, regulatory or political developments affecting the ability of New York issuers to pay interest or repay principal. Certain issuers of New York municipal bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain New York issuers to pay principal or interest on their obligations. Provisions of the New York Constitution and State statutes which limit the taxing and spending authority of New York governmental entities may impair the ability of New York issuers to pay principal and/or interest on their obligations. While New York’s economy is broad, it does have major concentrations in certain industries, such as financial services, and may be sensitive to economic problems affecting those industries. Future New York political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation and voter initiatives could have an adverse effect on the debt obligations of New York issuers.

Puerto Rico-Specific Risk

The Fund may be affected significantly by economic, regulatory, restructuring or political developments affecting the ability of Puerto Rico issuers to pay interest or repay principal. Certain issuers of Puerto Rico municipal bonds have experienced serious financial difficulties in the past and reoccurrence of these difficulties may impair the ability of certain Puerto Rico issuers to pay principal or interest on their obligations. Provisions of the Puerto Rico Constitution and Commonwealth laws, including a federally-appointed oversight board to oversee the Commonwealth’s financial operations, which limit the taxing and spending authority of Puerto Rico governmental entities may impair the ability of Puerto Rico issuers to pay principal and/or interest on their obligations. While Puerto Rico’s economy is broad, it does have major concentrations in certain industries, such as manufacturing and service, and may be sensitive to economic problems affecting those industries. Future Puerto Rico political and economic developments, constitutional amendments, legislative measures, executive orders, administrative regulations, litigation, debt restructuring, and voter initiatives could have an adverse effect on the debt obligations of Puerto Rico issuers.

Valuation Risk

Certain securities in which the Fund invests may be less liquid and more difficult to value than other types of securities. When market quotations or pricing service prices are not readily available or are deemed to be unreliable, the Fund values its investments at fair value as determined in good faith pursuant to policies and procedures approved by the Board. Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset.

41	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Leverage Risk

The Fund’s use of leverage (as described under “Use of Leverage” in the body of this prospectus) creates the opportunity for increased Common Share net income, but also creates special risks for Common Shareholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The Fund’s assets attributable to any outstanding Preferred Shares or the net proceeds that the Fund obtains from its use of TOBs, derivatives or other forms of leverage, if any, will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. Dividends payable with respect to Preferred Shares outstanding and interest expense payable by the Fund with respect to any TOBs, derivatives and other forms of leverage will generally be based on shorter-term interest rates that would be periodically reset. If shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage (including interest expenses on TOBs and the dividend rate on any outstanding Preferred Shares s, including the Preferred Shareholder Gross-Up (as defined below)) could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to Common Shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the Common Shareholders (and not by preferred shareholders) and will reduce the investment return of the Common Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Common Shares, and it may result in losses. In addition, Preferred Shares issued by the Fund pay cumulative dividends, which may tend to increase leverage risk. Leverage creates several major types of risks for Common Shareholders, including:

∎	the likelihood of greater volatility of NAV and market price of Common Shares, and of the investment return to Common Shareholders, than a comparable portfolio without leverage;

∎

the possibility either that Common Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Common Shares will fluctuate because such costs vary over time; and

∎

the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Common Shares than if the Fund were not leveraged and may result in a greater decline in the market value of the Common Shares.

In addition, the counterparties to the Fund’s leveraging transactions and preferred shareholders of the Fund will have priority of payment over the Fund’s Common Shareholders.

The Fund is required to satisfy certain asset coverage requirements in connection with its use of Preferred Shares, including those imposed by regulatory and rating agency requirements. Accordingly, any decline in the net asset value of the Fund’s investments could result in the risk that the Fund will fail to meet its asset coverage requirements for Preferred Shares or the risk of the Preferred Shares being downgraded by a rating agency. In an extreme case, the Fund’s current investment income might not be sufficient to meet the dividend requirements on Preferred Shares outstanding. In order to address these types of events, the Fund might need to dispose of investments in order to fund a redemption of some or all of the Preferred Shares. Dispositions at times of adverse economic conditions may result in a loss to the Fund. At other times, these dispositions may result in gain at the Fund level and thus in additional taxable distributions to Common Shareholders. See “Tax Matters” for more information. Any Preferred Shares, TOBs, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions, credit default swaps, reverse repurchases, or other derivatives by the Fund or counterparties to the Fund’s other leveraging transactions, if any, would have, seniority over the Fund’s Common Shares.

In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in this Prospectus and the Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in the Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

When the Fund issues Preferred Shares, the Fund pays (and the Common Shareholders bear) all costs and expenses relating to the issuance and ongoing maintenance of Preferred Shares. In addition, holders of Preferred Shares issued by the Fund would have complete priority over Common Shareholders in the distribution of the Fund’s assets. Furthermore, preferred shareholders, voting separately as a single class, have the right to elect two members of the Board at all times and to elect a majority of the trustees in the event two full years’ dividends on the Preferred Shares are unpaid, and also have separate class voting rights on certain matters. Accordingly, preferred shareholders may have interests that differ from those of Common Shareholders, and may at times have disproportionate influence over the Fund’s affairs.

Because the fees received by the Investment Manager are based on the average daily net asset value of the Fund (including daily net assets attributable to any Preferred Shares), the Investment Manager has a financial incentive for the Fund to utilize Preferred Shares, which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand.

Segregation and Coverage Risk

Certain portfolio management techniques, such as, among other things, entering into TOBs, reverse repurchase agreement transactions, swap agreements, futures contracts or other derivative transactions, purchasing securities on a when-issued or delayed delivery basis or engaging in short sales currently may be considered senior securities unless steps are taken to segregate the Fund’s assets or otherwise cover its obligations. To avoid

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PIMCO Municipal Income Fund II

having these instruments considered senior securities, the Fund may segregate liquid assets with a value equal (on a daily mark-to-market basis) to its obligations under these types of leveraged transactions, enter into offsetting transactions or otherwise cover such transactions. At times, all or a substantial portion of the Fund’s liquid assets may be segregated for purposes of various portfolio transactions. The Fund may be unable to use such segregated assets for certain other purposes, which could result in the Fund earning a lower return on its portfolio than it might otherwise earn if it did not have to segregate those assets in respect of, or otherwise cover, such portfolio positions. To the extent the Fund’s assets are segregated or committed as cover, it could limit the Fund’s investment flexibility. Segregating assets and covering positions will not limit or offset losses on related positions.

In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in this Prospectus and the Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in the Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

Short Exposure Risk

The Fund’s short sales, if any, are subject to special risks. A short sale involves the sale by the Fund of a security that it does not own with the hope of purchasing the same security at a later date at a lower price. The Fund may also enter into a short position through a forward commitment or a short derivative position through a futures contract or swap agreement. If the price of the security or derivative has increased during this time, then the Fund will incur a loss equal to the increase in price from the time that the short sale was entered into plus any transaction costs (i.e., premiums and interest) paid to the broker-dealer to borrow securities. Therefore, short sales involve the risk that losses may be exaggerated, potentially losing more money than the actual cost of the investment. By contrast, a loss on a long position arises from decreases in the value of the security and is limited by the fact that a security’s value cannot decrease below zero.

By investing the proceeds received from selling securities short, the Fund could be deemed to be employing a form of leverage, which creates special risks. The use of leverage may increase the Fund’s exposure to long security positions and make any change in the Fund’s NAV greater than it would be without the use of leverage. This could result in increased volatility of returns. There is no guarantee that any leveraging strategy the Fund employs will be successful during any period in which it is employed.

In times of unusual or adverse market, economic, regulatory or political conditions, the Fund may not be able, fully or partially, to implement its short selling strategy. Periods of unusual or adverse market, economic, regulatory or political conditions generally may exist for long periods of time. Also, there is the risk that the third party to the short sale will not fulfill its contractual obligations, causing a loss to the Fund.

Derivatives Risk

The use of derivative instruments involves risks different from, and possibly greater than, the risks associated with investing directly in securities and other traditional investments.

Derivatives are subject to a number of risks, such as liquidity risk (which may be heightened for highly-customized derivatives), interest rate risk, market risk, credit risk, leveraging risk, counterparty risk, tax risk and management risk, as well as risks arising from changes in applicable requirements. They also involve the risk of mispricing, the risk of unfavorable or ambiguous documentation and the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate or index. If the Fund invests in a derivative instrument, the Fund could lose more than the amount invested and derivatives may increase the volatility of the Fund, especially in unusual or extreme market conditions. Also, suitable derivative transactions may not be available in all circumstances and there can be no assurance that the Fund will engage in these transactions to reduce exposure to other risks when that would be beneficial or that, if used, such strategies will be successful. The Fund’s use of derivatives may increase or accelerate the amount of taxes payable by Common Shareholders.

Over-the-counter (“OTC”) derivatives are also subject to the risk that a counterparty to the transaction will not fulfill its contractual obligations to the other party, as many of the protections afforded to centrally-cleared derivative transactions might not be available for OTC derivative transactions. For derivatives traded on an exchange or through a central counterparty, credit risk resides with the Fund’s clearing broker, or the clearinghouse, rather than with a counterparty in an OTC derivative transaction. The primary credit risk on derivatives that are exchange-traded or traded through a central clearing counterparty resides with the Fund’s clearing broker, or the clearinghouse. Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Fund may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivative transaction, the Fund might have been in a better position if the Fund had not entered into such derivative transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivative transactions may be modified or terminated only by mutual consent of the Fund and its counterparty.

Therefore, it may not be possible for the Fund to modify, terminate, or offset the Fund’s obligations or the Fund’s exposure to the risks associated with a derivative transaction prior to its scheduled termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund.

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Base Prospectus

Because the markets for certain derivative instruments (including markets located in foreign countries) are relatively new and still developing, appropriate derivative transactions may not be available in all circumstances for risk management or other purposes. Upon the expiration of a particular contract, the Fund may wish to retain the Fund’s position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling to enter into the new contract and no other appropriate counterparty can be found. When such markets are unavailable, the Fund will be subject to increased liquidity and investment risk.

The Fund may enter into opposite sides of interest rate swap and other derivatives for the principal purpose of generating distributable gains on the one side (characterized as ordinary income for tax purposes) that are not part of the Fund’s duration or yield curve management strategies (“paired swap transactions”), and with a substantial possibility that the Fund will experience a corresponding capital loss and decline in NAV with respect to the opposite side transaction (to the extent it does not have corresponding offsetting capital gains). Consequently, Common Shareholders may receive distributions and owe tax on amounts that are effectively a taxable return of the shareholder’s investment in the Fund, at a time when their investment in the Fund has declined in value, which tax may be at ordinary income rates. The tax treatment of certain derivatives in which the Fund invests may be unclear and thus subject to recharacterization. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or character of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.

When a derivative is used as a hedge against a position that the Fund holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. Although hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying instrument, and there can be no assurance that the Fund’s hedging transactions will be effective. In such case, the Fund may lose money. The regulation of the derivatives markets has increased over the past several years, and additional future regulation of the derivatives markets may make derivatives more costly, may limit the availability or reduce the liquidity of derivatives or may otherwise adversely affect the value or performance of derivatives. Any such adverse future developments could impair the effectiveness or raise the costs of the Fund’s derivative transactions, impede the employment of the Fund’s derivatives strategies, or adversely affect the Fund’s performance and cause the Fund to lose value. For instance, on October 28, 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of a registered investment company’s use of derivatives and certain related instruments. Among other things, Rule 18f-4 limits the Fund’s derivatives exposure through a value-at-risk test and requires the adoption and implementation of a derivatives risk management program for certain derivatives users. Subject to certain conditions, limited derivatives users (as defined in Rule 18f-4), however, would not be subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC also eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in this Prospectus and the Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. As the Fund comes into compliance, the Fund’s approach to asset segregation and coverage requirements will be impacted. In addition, Rule 18f-4 could restrict the Fund’s ability to engage in certain derivatives transactions and/or increase the costs of such derivatives transactions, which could adversely affect the value or performance of the Fund and the Common Shares and/or the Fund’s distribution rate. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in the Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

Counterparty Risk

The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of a bankruptcy case, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. While the Fund may seek to manage its counterparty risk by transacting with a number of counterparties, concerns about the solvency of, or a default by, one large market participant could lead to significant impairment of liquidity and other adverse consequences for other counterparties.

Additional Risks Associated with the Fund’s Preferred Shares

Although the Fund’s ARPS ordinarily would pay dividends at rates set at periodic auctions, the weekly auctions for the ARPS (and auctions for similar preferred shares issued by closed-end funds in the U.S.) have failed since 2008. The dividend rates on the ARPS since that time have been paid, and the Fund expects that they will continue to be paid for the foreseeable future, at the “maximum applicable rate.”

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PIMCO Municipal Income Fund II

The maximum applicable rate for the ARPS and the RVMTP Share Dividend Rate (as defined below) is based in part on a multiple of or a spread plus a reference rate. An increase in market interest rates generally, therefore, could increase substantially the dividend rate required to be paid by the Fund to the holders of Preferred Shares, which would increase the costs associated with the Fund’s leverage and reduce the Fund’s net income available for distribution to holders of Common Shares. In addition, the multiple or spread used to calculate the maximum applicable rate for the ARPS and the RVMTP Share Dividend Rate is based in part on the credit rating assigned to the ARPS or RVMTP Shares by the applicable rating agency(ies), with the multiple or spread generally increasing as the rating declines. Accordingly, future ratings downgrades may result in increases to the maximum applicable rate for the ARPS or to the RVMTP Share Dividend Rate.

Therefore, it is possible that a substantial rise in market interest rates and/or further ratings downgrades of the Preferred Shares could, by reducing income available for distribution to the holders of Common Shares and otherwise detracting from the Fund’s investment performance, make the Fund’s continued use of Preferred Shares for leverage purposes less attractive than such use is currently considered to be. In such case, the Fund may elect to redeem some or all of the Preferred Shares outstanding, which may require it to dispose of investments at inopportune times and to incur losses on such dispositions. Such dispositions may adversely affect the Fund’s investment performance generally, and the resultant loss of leverage may materially and adversely affect the Fund’s investment returns.

The Fund is also subject to certain asset coverage tests associated with the rating agencies that rate the Preferred Shares. Failure by the Fund to maintain the asset coverages (or to cure such failure in a timely manner) may require the Fund to redeem Preferred Shares and could preclude the Fund from declaring or paying any dividends or distributions to holders of Common Shares. Failure to satisfy ratings agency asset coverage tests or other guidelines could also result in the applicable ratings agency downgrading its then-current ratings on the Preferred Shares, as described above. Moreover, the rating agency guidelines impose restrictions or limitations on the Fund’s use of certain financial instruments or investment techniques that the Fund might otherwise utilize in order to achieve its investment objective, which may adversely affect the Fund’s investment performance. Rating agency guidelines may be modified by the rating agencies in the future and such modifications may make such guidelines substantially more restrictive or otherwise result in downgrades, which could further negatively affect the Fund’s investment performance.

The ratings agencies that have assigned ratings to the Fund’s Preferred Shares may change their rating methodologies, perhaps substantially. Such a change could adversely affect the ratings assigned to the Fund’s Preferred Shares, the dividend rates paid thereon, and the expenses borne by holders of Common Shares. For instance, Fitch Ratings published ratings criteria relating to closed-end funds on December 4, 2020, which effectively result in a rating cap of “AA” for debt and preferred stock issued by all closed-end funds and a rating cap of “A” for debt and preferred shares issued by (i) closed-end funds exposed to emerging market debt, below-investment-grade and unrated debt, structured securities and equity, and (ii) closed-end funds with material exposure to “BBB” category rated assets. On December 6, 2021, Fitch affirmed “AA” long-term ratings of the Fund’s RVMTP Shares. Fitch does not currently rate the Fund’s ARPS. In addition, future ratings downgrades by Moody’s or Fitch, as applicable, may result in an increase to the Fund’s Preferred Shares dividend rates.

Confidential Information Access Risk

In managing the Fund (and other PIMCO clients), PIMCO may from time to time have the opportunity to receive material, non-public information (“Confidential Information”) about the issuers of certain investments, including, without limitation, senior floating rate loans, other loans and related investments being considered for acquisition by the Fund or held in the Fund’s portfolio. For example, an issuer of privately placed loans considered by the Fund may offer to provide PIMCO with financial information and related documentation regarding the issuer that is not publicly available. Pursuant to applicable policies and procedures, PIMCO may (but is not required to) seek to avoid receipt of Confidential Information from the issuer so as to avoid possible restrictions on its ability to purchase and sell investments on behalf of the Fund and other clients to which such Confidential Information relates. In such circumstances, the Fund (and other PIMCO clients) may be disadvantaged in comparison to other investors, including with respect to the price the Fund pays or receives when it buys or sells an investment. Further, PIMCO’s and the Fund’s abilities to assess the desirability of proposed consents, waivers or amendments with respect to certain investments may be compromised if they are not privy to available Confidential Information. PIMCO may also determine to receive such Confidential Information in certain circumstances under its applicable policies and procedures. If PIMCO intentionally or unintentionally comes into possession of Confidential Information, it may be unable, potentially for a substantial period of time, to purchase or sell investments to which such Confidential Information relates.

Private Placements and Restricted Securities Risk

A private placement involves the sale of securities that have not been registered under the Securities Act or relevant provisions of applicable non-U.S. law to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. See “Principal Risks of the Fund—Liquidity Risk.” Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks. Restricted securities are often purchased at a discount from the market price of unrestricted securities of the same issuer reflecting the fact that such securities may not be readily marketable without some time delay. Such securities are often more difficult to value and the sale of such securities often requires more time and results in higher brokerage

45	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

charges or dealer discounts and other selling expenses than does the sale of securities trading on national securities exchanges or in the over-the-counter markets. Until the Fund can sell such securities into the public markets, its holdings may be less liquid and any sales will need to be made pursuant to an exemption under the Securities Act.

Inflation/Deflation Risk

Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the real value of the Fund’s portfolio could decline. Inflation has recently increased and it cannot be predicted whether it may decline. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and Common Shares.

Regulatory Changes Risk

Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and /or preclude the Fund’s ability to achieve its investment objective. Government regulation may change frequently and may have significant adverse consequences. The Fund and the Investment Manager have historically been eligible for exemptions from certain regulations. However, there is no assurance that the Fund and the Investment Manager will continue to be eligible for such exemptions. Actions by governmental entities may also impact certain instruments in which the Fund invests.

Moreover, government regulation may have unpredictable and unintended effects. Legislative or regulatory actions to address perceived liquidity or other issues in fixed income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund’s ability to pursue its investment objective or utilize certain investment strategies and techniques.

Current rules related to credit risk retention requirements for ABS may increase the cost to originators, securitizers and, in certain cases, asset managers of securitization vehicles in which the Fund may invest. The impact of the risk retention rules on the securitization markets is uncertain. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to the Fund as an investor in such vehicles. In addition, the costs imposed by the risk retention rules on originators, securitizers and/or collateral managers may result in a reduction of the number of new offerings of ABS and thus in fewer investment opportunities for the Fund. A reduction in the number of new securitizations could also reduce liquidity in the markets for certain types of financial assets, which in turn could negatively affect the returns on the Fund’s investment.

Regulatory Risk – London Interbank Offered Rate (“LIBOR”)

The Fund’s investments (including, but not limited to, repurchase agreements, collateralized loan obligations and mortgage-backed securities), payment obligations and financing terms may rely in some fashion on the London Interbank Offered Rate (“LIBOR”). LIBOR is an average interest rate, determined by the ICE Benchmark Administration that banks charge one another for the use of short-term money. ,On July 27, 2017, the Chief Executive of the FCA announced that after 2021 it would cease its active encouragement of banks to provide the quotations needed to sustain LIBOR due to the absence of an active market for interbank unsecured lending and other reasons. On March 5, 2021, the FCA publicly announced that all U.S. Dollar LIBOR settings will either cease to be provided by any administrator or will no longer be representative (i) immediately after December 31, 2021 for one-week and two-month U.S. Dollar LIBOR settings and (ii) immediately after June 30, 2023 for the remaining U.S. Dollar LIBOR settings. As of January 1, 2022, as a result of supervisory guidance from U.S. regulators, some U.S. regulated entities have ceased entering into new LIBOR contracts with limited exceptions. While publication of the one-, three- and six- month Sterling and Japanese yen LIBOR settings will continue at least through calendar year 2022 on the basis of a changed methodology (known as “synthetic LIBOR”), these rates have been designated by the FCA as unrepresentative of the underlying market they seek to measure and are solely available for use in legacy transactions. Certain bank-sponsored committees in other jurisdictions, including Europe, the United Kingdom, Japan and Switzerland, have selected alternative reference rates denominated in other currencies. Although the transition process away from LIBOR has become increasingly well-defined in advance of the anticipated discontinuation date, there remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate (e.g., the Secured Overnight Financing Rate, which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities). Any potential effects of the transition away from LIBOR on the Fund or on certain instruments in which the Fund invests can be difficult to ascertain, and they may vary depending on factors that include, but are not limited to: (i) existing fallback or termination provisions in individual contracts and (ii) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. For example, certain of the Fund’s investments may involve individual contracts that have no existing fallback provision or language that contemplates the discontinuation of LIBOR, and those investments could experience increased volatility or illiquidity as a result of the transition process. In addition, interest rate provisions included in such contracts, or in contracts or other arrangements entered into by the Fund, may need to be renegotiated. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System and based on the Secured Overnight Financing Rate for certain contracts that reference LIBOR and contain no, or insufficient, fallback provisions. It is expected that implementing

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PIMCO Municipal Income Fund II

regulations in respect of the law will follow. The transition of investments from LIBOR to a replacement rate as a result of amendment, application of existing fallbacks, statutory requirements or otherwise may also result in a reduction in the value of certain instruments held by the Fund, a change in the cost of borrowing or the dividend rate for any Preferred Shares that may be issued by the Fund, or a reduction in the effectiveness of related Fund transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Fund.

Regulatory Risk – Commodity Pool Operator

The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the CEA and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. The Investment Manager is registered with the CFTC as a CPO. However, with respect to the Fund, the Investment Manager has claimed an exclusion from registration as a CPO pursuant to CFTC Rule 4.5. For the Investment Manager to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objective and strategies increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. To the extent the Fund becomes ineligible for this exclusion from CFTC regulation, the Fund may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation.

Liquidity Risk

Liquidity risk exists when particular investments are difficult to purchase or sell. Illiquid investments are investments that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Illiquid investments may become harder to value, especially in changing markets. The Fund’s investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to

“make markets,” are at or near historic lows in relation to market size. Because market makers seek to provide stability to a market through their intermediary services, a significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty. In such cases, the Fund, due to the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector. To the extent that the Fund invests in securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have greater exposure to liquidity risk.

Further fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity. The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with tender offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

Tax Risk

The Fund has elected to be treated as a RIC under the Code and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains, that are distributed to shareholders. In order to qualify and be eligible for such treatment, the Fund must meet certain asset diversification tests, derive at least 90% of its gross income for such year from certain types of qualifying income, and distribute to its shareholders at least 90% of its “investment company taxable income” as that term is defined in the Code (which includes, among other things, dividends, taxable interest and the excess of any net short-term capital gains over net long-term capital losses, as reduced by certain deductible expenses).

The Fund’s investment strategy will potentially be limited by its intention to continue qualifying for treatment as a RIC, and can limit the Fund’s ability to continue qualifying as such. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to RICs is uncertain. An adverse determination or future guidance by the IRS or a change in law might affect the Fund’s ability to qualify or be eligible for treatment as a RIC. Income and gains from certain of the Fund’s activities may not constitute qualifying income to a RIC for purposes of the 90% gross income test. If the Fund were to treat income or gain from a particular investment or activity as qualifying income and the income or gain were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross

47	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

income in any taxable year, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level.

If, in any year, the Fund were to fail to qualify for treatment as a RIC under the Code, and were ineligible to or did not otherwise cure such failure, the Fund would be subject to tax on its taxable income at corporate rates and, when such income is distributed, shareholders would be subject to further tax on such distributions to the extent of the Fund’s current or accumulated earnings and profits.

Portfolio Turnover Risk

The Investment Manager manages the Fund without regard generally to restrictions on portfolio turnover. The use of futures contracts and other derivative instruments with relatively short maturities may tend to exaggerate the portfolio turnover rate for the Fund. Trading in fixed income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. The use of futures contracts and other derivative instruments may involve the payment of commissions to futures commission merchants or other intermediaries. Higher portfolio turnover involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains, which are generally taxed to shareholders at ordinary income tax rates when distributed net of short-term capital losses and net long-term capital losses), and may adversely impact the Fund’s after-tax returns.

Operational Risk

An investment in the Fund, like any fund, involves operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.

Other Investment Companies Risk

When investing in an investment company, the Fund generally will bear its ratable share of that investment company’s expenses and remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders could therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks.

Cybersecurity Risk

As the use of technology has become more prevalent in the course of business, the Fund is potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events from outside threat actors or internal resources that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction, lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), and may come from multiple sources, including outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) or cyber extortion, including exfiltration of data held for ransom and/or “ransomware” attacks that renders systems inoperable until ransom is paid, or insider actions. In addition, cyber security breaches involving the Fund’s third party service providers (including but not limited to advisers, sub-advisers, administrators, transfer agents, custodians, vendors, suppliers, distributors and other third parties), trading counterparties or issuers in which the Fund invests can also subject the Fund to many of the same risks associated with direct cyber security breaches or extortion of company data. Moreover, cyber security breaches involving trading counterparties or issuers in which the Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investment to lose value.

Cyber security failures or breaches may result in financial losses to the Fund and its shareholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future.

Like with operational risk in general, the Fund has established business continuity plans and risk management systems designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers in which the Fund may invest, trading counterparties or third party service providers to the Fund. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Fund and its

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PIMCO Municipal Income Fund II

shareholders may suffer losses as a result of a cyber security breach related to the Fund, its service providers, trading counterparties or the issuers in which the Fund invests.

Potential Conflicts of Interest Risk—Allocation of Investment Opportunities

The Investment Manager and its affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund. The Investment Manager may provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Fund. Subject to the requirements of the 1940 Act, the Investment Manager intends to engage in such activities and may receive compensation from third parties for its services. The results of the Fund’s investment activities may differ from those of other accounts managed by the Investment Manager or its affiliates, and it is possible that the Fund could sustain losses during periods in which one or more other accounts managed by the Investment Manager or its affiliates, including proprietary accounts, achieve profits on their trading.

Repurchase Agreements Risk

The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements may be or become illiquid. These events could also trigger adverse tax consequences for the Fund.

Structured Investments Risk

Holders of structured products, including structured notes, credit-linked notes and other types of structured products, bear the risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by the Fund. Structured products generally entail risks associated with derivative instruments.

Market Disruptions Risk

The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets, interest rates, secondary trading, ratings, credit risk, inflation, deflation, other factors relating to the Fund’s investments or the Investment Manager’s operations and the value of an investment in the Fund, its distributions and its returns. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including PIMCO as the Fund’s investment adviser, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund.

For example, the recent spread of an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19) has caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Fund holds, and may adversely affect the Fund’s investments and operations.

The U.S. Federal Reserve made emergency interest-rate cuts, moving short-term rates to near zero, issued forward guidance that rates would remain low until the economy weathers the COVID-19 crisis, and resumed quantitative easing. Additionally, Congress approved stimulus to offset the severity and duration of the adverse economic effects of COVID-19 and related disruptions in economic and business activity. Dozens of central banks across Europe, Asia, and elsewhere have announced and/or adopted similar economic relief packages. The end of any such programs could cause market downturns, disruptions and volatility, particularly if markets view the ending as premature.

Certain Affiliations

Certain broker-dealers may be considered to be affiliated persons of the Fund and/or the Investment Manager due to their possible affiliations with Allianz SE, the ultimate parent of the Investment Manager. Absent an exemption from the SEC or other regulatory relief, the Fund is generally precluded from effecting certain principal transactions with affiliated brokers, and its ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker, or to utilize affiliated brokers for agency transactions, is subject to restrictions. This could limit the Fund’s ability to engage in securities transactions and take advantage of market opportunities.

49	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Anti-Takeover Provisions

The Declaration includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. See “Anti-Takeover and Other Provisions in the Declaration of Trust and Bylaws.” These provisions in the Declaration could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares or at NAV.

Distribution Rate Risk

Although the Fund may seek to maintain level distributions, the Fund’s distribution rates may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate or that the rate will be sustainable in the future.

For instance, during periods of low or declining interest rates, the Fund’s distributable income and dividend levels may decline for many reasons. For example, the Fund may have to deploy uninvested assets (whether from purchases of Fund shares, proceeds from matured, traded or called debt obligations or other sources) in new, lower yielding instruments. Additionally, payments from certain instruments that may be held by the Fund (such as variable and floating rate securities) may be negatively impacted by declining interest rates, which may also lead to a decline in the Fund’s distributable income and dividend levels.

AMT Bonds Risk

Investments by the Fund in AMT Bonds may expose the Fund to certain risks in addition to those typically associated with municipal bonds. Interest or principal on AMT Bonds paid out of current or anticipated revenues from a specific project or specific asset may be adversely impacted by declines in revenue from the project or asset. Declines in general business activity could also affect the economic viability of facilities that are the sole source of revenue to support AMT Bonds. In this regard, AMT Bonds may entail greater risks than general obligation municipal bonds. For shareholders subject to the federal alternative minimum tax, a portion of the Fund’s distributions may not be exempt from gross federal income, which may give rise to alternative minimum tax liability.

Focused Investment Risk

Substantial exposure to municipal bonds of particular issuers, geographies and/or jurisdictions will result in susceptibility to political, economic, regulatory and other factors affecting issuers of such bonds, their ability to meet their obligations and the economic condition of the facility or specific revenue source from whose revenues payments of obligations may be made. The ability of state, county, or local governments or other issuers to meet their obligations will depend primarily on the availability of tax and other revenues to those entities. The amounts of tax and other revenues available to issuers may be affected from time to time by economic, political and demographic conditions that specifically impact such issuers. In addition, there are constitutional and statutory restrictions that limit the power of certain issuers to raise revenues or increase taxes. The availability of federal, state and local aid to issuers may also affect their ability to meet their obligations. The creditworthiness of obligations issued by local issuers within a given state may be unrelated to the creditworthiness of obligations issued by the state and there is no obligation on the part of the state to make payment on such local obligations in the event of default. Any reduction in the actual or perceived ability of an issuer to meet its obligations (including a reduction in the rating of its outstanding securities) would likely affect adversely the market value and marketability of its obligations and could adversely affect the values of other bonds as well. Moreover, in such circumstances, the value of the Fund’s shares may fluctuate more widely than the value of shares of a more diversified fund.

Many factors, including national economic, social and environmental policies and conditions, which are not within the control of issuers, could affect or could have an adverse impact on the financial condition of the issuers. The Fund is unable to predict whether or to what extent such factors or other factors may affect issuers, the market value or marketability of such bonds or the ability of the respective issuers of the bonds acquired by the Fund to pay interest on or principal of such bonds.

CSDR Related Risk

The European Union has adopted a settlement discipline regime under Regulation (EU) No 909/2014 and the Settlement Discipline RTS as they may be modified from time to time (“CSDR”), which will have phased compliance dates. It aims to reduce the number of settlement fails that occur in EEA central securities depositories (“CSDs”) and address settlement fails where they occur. The key elements of the regime are: (i) mandatory buy-ins—if a settlement fail continues for a specified period of time after the intended settlement date, a buy-in process must be initiated to effect the settlement; (ii) cash penalties—EEA CSDs are required to impose cash penalties on participants that cause settlement fails and distribute these to receiving participants; and (iii) allocations and confirmations—EEA investment firms are required to take measures to prevent settlement fails, including putting in place arrangements with their professional clients to communicate securities allocations and transaction confirmations. These requirements apply to transactions in transferable securities (e.g., shares and bonds), money market instruments, units in funds and emission allowances that are to be settled via an EEA CSD and, in the case of cash penalties and buy-in requirements only, are admitted to trading or traded on an EEA trading venue or cleared by an EEA central counterparty.

The implementation of the CSDR settlement discipline regime for funds that enter into in-scope transactions may result in increased operational and compliance costs being borne directly or indirectly by the Fund. CSDR may also affect liquidity and increase trading costs associated with relevant securities. If in-scope transactions are subject to additional expenses and penalties as a consequence of the CSDR settlement

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PIMCO Municipal Income Fund II

discipline regime, such expenses and penalties may be charged to the relevant Fund depending upon their characterization under the Fund’s Investment Management Agreement.

Insurance Risk

The Fund may purchase municipal securities that are secured by insurance, bank credit agreements or escrow accounts. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. If the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. In such a case, the value of insurance associated with a municipal security would decline and may not add any value. The insurance feature of a municipal security does not guarantee the full payment of principal and interest through the life of an insured obligation, the market value of the insured obligation or the net asset value of the common shares represented by such insured obligation.

Investing in the municipal bond market involves the risks of investing in debt securities generally and certain other risks. The amount of public information available about the municipal bonds in which the Fund may invest is generally less than that for corporate equities or bonds, and the investment performance of the Fund’s investment in municipal bonds may therefore be more dependent on the analytical abilities of PIMCO than its investments in taxable bonds. The secondary market for municipal bonds also tends to be less well developed or liquid than many other securities markets, which may adversely affect the Fund’s ability to sell municipal bonds at attractive prices.

How the Fund Manages Risk

The Fund may (but is not required to) use various investment strategies to attempt to hedge exposure to reduce the risk of price fluctuations of its portfolio securities, the risk of loss, and to preserve capital. Derivatives strategies and instruments that the Fund may use include, among others, reverse repurchase agreements; interest rate swaps; total return swaps; credit default swaps; basis swaps; other types of swap agreements or options thereon; dollar rolls; futures and forward contracts (including foreign currency exchange contracts); short sales; options on financial futures; options based on either an index of municipal securities or taxable debt securities whose prices, PIMCO believes, correlate with the prices of the Fund’s investments; other derivative transactions; loans of portfolio securities and when-issued, delayed delivery and forward commitment transactions. Income earned by the Fund from its hedging and related transactions may be subject to one or more special U.S.

federal income tax rules that can affect the amount, timing and/or character of distributions to holders of the Fund’s Common Shares. For instance, many hedging activities will be treated as capital gain and, if not offset by net realized capital loss, will be distributed to shareholders in taxable distributions. If effectively used, hedging strategies will offset in varying percentages losses incurred on the Fund’s investments due to adverse interest rate changes. There is no assurance that these hedging strategies will be available at any time or that PIMCO will determine to use them for the Fund or, if used, that the strategies will be successful. PIMCO may determine not to engage in hedging strategies or to do so only in unusual circumstances or market conditions. In addition, the Fund may be subject to certain restrictions on its use of hedging strategies imposed by guidelines of one or more ratings agencies that may issue ratings on any Preferred Shares issued by the Fund.

The Fund may take certain actions if short-term interest rates increase or market conditions otherwise change (or the Fund anticipates such an increase or change) and the Fund’s leverage begins (or is expected) to adversely affect Common Shareholders. In order to attempt to offset such a negative impact of leverage on Common Shareholders, the Fund may shorten the average maturity or duration of its investment portfolio (by investing in short-term, high quality securities or implementing certain hedging strategies). The Fund also may attempt to reduce leverage by redeeming or otherwise purchasing any Preferred Shares (subject to any restrictions discussed under “Description of Capital Structure—Preferred Shares Redemption”), unwinding TOBs or by reducing any holdings in other instruments that create leverage. As explained above under “Principal Risks of the Fund—Leverage Risk,” the success of any such attempt to limit leverage risk depends on PIMCO’s ability to accurately predict interest rate or other market changes. Because of the difficulty of making such predictions, the Fund may not be successful in managing its interest rate exposure in the manner described above.

In addition, the Fund has adopted certain investment limitations designed to limit investment risk. See “Fundamental Investment Restrictions” in the Statement of Additional Information for a description of these limitations.

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Base Prospectus

Management of the Fund

Trustees and Officers

The business of the Fund is managed under the direction of the Fund’s Board, including supervision of the duties performed by the Investment Manager. The Board is currently composed of nine Trustees of the Fund (“Trustees”), two of whom are treated as “interested persons” of the Fund (as defined in the 1940 Act). The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the Statement of Additional Information.

Investment Manager

PIMCO serves as the investment manager of the Fund. Subject to the supervision of the Board, PIMCO is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters.

PIMCO is located at 650 Newport Center Drive, Newport Beach, CA 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of March 31, 2022, PIMCO had approximately $2.05 trillion of assets under management. As of March 31, 2022, PIMCO had $1.94 trillion of third-party assets under management.

David Hammer is primarily responsible for the day-to-day portfolio management of the Fund.

Portfolio Manager	Since	Recent Professional Experience
David Hammer	2015	Mr. Hammer is a Managing Director and municipal bond portfolio manager in the Newport Beach office. He rejoined PIMCO in 2015 from Morgan Stanley, where he was managing director and head of municipal trading, risk management and research. Previously at PIMCO, he was a senior vice president and municipal bond portfolio manager, and prior to joining PIMCO in 2012, he was an executive director and head of the high yield and distressed municipal bond trading group at Morgan Stanley.

Control Persons

A control person is a person who owns, either directly or indirectly, beneficially more than 25% of the voting securities of a company. As of July 22, 2022, the Fund did not know of any person or entity who “controlled” the Fund.

Additional Information

The Trustees are responsible generally for overseeing the management of the Fund. The Trustees authorize the Fund to enter into service agreements with the Investment Manager and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Fund. Shareholders are not intended to be third-party beneficiaries of such service agreements.

Neither this prospectus, the Fund’s Statement of Additional Information, any contracts filed as exhibits to the Fund’s registration statement, nor any other communications or disclosure documents from or on behalf of the Fund creates a contract between a shareholder of the Fund and the Fund, a service provider to the Fund, and/or the Trustees or officers of the Fund. The Trustees may amend this prospectus, the Statement of Additional Information, and any other contracts to which the Fund is a party, and interpret the investment objective, policies, restrictions and contractual provisions applicable to the Fund without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Fund’s prospectus or Statement of Additional Information.

Investment Management Agreement

Pursuant to an investment management agreement between the Investment Manager and the Fund (the “Investment Management Agreement”), the Fund has agreed to pay the Investment Manager an annual fee, payable monthly, in an amount equal to 0.685% of the Fund’s average daily net asset value (including daily net assets attributable to any Preferred Shares) for the services rendered, for the facilities it provides and for certain expenses borne by the Investment Manager pursuant to the Investment Management Agreement. Average daily net asset value includes total assets of the Fund (including daily net assets attributable to any Preferred Shares) minus accrued liabilities.

Pursuant to the Investment Management Agreement, PIMCO shall provide to the Fund investment guidance and policy direction in connection with the management of the Fund, including oral and written research, analysis, advice and statistical and economic data and information. In addition, under the terms of the Investment Management Agreement, subject to the general supervision of the Board, the Investment Manager shall provide or cause to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund under the unified management fee structure, including but not limited to the supervision and coordination of matters relating to the operation of the Fund, including any necessary

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PIMCO Municipal Income Fund II

coordination among the custodian, transfer agent, dividend disbursing agent and recordkeeping agent (including pricing and valuation of the Fund), accountants, attorneys, auction agents and other parties performing services or operational functions for the Fund; the provision of adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Fund, as well as the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary for compliance with federal securities laws and other applicable laws; the maintenance of the books and records of the Fund; the preparation of all federal, state, local and foreign tax returns and reports for the Fund; provision of administrative services to shareholders for the Fund including the maintenance of a shareholder information telephone number; the provision of certain statistical information and performance of the Fund, an internet website (if requested), and maintenance of privacy protection systems and procedures; the preparation and filing of such registration statements and other documents with such authorities as may be required to register and maintain the listing of the shares of the Fund; the taking of other such actions as may be required by applicable law (including establishment and maintenance of a compliance program for the Fund); and the preparation, filing and distribution of proxy materials, periodic reports to shareholders and other regulatory filings.

In addition, under the Investment Management Agreement, the Investment Manager will procure, at its own expense, the following services, and will bear expenses associated with the following for the Fund: a custodian or custodians for the Fund to provide for the safekeeping of the Fund’s assets; a recordkeeping agent to maintain the portfolio accounting records for the Fund; a transfer agent for the Fund; a dividend disbursing agent and/or registrar for the Fund; all audits by the Fund’s independent public accountant (except fees to auditors associated with satisfying rating agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents); valuation services; maintaining the Fund’s tax records; all costs and/or fees incident to meetings of the Fund’s shareholders, the preparation, printing and mailing of the Fund’s prospectuses (although the Fund will bear such expenses in connection with the offerings made pursuant to this prospectus as noted below) notices and proxy statements, press releases and reports to its Shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund’s existence and qualification to do business, the expense of issuing, redeeming, registering and qualifying for sale, Common Shares with the federal and state securities authorities, and the expense of qualifying and listing Shares with any securities exchange or other trading system; legal services (except for extraordinary legal expenses); costs of printing certificates representing Shares of the Fund; the Fund’s pro rata portion of its fidelity bond and other insurance premiums; and association membership dues.

The Fund (and not Investment Manager) will be responsible for certain fees and expenses that are not covered by the unified fee under the Investment Management Agreement. These include fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for their benefit, of Trustees who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates; the salaries and other compensation or expenses, including travel expenses, of any of the Fund’s executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of Investment Manager or its subsidiaries or affiliates; taxes and governmental fees, if any, levied against the Fund; brokerage fees and commissions and other portfolio transaction expenses incurred by or for the Fund (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating, and structuring specialized loans and other investments made by the Fund and subject to specific or general authorization by the Fund’s Board of Trustees (for example so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments))); expenses of the Fund’s securities lending (if any), including any securities lending agent fees, as governed by a separate securities lending agreement; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing including, without limitation, through the use by the Fund of reverse repurchase agreements, TOBs, bank borrowings and credit facilities; costs, including dividend and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for Preferred Shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents) associated with the Fund’s issuance, offering, redemption and maintenance of Preferred Shares, commercial paper or other senior securities for the purpose of incurring leverage; fees and expenses of any underlying funds or other pooled vehicles in which the Fund invests; dividend and interest expenses on short positions taken by the Fund; organizational and offering expenses of the Fund, including with respect to share offerings following the Fund’s initial offering, such as rights and shelf offerings (including expenses associated with offerings made pursuant to this prospectus), and expenses associated with tender offers and other share repurchases and redemptions; extraordinary expenses, including extraordinary legal expenses as may arise, including expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of the Fund to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and expenses of the Fund which are capitalized in accordance with generally accepted accounting principles.

Because the fees received by the Investment Manager are based on the average daily net asset value of the Fund (including daily net assets attributable to any Preferred Shares), the Investment Manager has a financial incentive for the Fund to utilize Preferred Shares, which may create a conflict of interest between the Investment Manager, on the one hand, and the holders of the Fund’s Common Shares, on the other hand.

A discussion regarding the considerations of the Fund’s Board for approving the Investment Management Agreement between PIMCO and the Fund will be available in the Fund’s semi-annual report to shareholders for the period ended June 31, 2022.

53	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Net Asset Value

The NAV of the Fund’s Common Shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of common shares outstanding.

On each day that the NYSE is open, Fund shares are ordinarily valued as of the close of regular trading (normally 4:00 p.m., Eastern time) (“NYSE Close”). Information that becomes known to the Fund or its agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, the Fund may calculate its NAV as of the earlier closing time or calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. The Fund generally does not calculate its NAV on days on which the NYSE is not open for business. If the NYSE is closed on a day it would normally be open for business, the Fund may calculate its NAV as of the normally scheduled NYSE Close or such other time that the Fund may determine. The Fund reserves the right to change the time as of which its NAV is calculated if the Fund closes earlier, or as permitted by the SEC.

For purposes of calculating NAV, portfolio securities and other assets for which market quotes are readily available are valued at market value. Market value is generally determined on the basis of official closing prices or the last reported sales prices, or if no sales are reported, based on quotes obtained from established market makers or prices (including evaluated prices) supplied by the Fund’s approved pricing services, quotation reporting systems and other third-party sources (together, “Pricing Services”). The Fund will normally use pricing data for domestic equity securities received shortly after the NYSE Close and does not normally take into account trading, clearances or settlements that take place after the NYSE Close. A foreign (non-U.S.) equity security traded on a foreign exchange or on more than one exchange is typically valued using pricing information from the exchange considered by PIMCO to be the primary exchange. A foreign (non-U.S.) equity security will be valued as of the close of trading on the foreign exchange, or the NYSE Close, if the NYSE Close occurs before the end of trading on the foreign exchange. Domestic and foreign (non-U.S.) fixed income securities, non-exchange traded derivatives, and equity options are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Services using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Services may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange-traded options, except equity options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Services or other pricing sources. With respect to any portion of the Fund’s assets that are invested in one or more open-end management investment companies (including those advised by PIMCO) (other than ETFs), the Fund’s NAV will be calculated based upon the NAVs of such investments.

Investments for which market quotes or market-based valuations are not readily available are valued at fair value as determined in good faith by the Board or persons acting at their direction. The Board has adopted methods for valuing securities and other assets in circumstances where market quotes are not readily available, and has delegated to PIMCO the responsibility for applying the fair valuation methods. In the event that market quotes or market-based valuations are not readily available, and the security or asset cannot be valued pursuant to a Board approved valuation method, the value of the security or asset will be determined in good faith by the Valuation Oversight Committee of the Board (“Valuation Oversight Committee”), generally based on recommendations provided by PIMCO. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, indicative market quotations (“Broker Quotes”), Pricing Services’ prices), including where events occur after the close of the relevant market, but prior to the NYSE Close, that materially affect the values of the Fund’s securities or assets. In addition, market quotes are considered not readily available when, due to extraordinary circumstances, the exchanges or markets on which the securities trade do not open for trading for the entire day and no other market prices are available. The Board has delegated to PIMCO the responsibility for monitoring significant events that may materially affect the values of the Fund’s securities or assets and for determining whether the value of the applicable securities or assets should be reevaluated in light of such significant events.

When the Fund uses fair valuation to determine the value of a portfolio security or other asset for purposes of calculating its NAV, such investments will not be priced on the basis of quotes from the primary market in which they are traded, but rather may be priced by another method that the Board or persons acting at their direction believe reflects fair value. Fair valuation may require subjective determinations about the value of a security. While the Fund’s policy is intended to result in a calculation of the Fund’s NAV that fairly reflects security values as of the time of pricing, the Fund cannot ensure that fair values determined by the Board or persons acting at their direction would accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the securities were sold.

On December 3, 2020, the SEC adopted Rule 2a-5 under the 1940 Act, which is intended to address valuation practices and the role of the board of directors with respect to the fair value of the investments of a registered investment company or business development company. Among other things, Rule 2a-5 will permit the fund’s board to designate the fund’s primary investment adviser to perform the fund’s fair value determinations, which will be subject to board oversight and certain reporting and other requirements intended to ensure that the board receives the information it needs to oversee

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PIMCO Municipal Income Fund II

the investment adviser’s fair value determinations. Compliance with Rule 2a-5 will not be required until September 8, 2022. PIMCO continues to review Rule 2a-5 and its impact on PIMCO’s and the Fund’s valuation policies and related practices.

Distributions

The Fund makes regular monthly cash distributions to Common Shareholders at a rate based upon the past and projected net income of the Fund. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. Distributions can only be made from net investment income after paying any accrued dividends to holders of the Preferred Shares. The dividend rate that the Fund pays on its Common Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limit the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains, as well as the costs of any leverage obtained by the Fund (including the amount of the costs and dividend rates on the outstanding Preferred Shares and interest or other expenses on any TOBs, reverse repurchase agreements, credit default swaps, dollar rolls/buy backs and borrowings). As portfolio and market conditions change, the rate of distributions on the Common Shares and the Fund’s dividend policy could change. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund distribution rate or that the rate will be sustainable in the future. See “Principal Risks of the Fund—Fund Distribution Rates.” For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund.” The Fund generally distributes each year all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund generally distributes net realized long-term capital gains not previously distributed, if any. The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund (after it pays accrued dividends on the outstanding Preferred Shares).

To permit the Fund to maintain a more level monthly distribution, the Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period. Undistributed net investment income will be additive to the Fund’s NAV and, correspondingly, distributions from undistributed net investment income will be deducted from the Fund’s NAV.

The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. For example, the Fund may enter into opposite sides of multiple interest rate swaps or other derivatives with respect to the same underlying reference instrument (e.g., a 10-year U.S. treasury) that have different effective dates with respect to interest accrual time periods for the principal purpose of generating distributable gains (characterized as ordinary income for tax purposes) that are not part of the Fund’s duration or yield curve management strategies. In such a “paired swap transaction”, the Fund would generally enter into one or more interest rate swap agreements whereby the Fund agrees to make regular payments starting at the time the Fund enters into the agreements equal to a floating interest rate in return for payments equal to a fixed interest rate (the “initial leg”). The Fund would also enter into one or more interest rate swap agreements on the same underlying instrument, but take the opposite position (i.e., in this example, the Fund would make regular payments equal to a fixed interest rate in return for receiving payments equal to a floating interest rate) with respect to a contract whereby the payment obligations do not commence until a date following the commencement of the initial leg (the “forward leg”). The Fund may engage in investment strategies, including those that employ the use of derivatives, to, among other things, seek to generate current, distributable income, even if such strategies could potentially result in declines in the Fund’s net asset value (“NAV”). The Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support monthly distributions even in situations when the Fund has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. equity markets or the Fund’s debt investments, or arising from its use of derivatives. Because some or all of these transactions may generate capital losses without corresponding offsetting capital gains, portions of the Fund’s distributions recognized as ordinary income for tax purposes (such as from paired swap transactions) may be economically similar to a taxable return of capital when considered together with such capital losses. The tax treatment of certain derivatives in which the Fund invests may be unclear and thus subject to recharacterization. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or character of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.

To the extent required by the 1940 Act and other applicable laws, absent an exemption, a notice will accompany each monthly distribution with respect to the estimated source (as between net income, gains or other capital source) of the distribution made. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net income in accordance with its policies and good accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a Section 19 Notice. For these purposes, the Fund estimates the source or sources from which a distribution is paid, to the close of the period as of which it is paid, in reference to its internal accounting records and related accounting practices. If, based on such accounting records and practices, it is estimated that a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under income tax regulations. For instance, the Fund’s internal accounting records and practices may take into account, among

55	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

other factors, tax-related characteristics of certain sources of distributions that differ from treatment under U.S. GAAP. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts. Accordingly, among other consequences, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP and/or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital.

The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of such taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carry-forwards) for the relevant year. For example, the Fund may distribute amounts early in the year that are derived from short-term capital gains, but incur net short-term capital losses later in the year, thereby offsetting short-term capital gains out of which the Fund has already made distributions. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of Common Shares. In general terms, a return of capital would occur where the Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. A return of capital distribution is not taxable, but it reduces a shareholder’s tax basis in the Common Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the Common Shares. The Fund will prepare and make available to shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”

The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates. The Fund, as well as several other PIMCO-managed closed end funds, has received exemptive relief from the SEC permitting it to make a greater number of capital gains distributions to holders of the ARPS than would otherwise be permitted by Section 19(b) of the 1940 Act and Rule 19b-1 under the 1940 Act.

Unless a Common Shareholder elects to receive distributions in cash, all distributions of Common Shareholders whose shares are registered with the plan agent will be automatically reinvested in additional Common Shares of the Fund under the Fund’s Dividend Reinvestment Plan.

Dividend Reinvestment Plan

The information contained under the heading “Dividend Reinvestment Plan” in the Fund’s Annual Report is incorporated herein by reference.

Description of Capital Structure

The following is a brief description of the capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration and the Fund’s Bylaws, as amended and restated through the date hereof (the “Bylaws”). The Declaration and Bylaws are each exhibits to the registration statement of which this prospectus is a part.

The Fund is an unincorporated voluntary association with transferable shares of beneficial interest (commonly referred to as a “Massachusetts business trust”) established under the laws of the Commonwealth of Massachusetts by the Declaration. The Declaration provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest. Preferred shares (such as the ARPS and the RVMTP Shares) are permitted to be issued in one or more series, with such par value and with such rights as determined by the Board, by action of the Board without the approval of the Common Shareholders.

The following table shows, for each class of authorized securities of the Fund, the amount of (i) shares authorized and (ii) shares outstanding, each as of June 30, 2022.

Title of Class	Amount Authorized	Amount Outstanding

Common Shares	Unlimited	63,519,359

Preferred Shares

Series A ARPS	4,040	2,279

Series B ARPS	4,040	2,577

Series C ARPS	4,040	2,422

Series D ARPS	4,040	2,300

Series E ARPS	4,040	2,353

Series 2051 RVMTP Shares	Unlimited	687

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PIMCO Municipal Income Fund II

The Common Shares of the Fund commenced trading on the NYSE in June 2002, under the trading or “ticker” symbol “PML.” As of the close of trading on the NYSE on June 30, 2022, the NAV per Common Share was $9.52, and the closing price per Common Share on the NYSE was $10.74, representing a premium to NAV of 12.82%.

Common Shareholders will be entitled to the payment of dividends and other distributions when, as and if declared by the Board after payment of preferential amounts payable to holders of Preferred Shares. All Common Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation after payment of the preferential amounts payable to holders of Preferred Shares. Common Shares will, when issued, be fully paid and, subject to matters discussed in “Anti-Takeover and Other Provisions in the Declaration of Trust,” non-assessable, and will have no pre-emptive or conversion rights or rights to cumulative voting. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding Preferred Shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the Fund’s Common Shareholders.

Preferred Shares

The Declaration authorizes the issuance of an unlimited number of preferred shares. Preferred shares may be issued in one or more classes or series, with such par value and rights as determined by the Board of Trustees, by action of the Board of Trustees without the approval of the Common Shareholders.

The Fund initially issued ARPS in five series (Series A, Series B, Series C, Series D and Series E) in August 2002, in the amount of 4,040 shares per series. The ARPS have a par value of $0.00001 and liquidation value of $25,000 per share. The ARPS have various rights determined by action of the Board without the approval of Common Shareholders, most of which are specified in Article 11 of the Bylaws.

On September 18, 2018, the Fund issued 687 variable municipal term preferred shares in a single series (the “VMTP Shares”). On June 30, 2021, pursuant to the authority expressly vested in the Board, the Board authorized the redesignation of the Fund’s VMTP Shares as Remarketable Variable Rate MuniFund Term Preferred Shares, Series 2051 (the “RVMTP Shares” and, together with the ARPS and any other preferred shares the Fund may have outstanding, the “Preferred Shares”), effective July 14, 2021.

For so long as any Preferred Shares are outstanding, the Fund generally may not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of additional Common Shares or options, warrants or rights to subscribe for or purchase Common Shares or other shares ranking junior to the Preferred Shares as to dividends or upon liquidation) in respect of Common Shares or any other shares of the Fund ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of beneficial interest of the Fund ranking junior to Preferred Shares as to dividends and upon liquidation) or any such parity shares (except by conversion into or exchange for shares of beneficial interest of the Fund ranking junior to or on a parity with Preferred Shares as to dividends and upon liquidation), unless and only if: (i) immediately after such transaction, the Fund would satisfy Moody’s Ratings Agency Preferred Shares Asset Coverage and 1940 Act Preferred Shares Asset Coverage (each as defined and described under “—Rating Agency Guidelines and Asset Coverage”); (ii) full cumulative dividends on the Preferred Shares due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the auction agent for the Preferred Shares; and (iii) the Fund has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption contained in the Bylaws. See “Preferred Shares Redemption.” Further, so long as any Preferred Shares are outstanding, the Fund generally may not declare, pay or set apart for payment any dividend or other distribution on any parity shares other than the Preferred Shares unless the Fund contemporaneously declares, pays or sets apart for payment, as the case may be, the same proportionate share of dividends on the Preferred Shares. The Fund expects that similar restrictions would apply to any other classes of Preferred Shares that the Fund might choose to issue in the future. In addition, if the Fund has outstanding any senior security representing indebtedness, the 1940 Act prohibits the Fund from declaring any dividend or distribution on the Fund’s Common Shares (other than a dividend or distribution paid in shares of additional Common Shares) unless such senior securities representing indebtedness have, at the time of the declaration, asset coverage of at least 300% after deducting the amount of such dividend or distribution. See “Use of Leverage.”

Shareholders of each class are entitled to one vote for each share held. Common Shareholders will vote with the holders of any outstanding Preferred Shares as a single class on each matter submitted to a vote of holders of Common Shares, except as otherwise provided by the Declaration, the Bylaws or applicable law. Except as otherwise provided by the Declaration, the Bylaws or applicable law, holders of Preferred Shares, voting as a separate class, are entitled to elect two of the Fund’s Trustees. The remaining Trustees are elected by Common Shareholders and holders of Preferred Shares, voting together as a single class. In the unlikely event that two full years of accrued dividends are unpaid on the Preferred Shares, the holders of all outstanding Preferred Shares, voting as a separate class, will be entitled to elect a majority of the Fund’s Trustees until all dividends in arrears have been paid or declared and set apart for payment. The holders of Preferred Shares also have the right to elect a majority of the Fund’s Trustees as may be required under the 1940 Act.

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Base Prospectus

The Preferred Shares have various rights that were approved by the Board without the approval of Common Shareholders, which are specified in the Fund’s Bylaws. Certain rights, terms and conditions the Preferred Shares are summarized below:

Distribution Preference. Any Preferred Shares, including, without limitation, the ARPS and the RVMTP Shares, have complete priority over the Common Shares as to distribution of assets.

Voting Rights. Under the 1940 Act, Preferred Shares (including, without limitation, the ARPS and the RVMTP Shares) are required to be voting shares and to have equal voting rights with Common Shares. Except as otherwise indicated in the Prospectus or this Statement of Additional Information, and except as otherwise required by applicable law, Preferred Shares vote together with Common Shareholders as a single class.

In addition, holders of Preferred Shares, including the ARPS and the RVMTP Shares, voting as a separate class, are entitled to elect two of the Fund’s trustees. The remaining trustees are elected by Common Shareholders and Preferred Shareholders, voting together as a single class. In the unlikely event that two full years of accrued dividends are unpaid on the Preferred Shares, the holders of all outstanding Preferred Shares voting as a separate class, are entitled to elect a majority of the Fund’s trustees until all dividends in arrears with respect to the Preferred Shares have been paid or declared and set apart for payment. In order for the Fund to take certain actions or enter into certain transactions, a separate class vote of Preferred Shareholders is required, in addition to the single class vote of the holders of Preferred Shares and Common Shares.

Liquidation Preference. Subject to the rights of holders of any series or class or classes of shares ranking on a parity with the Preferred Shares with respect to the distribution of assets upon liquidation of the Fund, upon a liquidation of the Fund (whether voluntary or involuntary), the holders of Preferred Shares then outstanding would be entitled to receive and to be paid, out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution would be made on the Fund’s Common Shares or any other class of shares of the Fund ranking junior in right of payment upon liquidation to the Preferred Shares, an amount equal to the liquidation preference with respect to such Preferred Shares ($25,000 per share for the ARPS and $100,000 per share for the RVMTP Shares), plus an amount equal to all dividends thereon (whether or not earned or declared by the Fund, but excluding the interest thereon) accumulated but unpaid to (but not including) the date of final distribution in same-day funds in connection with the liquidation of the Fund. If such assets of the Fund are insufficient to make the full liquidation payment on outstanding Preferred Shares, then such assets will be distributed among the holders of Preferred Shares and the holders of shares of such other class or series ratably in proportion to the respective preferential amounts to which they are entitled. After the payment to the holders of Preferred Shares of the full preferential amounts provided for as described herein, the holders of Preferred Shares as such would have no right or claim to any of the remaining assets of the Fund. For these purposes, a liquidation of the Fund does not include the sale of all or any portion of the assets of the Fund or the merger, consolidation or statutory share exchange of the Fund into or with any trust or other entity.

As used in this prospectus, unless otherwise noted, the Fund’s “net assets” include assets of the Fund attributable to any outstanding Preferred Shares, with no deduction for the liquidation preference of the Preferred Shares. Solely for financial reporting purposes, however, the Fund is required to exclude the liquidation preference of the Preferred Shares from “net assets,” so long as the Preferred Shares have redemption features that are not solely within the control of the Fund. For all regulatory and tax purposes, the Fund’s Preferred Shares will be treated as stock (rather than indebtedness).

1940 Act Asset Coverage. In accordance with the Fund’s governing documents and the 1940 Act, the Fund is required to maintain certain asset coverage with respect to all outstanding senior securities of the Fund which are stocks for purposes of the 1940 Act, including the ARPS and the RVMTP Shares.

Under the 1940 Act, the Fund is not permitted to issue preferred shares unless, immediately after such issuance, the Fund has “asset coverage,” as defined in Section 18(h) of the 1940 Act (“1940 Act Asset Coverage”) with respect to at least 200% of the liquidation value of any outstanding preferred shares and the newly issued preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, the Fund is not permitted to declare or pay common share dividends unless immediately thereafter the Fund has a minimum asset coverage ratio of 200% with respect to all outstanding senior securities of the Fund which are stocks for purposes of the 1940 Act after deducting the amount of such common share dividends.

Issuance of Additional Preferred Shares. So long as any Preferred Shares are outstanding, the Fund may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of Preferred Shares ranking on a parity with the ARPS and the RVMTP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then outstanding series of Preferred Shares, including additional series of RVMTP Shares, and authorize, issue and sell additional shares of any such Series of Preferred Shares then outstanding or so established or created, including additional series of RVMTP Shares, in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have “asset coverage,” as defined for the purposes of Section 18(h) of the Act, of at least 200%.

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PIMCO Municipal Income Fund II

Redemption. Although the Preferred Shares are subject to redemption under certain circumstances as described below, unlike the shares of an open-end mutual fund, the Preferred Shares may not be redeemed at a shareholder’s option at NAV or otherwise.

RVMTP SHARES

Dividends. The dividend rate paid on the RVMTP Shares is determined over the course of “Rate Period,” which generally begins each Thursday and ends the following Wednesday. The dividends per share for the RVMTP Shares for a given Rate Period are dependent on the RVMTP Share dividend rate (the “RVMTP Share Dividend Rate”) for that Rate Period. The RVMTP Share Dividend Rate for the RMVTP Shares is equal to the greater of (i) the sum of the “Index Rate”1 plus an “Applicable Spread”2 for the Rate Period plus the “Failed Remarketing Spread,”3 if applicable, and (ii) the sum of (a) the product of the Index Rate multiplied by the “Applicable Multiplier”4 for such Rate Period plus (b) 0.92% plus (c) the Failed Remarketing Spread, if applicable. The dividend per RVMTP Share for the Rate Period is then determined as described in the table below.5

Dividend Rate		Rate Period Fraction		RVMTP Shares Liquidation Preference		Dividend
		Number of days in the Rate Period (or a part thereof)
Dividend Rate	X	Divided by	X	100,000	=	Dividends per RVMTP Share
		Total number of days in the year

RVMTP Special Terms Period. The Fund, at its option, may designate special terms applicable to all of the outstanding RVMTP Shares for a certain period (a “Special Terms Period”) pursuant to a notice of special terms. Such special terms may differ from those provided in the current governing documents of the RVMTP Shares and may include, without limitation, changes to the RVMTP Dividend Rate, dividend payment dates, redemption provisions (including, without limitation, the RVMTP Term Redemption Date or the RVMTP Early Term Redemption Date), required Effective Leverage Ratio, and the Preferred Shareholder Gross-Up (each as defined below); provided that such special terms do not affect the parity ranking of the RVMTP Shares to any other class or series of Preferred Shares then outstanding with respect to dividends or distribution of assets upon dissolution, liquidation, or winding up of the affairs of the Fund. No Special Terms Period with respect to the RVMTP Shares will become effective unless certain conditions are satisfied, including that all of the RVMTP Shares are remarketed (except with respect to any RVMTP Shares whose holders have elected to retain their RVMTP Shares for the Special Terms Period). A Special Terms Period will not become effective before the 12-month anniversary of the date of original issue of the RVMTP Shares.

Preferred Shareholder Gross-Up. As noted above, RVMTP Shares each pay dividend distributions at stated rates, which rates are based generally on the assumption that such dividend distributions consist entirely of “exempt-interest dividends” (as defined below under “Taxation—Exempt-Interest Dividends”). The terms of the RVMTP Shares provide further that, in the event less than the entire amount of any particular dividend distribution paid pursuant to the stated rate were to consist of “exempt-interest dividends” (i.e., if a portion of any particular dividend were to derive from ordinary

[1]

The "Index Rate" means the Securities Industry and Financial Markets Association ("SIFMA") Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Municipal Market Data, Inc. or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided that if the SIFMA Municipal Swap Index is less than zero (0), the SIFMA Municipal Swap Index will be deemed to be zero (0) for purposes of the determination of the Index Rate.

[2]

For the RVMTP Shares, the Applicable Spread for a Rate Period is a percentage per annum that is based on the long-term rating most recently assigned by the applicable ratings agency to such RVMTP Shares.

[3]

With respect to the RVMTP Shares, a Failed Remarketing Spread means (a) in the case of a Failed Special Terms Period Remarketing (as defined below): (i) for so long as two or more Failed Special Terms Period Remarketings have not occurred, 0.05%, and (ii) following the second occurrence of a Failed Special Terms Period Remarketing, 0.10% multiplied by the number of Failed Special Terms Period Remarketings that have occurred after the first Failed Special Terms Period Remarketing, and (b) in the case of a Failed Early Term Redemption Date Remarketing (as defined below): (i) 0.75% for the first 59 days following the applicable Early Term Redemption Date, (ii) 1.00% for the 60th to the 89th day following such Early Term Redemption Date, (iii) 1.25% for the 90th to the 119th day following such Early Term Redemption Date, (iv) 1.50% for the 120th to the 149th day following such Early Term Redemption Date, and (v) 1.75% for the 150th day following such Early Term Redemption Date to the date of the associated mandatory redemption of the Series 2052-A RVMTP Shares. With respect to the RVMTP Shares, a “Failed Special Terms Period Remarketing” will occur if any RVMTP Shares subject to a Mandatory Tender Event due to the Fund designating a Special Terms Period have not been either retained by the holders or successfully remarketed by the Mandatory Tender Date. In addition, with respect to the RVMTP Shares, a “Failed Early Term Redemption Date Remarketing” will occur if any RVMTP Shares subject to a Mandatory Tender Event have not been either retained by the holders or successfully remarketed by the Early Term Redemption Date.

[4]	The Applicable Multiplier for a Rate Period is a percentage that is based on the long-term rating most recently assigned by the applicable ratings agency to such series of the RVMTP Shares.
[5]

An increased RVMTP Share Dividend Rate could be triggered by the Fund’s failure to comply with certain requirements relating to the RVMTP Shares, certain actions taken by the applicable ratings agency or certain determinations regarding the tax status of such series of the RVMTP Shares made by a court or other applicable governmental authority. The RVMTP Share Dividend Rate will in no event exceed 15% per year.

59	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

income or capital gain, including short-term capital gain taxable as ordinary income when distributed), the amount of such dividend would increase by an amount (the “Preferred Shareholder Gross-Up”) such that the after-tax amount of such dividend, as increased by the Preferred Shareholder Gross-Up, would equal the total amount the holder of such RVMTP Shares would have received if the dividend at the stated rate had consisted entirely of “exempt-interest dividends.” The Preferred Shareholder Gross-Up is calculated (i) without consideration being given to the time value of money, (ii) assuming that no holder of RVMTP Shares is subject to the federal alternative minimum tax, and (iii) assuming that the portion of any dividend distribution (including the amount of the Preferred Shareholder Gross-Up) that is not an exempt interest dividend would be taxable (x), in the hands of the initial purchaser of the RVMTP Shares (or certain of its affiliates), at the maximum marginal regular federal corporate income tax rate, and (y) in the case of any other holder, at the greater of (a) the maximum marginal regular federal individual income tax rate (taking into account the 3.8% Medicare contribution tax on net investment income) applicable to ordinary income or net capital gain, as applicable, or (b) the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gain, as applicable, in each case disregarding the effect of any state or local taxes. Any Preferred Shareholder Gross-Up will reduce the amount that would otherwise be distributable to Common Shareholders.

Additional Investment Limitations. Under the terms of purchase agreement between the Fund and the initial investor in the RVMTP Shares, the Fund is subject to various investment limitations. These investment limitations are in addition to, and may be more restrictive than, those to which the Fund is subject in accordance with its investment objective and policies as described herein and in the Prospectus.

Effective Leverage Ratio Requirement. In accordance with the Bylaws, without the prior written consent of the holders of RVMTP Shares, the Fund’s Effective Leverage Ratio may not exceed 50% (or 51% solely by reason of fluctuations in the market value of the Fund’s portfolio securities) as of the close of business on any business day. If the Fund fails to comply with any additional requirements relating to the calculation of the Effective Leverage Ratio requirement applicable to the RVMTP Shares and, in any such case, such failure is not cured as of the close of business on the date that is ten business days following the business day on which such non-compliance is first determined (the “Effective Leverage Ratio Cure Date”), the Fund shall cause the Effective Leverage Ratio to not exceed 42.5% (or 43.5% solely by reason of fluctuations in the market value of the Fund’s portfolio securities), by (i) not later than the close of business on the business day next following the Effective Leverage Ratio Cure Date, engaging in transactions involving or relating to any floating rate securities not owned by the Fund and/or any inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (ii) to the extent permitted by law, not later than the close of business on the second business day next following the Effective Leverage Ratio Cure Date, causing a notice of redemption to be issued for the redemption of a sufficient number of Preferred Shares, in accordance with the terms of the Preferred Shares, or (iii) engaging in any combination, in the Fund’s discretion, of the actions contemplated by clauses (i) and (ii).

Calculation of Effective Leverage Ratio. For purposes of determining whether the effective leverage requirement discussed above is satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of: (i) The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the Act) that are stock for purposes of the Act, excluding, without duplication, (1) any such senior securities for which the Fund has issued a notice of redemption and either has delivered deposit securities or sufficient securities or funds, (as applicable in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate deposit securities or sufficient securities or funds on hand for the purpose of such redemption (as applicable in accordance with the terms of such senior securities) and (2) any such senior securities that are to be redeemed with net proceeds from the sale of the RVMTP Shares, for which the Fund has delivered deposit securities or sufficient securities or funds (as applicable in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate deposit securities or sufficient securities or funds on hand (as applicable in accordance with the terms of such senior securities) for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act giving effect to any interpretations thereof by the SEC or its staff); and (C) the aggregate principal amount of floating rate securities corresponding to any associated residual floating rate securities not owned by the Fund (less the aggregate principal amount of any such floating rate securities owned by the Fund and corresponding to the associated residual floating rate securities owned by the Fund).

Ratings Agency Guidelines. The Fund has obtained ratings for the RVMTP Shares from Fitch. For so long as Fitch is rating the RVMTP Shares, the Fund has agreed to adhere to separate guidelines and asset coverage requirements specific to Fitch (“Fitch Preferred Shares Asset Coverage”) as described in Fitch’s published Closed-End Funds and Market Value Structures Rating Criteria (“Fitch Rating Criteria”). These guidelines may be changed by Fitch, in its sole discretion, from time to time. These guidelines impose asset coverage or portfolio composition requirements that may be more stringent than those imposed on the Fund by the 1940 Act.

Satisfaction of Fitch Preferred Shares Asset Coverage for the RVMTP Shares requires that the Fund satisfy both a “Fitch Total Overcollateralization Test” (“Fitch Total OC”) and a “Fitch Net Over Collateralization Test” (“Fitch Net OC”, and together with Fitch Total OC, the “Fitch OC Tests”), in each case to be consistent with the then-current rating of the RVMTP Shares assigned by Fitch using the calculations set forth in the Fitch Rating Criteria, including information therein relating to diversification guidelines as applied to the Fund.

The Fund has agreed that it will adhere to the Fitch OC Tests as described above as of the close of business on the last business day of each month for so long as Fitch is rating the RVMTP Shares. If the Fund fails to adhere to the Fitch OC Tests as described in the preceding sentence, the Fund will cure such

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PIMCO Municipal Income Fund II

failure (including, without limitation, by causing a notice of redemption to be issued for the redemption of a sufficient number of the Fund’s Preferred Shares) within ten days following the business day on which such failure is first determined.

Fitch may change its rating methodologies for evaluating and providing ratings for shares of closed-end funds at any time and in its sole discretion, perhaps substantially. Such a change could adversely affect the ratings assigned to the Fund’s Preferred Shares (including the RVMTP Shares), the dividend rates paid thereon, and the expenses borne by the Fund’s Common Shareholders.

Mandatory Redemptions. The RVMTP Shares are subject to a mandatory term redemption date on July 14, 2051, subject to the Fund’s right to extend the term with the consent of the holders of the RVMTP Shares (the “RVMTP Share Term Redemption Date”). There is no assurance that the term of the RVMTP Shares will be extended.

In addition, with respect to the RVMTP Shares, a “Mandatory Tender Event” will occur on each date that is (i) 20 business days before each three-year anniversary of the date of original issue of such series of the RVMTP Shares, (ii) the date the Fund delivers a notice designating a Special Terms Period, and (iii) 20 business days before the end of a Special Terms Period (provided that no subsequent Terms Period is designated). If any RVMTP Shares subject to a Mandatory Tender Event upon a three-year anniversary of the date of original issue of the RVMTP Shares or upon the end of a Special Terms Period (each, an “RVMTP Early Term Redemption Date”) have not been either retained by the holders or remarketed by the Mandatory Tender Date, the Fund will redeem such RVMTP Shares on the RVMTP Early Term Redemption Date.6

The RVMTP Shares are also subject to mandatory redemption by the Fund, in whole or in part, in certain circumstances, such as the failure by the Fund to comply with asset coverage and/or effective leverage ratio requirements described above (and the failure to cure any such failure within the applicable cure period) or certain actions taken by the applicable ratings agency.

Term Redemption and Early Term Redemption Liquidity Account. At least six months prior to the RVMTP Share Redemption Date, or the RVMTP Early Term Redemption Date (each, a “Redemption Date”), the Fund will maintain segregated assets of a minimum credit rating quality with a market value equal to at least 110% of the redemption price of all outstanding RVMTP Shares to be redeemed until the redemption of all such outstanding RVMTP Shares, as applicable. The Fund will include certain liquid and/or highly rated assets in an amount equal to 20% of such segregated assets with five months remaining to the Redemption Date, which amount will increase monthly by 20% and reach 100% with one month remaining to the Redemption Date.

Optional redemption. The Fund may redeem, in whole or from time to time in part, the outstanding RVMTP Shares at a redemption price per share equal to (i) the liquidation preference of the RVMTP Shares, as applicable, plus (ii) an amount equal to all unpaid dividends and other distributions on such RVMTP Shares, as applicable, accumulated from and including the date of issuance to (but excluding) the date of redemption (whether or not earned or declared by the Fund, but without interest thereon) plus (iii) any applicable optional redemption premium.

RVMTP Mandatory Tender. Upon the occurrence of a Mandatory Tender Event with respect to a series of RVMTP Shares, all RVMTP Shares in such series will be subject to mandatory tender (subject to the holders’ election to retain their RVMTP Shares) and the Fund will issue or cause to be issued a notice of mandatory tender to the holders of such RVMTP Shares for remarketing on the Mandatory Tender Date.

ARPS

Dividends. The ARPS have complete priority over the Common Shares as to distribution of assets and equal priority with the RVMTP Shares. The terms of the ARPS provide that they would ordinarily pay dividends at a rate set at auctions held every seven days, normally payable on the first business day following the end of the rate period, subject to a “maximum applicable rate” calculated as a function of the ARPS’ then-current ratings and a reference interest rate as described below. However, the weekly auctions for the ARPS, as well as auctions for similar preferred shares issued by closed-end funds in the U.S., have failed since February 2008, and the dividend rates on the ARPS since that time have been paid at the maximum applicable rate under the Bylaws. Ratings agencies may change their methodologies for evaluating and providing ratings for shares of closed-end funds at any time and in their sole discretion, which may affect the rating (if any) of the Fund’s shares. Fitch Ratings published ratings criteria relating to closed-end funds on December 4, 2020, which effectively result in a rating cap of “AA” for debt and preferred stock issued by all closed-end funds and a rating cap of “A” for (i) debt and preferred shares issued by closed-end funds exposed to emerging market debt, below-investment-grade and unrated debt, structured securities and equity, (ii) and closed-end funds with material exposure to “BBB” category rated assets. The long-term rating actions were driven by changes in the updated ratings criteria for closed-end funds rather than by any fundamental changes to the Fund’s credit profile. The Fund expects that the ARPS will continue to pay dividends at the maximum applicable rate for the foreseeable future and cannot predict whether or when the auction markets for the ARPS may resume normal functioning.

[6]

With respect to the Mandatory Tender Events described in clauses (i), (ii) and (iii) above, the corresponding “Mandatory Tender Date” means, respectively: (i) the date that is 180 calendar days following the Early Redemption Date, (ii) the date on which the related Special Terms Period becomes effective, and (iii) the last day of the related Special Terms Period (subject, in each case, to the holders’ election to retain their RVMTP Shares).

61	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

As noted, the “maximum applicable rate” for each series of ARPS depends on the credit ratings assigned to such shares. The maximum applicable rate for any regular rate period (i.e., any rate period other than a non-payment period) will be the applicable percentage of the reference rate. The reference rate is the applicable “AA” Financial Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more). The applicable percentage for any Dividend Period is generally determined based on the lower of the credit ratings assigned to the ARPS by Moody’s or Fitch on the auction date for such period (as set forth in the table below).

Moody’s Credit Rating	Fitch Credit Rating	Applicable Percentage
Aa3 or above	AA- or above	150%
A3 to A1	A- to A+	160%
Baa3 to Baa1	BBB- to BBB+	250%
Below Baa3	Below BBB-	275%

Ratings Agency Preferred Shares Asset Coverage. The Fund is required under the Bylaws to satisfy separate asset coverage tests specific to each rating agency (the “Ratings Agency Preferred Shares Asset Coverage”).

Moody’s Preferred Shares Asset Coverage. Satisfaction of Moody’s Ratings Agency Preferred Shares Asset Coverage generally requires the Fund to have eligible assets having in the aggregate a discounted value equal to or in excess of a “Preferred Shares Basic Maintenance Amount.” Generally, the Preferred Shares Basic Maintenance Amount includes the sum of (a) the aggregate liquidation preference of the Fund’s Preferred Shares then outstanding (including the ARPS) and (b) certain accrued and projected payment obligations of the Fund, including without limit any accrued and projected dividends on its Preferred Shares then outstanding (including the ARPS). Article 11 of the Bylaws includes Moody’s-specific guidelines for calculating discounted value for purposes of determining whether the Moody’s Ratings Agency Preferred Shares Asset Coverage test is satisfied. These guidelines specify discount factors that the Fund must apply to various types of securities in its portfolio for purposes of calculating whether the discounted value of the Fund’s eligible assets is at least equal to the Preferred Shares Basic Maintenance Amount (with the level of discount generally becoming greater as the credit quality of a security becomes lower). In addition, under the Moody’s guidelines, certain types of securities (including securities in which the Fund may otherwise invest) are not eligible for inclusion in the calculation of the discounted value of the Fund’s portfolio. The Moody’s guidelines for calculating discounted value do not impose any limitations on the percentage of the Fund’s assets that may be invested in ineligible assets, and the amount of ineligible assets included in the Fund’s portfolio at any time may vary depending upon the rating, diversification and other characteristics of the Moody’s eligible assets included in the portfolio.

Fitch Preferred Shares Asset Coverage. Satisfaction of Fitch Preferred Shares Asset Coverage requires that the Fund satisfy both a “Fitch Total Overcollateralization Test (“Fitch Total OC”) and a “Fitch Net Over Collateralization Test (“Fitch Net OC”), in each case to be consistent with the then-current rating from Fitch. Under the Bylaws, Fitch Preferred Shares Asset Coverage is satisfied if, as of a particular date or time, the Fund has sufficient asset coverage with respect to the Preferred Shares such that the Fund satisfies both the (i) Fitch Total OC test and the (ii) Fitch Net OC test as of such date or time. The Fitch Total OC test and the Fitch Net OC test are satisfied if the Fund has Fitch Total OC or Fitch Net OC, as the case may be, in excess of one-hundred percent (100%) pursuant to the applicable formula below.

The Fund’s Bylaws incorporate by reference the Closed-End Fund Criteria Report issued by Fitch entitled “Rating Closed-End Fund and Market Value Structures Rating Criteria” or similar future report most recently published by Fitch and approved for use by the Trust by resolution of the Board of Trustees of the Trust (the “Fitch Criteria”). The Fitch Criteria include, among other things, the current formulations for satisfaction of the Fitch Total OC test and the Fitch Net OC test, asset discount factors (used in part to calculate Fitch Total OC and Fitch Net OC), issuer and industry diversification and concentration thresholds and guidelines and a description of other rating considerations.

The Fitch Criteria define Fitch Total OC and Fitch Net OC as follows:

Fitch Total OC	=	Total Net Discounted Assets at MV*
Fitch Rated Liability + Other Liabilities Pari Passu and Senior to Rated Liability

In the event the Fund does not timely cure a failure to maintain (a) both Moody’s Ratings Agency Preferred Shares Asset Coverage and Fitch Preferred shares Asset Coverage or (b) 1940 Act Preferred Shares Asset Coverage, in each case in accordance with the requirements of the rating agency or agencies then rating the ARPS, the Fund will be required to redeem ARPS as described under “Mandatory Redemption” below.

In addition to the requirements described above, the rating agency guidelines impose restrictions or limitations on the Fund’s use of certain financial instruments or investment techniques that the Fund might otherwise utilize in order to obtain and maintain a rating from Moody’s and Fitch on the ARPS. It is not currently anticipated that these guidelines will materially impede PIMCO from managing the Fund’s portfolio in accordance with the Fund’s investment objective and policies.

The Fund may, but is not required to, adopt any modifications to the guidelines that may be established by Moody’s and/or Fitch with respect to their ratings of the ARPS. Failure to adopt any such modifications, however, may result in a reduction in the rating described above or a withdrawal of

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PIMCO Municipal Income Fund II

rating altogether. In addition, any rating agency providing a rating for the ARPS may, at any time, change or withdraw any such rating. The Board may, without shareholder approval, amend, alter or repeal various definitions and related provisions that have been adopted by the Fund pursuant to the rating agency guidelines in the event the Fund receives written confirmation from Moody’s or Fitch (or any substitute rating agency) that any such amendment, alteration or repeal would not impair the rating then assigned by the rating agency to the ARPS.

The ratings of the ARPS are based on current information furnished to Moody’s and Fitch by the Fund or the Investment Manager or information obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or the unavailability of, such information. The Common Shares have not been rated by any nationally recognized statistical rating organizations (“NRSROs”). A rating agency’s guidelines will apply to the ARPS Shares only so long as the rating agency is rating the shares.

The Fund pays certain fees to Moody’s and Fitch for rating the ARPS. The foregoing description of the rating agency guidelines and asset coverage requirements applicable to the ARPS is intended only as a summary and is qualified in its entirety by reference to the actual terms of Article 11 and other relevant provisions of the Bylaws and Exhibit 1 thereto.

Mandatory redemption. As noted above, the Fund is required under the Bylaws to maintain (a) Moody’s Ratings Agency Preferred Shares Asset Coverage, (b) Fitch Preferred Shares Asset Coverage, and (c) 1940 Act Asset Coverage. Eligible portfolio securities for the purposes of (a) and (b) above will be determined from time to time by the rating agency then rating the then outstanding ARPS. If the Fund fails to maintain such asset coverage amounts and does not timely cure such failure in accordance with the Bylaws, the Fund would be required to redeem all or a portion of the ARPS. This mandatory redemption would take place on a date that the Board specifies out of legally available funds in accordance with the Declaration, the Bylaws and applicable law, at the redemption price of $25,000 per share, plus accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption. In determining the number of Preferred Shares required to be redeemed in accordance with the foregoing, the Fund would redeem the lesser of (a) the minimum number of ARPS necessary to satisfy the Ratings Agency Preferred Shares Asset Coverage or 1940 Act Preferred Shares Asset Coverage, as the case may be, and (b) the maximum number of ARPS and any other Preferred Shares of the Fund subject to redemption or retirement that can be redeemed out of funds expected to be legally available therefor at the time of redemption, and in any case will redeem such Preferred Shares pro rata among the Preferred Shares subject to redemption or retirement. The mandatory redemption will be limited to the number of ARPS and any other Preferred Shares necessary to restore the required Ratings Agency Preferred Shares Asset Coverage or 1940 Act Preferred Shares Asset Coverage, as the case may be.

Optional redemption. To the extent permitted under the 1940 Act and under Massachusetts law, upon giving notice of redemption, as provided below, the Fund, at its option, may redeem Preferred Shares, in whole or in part, out of funds legally available therefore, at the Optional Redemption Price (as defined below) per share on any dividend payment date, provided that no Preferred Shares may be redeemed at the option of the Fund during (a) the initial rate period with respect to the Preferred Shares or (b) a non-call period to which such shares are subject. “Optional Redemption Price” means $25,000 per Preferred Share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus the applicable redemption premium, if any. The Fund has the authority to redeem Preferred Shares for any reason and may redeem all or part of the outstanding Preferred Shares if it anticipates that the Fund’s leveraged capital structure will result, for a significant period of time, in a lower rate of return to Common Shareholders than that obtainable if the Common Shares were not so leveraged.

Plan of Distribution

The Fund may sell Common Shares through underwriters or dealers, directly to one or more purchasers (including existing shareholders in a rights offering), through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The applicable prospectus supplement will identify any underwriter or agent involved in the offer and sale of the Common Shares, any sales loads, discounts, commissions, fees or other compensation paid to any underwriter, dealer or agent, the offering price, net proceeds and use of proceeds and the terms of any sale.

The distribution of the Common Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The sale of Common Shares by the Fund (or the perception that such sales may occur), particularly if sold at a discount to the then-current market price of the Common Shares, may have an adverse effect on the market price of the Common Shares.

The Fund may sell the Common Shares directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the Securities Act for any resales of the securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered securities directly.

In connection with the sale of the Common Shares, underwriters or agents may receive compensation from the Fund or from PIMCO or its affiliates in the form of discounts, concessions or commissions. Underwriters may sell Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Common Shares may be deemed to be underwriters under the

63	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

Securities Act, and any discounts and commissions they receive from the Fund and any profit realized by them on the resale of the Common Shares may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from the Fund will be described in the applicable prospectus supplement. The maximum amount of compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed 8% for the sale of any securities being registered pursuant to Rule 415 under the Securities Act. The Fund will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.

If a prospectus supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within a certain number of days (often 30 to 45 days) from the date of the prospectus supplement, to cover any over-allotments.

Under agreements into which the Fund may enter, underwriters, dealers and agents who participate in the distribution of the Common Shares may be entitled to indemnification by the Fund against certain liabilities including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with the Fund, or perform services for the Fund, in the ordinary course of business.

If so indicated in the applicable prospectus supplement, the Fund will, or will authorize underwriters or other persons acting as its agents to, solicit offers by certain institutions to purchase Common Shares from the Fund pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Fund. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the Common Shares shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as brokers or dealers and receive fees in connection with the execution of the Fund’s portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for Internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

In order to comply with the securities laws of certain states, if applicable, Common Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

Market and Net Asset Value Information

The Fund’s Common Shares are listed on the NYSE under the trading or “ticker” symbol “PML”. The Fund’s Common Shares commenced trading on the NYSE in June 2002. The Fund cannot predict whether its Common Shares will trade in the future at a premium or discount to NAV. The conduct of any offering and the issuance of additional Common Shares pursuant to any offering may have an adverse effect on prices in the secondary market for the Fund’s Common Shares by increasing the number of shares available, which may put downward pressure on the market price for the Common Shares. The NAV of the Fund’s Common Shares will be reduced immediately following an offering by the sales load, commissions and offering expenses paid or reimbursed by the Fund in connection with such offering. The completion of an offering may result in an immediate dilution of the NAV per Common Share for all existing Common Shareholders.

The following table sets forth, for each of the periods indicated, the high and low closing market prices of the Fund’s Common Shares on the NYSE, the high and low NAV per Common Share and the high and low premium/discount to NAV per Common Share. See “Net Asset Value” for information as to how the Fund’s NAV is determined.

	Common share market price(1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended June 30, 2022	$11.82	$10.12	$10.78	$ 9.14	16.48%	2.22%
Quarter ended March 31, 2022	$14.55	$11.20	$12.37	$10.70	19.55%	3.99%
Quarter ended December 31, 2021	$14.83	$13.86	$12.42	$12.15	19.58%	13.51%

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PIMCO Municipal Income Fund II

	Common share market price(1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended September 30, 2021	$15.31	$14.74	$12.77	$12.32	20.72%	16.72%
Quarter ended June 30, 2021	$15.08	$14.53	$12.68	$12.26	22.02%	16.48%
Quarter ended March 31, 2021	$15.35	$14.15	$12.65	$12.14	21.67%	13.63%
Quarter ended December 31, 2020	$14.71	$13.09	$12.42	$11.87	18.92%	9.91%
Quarter ended September 30, 2020	$14.28	$13.14	$12.44	$11.95	14.93%	8.86%
Quarter ended June 30, 2020	$13.45	$11.59	$11.95	$10.95	13.64%	4.70%
Quarter ended March 31, 2020	$15.97	$10.10	$13.30	$10.12	27.45%	(11.79)%
[1]	Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The Fund’s NAV per Common share at the close of business on June 30, 2022 was $9.52 and the last reported sale price of a Common Share on the NYSE on that day was $10.74, representing a 12.82% premium to such NAV.

Anti-Takeover and Other Provisions in the Declaration of Trust and Bylaws

Anti-Takeover Provisions

The Declaration and the Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The Fund’s Trustees are divided into three classes. At each annual meeting of shareholders, the term of one class will expire and each Trustee elected to that class will hold office until the third annual meeting thereafter. The classification of the Board in this manner could delay for an additional year the replacement of a majority of the Board. In addition, the Declaration provides that a Trustee may be removed only for cause and only (i) by action of at least seventy-five percent (75%) of the outstanding shares of the classes or series of shares entitled to vote for the election of such Trustee, or (ii) by written instrument, signed by at least seventy-five percent (75%) of the remaining Trustees, specifying the date when such removal shall become effective. Cause for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his or her office or such Trustee being convicted of a felony.

As described below, the Declaration grants special approval rights with respect to certain matters to members of the Board who qualify as “Continuing Trustees,” which term means a Trustee who either (i) has been a member of the Board since the date when Common Shares are first sold pursuant to a public offering or (ii) was nominated to serve as a member of the Board, or designated as a Continuing Trustee, by a majority of the Continuing Trustees then members of the Board.

The Declaration requires the affirmative vote or consent of at least seventy-five percent (75%) of the Board and holders of at least seventy-five percent (75%) of the Fund’s shares to authorize certain Fund transactions not in the ordinary course of business, including a merger or consolidation or share exchange, any shareholder proposal as to specific investment decisions made or to be made with respect to the assets of the Fund, a sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Fund or any series or class of shares (in one or a series of transactions in any twelve-month period) to or with any person of any assets of the Fund or such series or class having an aggregate fair market value of $1,000,000 or more, except for transactions in securities effected by the Fund or a series or class in the ordinary course of business, or issuance or transfer by the Fund of the Fund’s shares having an aggregate fair market value of $1,000,000 or more (except as may be made pursuant to a public offering, the Fund’s dividend reinvestment plan or upon exercise of any stock subscription rights), unless the transaction is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (in which case no shareholder authorization would be required by the Declaration, but may be required in certain cases under the 1940 Act). The Declaration also requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of each class of the Fund’s shares entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (in which case shareholders would have only the minimum voting rights required by the 1940 Act with respect to the conversion). Also, separate from the limited term provision, the Declaration provides that the Fund may be terminated at any time by vote or consent of at least seventy-five percent (75%) of the Fund’s shares or, alternatively, by vote or consent of both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees. See “Anti-Takeover and Other Provisions in the Declaration of Trust and Bylaws” in the Statement of Additional Information for a more detailed summary of these provisions.

The Board may from time to time grant other voting rights to shareholders with respect to these and other matters in the Bylaws, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Fund by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management

65	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

regarding the price to be paid and facilitating the continuity of the Fund’s investment objective and policies. The provisions of the Declaration and Bylaws described above could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares by discouraging a third party from seeking to obtain control of the Fund in a tender offer or similar transaction. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders, including Common Shareholders.

The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration and the Bylaws, both of which are on file with the SEC.

Shareholder Liability

Under Massachusetts law, shareholders could, in certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration contains an express disclaimer of shareholder liability for debts or obligations of the Fund and requires that notice of such limited liability be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees. The Declaration further provides for indemnification out of the assets and property of the Fund for all loss and expense of any shareholder held personally liable for the obligations of the Fund. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations. The Fund believes that the likelihood of such circumstances is remote.

Derivative and Direct Claims of Shareholders

A shareholder may not bring or maintain any court action, proceeding or claim on behalf of the Fund or any series or class of shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. The Trustees shall consider such demand within 90 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Fund or a series or class of shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders shall be made by the Trustees in their business judgment and shall be binding upon the shareholders.

A shareholder may not bring or maintain a direct action or claim for monetary damages against the Fund or the Trustees predicated upon an express or implied right of action under the Declaration (excepting rights of action permitted under Section 36(b) of the 1940 Act), nor shall any single shareholder, who is similarly situated to one or more other shareholders with respect to the alleged injury, have the right to bring such an action, unless such shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. The Trustees shall consider such request within 90 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Fund or series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made in their business judgment and shall be binding on all shareholders.

Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Fund will be deemed to have notice of and consented to the foregoing provisions. These provisions may limit a shareholder’s ability to bring a claim against the Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims.

These provisions in the Declaration regarding derivative and direct claims of shareholders shall not apply to claims made under federal securities laws.

Repurchase of Common Shares; Conversion to Open-End Fund

The Fund is a closed-end investment company and as such its shareholders will not have the right to cause the Fund to redeem their shares. Instead, the Common Shares will trade in the open market at a price that will be a function of factors relating to the Fund such as dividend levels and stability (which will in turn be affected by Fund expenses, including the costs of any TOBs, reverse repurchase agreements, dollar rolls/buy backs, borrowings, preferred shares and other leverage used by the Fund, levels of dividend and interest payments by the Fund’s portfolio holdings, levels of appreciation/depreciation of the Fund’s portfolio holdings, regulation affecting the timing and character of the Fund’s distributions and other factors), portfolio credit quality, liquidity, call protection, market supply and demand and similar factors relating to the Fund’s portfolio holdings. The market price of the Common Shares may also be affected by general market or economic conditions, including market trends affecting securities values generally or values of closed-end fund shares more specifically. Shares of a closed-end investment company may frequently trade at prices lower than NAV. The Fund’s Board of Trustees regularly monitors the relationship between the market price and NAV of the Common Shares. If the Common Shares were to trade at a substantial discount to NAV for an extended period of time, the Board of Trustees may consider the repurchase of its Common Shares on the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end investment company. The Fund cannot assure you that its Board of Trustees will decide to take or propose any of these actions, or that share repurchases or tender offers will actually reduce any market discount. See “Tax Matters” in the Statement of Additional Information for a discussion of the tax implications of a tender offer by the Fund.

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PIMCO Municipal Income Fund II

If the Fund were to convert to an open-end company, the Common Shares likely would no longer be listed on the NYSE. In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less any redemption charge that is in effect at the time of redemption.

Before deciding whether to take any action to convert the Fund to an open-end investment company, the Board of Trustees would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its shareholders, and market considerations. Based on these considerations, even if the Common Shares should trade at a discount, the Board of Trustees may determine that, in the interest of the Fund and its shareholders, no action should be taken. See the Statement of Additional Information under “Repurchase of Common Shares; Conversion to Open-End Fund” for a further discussion of possible action to reduce or eliminate any such discount to NAV.

Tax Matters

This section summarizes some of the U.S. federal income tax consequences to U.S. persons of investing in the Fund; the consequences under other tax laws and to non-U.S. shareholders may differ. This summary is based on the Code, U.S. Treasury regulations, and other applicable authority, all as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. Shareholders should consult their tax advisors as to the possible application of federal, state, local or non-U.S. income tax laws. Please see the Statement of Additional Information for additional information regarding the tax aspects of investing in the Fund.

Taxation of the Fund

The Fund has elected to be treated, and intends each year to qualify and be eligible to be treated, as a “regulated investment company” (a “RIC”) under Subchapter M of the Code. A RIC is not subject to U.S. federal income tax at the corporate level on income and gains from investments that are distributed in a timely manner to shareholders in the form of dividends. The Fund’s failure to qualify as a RIC would result in corporate-level taxation, thereby reducing the return on your investment.

As described under “Use of Leverage” above, if at any time when Preferred Shares or other senior securities are outstanding the Fund does not meet applicable asset coverage requirements, it will be required to suspend distributions to Common Shareholders until the requisite asset coverage is restored. Any such suspension may cause the Fund to pay a U.S. federal income and excise tax on undistributed income or gains and may, in certain circumstances, prevent the Fund from qualifying for treatment as a RIC. The Fund may repurchase or otherwise retire Preferred Shares or other senior securities, as applicable, in an effort to comply with the distribution requirement applicable to RICs.

Distributions

The Fund intends to make monthly distributions of net investment income. The municipal bonds in which the Fund primarily invests are generally issued by states, cities, or a political subdivision, agency, authority or instrumentality of such state or city, the interest on which is generally exempt from regular federal income tax, and Fund distributions of such interest that the Fund properly reports to you as “exempt-interest dividends” will generally not be subject to regular federal income tax. An investment in the Fund may result in liability for federal alternative minimum tax for individuals.

A shareholder subject to U.S. federal income tax will generally be subject to tax on Fund distributions other than exempt-interest dividends. For U.S. federal income tax purposes, Fund distributions other than exempt-interest dividends will generally be taxable to a shareholder as either ordinary income or capital gains. Distributions of net investment income other than “exempt-interest dividends” will generally be taxable to you as ordinary income. The federal tax exemption for exempt-interest dividends from the Fund does not necessarily result in the exemption of such dividends from state and local taxes. The Fund will seek to produce income that is generally exempt from federal income tax and will not benefit investors in tax-advantaged retirement plans or individuals not subject to federal income tax.

Federal taxes on Fund distributions of capital gains are determined by how long the Fund owned or is deemed to have owned the investments that generated the capital gains, rather than how long a shareholder has owned its shares of the Fund. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends generally will be treated as long-term capital gains includible in a shareholder’s net capital gains and taxed to individuals at reduced rates. The Fund does not expect a significant portion of its distributions to be treated as long-term capital gains. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to shareholders as ordinary income. Distributions that the Fund properly reports to you as “qualified dividend income” are taxable in the hands of individuals at the reduced rates applicable to long-term capital gains provided that both the individual shareholder and the Fund meet certain holding period and other requirements.

Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the “net investment income” of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the Fund,

67	Base Prospectus | PIMCO Municipal Income Fund II

Base Prospectus

including any capital gain dividends, but not including exempt-interest dividends, and any net capital gains recognized on the sale, redemption or exchange of shares of the Fund. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s current and accumulated earnings and profits. In that case, the excess generally would be treated as return of capital and would reduce the shareholders’ tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital is not taxable, but it reduces a shareholder’s tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the Common Shares.

A shareholder whose distributions are reinvested in Common Shares under the Dividend Reinvestment Plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to either (i) if newly issued Common Shares are issued under the Dividend Reinvestment Plan, generally the fair market value of the newly issued Common Shares issued to the shareholder or (ii) if reinvestment is made through open-market purchases under the Dividend Reinvestment Plan, the amount of cash allocated to the shareholder for the purchase of Common Shares on its behalf in the open market. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described above, whether a shareholder takes them in cash or they are reinvested pursuant to the Dividend Reinvestment Plan in additional shares of the Fund. See “Dividend Reinvestment Plan” above for further details.

The IRS currently requires a RIC that the IRS recognizes as having two or more “classes” of stock for U.S. federal income tax purposes to allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, as and when applicable, the Fund intends each tax year to allocate capital gain dividends between and among its Common Shares and each series of its Preferred Shares in proportion to the total dividends paid to each class with respect to such tax year, and in a manner intended to comply with both applicable IRS rules and SEC requirements regarding the frequency of distributions of capital gains. Dividends qualifying and not qualifying for the dividends received deduction, as qualified dividend income or as exempt-interest dividends will similarly be allocated between and among Common Shares and each series of preferred shares, as and when issued.

Certain Fund Investments

The Fund’s investments in certain debt instruments could cause the Fund to recognize taxable income in excess of the cash generated by such investments (which may require the Fund to liquidate other investments in order to make required distributions).

The Fund may at times buy tax-exempt investments at a discount from the price at which they were originally issued, especially during periods of rising interest rates. For federal income tax purposes, some or all of this market discount will be included in the Fund’s ordinary income and will be taxable to you as such when it is distributed.

Taxes When You Dispose of Your Shares

Any gain resulting from the sale or other disposition of Fund shares that is treated as a sale or exchange for U.S. federal income tax purposes generally will be taxable to shareholders as capital gains for U.S. federal income tax purposes.

Shareholders who offer, and are able to sell all of the Common Shares they hold or are deemed to hold in response to a tender offer (as described above) generally will be treated as having sold their shares and generally will recognize a capital gain or loss. In the case of shareholders who tender or are able to sell fewer than all of their shares, it is possible that any amounts that the shareholder receives in such repurchase will be taxable as a dividend to such shareholder. In addition, there is a risk that shareholders who do not tender any of their shares for repurchase, or whose percentage interest in the Fund otherwise increases as a result of the tender offer, will be treated for U.S. federal income tax purposes as having received a taxable dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its disposition of portfolio securities to fund share repurchases. Any such income would be taken into account in determining whether the Fund has satisfied any applicable distribution requirements.

Backup Withholding

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and tender offer/liquidation proceeds paid to any shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to such withholding. The backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends.

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PIMCO Municipal Income Fund II

Shares Purchased Through Tax-Advantaged Plans

Special tax rules apply to investments through defined contribution plans and other tax-advantaged plans. Common Shareholders should consult their tax advisors to determine the suitability of the Fund’s Common Shares as an investment through such plans and the precise effect of an investment on their particular tax situation.

General

The foregoing discussion relates solely to U.S. federal income tax laws. Dividends and distributions also may be subject to state and local taxes. Common Shareholders are urged to consult their tax advisors regarding specific questions as to federal, state, local, and, where applicable, foreign taxes. Foreign investors should consult their tax advisors concerning the tax consequences of ownership of Common Shares of the Fund.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and related regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative actions.

Please see “Taxation” in the Statement of Additional Information for additional information regarding the tax aspects of investing in Common Shares of the Fund.

Custodian and Transfer Agent

The custodian of the assets of the Fund is State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105. The custodian performs custodial and fund accounting services as well as sub-administrative services on behalf of the Fund.

American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, serves as the Fund’s transfer agent, registrar, dividend disbursement agent and shareholder servicing agent, as well as agent for the Fund’s Dividend Reinvestment Plan.

Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, serves as auction agent, transfer agent, registrar, dividend paying agent and redemption agent for the Preferred Shares.

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) serves as independent registered public accounting firm for the Fund. PwC provides audit services, tax and other audit related services to the Fund.

Legal Matters

Certain legal matters will be passed on for the Fund by Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts 02199.

Incorporation by Reference

As noted above, this prospectus is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30b2-1 under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

∎	the Fund’s Statement of Additional Information, dated August 10, 2022, filed with this Prospectus;
∎	the Fund’s Annual Report on Form N-CSR, filed on March 7, 2022; and
∎	the Fund’s Description of Shares on Form 8-A, filed on June 19, 2002.

You may obtain copies of any information incorporated by reference into this prospectus, at no charge, by calling toll-free (844)-337-4626 or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s periodic reports filed pursuant to Rule 30b2-1 of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as this Prospectus and the Statement of Additional Information, are available on the Fund’s website http://www.pimco.com/prospectuses. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

69	Base Prospectus | PIMCO Municipal Income Fund II

PIMCO Municipal Income Fund II

Appendix A

Description of Securities Ratings

The Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s, Standard & Poor’s or Fitch, or, if unrated, determined by PIMCO to be of comparable quality). The percentage of the Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:

High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by PIMCO.

Investment Grade Debt Securities are those rated in one of the four highest rating categories, or if unrated deemed comparable by PIMCO.

Below Investment Grade High Yield Securities (“Junk Bonds”), are those rated lower than Baa by Moody’s, BBB by Standard & Poor’s or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.

The following is a description of Moody’s, Standard & Poor’s and Fitch’s rating categories applicable to fixed income securities.

Moody’s Investors Service, Inc.

Global Long-Term Rating Scale

Ratings assigned on Moody’s global long-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Medium-Term Note Program Ratings

Moody’s assigns provisional ratings to medium-term note (MTN) programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).

MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.

The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.

Moody’s encourages market participants to contact Moody’s Ratings Desks or visit moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.

Global Short-Term Rating Scale

Ratings assigned on Moody’s global short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Short-term ratings are assigned for obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.

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Base Prospectus

P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.

P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

National Scale Long-Term Ratings

Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.

In each specific country, the last two characters of the rating indicate the country in which the issuer is located or the financial obligation was issued (e.g., Aaa.ke for Kenya).

Aaa.n: Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.

Aa.n: Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.

A.n: Issuers or issues rated A.n present above-average creditworthiness relative to other domestic issuers and issuances.

Baa.n: Issuers or issues rated Baa.n represent average creditworthiness relative to other domestic issuers and issuances.

Ba.n: Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.

B.n: Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.

Caa.n: Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.

Ca.n: Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.

C.n: Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.

Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

National Scale Short-Term Ratings

Moody’s short-term NSRs are opinions of the ability of issuers or issuances in a given country, relative to other domestic issuers or issuances, to repay debt obligations that have an original maturity not exceeding thirteen months. Short-term NSRs in one country should not be compared with short-term NSRs in another country, or with Moody’s global ratings.

There are four categories of short-term national scale ratings, generically denoted N-1 through N-4 as defined below.

In each specific country, the first two letters indicate the country in which the issuer is located (e.g., KE-1 through KE-4 for Kenya).

N-1: N-1 issuers or issuances represent the strongest likelihood of repayment of short-term senior unsecured debt obligations relative to other domestic issuers.

N-2: N-2 issuers or issuances represent an above average likelihood of repayment of short-term senior unsecured debt obligations relative to other domestic issuers.

N-3: N-3 issuers or issuances represent an average likelihood of repayment of short-term senior unsecured debt obligations relative to other domestic issuers.

N-4: N-4 issuers or issuances represent a below average likelihood of repayment of short-term senior unsecured debt obligations relative to other domestic issuers.

The short-term rating symbols P-1.za, P-2.za, P-3.za and NP.za are used in South Africa.

Short-Term Obligation Ratings

The Municipal Investment Grade (MIG) scale is used for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, the MIG scale is used for bond anticipation notes with maturities of up to five years.

MIG

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale).

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the

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PIMCO Municipal Income Fund II

liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.

Standard & Poor’s Ratings Services

Long-Term Issue Credit Ratings*

Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:

∎	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
∎	The nature and provisions of the financial obligation, and the promise S&P imputes; and
∎

The protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC, and C: Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D: An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

*Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

Short-Term Issue Credit Ratings

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

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Base Prospectus

A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D: A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days.

The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

Active Qualifiers

S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.

Federal deposit insurance limit: ‘L’ qualifier

Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.

Principal ‘p’ qualifier

This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms, or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.

Preliminary ratings: ‘prelim’ qualifier

Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.

∎	Preliminary ratings may be assigned to obligations, most commonly structured and project finance issues, pending receipt of final documentation and legal opinions.
∎

Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).

∎

Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.

∎

Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.

∎	A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.

Termination structure: ‘t’ qualifier

This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.

Counterparty instrument rating: ‘cir’ qualifier

This symbol indicates a counterparty instrument rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a

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PIMCO Municipal Income Fund II

securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not take into account timeliness of payment.

Inactive Qualifiers (no longer applied or outstanding)

Contingent upon final documentation: ‘*’ in active qualifier

This symbol indicated that the rating was contingent upon S&P receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

Termination of obligation to tender: ‘c’ inactive qualifier

This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment-grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.

U.S. direct government securities: ‘G’ inactive qualifier

The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.

Public information ratings: ‘pi’ inactive qualifier

This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.

Provisional ratings: ‘pr’ inactive qualifier

The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.

Quantitative analysis of public information: ‘q’ inactive qualifier

A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.

Extraordinary risks: ‘r’ inactive qualifier

The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.

Fitch Ratings

Long-Term Credit Ratings

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

B: Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C: Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

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Base Prospectus

b. the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;

c. the formal announcement by the issuer or their agent of a distressed debt exchange;

d. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent

RD: Restricted default. ‘RD’ ratings indicate an issuer that in Fitch Ratings’ opinion has experienced:

∎	an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but
∎	has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up,
∎	has not otherwise ceased operating. This would include:
∎	the selective payment default on a specific class or currency of debt;
∎

the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

∎

the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

D: Default. ‘D’ ratings indicate an issuer that in Fitch Ratings’ opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

“Imminent” default, categorized under ‘C’, typically refers to the occasion where a payment default has been intimated by the issuer and is all but inevitable. This may, for example, be where an issuer has missed a scheduled payment but (as is typical) has a grace period during which it may cure the payment default. Another alternative would be where an issuer has formally announced a distressed debt exchange, but the date of the exchange still lies several days or weeks in the immediate future.

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.

Recovery Ratings

Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate finance issuers with IDRs in speculative grade categories.

Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.

The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.

Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgement, but actual recoveries for a given security may deviate materially from historical averages.

RR1: Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.

RR2: Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.

RR3: Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.

RR4: Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.

RR5: Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

RR6: Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.

Short-Term Ratings Assigned to Issuers and Obligations

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

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PIMCO Municipal Income Fund II

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

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Base Prospectus

PIMCO Municipal Income Fund II

Common Shares

PROSPECTUS

August 10, 2022

As permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Fund’s annual and semi-annual shareholder reports will no longer be sent by mail, unless you specifically request paper copies of the reports from the Fund or from your financial intermediary, such as a broker-dealer or bank. Instead, the reports will be made available on the Fund’s website, pimco.com/literature, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically by visiting pimco.com/edelivery or by contacting your financial intermediary, such as a broker-dealer or bank.

You may elect to receive all future reports in paper free of charge. If you own these shares through a financial intermediary, such as a broker-dealer or bank, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you can inform the Fund that you wish to continue receiving paper copies of your shareholder reports by calling 844.337.4626. Your election to receive reports in paper will apply to all funds held with the fund complex if you invest directly with the Fund or to all funds held in your account if you invest through a financial intermediary, such as a broker-dealer or bank.

PIMCO MUNICIPAL INCOME FUND II

Statement of Additional Information

August 10, 2022

PIMCO Municipal Income Fund II (the “Fund”) is a diversified, closed-end management investment company. Pacific Investment Management Company LLC (“PIMCO” or the “Investment Manager”), 650 Newport Center Drive, Newport Beach, California 92660, is the investment manager to the Fund.

This Statement of Additional Information relating to the common shares of beneficial interest, par value $0.00001 per share, of the Fund (the “Common Shares”) is not a prospectus, and should be read in conjunction with the Fund’s prospectus relating thereto dated August 10, 2022 (the “Prospectus”) and any related prospectus supplement. This Statement of Additional Information does not include all information that a prospective investor should consider before purchasing Common Shares, and investors should obtain and read the Prospectus and any related prospectus supplement prior to purchasing such shares. A copy of the Prospectus and any related prospectus supplement or the annual or semi-annual reports for the Fund may be obtained without charge by calling 844-337-4626. You may also obtain a copy of the Prospectus or any related prospectus supplement on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.

Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus and any related prospectus supplement.

i

THE FUND

The Fund commenced operations on June 28, 2002, following the initial public offering of its Common Shares. The Fund was organized as a Massachusetts business trust on March 29, 2002. Prior to commencing operations on June 28, 2002, the Fund had no operations other than matters relating to its organization and registration as a closed-end management company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

INVESTMENT OBJECTIVE AND POLICIES

The investment objective and general investment policies of the Fund are described in the Prospectus. Additional information concerning the characteristics of certain of the Fund’s investments, strategies and risks is set forth below. Unless a strategy or policy described below is specifically prohibited by the investment restrictions listed in the Prospectus, by the investment restrictions under “Investment Restrictions” in this Statement of Additional Information, or by applicable law, the Fund may engage in each of the practices described below. However, the Fund is not required to engage in any particular transaction or purchase any particular type of securities or investment even if to do so might benefit the Fund. Unless otherwise stated herein, all investment policies of the Fund may be changed by the Board of Trustees (the “Board”) without shareholder approval. In addition, the Fund may be subject to restrictions on its ability to utilize certain investments or investment techniques. Unless otherwise stated herein, these additional restrictions may be changed with the consent of the Board but without approval by or notice to shareholders.

High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies

The Fund may invest without limit in debt instruments that are, at the time of purchase, rated below “investment grade” by at least one of Moody’s Investors Service, Inc. (“Moody’s”), S&P Global Ratings (“S&P”) or Fitch, Inc. (“Fitch”), or unrated but determined by PIMCO to be of comparable quality. The Fund may also invest in defaulted securities and debtor-in-possession financings. A description of the ratings categories used is set forth in Appendix A to the Prospectus.

A security is considered to be below “investment grade” quality if it is either (1) not rated in one of the four highest rating categories by one of the nationally recognized statistical rating organizations (“NRSROs”) (i.e., rated Ba or below by Moody’s, BB or below by S&P or BB or below by Fitch) or (2) if unrated, determined by PIMCO to be of comparable quality to obligations so rated. Investments in securities rated below investment grade are described as “speculative” by Moody’s, S&P and Fitch.

Investment in lower rated corporate debt securities (“high yield” securities or “junk bonds”) and securities of distressed companies generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but it also typically entails greater price volatility and principal and income risk. Securities of distressed companies include both debt and equity securities. High yield securities and debt securities of distressed companies are regarded as predominantly speculative with respect to the issuer’s continuing ability to make timely principal and interest payments. Issuers of high yield and distressed company securities may be involved in restructurings or bankruptcy proceedings that may not be successful. Analysis of the creditworthiness of issuers of debt securities that are high yield or debt securities of distressed companies may be more complex than for issuers of higher quality debt.

High yield securities and debt securities of distressed companies may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of these securities have been found to be more sensitive to adverse economic downturns or individual corporate developments. A projection of an economic downturn, for example, could cause a decline in prices of high yield securities and debt securities of distressed companies because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities, and a high yield security may lose significant market value before a default occurs. If an issuer defaults, in addition to risking payment of all or a portion of interest and principal, the Fund, by investing in such securities, may incur additional expenses to seek recovery of their respective investments. In the case of securities structured as zero-coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash.

High yield and distressed company securities and securities of distressed companies may have the right to “call” or redeem the issue prior to maturity, which may result in the Fund having to reinvest the proceeds in other high yield securities that may pay lower interest rates. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in these securities. In addition, the high yield securities and securities of distressed companies in which the Fund invests may not be listed on any exchange and a secondary market for such securities may be comparatively less liquid relative to markets for other more liquid fixed-income securities. Consequently, transactions in high yield and distressed company securities may involve greater costs than transactions in more actively traded securities, which could adversely affect the price at which the Fund could sell a high yield or distressed company security, and could adversely affect the daily net asset value of the shares. A lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make high yield and distressed company debt more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for these securities and/or may result in the Fund not receiving the proceeds from a sale of a high yield or distressed company security for an extended period after such sale, each of which could result in losses to the Fund. Because of the risks involved in investing in high yield securities and securities of distressed companies, an investment in the Fund should be considered speculative.

Analysis of the creditworthiness of issuers of high yield securities and distressed company securities may be more complex than for issuers of higher quality debt securities, and achievement of the Fund’s investment objective may, to the extent of its investments in high yield and distressed company securities, depend more heavily on PIMCO’s creditworthiness analysis than would be the case if the Fund were investing in higher quality securities.

High yield securities structured as “zero-coupon” bonds or “payment-in-kind” securities (“PIKs”) tend to be especially volatile as they are particularly sensitive to downward pricing pressures from rising interest rates or widening spreads and may require the Fund to make taxable distributions of income greater than the total amount of cash interest the Fund has actually received. Even though such securities do not pay current interest in cash, the Fund nonetheless is required to accrue interest income on these investments and to distribute the interest income on a current basis. Thus, the Fund could be required at times to sell other investments in order to satisfy its distribution requirements (including when it is not advantageous to do so).

The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which the Fund could sell a high yield security, and could adversely affect the daily net asset value of the shares. Lower liquidity in secondary markets could adversely affect the value of high yield/high risk securities held by the Fund. While lower rated securities typically are less sensitive to interest rate changes than higher rated securities, the market prices of high yield/high risk securities structured as zero coupon bonds or PIKs may be affected to a greater extent by interest rate changes. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield securities, especially in a thinly traded market. When secondary markets for high yield and distressed company securities are less liquid than the market for other types of securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.

The use of credit ratings as the sole method of evaluating high yield securities and debt securities of distressed companies can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments of a debt security, not the market value risk of a security. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. PIMCO does not rely solely on credit ratings when selecting debt securities for the Fund. If a credit rating agency changes the rating of a debt security held by the Fund, the Fund may retain the security.

Mortgage-Related and Other Asset-Backed Securities

Mortgage-related instruments are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Such mortgage loans may include reperforming loans (“RPLs”), which are loans that have previously been delinquent but are current at the time securitized. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. The Fund may invest in a variety of mortgage-related and other ABS issued by government agencies or other governmental entities or by private originators or issuers.

The mortgage-related assets in which the Fund may invest include, without limitation, mortgage pass-through securities, collateralized mortgage obligations (“CMOs”), commercial or residential mortgage-backed securities, mortgage dollar rolls/buy backs, CMO residuals, adjustable rate mortgage-backed securities (“ARMBS”), stripped mortgage-backed securities (“SMBS”) and other securities that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property. The Fund may also invest in other types of ABS, including collateralized debt obligations (“CDOs”), which include collateralized bond obligations (“CBOs”), collateralized loan obligations (“CLOs”) and other similarly structured securities. The mortgage-related securities in which the Fund may invest may pay variable or fixed rates of interest. When acquiring mortgage-related or other asset-backed securities, the Fund is not restricted by any particular borrower credit criteria. Accordingly, loans underlying mortgage-related securities acquired by the Fund may be subprime in quality, or may become subprime in quality.

Through investments in mortgage-related securities, including those that are issued by private issuers, the Fund may have some exposure to subprime loans as well as to the mortgage and credit markets generally. Private issuers include commercial banks, savings associations, mortgage companies, investment banking firms, finance companies and special purpose finance entities (called special purpose vehicles (“SPVs”)) and other entities that acquire and package mortgage loans for resale as mortgage-related securities.

Mortgage Pass-Through Securities. Mortgage pass-through securities are securities representing interests in “pools” of mortgage loans secured by residential or commercial real property. Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed or variable amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment that consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs that may be incurred. Some mortgage-related securities (such as securities issued by the Government National Mortgage Association (“Ginnie Mae” or “GNMA”)) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.

The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. Early repayment of principal on some mortgage-related securities (arising from prepayments of principal due to the sale of the underlying property, refinancing, or foreclosure, net of fees and costs that may be incurred) may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a security subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Like other fixed-income securities, when interest rates rise, the value of a mortgage-related security generally will decline; however, when interest rates are declining, the value of mortgage-related securities with prepayment features may not increase as much as other fixed-income securities. Adjustable rate mortgage-related and other ABS are also subject to some interest rate risk. For example, because interest rates on most adjustable rate mortgage- and other ABS only reset periodically (e.g., monthly or quarterly), changes in prevailing interest rates (and particularly sudden and significant changes) can be expected to cause some fluctuations in the market value of these securities, including declines in value as interest rates rise. In addition, to the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase.

The residential mortgage market in the United States has experienced in the past, and could experience in the future, difficulties that may adversely affect the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies, defaults and losses on residential mortgage loans may increase substantially over a shorter period of time. A decline in or flattening of housing values may exacerbate such delinquencies and losses on residential mortgages. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. As a result of the 2008 financial crisis, a number of residential mortgage loan originators experienced serious financial difficulties or bankruptcy. Owing largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements caused limited liquidity in the secondary market for certain mortgage-related securities, which adversely affected the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could recur or worsen in the future.

Agency Mortgage-Related Securities. Payment of principal and interest on some mortgage pass-through securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. government (in the case of securities guaranteed by GNMA) or guaranteed by agencies or instrumentalities of the U.S. government (in the case of securities guaranteed by the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”)). The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly-owned U.S. government corporation within the U.S. Department of Housing and Urban Development (the “Department of Housing and Urban Development” or “HUD”). GNMA is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the “FHA”), or guaranteed by the Department of Veterans Affairs (the “VA”).

Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA primarily purchases conventional (i.e., not insured or guaranteed by any government agency) residential mortgages from a list of approved seller/servicers, which includes state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and credit of the U.S. government. Instead, they are supported only by the discretionary authority of the U.S. government to purchase the agency’s obligations. FHLMC was created by Congress in 1970 for the purpose of increasing the availability of mortgage credit for residential housing. It is a government-sponsored corporation that issues participation certificates (“PCs”), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. government. Instead, they are supported only by the discretionary authority of the U.S. government to purchase the agency’s obligations.

FNMA and FHLMC also securitize RPLs. For example, in FNMA’s case, the RPLs are single-family, fixed rate reperforming loans that generally were previously placed in an MBS trust guaranteed by FNMA, purchased from the trust by FNMA and held as a distressed asset after four or more months of delinquency, and subsequently became current (i.e., performing) again. Such RPLs may have exited delinquency through efforts at reducing defaults (e.g., loan modification). In selecting RPLs for securitization, FNMA follows certain criteria related to length of time the loan has been performing, the type of loan (single-family, fixed rate), and the status of the loan as first lien, among other things. FNMA may include different loan structures and modification programs in the future.

On September 6, 2008, the Federal Housing Finance Agency (“FHFA”) placed FNMA and FHLMC into conservatorship. As the conservator, the FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.

In connection with the conservatorship, the U.S. Department of the Treasury (the “U.S. Treasury”) entered into a Senior Preferred Stock Purchase Agreement with each of FNMA and FHLMC pursuant to which the U.S. Treasury will purchase up to an aggregate of $100 billion of each of FNMA and FHLMC to maintain a positive net worth in each enterprise. This agreement contains various covenants that severely limit each enterprise’s operations. In exchange for entering into these agreements, the U.S. Treasury received $1 billion of each enterprise’s senior preferred securities and warrants to purchase 79.9% of each enterprise’s common stock. In 2009, the U.S. Treasury announced that it was doubling the size of its commitment to each enterprise under the Senior Preferred Stock Program to $200 billion. The U.S. Treasury’s obligations under the Senior Preferred Stock Program are for an indefinite period of time for a maximum amount of $200 billion per enterprise. In 2009, the U.S. Treasury further amended the Senior Preferred Stock Purchase Agreement to allow the cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in FNMA’s and FHLMC’s net worth through the end of 2012. In August 2012, the Senior Preferred Stock Purchase Agreement was further amended to, among other things, accelerate the wind down of the retained portfolio, terminate the requirement that FNMA and FHLMC each pay a 10% dividend annually on all amounts received under the funding commitment, and require the submission of an annual risk management plan to the U.S. Treasury.

FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remains liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.

Under the Federal Housing Finance Regulatory Reform Act of 2008 (the “Reform Act”), which was included as part of the Housing and Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs. The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.

In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.

Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.

In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.

FHFA and the White House have made public statements regarding plans to consider ending the conservatorships of FNMA and FHLMC. In the event that FNMA and FHLMC are taken out of conservatorship, it is unclear how the capital structure of FNMA and FHLMC would be constructed and what effects, if any, there may be on FNMA’s and FHLMC’s creditworthiness and guarantees of certain mortgage-backed securities. It is also unclear whether the U.S. Treasury would continue to enforce its rights or perform its obligations under the Senior Preferred Stock Programs. Should FNMA’s and FHLMC’s conservatorship end, there could be an adverse impact on the value of their securities, which could cause losses to the Fund.

In June 2019, under the Single Security Initiative, FNMA and FHLMC started issuing a uniform mortgage-backed security (“UMBS”) in place of their current offerings of TBA-eligible securities. The Single Security Initiative seeks to support the overall liquidity of the TBA market and aligns the characteristics of FNMA and FHLMC certificates. The effects that the Single Security Initiative may have on the market for TBA and other mortgage-backed securities are uncertain.

Privately Issued Mortgage-Related (Non-Agency) Securities. Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities, private insurers or the mortgage poolers. The insurance and guarantees are issued by governmental entities, private insurers or the mortgage poolers. Such insurance and guarantees, and the creditworthiness of the issuers thereof, will be considered in determining whether a mortgage-related security meets the Fund’s investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. The Fund may buy mortgage-related securities without insurance or guarantees. Securities issued by certain private organizations may not be readily marketable.

Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related assets that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government sponsored entity guarantee is not available. The coupon rates and maturities of the underlying mortgage loans in a privately issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. The substantial decline in real property values across the U.S. has exacerbated the level of losses that investors in privately issued mortgage-related securities have experienced. It is not certain when these trends may reverse. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.

The Fund may purchase privately issued mortgage-related assets that are originated, packaged and serviced by third party entities. It is possible these third parties could have interests that are in conflict with the holders of mortgage-related assets, and such holders (such as the Fund) could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related asset could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related asset. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities (such as the Fund) could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms. To the extent third party entities involved with privately issued mortgage-related assets are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-related securities, including the Fund. For example, third parties may seek to withhold proceeds due to holders of the mortgage-related assets, including the Fund, to cover legal or related costs. Any such action could result in losses to the Fund.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related assets held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

The assets underlying mortgage-related securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. government securities nor U.S. government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.

In determining whether and how much to invest in privately issued mortgage-related securities, and how to allocate those assets, the Investment Manager will generally consider a number of factors. These may include, but are not limited to: (1) the nature of the borrowers (e.g., residential vs. commercial); (2) the collateral loan type (e.g., for residential: First Lien – Jumbo/Prime, First Lien – Alt-A, First Lien – Subprime, First Lien – Pay-Option or Second Lien; for commercial: Conduit, Large Loan or Single Asset/Single Borrower); and (3) in the case of residential loans, whether they are fixed rate or adjustable mortgages. Each of these criteria can cause privately issued mortgage-related securities to have differing primary economic characteristics and distinguishable risk factors and performance characteristics.

Collateralized Mortgage Obligations (“CMOs”). A CMO is a debt obligation of a legal entity that is collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, semi-annually or on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC or FNMA, and their income streams.

CMOs are structured into multiple classes, often referred to as “tranches,” with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as “sequential pay” CMOs), payment of principal received from the pool of underlying mortgages, including prepayments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.

In a typical CMO transaction, a corporation (“issuer”) issues multiple series (e.g., A, B, C, Z) of CMO bonds (“Bonds”). Proceeds of the Bond offering are used to purchase mortgages or mortgage pass-through certificates (“Collateral”). The Collateral is pledged to a third party trustee as security for the Bonds. Principal and interest payments from the Collateral are used to pay principal on the Bonds in the order A, B, C, Z. The Series A, B, and C Bonds all bear current interest. Interest on the Series Z Bond is accrued and added to principal and a like amount is paid as principal on the Series A, B, or C Bond currently being paid off. When the Series A, B, and C Bonds are paid in full, interest and principal on the Series Z Bond begins to be paid currently. With some CMOs, the issuer serves as a conduit to allow loan originations (primarily builders or savings and loan associations) to borrow against their loan portfolios. CMOs may be less liquid and may exhibit greater price volatility than other types of mortgage or ABS.

As CMOs have evolved, some classes of CMO bonds have become more common. For example, the Fund may invest in parallel-pay and planned amortization class (“PAC”) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass-through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. Consistent with the Fund’s investment objective and policies, PIMCO may invest in various tranches of CMO bonds, including support bonds.

FHLMC Collateralized Mortgage Obligations. FHLMC CMOs are debt obligations of FHLMC issued in multiple classes having different maturity dates which are secured by the pledge of a pool of conventional mortgage loans purchased by FHLMC. Payments of principal and interest on the CMOs are made semi-annually, as opposed to monthly. The amount of principal payable on each semi-annual payment date is determined in accordance with FHLMC’s mandatory sinking fund schedule, which in turn, is equal to approximately 100% of FHA prepayment experience applied to the mortgage collateral pool. All sinking fund payments in the CMOs are allocated to the retirement of the individual classes of bonds in the order of their stated maturities. Payment of principal on the mortgage loans in the collateral pool in excess of the amount of FHLMC’s minimum sinking fund obligation for any payment date are paid to the holders of the CMOs as additional sinking fund payments.

Because of the “pass-through” nature of all principal payments received on the collateral pool in excess of FHLMC’s minimum sinking fund requirement, the rate at which principal of the CMOs is actually repaid is likely to be such that each class of bonds will be retired in advance of its scheduled maturity date.

If collection of principal (including prepayments) on the mortgage loans during any semi-annual payment period is not sufficient to meet FHLMC’s minimum sinking fund obligation on the next sinking fund payment date, FHLMC agrees to make up the deficiency from its general funds.

Criteria for the mortgage loans in the pool backing the FHLMC CMOs are identical to those of FHLMC PCs. FHLMC has the right to substitute collateral in the event of delinquencies and/or defaults.

Commercial or Residential Mortgage-Backed Securities. Commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”) include securities that reflect an interest in, and are secured by, mortgage loans on commercial or residential real property. Many of the risks of investing in CMBS or RMBS reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. CMBS or RMBS may be less liquid and exhibit greater price volatility than other types of mortgage- or ABS.

CMO Residuals. CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets. In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (“IO”) class of SMBS. See “Stripped Mortgage-Backed Securities” below. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to SMBS, in certain circumstances the Fund may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. CMO residuals may, or pursuant to an exemption therefrom, may not, have been registered under the Securities Act of 1933, as amended (the “Securities Act”). CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability.

Adjustable Rate Mortgage Backed Securities. ARMBS have interest rates that reset at periodic intervals. Acquiring ARMBS permits the Fund to participate in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARMBS are based. Such ARMBS generally have higher current yield and lower price fluctuations than is the case with more traditional fixed-income debt securities of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Fund can reinvest the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARMBS, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, the Fund, when holding an ARMBS, does not benefit from further increases in interest rates. Moreover, when interest rates are in excess of coupon rates (i.e., the rates being paid by mortgagors) of the mortgages, ARMBS behave more like fixed-income securities and less like adjustable rate securities and are subject to the risks associated with fixed-income securities. In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.

Stripped Mortgage-Backed Securities. SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.

SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the “IO” class), while the other class will receive all of the principal (the “PO” class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the Fund’s yield to maturity from these securities. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to recoup some or all of its initial investment in these securities even if the security is in one of the highest rating categories. SMBS may be deemed “illiquid.”

Other Mortgage-Related Securities. Other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls/buy backs, CMO residuals or SMBS. Other mortgage-related securities may be equity or debt securities issued by agencies or instrumentalities of the U.S.

government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.

Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.

There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U. S. Department of Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.

Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events. Additionally, there can be no assurance that service providers to reverse mortgage trusts (“RMTs”) will diligently and appropriately execute their duties with respect to servicing such trusts. As a result, investors (which may include the Fund) in notes issued by RMTs may be deprived of payments to which they are entitled. This could result in losses to the Fund. Investors, including the Fund, may determine to pursue negotiations or legal claims or otherwise seek compensation from RMT service providers in certain instances. This may involve the Fund incurring costs and expenses associated with such actions.

Asset-Backed Securities. The Fund may invest in, or have exposure to, ABS, which are securities that represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool or pools of similar assets (e.g., trade receivables). ABS are created from many types of assets, including, but not limited to, auto loans, accounts receivable such as credit card receivables and hospital account receivables, home equity loans, student loans, boat loans, mobile home loans, recreational vehicle loans, manufactured housing loans, aircraft leases, computer leases and syndicated bank loans. The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. To protect ABS investors from the possibility that some borrowers could miss payments or even default on their loans, ABS include various forms of credit enhancement.

The underlying assets (e.g., loans) are subject to prepayments that shorten the securities’ weighted average maturity and may lower their return. If the credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The value of these securities also may change because of changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution or trust providing the credit support or enhancement. Typically, there is no perfected security interest in the collateral that relates to the financial assets that support ABS. ABS have many of the same characteristics and risks as the mortgage-backed securities described above.

The Fund may purchase or have exposure to commercial paper, including asset-backed commercial paper (“ABCP”), that is issued by structured investment vehicles or other conduits. These conduits may be sponsored by mortgage companies, investment banking firms, finance companies, hedge funds, private equity firms and special purpose finance entities. ABCP typically refers to a short-term debt security, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both.

Assets backing ABCP include credit card, car loan and other consumer receivables and home or commercial mortgages, including subprime mortgages. The repayment of ABCP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and the conduit’s ability to issue new ABCP. Therefore, there could be losses to the Fund if investing in ABCP in the event of credit or market value deterioration in the conduit’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing ABCP, or the conduit’s inability to issue new ABCP. To protect investors from these risks, ABCP programs may be structured with various protections, such as credit enhancement, liquidity support, and commercial paper stop-issuance and wind-down triggers. However, there can be no guarantee that these protections will be sufficient to prevent losses to investors in ABCP. Some ABCP programs provide for an extension of the maturity date of the ABCP if, on the related maturity date, the conduit is unable to access sufficient liquidity through the issue of additional ABCP. This may delay the sale of the underlying collateral and the Fund may incur a loss if the value of the collateral deteriorates during the extension period. Alternatively, if collateral for ABCP deteriorates in value, the collateral may be required to be sold at inopportune times or at prices insufficient to repay the principal and interest on the ABCP. ABCP programs may provide for the issuance of subordinated notes as an additional form of credit enhancement. The subordinated notes are typically of a lower credit quality and have a higher risk of default. To the extent the Fund purchases these subordinated notes, it will have a higher likelihood of loss than investors in the senior notes.

Some ABS, particularly home equity loan transactions, are subject to interest-rate risk and prepayment risk. A change in interest rates can affect the pace of payments on the underlying loans, which in turn, affects total return on the securities. ABS also carry credit or default risk. If many borrowers on the underlying loans default, losses could exceed the credit enhancement level and result in losses to investors in an ABS transaction. Additionally, the value of ABS is subject to risks associated with the servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying collateral (e.g., failure to properly document a security interest in the underlying collateral) may affect the rights of the security holders in and to the underlying collateral. Finally, ABS have structure risk due to a unique characteristic known as early amortization, or early payout, risk. Built into the structure of most ABS are triggers for early payout, designed to protect investors from losses. These triggers are unique to each transaction and can include: a big rise in defaults on the underlying loans, a sharp drop in the credit enhancement level, or even the bankruptcy of the originator. Once early amortization begins, all incoming loan payments (after expenses are paid) are used to pay investors as quickly as possible based upon a predetermined priority of payment.

Collateralized Bond Obligations, Collateralized Loan Obligations and Other Collateralized Debt Obligations. The Fund may invest in each of CBOs, CLOs, other CDOs and other similarly structured securities. CBOs, CLOs and other CDOs are types of ABS. A CBO is a trust that is often backed by a diversified pool of high risk, below investment grade fixed-income securities. The collateral can be from many different types of fixed-income securities such as high-yield debt, residential privately issued mortgage-related securities, commercial or residential privately issued mortgage-related securities, trust preferred securities and emerging market debt. A CLO is a trust typically collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade or equivalent unrated loans. Other CDOs are trusts backed by other types of assets representing obligations of various parties. CBOs, CLOs and other CDOs may charge management fees and administrative expenses.

For CBOs, CLOs and other CDOs, the cash flows from the trust are split into two or more portions, called tranches, varying in risk and yield. The riskiest portion is the “equity” tranche which bears the bulk of defaults from the bonds or loans in the trust and serves to protect the other, more senior tranches from default in all but the most severe circumstances. Since it is partially protected from defaults, a senior tranche from a CBO trust, CLO trust or trust of another CDO typically have higher ratings and lower yields than their underlying securities, and can be rated investment grade. Despite the protection from the equity tranche, CBO, CLO or other CDO tranches can experience substantial losses due to actual defaults, downgrades of the underlying collateral by rating agencies, forced liquidation of the collateral pool due to a failure of coverage tests, increased sensitivity to defaults due to collateral default and disappearance of protecting tranches, market anticipation of defaults, as well as aversion to CBO, CLO or other CDO securities as a class. Interest on certain tranches of a CDO may be paid in kind or deferred and capitalized (paid in the form of obligations of the same type rather than cash), which involves continued exposure to default risk with respect to such payments.

The risks of an investment in a CBO, CLO or other CDO depend largely on the type of the collateral securities and the class of the instrument in which the Fund invests. Normally, CBOs, CLOs and other CDOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CBOs, CLOs and other CDOs may be characterized by the Fund as illiquid investments. However, an active dealer market may exist for CBOs, CLOs and other CDOs allowing them to qualify for transactions under Rule 144A of the Securities Act. In addition to the normal risks associated with fixed-income securities discussed elsewhere in this Statement of Additional Information and the Prospectus (e.g., prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk and interest rate risk (which may be exacerbated if the interest rate payable on a structured financing changes based on multiples of changes in interest rates or inversely to changes in interest rates) and default risk), CBOs, CLOs and other CDOs carry additional risks that include, but are not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the quality of the collateral may decline in value or default; (iii) the risk that the Fund may invest in CBOs, CLOs or other CDOs that are subordinate to other classes; (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results; (v) the investment return achieved by the Fund could be significantly different than those predicted by financial models; (vi) the lack of a readily available secondary market for CDOs; (vii) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (viii) the CDO’s manager may perform poorly.

Other Asset-Backed Securities. Similarly, PIMCO expects that other ABS (unrelated to mortgage loans) will be offered to investors in the future and may be purchased by the Fund. Several types of ABS have already been offered to investors, including Enhanced Equipment Trust Certificates (“EETCs”) and Certificates for Automobile ReceivablesSM (“CARSSM”).

EETCs are typically issued by specially-created trusts established by airlines, railroads, or other transportation corporations. The proceeds of EETCs are used to purchase equipment, such as airplanes, railroad cars, or other equipment, which in turn serve as collateral for the related issue of the EETCs. The equipment generally is leased by the airline, railroad or other corporation, which makes rental payments to provide the projected cash flow for payments to EETC holders. Holders of EETCs must look to the collateral securing the certificates, typically together with a guarantee provided by the lessee corporation or its parent company for the payment of lease obligations, in the case of default in the payment of principal and interest on the EETCs. However, because principal and interest payments on EETCs are funded in the ordinary course by the lessee corporation, the Fund treats EETCs as corporate bonds/obligations for purposes of compliance testing and related classifications.

CARSSM represent undivided fractional interests in a trust whose assets consist of a pool of motor vehicle retail installment sales contracts and security interests in the vehicles securing the contracts. Payments of principal and interest on CARSSM are passed through monthly to certificate holders, and are guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with the trustee or originator of the trust. An investor’s return on CARSSM may be affected by early prepayment of principal on the underlying vehicle sales contracts. If the letter of credit is exhausted, the trust may be prevented from realizing the full amount due on a sales contract because of state law requirements and restrictions relating to foreclosure sales of vehicles and the obtaining of deficiency judgments following such sales or because of depreciation, damage or loss of a vehicle, the application of federal and state bankruptcy and insolvency laws, or other factors. As a result, certificate holders may experience delays in payments or losses if the letter of credit is exhausted.

Consistent with the Fund’s investment objective and policies, PIMCO also may invest in other types of asset-backed and related securities (such as credit card receivables or student loans). Other ABS may be collateralized by the fees earned by service providers. The value of ABS may be substantially dependent on the servicing of the underlying asset pools and is therefore subject to risks associated with the negligence by, or defalcation of, their servicers. In certain circumstances, the mishandling of related documentation may also affect the rights of the security holders in and to the underlying collateral. The insolvency of entities that generate receivables or that utilize the assets may result in added costs and delays in addition to losses associated with a decline in the value of the underlying assets.

Investors should note that Congress from time to time may consider actions that would limit or remove the explicit or implicit guarantee of the payment of principal and/or interest on many types of ABS. Any such action would likely adversely impact the value of such securities.

Real Estate Assets and Related Derivatives

The Fund may generally gain exposure to the real estate sector by investing in real-estate linked derivatives, real estate investment trusts (“REITs”) and common, preferred and convertible securities of issuers in real estate-related industries. The Fund may also invest in loans or other investments secured by real estate (other than mortgage-backed securities) and may, as a result of default, foreclosure or otherwise, take possession of and hold real estate as a direct owner (see “Loans and Other Indebtedness; Loan Participations and Assignments” below). Each of these types of investments are subject, directly or indirectly, to risks associated with ownership of real estate, including changes in the general economic climate or local conditions (such as an oversupply of space or a reduction in demand for space), loss to casualty or condemnation, increases in property taxes and operating expenses, zoning law amendments, changes in interest rates, overbuilding and increased competition, including competition based on rental rates, variations in market value, changes in the financial condition of tenants, changes in operating costs, attractiveness and location of the properties, adverse changes in the real estate markets generally or in specific sectors of the real estate industry and possible environmental liabilities. Real estate-related investments may entail leverage and may be highly volatile.

REITs are pooled investment vehicles that own, and typically operate, income-producing real estate. If a REIT meets certain requirements, including distributing to shareholders substantially all of its taxable income (other than net capital gains), then it is not generally taxed on the income distributed to shareholders. REITs are subject to management fees and other expenses, and so the Fund would bear its proportionate share of the costs of the REITs’ operations if it invests in REITs. Dividends received by the Fund from a REIT generally will not constitute qualified dividend income. REITs may not provide complete tax information to the Fund until after the calendar year-end. Consequently, because of the delay, it may be necessary for the Fund to request permission from the IRS to extend the deadline for issuance of Forms 1099-DIV.

There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents. Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans, and the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Along with the risks common to different types of real estate-related securities, REITs, no matter the type, involve additional risk factors. These include poor performance by the REIT’s manager, changes to the tax laws, and failure by the REIT to qualify for favorable tax treatment or exemption under the 1940 Act. Furthermore, REITs are not typically diversified and are heavily dependent on cash flow. Investments in REIT equity securities could require the Fund to accrue and distribute income not yet received by the Fund. On the other hand, investments in REIT equity securities can also result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes such amounts, such distribution could constitute a return of capital to Fund shareholders for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the

“Code”). In addition, some REITs have limited diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Also, the organizational documents of a REIT may contain provisions that make changes in control of the REIT difficult and time-consuming. Finally, private REITs are not traded on a national securities exchange. This reduces the ability of the Fund to redeem its investment early. Private REITs are also generally harder to value and may bear higher fees than public REITs.

Some of the REITs in which the Fund may invest may be permitted to hold senior or residual interests in real estate mortgage investment conduits (“REMICs”) or debt or equity interests in taxable mortgage pools (“TMPs”). The Fund may also hold interests in “Re-REMICs”, which are interests in securitizations formed by the contribution of asset backed or other similar securities into a trust which then issues securities in various tranches. The Fund may participate in the creation of a Re-REMIC by contributing assets to the trust and receiving junior and/or senior securities in return. An interest in a Re-REMIC security may be riskier than the securities originally held by and contributed to the trust, and the holders of the Re-REMIC securities will bear the costs associated with the securitization.

Foreign (Non-U.S.) Securities

Subject to the limit described in the Prospectus on investments in securities and instruments that are economically tied to “emerging market” countries, the Fund may invest without limitation in instruments of corporate and other foreign (non-U.S.) issuers, and in instruments traded principally outside of the United States. The Fund may invest in sovereign and other debt securities issued by foreign governments and their respective sub-divisions, agencies or instrumentalities, government sponsored enterprises and supranational government entities. The Fund may also invest directly in foreign currencies, including currencies of emerging market countries.

The foreign securities in which the Fund may invest include without limitation Eurodollar obligations and “Yankee Dollar” obligations. Eurodollar obligations are U.S. dollar-denominated certificates of deposit and time deposits issued outside the U.S. capital markets by foreign branches of U.S. banks and by foreign banks. Yankee Dollar obligations are U.S. dollar-denominated obligations issued in the U.S. capital markets by foreign banks. Eurodollar and Yankee Dollar obligations are generally subject to the same risks that apply to domestic debt issues, notably credit risk, interest rate risk, market risk and liquidity risk. Additionally, Eurodollar (and to a limited extent, Yankee Dollar) obligations are subject to certain sovereign risks. One such risk is the possibility that a sovereign country might prevent capital, in the form of U.S. dollars, from flowing across its borders. Other risks include adverse political and economic developments; the extent and quality of government regulation of financial markets and institutions; the imposition of foreign withholding or other taxes; and the expropriation or nationalization of foreign issuers.

The Fund may also invest in American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) or Global Depositary Receipts (“GDRs”). ADRs are U.S. dollar-denominated receipts issued generally by domestic banks and represent the deposit with the bank of a security of a non-U.S. issuer. EDRs are foreign currency-denominated receipts similar to ADRs and are issued and traded in Europe, and are publicly traded on exchanges or OTC in the United States. GDRs may be offered privately in the United States and also trade in public or private markets in other countries. ADRs, EDRs and GDRs may be issued as sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities trade in the form of ADRs, EDRs or GDRs. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program.

Investing in non-U.S. securities involves special risks and considerations not typically associated with investing in U.S. securities. These include: differences in accounting, auditing and financial reporting standards, generally higher commission rates on non-U.S. portfolio transactions, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations including the imposition of sanctions and other similar measures (which may include suspension of the ability to transfer currency from a country), market disruption, the possibility of security suspensions, political instability which can affect U.S. investments in non-U.S. countries and potential restrictions on the flow of international capital. In addition, foreign securities and the Fund’s income in respect of those securities may be subject to foreign taxes, including taxes withheld from payments on those securities, which would reduce the Fund’s return on such securities. Non-U.S. securities often trade with less frequency and volume than domestic securities and therefore may exhibit greater price volatility. Changes in foreign exchange rates will affect the value of those securities that are denominated or quoted in currencies other than the U.S. dollar. The currencies of non-U.S. countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Fund.

Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of the debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity’s policy toward the International Monetary Fund, and the political constraints to which a governmental entity may be subject. Governmental entities also may depend on expected disbursements from foreign governments, multilateral agencies and others to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on a governmental entity’s implementation of economic reforms and/or economic performance and the timely service of such debtor’s obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to service its debts in a timely manner. Consequently, governmental entities may default on their sovereign debt. Holders of sovereign debt (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities. There is no bankruptcy proceeding by which sovereign debt on which governmental entities have defaulted may be collected in whole or in part. Quasi-sovereign obligations are typically less liquid and less standardized than direct sovereign obligations.

The investments in foreign currency denominated debt obligations and hedging activities by the Fund will likely produce a difference between the Fund’s book income and its taxable income. This difference may cause a portion of the Fund’s income distributions to constitute returns of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company (“RIC”) for U.S. federal tax purposes. The Fund’s investments in non-U.S. securities may increase or accelerate the amount of ordinary income recognized by shareholders. See “Taxation.”

Euro- and European Union-related risks. The global economic crisis brought several small economies in Europe to the brink of bankruptcy and many other economies into recession and weakened the banking and financial sectors of many European countries. For example, the governments of Greece, Spain, Portugal, and the Republic of Ireland have all experienced large public budget deficits, the effects of which are still yet unknown and may slow the overall recovery of the European economies from the global economic crisis. In addition, due to large public deficits, some European countries may be dependent on assistance from other European governments and institutions or other central banks or supranational agencies such as the International Monetary Fund. Assistance may be dependent on a country’s implementation of reforms or reaching a certain level of performance. Failure to reach those objectives or an insufficient level of assistance could result in a deep economic downturn which could significantly affect the value of the Fund’s European investments.

The Economic and Monetary Union of the European Union (“EMU”) is comprised of the European Union (“EU”) members that have adopted the euro currency. By adopting the euro as its currency, a member state relinquishes control of its own monetary policies. As a result, European countries are significantly affected by fiscal and monetary policies implemented by the EMU and European Central Bank. The euro currency may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.

It is possible that one or more EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. The exit of any country out of the euro may have an extremely destabilizing effect on other Eurozone countries and their economies and a negative effect on the global economy as a whole. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, in the event of one or more countries’ exit from the euro, it may be difficult to value investments denominated in euros or in a replacement currency.

On January 31, 2020, the United Kingdom officially withdrew from the EU (commonly known as “Brexit”). Upon the United Kingdom’s withdrawal, the EU and the United Kingdom entered into a transition phase, which concluded on December 31, 2020. Negotiators representing the United Kingdom and EU came to a preliminary trade agreement that took effect on January 1, 2021, but many aspects of the United Kingdom-EU trade relationship remain subject to further negotiation. Uncertainties remain relating to certain aspects of the United Kingdom’s future economic, trading and legal relationships with the European Union and with other countries. Due to political uncertainty, it is not possible to anticipate the form or nature of the future trading relationship between the United Kingdom and the EU. The UK, EU and broader global economy may experience substantial volatility in foreign exchange markets and a sustained weakness in the British pound’s exchange rate against the United States dollar, the euro and other currencies, which may impact Fund returns. Brexit may also destabilize some or all of the other EU member countries and/or the Eurozone. These developments could result in losses to the Fund, as there may be negative effects on the value of the Fund’s investments and/or on the Fund’s ability to enter into certain transactions or value certain investments, and these developments may make it more difficult for the Fund to exit certain investments at an advantageous time or price. Such events could result from, among other things, increased uncertainty and volatility in the United Kingdom, the EU and other financial markets; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded or listed within the United Kingdom, the EU or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and regulatory regimes to which Fund investments are or become subject. Any of these events, as well as an exit or expulsion of an EU member state other than the United Kingdom from the EU, could negatively impact Fund returns.

Foreign Currency Transactions

The Fund may purchase and sell foreign currency options and foreign currency futures contracts and related options (see “Derivative Instruments” below), and may engage in foreign currency transactions either on a spot (cash) basis at the rate prevailing in the currency exchange market at the time or through forward currency contracts (“forwards”). The Fund may engage in these transactions in order to attempt to protect against uncertainty in the level of future foreign exchange rates in the purchase and sale of securities or because PIMCO believes a currency is overvalued. The Fund may also use foreign currency options, foreign currency forward contracts, foreign currency futures and foreign currency spot transactions to increase exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.

A forward involves an obligation to purchase or sell a certain amount of a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect the Fund against a possible loss resulting from an adverse change in the relationship between foreign currencies and the U.S. dollar or to increase exposure to a particular foreign currency. In accordance with current federal securities laws, rules and staff positions, open positions in forwards used for non-hedging purposes will be covered by the segregation or “earmarking” of assets determined to be liquid and are marked-to-market daily. Forward contracts that are not required to “cash settle” may be treated as such for asset segregation or “earmarking” purposes when the Fund has entered into a contractual arrangement with its counterparty to require the trade to be closed out prior to any potential settlement date involving a delivery obligation. Although, when used for hedging, forwards are intended to minimize the risk of loss due to a decline in the value of the hedged currencies, at the same time, they tend to limit any potential gain which might result should the value of such currencies increase. Forwards are used primarily to adjust the foreign exchange exposure of the Fund with a view to protecting the outlook, and the Fund might be expected to enter into such contracts under the following circumstances:

Lock In. When PIMCO desires to lock in the U.S. dollar price on the purchase or sale of a security denominated in a foreign currency.

Cross Hedge. If a particular currency is expected to decrease against another currency, the Fund may sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount approximately equal to some or all of the Fund’s portfolio holdings denominated in the currency sold.

Direct Hedge. If PIMCO wants to limit the risk of owning a particular currency, and/or if PIMCO thinks that the Fund can benefit from price appreciation in a given country’s bonds but does not want to hold the currency, it may employ a direct hedge back into the U.S. dollar. In either case, the Fund would enter into a forward contract to sell the currency in which a portfolio security is denominated and purchase U.S. dollars at an exchange rate established at the time it initiated the contract. The cost of the direct hedge transaction may offset most, if not all, of the yield advantage offered by the foreign security, but the Fund would hope to benefit from an increase (if any) in the value of the bond.

Proxy Hedge. The Fund might choose to use a proxy hedge, which may be less costly than a direct hedge. In this case, the Fund, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the United States and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times.

Costs of Hedging. When the Fund purchases a foreign (non-U.S.) bond with a higher interest rate than is available on U.S. bonds of a similar maturity, the additional yield on the foreign (non-U.S.) bond could be substantially reduced or lost if the Fund were to enter into a direct hedge by selling the foreign currency and purchasing the U.S. dollar. This is what is known as the “cost” of hedging. Proxy hedging attempts to reduce this cost through an indirect hedge back to the U.S. dollar.

It is important to note that hedging costs are treated as capital transactions and are not, therefore, deducted from the Fund’s dividend distribution and are not reflected in its yield. Instead such costs will, over time, be reflected in the Fund’s net asset value per share.

The Fund may enter into foreign currency transactions as a substitute for cash investments and for other investment purposes not involving hedging, including, without limitation, to exchange payments received in a foreign currency into U.S. dollars or in anticipation of settling a transaction that requires the Fund to deliver a foreign currency.

The forecasting of currency market movement is extremely difficult, and whether any hedging strategy will be successful is highly uncertain. Moreover, it is impossible to forecast with precision the market value of portfolio securities at the expiration of a foreign currency forward contract. Accordingly, the Fund may be required to buy or sell additional currency on the spot market (and bear the expense of such transaction) if PIMCO’s predictions regarding the movement of foreign currency or securities markets prove inaccurate. Also, foreign currency transactions, like currency exchange rates, can be affected unpredictably by intervention (or the failure to intervene) by U.S. or foreign governments or central banks, or by currency controls or political developments. Such events may prevent or restrict the Fund’s ability to enter into foreign currency transactions, force the Fund to exit a foreign currency transaction at a disadvantageous time or price or result in penalties for the Fund, any of which may result in a loss to the Fund. In addition, the use of cross-hedging transactions may involve special risks, and may leave the Fund in a less advantageous position than if such a hedge had not been established. Because foreign currency forward contracts are privately negotiated transactions, there can be no assurance that the Fund will have the flexibility to roll-over a foreign currency forward contract upon its expiration if it desires to do so. Additionally, there can be no assurance that the other party to the contract will perform its services thereunder. Under definitions adopted by the U.S. Commodity Futures Trading Commission (the “CFTC”) and the SEC, many non-deliverable foreign currency forwards are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives” and “Additional Risk Factors in Cleared Derivatives Transactions.” These changes are expected to reduce counterparty risk as compared to bi-laterally negotiated contracts.

The Fund may hold a portion of its assets in bank deposits denominated in foreign currencies, so as to facilitate investment in foreign securities as well as to protect against currency fluctuations and the need to convert such assets into U.S. dollars (thereby also reducing transaction costs). To the extent these monies are converted back into U.S. dollars, the value of the assets so maintained will be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations.

Tax Consequences of Hedging and other Foreign Currency Transactions. Foreign currency gains are generally treated as qualifying income for purposes of the 90% gross income test described under “Taxation” below. However, it is possible the Internal Revenue Service (“IRS”) could issue contrary regulations with respect to foreign currency gains that are not directly related to a RIC’s principal business of investing in stocks or securities (or options or futures with respect to stocks or securities), and such regulations could apply retroactively. Such regulations, if issued, could limit the ability of the Fund to enter into the foreign currency transactions described above or could bear adversely on the Fund’s ability to qualify as a RIC. In addition, hedging transactions may result in the application of the mark-to-market and straddle provisions of the Code. Those provisions could affect the amount, timing or character of dividends paid by the Fund, including whether dividends paid by the Fund are classified as capital gains or ordinary income.

Foreign Currency Exchange-Related Securities

Foreign Currency Warrants. Foreign currency warrants such as Currency Exchange Warrants are warrants which entitle the holder to receive from their issuer an amount of cash (generally, for warrants issued in the United States, in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. Foreign currency warrants have been issued in connection with U.S. dollar-denominated debt offerings by major corporate issuers in an attempt to reduce the foreign currency exchange risk which, from the point of view of prospective purchasers of the securities, is inherent in the international fixed-income marketplace. Foreign currency warrants may attempt to reduce the foreign exchange risk assumed by purchasers of a security by, for example, providing for a supplemental payment in the event that the U.S. dollar depreciates against the value of a major foreign currency such as the Japanese yen or the Euro. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (e.g., unless the U.S. dollar appreciates or depreciates against the particular foreign currency to which the warrant is linked or indexed) or degree. Foreign currency warrants are severable from the debt obligations with which they may be offered, and may be listed on exchanges. Foreign currency warrants may be exercisable only in certain minimum amounts, and an investor wishing to exercise warrants who possesses less than the minimum number required for exercise may be required either to sell the warrants or to purchase additional warrants, thereby incurring additional transaction costs. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the exchange rate relating to exercise is determined, during which time the exchange rate could change significantly, thereby affecting both the market and cash settlement values of the warrants being exercised. The expiration date of the warrants may be accelerated if the warrants should be delisted from an exchange or if their trading should be suspended permanently, which would result in the loss of any remaining “time value” of the warrants (i.e., the difference between the current market value and the exercise value of the warrants), and, in the case the warrants were “out-of-the-money,” in a total loss of the purchase price of the warrants. Warrants are generally unsecured obligations of their issuers and are not standardized foreign currency options issued by the Options Clearing Corporation (“the OCC”). Unlike foreign currency options issued by the OCC, the terms of foreign exchange warrants generally will not be amended in the event of governmental or regulatory actions affecting exchange rates or in the event of the imposition of other regulatory controls affecting the international currency markets. The initial public offering price of foreign currency warrants is generally considerably in excess of the price that a commercial user of foreign currencies might pay in the interbank market for a comparable option involving significantly larger amounts of foreign currencies. Foreign currency warrants are subject to significant foreign exchange risk, including risks arising from complex political or economic factors.

Principal Exchange Rate Linked Securities. Principal exchange rate linked securities (“PERLs”) are debt obligations the principal on which is payable at maturity in an amount that may vary based on the exchange rate between the U.S. dollar and a particular foreign currency at or about that time. The return on “standard” principal exchange rate linked securities is enhanced if the foreign currency to which the security is linked appreciates against the U.S. dollar, and is adversely affected by increases in the foreign exchange value of the U.S. dollar; “reverse” principal exchange rate linked securities are like “standard” securities, except that their return is enhanced by increases in the value of the U.S. dollar and adversely impacted by increases in the value of foreign currency. Interest payments on the securities are generally made in U.S. dollars at rates that reflect the degree of foreign currency risk assumed or given up by the purchaser of the notes (i.e., at relatively higher interest rates if the purchaser has assumed some of the foreign exchange risk, or relatively lower interest rates if the issuer has assumed some of the foreign exchange risk, based on the expectations of the current market). PERLs may in limited cases be subject to acceleration of maturity (generally, not without the consent of the holders of the securities), which may have an adverse impact on the value of the principal payment to be made at maturity.

Performance Indexed Paper. Performance indexed paper is U.S. dollar-denominated commercial paper the yield of which is linked to certain foreign exchange rate movements. The yield to the investor on performance indexed paper is established at maturity as a function of spot exchange rates between the U.S. dollar and a designated currency as of or about that time (generally, the index maturity two days prior to maturity). The yield to the investor will be within a range stipulated at the time of purchase of the obligation, generally with a guaranteed minimum rate of return that is below, and a potential maximum rate of return that is above, market yields on U.S. dollar-denominated commercial paper, with both the minimum and maximum rates of return on the investment corresponding to the minimum and maximum values of the spot exchange rate two business days prior to maturity.

U.S. Government Securities

U.S. government securities are obligations of, and, in certain cases, guaranteed by, the U.S. government, its agencies or instrumentalities. The U.S. government does not guarantee the net asset value of the Fund’s shares.

U.S. government securities are subject to market and interest rate risk, and may be subject to varying degrees of credit risk. Some U.S. government securities, such as Treasury bills, notes and bonds, and securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; and still others, such as securities issued by members of the Farm Credit System, are supported only by the credit of the agency, instrumentality or corporation. U.S. government securities may include zero coupon securities, which do not distribute interest on a current basis and tend to be subject to greater risk than interest-paying securities of similar maturities.

Securities issued by U.S. government agencies or government-sponsored enterprises may not be guaranteed by the U.S. Treasury. GNMA, a wholly owned U.S. government corporation, is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA and backed by pools of mortgages insured by the Federal Housing Administration or guaranteed by the VA. Government-related guarantors (i.e., not backed by the full faith and credit of the U.S. government) include the FNMA and FHLMC. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA but are not backed by the full faith and credit of the U.S. government. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but its PCs are not backed by the full faith and credit of the U.S. government. Instead, they are supported only by the discretionary authority of the U.S. government to purchase the agency’s obligations. Under the direction of the FHFA, FNMA and FHLMC have entered into a joint initiative to develop a common securitization platform for the issuance of UMBS (the “Single Security Initiative”) that aligns the characteristics of FNMA and FHLMC certificates. The Single Security Initiative was implemented in June 2019, and the effects it may have on the market for mortgage-backed securities are uncertain.

U.S. government securities include securities that have no coupons, or have been stripped of their unmatured interest coupons, individual interest coupons from such securities that trade separately, and evidences of receipt of such securities. Such securities may pay no cash income, and are purchased at a deep discount from their value at maturity. Because interest on zero coupon securities is not distributed on a current basis but is, in effect, compounded, zero coupon securities tend to be subject to greater risk than interest-paying securities of similar maturities. Custodial receipts issued in connection with so-called trademark zero coupon securities, such as CATs and TIGRs, are not issued by the U.S. Treasury, and are therefore not U.S. government securities, although the underlying bond represented by such receipt is a debt obligation of the U.S. Treasury. Other zero coupon Treasury securities (e.g., STRIPs and CUBEs) are direct obligations of the U.S. government.

Municipal Securities

The Fund may invest in securities issued by states, territories, possessions, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states, territories, possessions and multi-state agencies or authorities.

Municipal Securities. Municipal securities include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to public institutions and facilities. Municipal securities can be classified into two principal categories, including “general obligation” bonds and other securities and “revenue” bonds and other securities. General obligation bonds are secured by the issuer’s full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source, such as the user of the facility being financed. Municipal securities also may include “moral obligation” securities, which normally are issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the governmental entity that created the special purpose public authority. Municipal securities may be structured as fixed-, variable- or floating-rate obligations or as zero-coupon, PIKs and step-coupon securities and may be privately placed or publicly offered.

Municipal securities may include municipal bonds, municipal notes and municipal leases. Municipal bonds are debt obligations of a governmental entity that obligate the municipality to pay the holder a specified sum of money at specified intervals and to repay the principal amount of the loan at maturity.

The Fund may invest in municipal lease obligations. A lease is not a full faith and credit obligation of the issuer and is usually backed only by the borrowing government’s unsecured pledge to make annual appropriations for lease payments. There have been challenges to the legality of lease financing in numerous states, and, from time to time, certain municipalities have considered not appropriating money for lease payments. In deciding whether to purchase a lease obligation for the Fund, PIMCO will generally assess the financial condition of the borrower or obligor, the merits of the project, other credit characteristics of the obligor, the level of public support for the project and the legislative history of lease financing in the state. These securities may be less readily marketable than other municipal securities.

Municipal notes may be issued by governmental entities and other tax-exempt issuers in order to finance short-term cash needs or, occasionally, to finance construction. Most municipal notes are general obligations of the issuing entity payable from taxes or designated revenues expected to be received within the relevant fiscal period. Municipal notes generally have maturities of one year or less. Municipal notes can be subdivided into two sub-categories: (i) municipal commercial paper and (ii) municipal demand obligations. Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold, for example, to meet seasonal working capital or interim construction financing needs of a governmental entity or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.

Municipal demand obligations can be subdivided into two general types: variable rate demand notes and master demand obligations. Variable rate demand notes are tax-exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Fund may invest are payable, or are subject to purchase, on demand usually on notice of seven calendar days or less. The terms of the notes generally provide that interest rates are adjustable at intervals ranging from daily to six months.

Master demand obligations are tax-exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, excluded from gross income for federal income tax purposes (but not necessarily for alternative minimum tax purposes). Although there is no secondary market for master demand obligations, such obligations are considered by the Fund to be liquid because they are payable upon demand.

Investing in municipal securities is subject to certain risks. There are variations in the quality of municipal securities, both within a particular classification and between classifications, and the rates of return on municipal securities can depend on a variety of factors, including general money market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of NRSROs represent their opinions as to the quality of municipal securities. It should be emphasized, however, that these ratings are general and are not absolute standards of quality, and municipal securities with the same maturity, interest rate, and rating may have different rates of return while municipal securities of the same maturity and interest rate with different ratings may have the same rate of return.

The payment of principal and interest on most municipal securities purchased by the Fund will depend upon the ability of the issuers to meet their obligations. An issuer’s obligations under its municipal securities are subject to the provisions of bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors, such as the United States Bankruptcy Code. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal securities may be materially adversely affected by litigation or other conditions.

There are particular considerations and risks relevant to investing in a portfolio of a single state’s municipal securities, such as the greater risk of concentration of portfolio holdings. Each state’s municipal securities may include, in addition to securities issued by the relevant state and its political subdivisions, agencies, authorities and instrumentalities, securities issued by the governments of Guam, Puerto Rico or the U.S. Virgin Islands. These securities may be subject to different risks than municipal securities issued by the relevant state and its political subdivisions, agencies, authorities and instrumentalities.

Municipal Bonds. Municipal bonds share the attributes of debt/fixed-income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities. The municipal bonds that the Fund may purchase include general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source or annual revenues. Tax-exempt private activity bonds and industrial development bonds generally are also revenue bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the user and any guarantor. The Fund does not expect to be eligible to pass through to shareholders the tax-exempt character of interest earned on municipal bonds. The Fund may be more sensitive to adverse economic, business or political developments if it invests a substantial portion of its assets in industrial development bonds.

The Fund may invest in pre-refunded municipal bonds. Pre-refunded municipal bonds are bonds that have been refunded to a call date prior to the final maturity of principal, or, in the case of pre-refunded municipal bonds commonly referred to as “escrowed-to-maturity bonds,” to the final maturity of principal, and remain outstanding in the municipal market. The payment of principal and interest of the pre-refunded municipal bonds held by the Fund is funded from securities in a designated escrow account that holds U.S. Treasury securities or other obligations of the U.S. government (including its agencies and instrumentalities (“Agency Securities”)). Interest payments on pre-refunded municipal bonds issued on or prior to December 31, 2017 are exempt from federal income tax; interest payments on pre-refunded municipal bonds issued after December 31, 2017 are not exempt from federal income tax.

As the payment of principal and interest is generated from securities held in an escrow account established by the municipality and an independent escrow agent, the pledge of the municipality has been fulfilled and the original pledge of revenue by the municipality is no longer in place. The escrow account securities pledged to pay the principal and interest of the pre-refunded municipal bond do not guarantee the price movement of the bond before maturity. Issuers of municipal bonds refund in advance of maturity the outstanding higher cost debt and issue new, lower cost debt, placing the proceeds of the lower cost issuance into an escrow account to pre-refund the older, higher cost debt. Investments in pre-refunded municipal bonds held by the Fund may subject the Fund to interest rate risk, market risk and credit risk. In addition, while a secondary market exists for pre-refunded municipal bonds, if the Fund sells pre-refunded municipal bonds prior to maturity, the price received may be more or less than the original cost, depending on market conditions at the time of sale. To the extent permitted by the SEC and the IRS, the Fund’s investment in pre-refunded municipal bonds backed by U.S. Treasury and Agency securities in the manner described above, will, for purposes of diversification tests applicable to the Fund, be considered an investment in the respective U.S. Treasury and Agency securities.

Under the Code, certain limited obligation bonds are considered “private activity bonds” and interest paid on such bonds is treated as an item of tax preference for purposes of calculating federal alternative minimum tax liability.

Certain Risks of Investing in Municipal Bonds. Economic downturns and budgetary constraints have made municipal bonds more susceptible to downgrade, default and bankruptcy. In addition, difficulties in the municipal bond markets could result in increased illiquidity, volatility and credit risk, and a decrease in the number of municipal bond investment opportunities. The value of municipal bonds may also be affected by uncertainties involving the taxation of municipal bonds or the rights of municipal bond holders in the event of a bankruptcy. Proposals to restrict or eliminate the federal income tax exemption for interest on municipal bonds are introduced before Congress from time to time. These legal uncertainties could affect the municipal bond market generally, certain specific segments of the market, or the relative credit quality of particular securities.

The Fund may purchase and sell portfolio investments to take advantage of changes or anticipated changes in yield relationships, markets or economic conditions. The Fund may also sell municipal bonds due to changes in PIMCO’s evaluation of the issuer. The secondary market for municipal bonds typically has been less liquid than that for taxable debt/fixed-income securities, and this may affect the Fund’s ability to sell particular municipal bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.

Additionally, municipal bonds rated below investment grade (i.e., high yield municipal bonds) may not be as liquid as higher-rated municipal bonds. Reduced liquidity in the secondary market may have an adverse impact on the market price of a municipal bond and on the Fund’s ability to sell a municipal bond in response to changes or anticipated changes in economic conditions or to meet the Fund’s cash needs. Reduced liquidity may also make it more difficult to obtain market quotations based on actual trades for purposes of valuing the Fund’s portfolio. For more information on high yield securities please see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” above.

Prices and yields on municipal bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time. Information about the financial condition of an issuer of municipal bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.

The perceived increased likelihood of default among issuers of municipal bonds has resulted in constrained illiquidity, increased price volatility and credit downgrades of issuers of municipal bonds. Local and national market forces—such as declines in real estate prices and general business activity—may result in decreasing tax bases, fluctuations in interest rates, and increasing construction costs, all of which could reduce the ability of certain issuers of municipal bonds to repay their obligations. Certain issuers of municipal bonds have also been unable to obtain additional financing through, or must pay higher interest rates on, new issues, which may reduce revenues available for issuers of municipal bonds to pay existing obligations. In addition, events have demonstrated that the lack of disclosure rules in this area can make it difficult for investors to obtain reliable information on the obligations underlying municipal bonds. Adverse developments in the municipal bond market may negatively affect the value of all or a substantial portion of the Fund’s holdings in municipal bonds.

Obligations of issuers of municipal bonds are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Congress or state legislatures may seek to extend the time for payment of principal or interest, or both, or to impose other constraints upon enforcement of such obligations. There is also the possibility that as a result of litigation or other conditions, the power or ability of issuers to meet their obligations for the payment of interest and principal on their municipal bonds may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for municipal bonds or certain segments thereof, or of materially affecting the credit risk with respect to particular bonds. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Fund’s municipal bonds in the same manner.

From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on certain types of municipal bonds. Additionally, certain other proposals have been introduced that would have the effect of taxing a portion of exempt interest and/or reducing the tax benefits of receiving exempt interest. It can be expected that similar proposals may be introduced in the future. As a result of any such future legislation, the availability of such municipal bonds for investment by the Fund and the value of such municipal bonds held by the Fund may be affected. In addition, it is possible that events occurring after the date of a municipal bond’s issuance, or after the Fund’s acquisition of such obligation, may result in a determination that the interest paid on that obligation is taxable, in certain cases retroactively.

Some longer-term municipal bonds give the investor the right to “put” or sell the security at par (face value) within a specified number of days following the investor’s request—usually one to seven days. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the Fund would hold the longer-term security, which could experience substantially more volatility.

The Fund may invest in taxable municipal bonds, such as Build America Bonds. Build America Bonds are tax credit bonds created by the American Recovery and Reinvestment Act of 2009, which authorized state and local governments to issue Build America Bonds as taxable bonds in 2009 and 2010, without volume limitations, to finance any capital expenditures for which such issuers could otherwise issue traditional tax-exempt bonds. State and local governments may receive a direct federal subsidy payment for a portion of their borrowing costs on Build America Bonds equal to 35% of the total coupon interest paid to investors (or 45% in the case of Recovery Zone Economic Development Bonds). The state or local government issuer can elect to either take the federal subsidy or pass the 35% tax credit along to bondholders. The Fund’s investments in Build America Bonds or similar taxable municipal bonds will result in taxable income and the Fund may elect to pass through to holders of the Fund’s Common Shares (“Common Shareholders”) the corresponding tax credits. The tax credits can generally be used to offset federal income taxes and the alternative minimum tax, but such credits are generally not refundable. Build America Bonds or similar taxable municipal bonds involve similar risks as tax-exempt municipal bonds, including credit and market risk. They are intended to assist state and local governments in financing capital projects at lower borrowing costs and are likely to attract a broader group of investors than tax-exempt municipal bonds. Although Build America Bonds were only authorized for issuance during 2009 and 2010, the program may have resulted in reduced issuance of tax-exempt municipal bonds during the same period.

The Build America Bond program expired on December 31, 2010, at which point no further issuance of new Build America Bonds was permitted. As of the date of this Statement of Additional Information, there is no indication that Congress will renew the program to permit issuance of new Build America Bonds.

Tender Option Bonds. The Fund may invest in trust certificates issued in tender option bond (“TOB”) programs. In a TOB transaction, a tender option bond trust (“TOB Trust”) issues floating rate certificates (“TOB Floater”) and residual interest certificates (“TOB Residual”) and utilizes the proceeds of such issuance to purchase a fixed-rate municipal bond (“Fixed Rate Bond”) that either is owned or identified by the Fund. The TOB Floater is generally issued to third party investors (typically a money market fund) and the TOB Residual is generally issued to the Fund, which sold or identified the Fixed Rate Bond. The TOB Trust divides the income stream provided by the Fixed Rate Bond to create two securities, the TOB Floater, which is a short-term security, and the TOB Residual, which is a longer-term security. The interest rates payable on the TOB Residual issued to the Fund bear an inverse relationship to the interest rate on the TOB Floater. The interest rate on the TOB Floater is reset by a remarketing process typically every 7 to 35 days. After income is paid on the TOB Floater at current rates, the residual income from the Fixed Rate Bond goes to the TOB Residual. Therefore, rising short-term rates result in lower income for the TOB Residual, and vice versa. In the case of a TOB Trust that utilizes the cash received (less transaction expenses) from the issuance of the TOB Floater and TOB Residual to purchase the Fixed Rate Bond from the Fund, the Fund may then invest the cash received in additional securities, generating leverage for the Fund. Other PIMCO-managed accounts may also contribute municipal bonds to a TOB Trust into which the Fund has contributed Fixed Rate Bonds. If multiple PIMCO-managed accounts participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will be shared among the funds ratably in proportion to their participation in the TOB Trust.

The TOB Residual may be more volatile and less liquid than other municipal bonds of comparable maturity. In most circumstances the TOB Residual holder bears substantially all of the underlying Fixed Rate Bond’s downside investment risk and also benefits from any appreciation in the value of the underlying Fixed Rate Bond. Investments in a TOB Residual typically will involve greater risk than investments in Fixed Rate Bonds.

A TOB Residual held by the Fund provides the Fund with the right to: (1) cause the holders of the TOB Floater to tender their notes at par, and (2) cause the sale of the Fixed-Rate Bond held by the TOB Trust, thereby collapsing the TOB Trust. TOB Trusts are generally supported by a liquidity facility provided by a third party bank or other financial institution (the “Liquidity Provider”) that provides for the purchase of TOB Floaters that cannot be remarketed. The holders of the TOB Floaters have the right to tender their certificates in exchange for payment of par plus accrued interest on a periodic basis (typically weekly) or on the occurrence of certain mandatory tender events. The tendered TOB Floaters are remarketed by a remarketing agent, which is typically an affiliated entity of the Liquidity Provider. If the TOB Floaters cannot be remarketed, the TOB Floaters are purchased by the TOB Trust either from the proceeds of a loan from the Liquidity Provider or from a liquidation of the Fixed Rate Bond.

The TOB Trust may also be collapsed without the consent of the Fund, as the TOB Residual holder, upon the occurrence of certain “tender option termination events” (or “TOTEs”) as defined in the TOB Trust agreements. Such termination events typically include the bankruptcy or default of the municipal bond, a substantial downgrade in credit quality of the municipal bond, or a judgment or ruling that interest on the Fixed Rate Bond is subject to federal income taxation. Upon the occurrence of a termination event, the TOB Trust would generally be liquidated in full with the proceeds typically applied first to any accrued fees owed to the trustee, remarketing agent and liquidity provider, and then to the holders of the TOB Floater up to par plus accrued interest owed on the TOB Floater and a portion of gain share, if any, with the balance paid out to the TOB Residual holder. In the case of a mandatory termination event, after the payment of fees, the TOB Floater holders would be paid before the TOB Residual holders (i.e., the Fund). In contrast, in the case of a TOTE, after payment of fees, the TOB Floater holders and the TOB Residual holders would be paid pro rata in proportion to the respective face values of their certificates.

If there are insufficient proceeds from the liquidation of the TOB Trust, the party that would bear the losses would depend upon whether the Fund holds a non-recourse TOB Residual or a recourse TOB Residual. If the Fund holds a non-recourse TOB Residual, the Liquidity Provider or holders of the TOB Floaters would bear the losses on those securities and there would be no recourse to the Fund’s assets. If the Fund holds a recourse TOB Residual, the Fund (and, indirectly, holders of the Fund’s Common Shares) would typically bear the losses. In particular, if the Fund holds a recourse TOB Residual, it will typically have entered into an agreement pursuant to which the Fund would be required to pay to the Liquidity Provider the difference between the purchase price of any TOB Floaters put to the Liquidity Provider by holders of the TOB Floaters and the proceeds realized from the remarketing of those TOB Floaters or the sale of the assets in the TOB Issuer. The Fund may invest in both non-recourse and recourse TOB Residuals to leverage its portfolio.

In December 2013, regulators finalized rules implementing Section 619 (the “Volcker Rule”) and Section 941 (the “Risk Retention Rules”) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Both the Volcker Rule and the Risk Retention Rules apply to TOB programs. The

Volcker Rule precludes banking entities from (i) sponsoring or acquiring interests in the trusts used to hold a municipal bond in the creation of TOB Trusts; and (ii) continuing to service or maintain relationships with existing programs involving TOB Trusts to the same extent and in the same capacity as existing programs. The Risk Retention Rules require the sponsor to a TOB Trust (e.g., the Fund) to retain at least five percent of the credit risk of the underlying assets supporting the TOB Trust’s municipal bonds. The Risk Retention Rules may adversely affect the Fund’s ability to engage in TOB Trust transactions or increase the costs of such transactions in certain circumstances.

In response to these rules, industry participants explored various structuring alternatives for TOB Trusts and agreed on a new TOB structure in which the Fund hires service providers to assist with establishing, structuring and sponsoring a TOB Trust. Service providers to a TOB Trust, such as administrators, liquidity providers, trustees and remarketing agents act at the direction of, and as agent of, the Fund as the TOB Residual holders.

Under the new TOB Trust structure, the Liquidity Provider or remarketing agent will no longer purchase the tendered TOB Floaters, even in the event of failed remarketing. This may increase the likelihood that a TOB Trust will need to be collapsed and liquidated in order to purchase the tendered TOB Floaters. The TOB Trust may draw upon a loan from the Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an interest rate agreed with the Liquidity Provider.

Puerto Rico Municipal Securities. Municipal obligations issued by the Commonwealth of Puerto Rico (“Puerto Rico” or the “Commonwealth”) or its political subdivisions, agencies, instrumentalities, or public corporations may be affected by economic, market, political, and social conditions in Puerto Rico. Puerto Rico currently is experiencing significant fiscal and economic challenges, including substantial debt service obligations, high levels of unemployment, underfunded public retirement systems, and persistent government budget deficits. These challenges may negatively affect the value of the Fund’s investments in Puerto Rico municipal securities. Major ratings agencies have downgraded the general obligation debt of Puerto Rico to below investment grade and continue to maintain a negative outlook for this debt, which increases the likelihood that the rating will be lowered further. Further downgrades or defaults may place additional strain on the Puerto Rico economy and may negatively affect the value, liquidity, and volatility of the Fund’s investments in Puerto Rico municipal securities. Legislation, including legislation that would allow Puerto Rico to restructure its municipal debt obligations, thus increasing the risk that Puerto Rico may never pay off municipal indebtedness, or may pay only a small fraction of the amount owed, could also impact the value of the Fund’s investments in Puerto Rico municipal securities.

These challenges and uncertainties have been exacerbated by Hurricane Maria and the resulting natural disaster in Puerto Rico. In September 2017, Hurricane Maria struck Puerto Rico, causing major damage across the Commonwealth, including damage to its water, power, and telecommunications infrastructure. The length of time needed to rebuild Puerto Rico’s infrastructure is unclear, but could amount to years, during which the Commonwealth is likely to be in an uncertain economic state. The full extent of the natural disaster’s impact on Puerto Rico’s economy and foreign investment in Puerto Rico is difficult to estimate.

In late December 2019 and January 2020, a series of earthquakes, including a magnitude 6.4 earthquake-the strongest to hit the island in more than a century-caused an estimated $200 million in damage. The aftershocks from these earthquakes may continue for years, and it is not currently possible to predict the extent of the damage that could arise from any aftershocks. The length of time needed to rebuild Puerto Rico’s infrastructure is unclear, but could amount to years, during which the Commonwealth is likely to be in an uncertain economic state. The full extent of the natural disaster’s impact on Puerto Rico’s economy and foreign investment in Puerto Rico is difficult to estimate, but is expected to have substantially adverse effects on Puerto Rico’s economy. In addition to diverting funds to relief and recovery efforts, Puerto Rico is expected to lose substantial revenue as a result of decreased tourism and general business operations. There can be no assurances that Puerto Rico will receive the necessary aid to rebuild from the damage caused by the hurricanes or earthquakes or that future catastrophic weather events or natural disasters will not cause similar damage.

In addition, in early 2020, the Commonwealth was significantly impacted by a pandemic, which had a substantially adverse effect on the health of the population and economic activity. In March 2020, the Oversight Board authorized the Commonwealth to implement a $787 million relief package to fight the pandemic and its economic impacts. Any reduction in the Commonwealth’s revenues as a result of the pandemic could have a negative ability on the Commonwealth to meet its debt service obligations, including with respect to debt held by the Fund.

The damage caused by Hurricanes Irma and Maria, the earthquakes and aftershocks, and the pandemic is expected to have substantially adverse effects on the Commonwealth’s economy. In addition to diverting funds to relief and recovery efforts, the Commonwealth is expected to lose revenue as a result of decreased tourism and general business operations. There can be no assurances that the Commonwealth will receive the necessary aid to rebuild from the damage caused by Hurricanes Irma and Maria, the earthquakes and aftershocks, and the pandemic, and it is not currently possible to predict the long-term impact that these and other natural disasters or public health emergencies will have on the Commonwealth’s economy. All these developments have a material adverse effect on the Commonwealth’s finances and negatively impact the payment of principal and interest, the marketability, liquidity and value of securities issued by the Commonwealth that are held by the Fund. Moreover, future weather events, natural disasters, or public health emergencies could negatively impact Puerto Rico’s ability to resolve ongoing debt negotiations.

Corporate Debt Securities

The Fund may invest in corporate debt securities of U.S. issuers and foreign issuers, and/or it may hold its assets in these securities for cash management purposes. The investment return of corporate debt securities reflects interest earnings and changes in the market value of the security. The market value of a corporate debt obligation may generally be expected to rise and fall inversely with interest rates generally. There also exists the risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. The Fund’s investments in U.S. dollar or foreign currency-denominated corporate debt securities of domestic or foreign issuers are limited to corporate debt securities (corporate bonds, debentures, notes and other similar corporate debt instruments, including convertible securities) which meet the minimum ratings criteria set forth for the Fund, or, if unrated, are in PIMCO’s opinion comparable in quality. Corporate income-producing securities may include forms of preferred or preference stock. The rate of interest on a corporate debt security may be fixed, floating or variable, and may vary inversely with respect to a reference rate. The rate of return or return of principal on some debt obligations may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies. Corporate debt securities may be acquired with warrants attached.

Securities rated Baa3 by Moody’s, BBB- by S&P and BBB- by Fitch are the lowest which are considered “investment grade” obligations. Moody’s describes securities rated Baa as judged to be “medium-grade” and subject to moderate credit risk and as such may possess certain speculative characteristics. S&P describes securities rated BBB as exhibiting adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation. Fitch describes securities rated BBB as having good credit quality with current low expectations of default. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity. For a discussion of securities rated below investment grade, see “High Yield Securities (“Junk Bonds”) and Securities of Distressed Companies” above.

Commercial Paper

Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The Fund may invest in commercial paper of any credit quality consistent with the Fund’s investment objective and policies, including unrated commercial paper. See Appendix A to the Prospectus for a description of the ratings assigned by Moody’s, S&P and Fitch

Ratings to commercial paper. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

Convertible Securities

The Fund may invest in convertible securities, which may offer higher income than the common stocks into which they are convertible. A convertible security is a bond, debenture, note, preferred security or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security generally entitles the holder to receive interest paid or accrued until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to non-convertible debt securities or preferred securities, as applicable. Convertible securities rank senior to common stock in a corporation’s capital structure and, therefore, generally entail less risk than the corporation’s common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed-income security. Convertible securities are subordinate in rank to any senior debt obligations of the issuer, and, therefore, an issuer’s convertible securities entail more risk than its debt obligations. Convertible securities generally offer lower interest or dividend yields than non-convertible debt securities of similar credit quality because of the potential for capital appreciation. In addition, convertible securities are often lower-rated securities.

Because of the conversion feature, the price of the convertible security will normally fluctuate in some proportion to changes in the price of the underlying asset, and as such is subject to risks relating to the activities of the issuer and/or general market and economic conditions. The income component of a convertible security may tend to cushion the security against declines in the price of the underlying asset. However, the income component of convertible securities causes fluctuations based upon changes in interest rates and the credit quality of the issuer. If the convertible security’s “conversion value,” which is the market value of the underlying common stock that would be obtained upon the conversion of the convertible security, is substantially below the “investment value,” which is the value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield), the price of the convertible security is typically governed principally by its investment value. If the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the value of the security will typically be principally influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value to the extent investors place value on the right to acquire the underlying common stock while holding an income-producing security.

A convertible security may be subject to redemption at the option of the issuer at a predetermined price. If a convertible security held by the Fund is called for redemption, the Fund would be required to permit the issuer to redeem the security and convert it to underlying common stock, or would sell the convertible security to a third party, which may have an adverse effect on the Fund’s ability to achieve its investment objective. The Fund generally would invest in convertible securities for their favorable price characteristics and total return potential.

The Fund may invest in so-called “synthetic convertible securities,” which are composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. A third party or PIMCO may create a “synthetic” convertible security by combining separate securities that possess the two principal characteristics of a traditional convertible security, i.e., an income-producing security (“income-producing component”) and the right to acquire an equity security (“convertible component”). The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred securities and money market instruments, which may be represented by derivative instruments. The convertible component is achieved by investing in securities or instruments such as warrants or options to buy common stock at a certain exercise price, or options on a stock index. Unlike a traditional convertible security, which is a single security having a unitary market value, a synthetic convertible comprises two or more separate securities, each with its own market value. Therefore, the “market value” of a synthetic convertible security is the sum of the values of its income-producing component and its convertible component. For this reason, the values of a synthetic convertible security and a traditional convertible security may respond differently to market fluctuations.

More flexibility is possible in the assembly of a synthetic convertible security than in the purchase of a convertible security. Although synthetic convertible securities may be selected where the two components are issued by a single issuer, thus making the synthetic convertible security similar to the traditional convertible security, the character of a synthetic convertible security allows the combination of components representing distinct issuers, when PIMCO believes that such a combination may better achieve the Fund’s investment objective. A synthetic convertible security also is a more flexible investment in that its two components may be purchased separately. For example, the Fund may purchase a warrant for inclusion in a synthetic convertible security but temporarily hold short-term investments while postponing the purchase of a corresponding bond pending development of more favorable market conditions.

A holder of a synthetic convertible security faces the risk of a decline in the price of the security or the level of the index or security involved in the convertible component, causing a decline in the value of the security or instrument, such as a call option or warrant purchased to create the synthetic convertible security. Should the price of the stock fall below the exercise price and remain there throughout the exercise period, the entire amount paid for the call option or warrant would be lost. Because a synthetic convertible security includes the income-producing component as well, the holder of a synthetic convertible security also faces the risk that interest rates will rise, causing a decline in the value of the income-producing component.

The Fund also may purchase synthetic convertible securities created by other parties, including convertible structured notes. Convertible structured notes are income-producing debentures linked to equity, and are typically issued by investment banks. Convertible structured notes have the attributes of a convertible security; however, the investment bank that issues the convertible note, rather than the issuer of the underlying common stock into which the note is convertible, assumes credit risk associated with the underlying investment, and the Fund in turn assumes credit risk associated with the convertible note.

Contingent Convertible Instruments. Contingent convertible securities (“CoCos”) are a form of hybrid debt security issued primarily by non-U.S. issuers, which have loss absorption mechanisms built into their terms. CoCos have no stated maturity, have fully discretionary coupons and are typically issued in the form of subordinated debt instruments. CoCos generally either convert into common stock of the issuer or have their principal written down upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions calling into question the issuing banking institution’s continued viability as a going concern. In certain scenarios, investors in CoCos may suffer a loss of capital ahead of equity holders or when equity holders do not. There is no guarantee that the Fund will receive a return of principal on CoCos. Any indication that an automatic write-down or conversion event may occur can be expected to have an adverse effect on the market price of CoCos. CoCos are often rated below investment grade and are subject to the risks of high yield securities. Because CoCos are issued primarily by financial institutions, CoCos may present substantially increased risks at times of financial turmoil, which could affect financial institutions more than companies in other sectors and industries. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk and liquidity risk. An investment by the Fund in CoCos may result in losses to the Fund.

CoCos’ unique equity conversion or principal write-down features are tailored by the issuing banking institution and its regulatory requirements. Some additional risks associated with CoCos include, but are not limited to:

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Loss absorption risk. CoCos may be subject to an automatic write-down (i.e., the automatic write-down of the principal amount or value of the securities, potentially to zero, and the cancellation of the securities) under certain circumstances, which could result in the Fund losing a portion or all of its investment in such securities. In addition, the Fund may not have any rights with respect to repayment of the principal amount of the securities that has not become due or the payment of interest or dividends on such securities for any period from (and including) the interest or dividend payment date falling immediately prior to the occurrence of such automatic write-down. An automatic write-down could also result in a reduced income rate if the dividend or interest payment is based on the security’s par value. In addition, CoCos have fully discretionary coupons. This means coupons can potentially be cancelled at the issuer’s discretion or at the request of the relevant regulatory authority in order to help the issuer absorb losses and may be suspended in the event there are insufficient distributable reserves.

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Subordinated instruments. CoCos will, in the majority of circumstances, be issued in the form of subordinated debt instruments in order to provide the appropriate regulatory capital treatment prior to a conversion. Accordingly, in the event of liquidation, dissolution or winding-up of an issuer prior to a conversion having occurred, the rights and claims of the holders of the CoCos, such as the Fund, against the issuer in respect of or arising under the terms of the CoCos shall generally rank junior to the claims of all holders of unsubordinated obligations of the issuer. In addition, if the CoCos are converted into the issuer’s underlying equity securities following a conversion event (i.e., a “trigger”), each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument.

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Market value will fluctuate based on unpredictable factors. The trading behavior of a given issuer’s CoCos may be strongly impacted by the trading behavior of other issuers’ CoCos, such that negative information from an unrelated CoCo may cause a decline in value of one or more CoCos held by the Fund. Accordingly, the trading behavior of CoCos may not follow the trading behavior of other similarly structured securities. The value of CoCos is unpredictable and could be influenced by many factors including, without limitation: (i) the creditworthiness of the issuer and/or fluctuations in such issuer’s applicable capital ratios; (ii) supply and demand for the CoCos; (iii) general market conditions and available liquidity; and (iv) economic, financial and political events that affect the issuer, its particular market or the financial markets in general.

Equity Securities

Subject to the Fund’s investment policies, the Fund may hold common stocks and other equity securities from time to time, including, without limitation, those it has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a debt security. Common stocks include common shares and other common equity interests issued by private or public issuers. The Fund may invest in securities that have not been registered for public sale in the U.S. or relevant non-U.S. jurisdictions, including without limitation securities eligible for purchase and sale pursuant to Rule 144A under the Securities Act, or relevant provisions of applicable non-U.S. law, and other securities issued in private placements. The market price of common stocks and other equity securities may go up or down, sometimes rapidly or unpredictably. Equity securities may decline in value due to factors affecting equity securities markets generally, particular industries represented in those markets, or the issuer itself. The values of equity securities may decline due to general market conditions that are not specifically related to a particular company, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or adverse investor sentiment generally. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or increased production costs and competitive conditions within an industry. Equity securities generally have greater price volatility than fixed-income securities. These risks are generally magnified in the case of equity investments in distressed companies.

Different types of equity securities provide different voting and dividend rights and priority in the event of the bankruptcy and/or insolvency of the issuer. In addition to common stock, equity securities may include preferred securities, convertible securities and warrants, which are discussed elsewhere in the Prospectus and this Statement of Additional Information. Equity securities other than common stock are subject to many of the same risks as common stock, although possibly to different degrees. The risks of equity securities are generally magnified in the case of equity investments in distressed companies.

Preferred Securities

Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the company. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock, and thus also represent an ownership interest in that company. Preferred securities are subject to issuer-specific and market risks applicable generally to equity securities. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than preferred securities of larger companies.

The value of a company’s preferred securities may fall as a result of factors relating directly to that company’s products or services. A preferred security’s value may also fall because of factors affecting not just the company, but companies in the same industry or in a number of different industries, such as increases in production costs. The value of preferred securities may also be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s preferred securities generally pay dividends only after the company makes required payments to holders of its bonds and other debt. For this reason, the value of preferred securities will usually react more strongly than bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. Preferred securities of smaller companies may be more vulnerable to adverse developments than those of larger companies.

Smaller Company Risk. The general risks associated with debt instruments or equity securities are particularly pronounced for securities issued by companies with small market capitalizations. Small capitalization companies involve certain special risks. They are more likely than larger companies to have limited product lines, markets or financial resources, or to depend on a small, inexperienced management group. Securities of smaller companies may trade less frequently and in lesser volume than more widely held securities and their values may fluctuate more sharply than other securities. They may also have limited liquidity. These securities may therefore be more vulnerable to adverse developments than securities of larger companies, and the Fund may have difficulty purchasing or selling securities positions in smaller companies at prevailing market prices. Also, there may be less publicly available information about smaller companies or less market interest in their securities as compared to larger companies. Companies with medium-sized market capitalizations may have risks similar to those of smaller companies.

Adjustable Rate and Auction Preferred Securities. Typically, the dividend rate on an adjustable rate preferred security is determined prospectively each quarter by applying an adjustment formula established at the time of issuance of the security. Although adjustment formulas vary among issues, they typically involve a fixed premium or discount relative to rates on specified debt securities issued by the U.S. Treasury. Typically, an adjustment formula will provide for a fixed premium or discount adjustment relative to the highest base yield of three specified U.S. Treasury securities: the 90-day Treasury bill, the 10-year Treasury note and the 20-year Treasury bond. The premium or discount adjustment to be added to or subtracted from this highest U.S. Treasury base rate yield is fixed at the time of issue and cannot be changed without the approval of the holders of the security. The dividend rate on another type of preferred security in which the Fund may invest, commonly known as auction preferred securities, is adjusted at intervals that may be more frequent than quarterly, such as every 7 or 49 days, based on bids submitted by holders and prospective purchasers of such securities and may be subject to stated maximum and minimum dividend rates. The issues of most adjustable rate and auction preferred securities currently outstanding are perpetual, but are redeemable after a specified date, or upon notice, at the option of the issuer. Certain issues supported by the credit of a high-rated financial institution provide for mandatory redemption prior to expiration of the credit arrangement. No redemption can occur if full cumulative dividends are not paid. Although the dividend rates on adjustable and auction preferred securities are generally adjusted or reset frequently, the market values of these preferred securities may still fluctuate in response to changes in interest rates. Market values of adjustable preferred securities also may substantially fluctuate if interest rates increase or decrease once the maximum or minimum dividend rate for a particular security is approached. Auctions for U.S. auction preferred securities have failed since early 2008, and the dividend rates payable on such preferred securities since that time typically have been paid at their maximum applicable rate (typically a function of a reference rate of interest).

Fixed Rate Preferred Securities. Some fixed rate preferred securities in which the Fund may invest, known as perpetual preferred securities, offer a fixed return with no maturity date. Because they never mature, perpetual preferred securities act like long-term bonds and can be more volatile than and more sensitive to changes in interest rates than other types of preferred securities that have a maturity date. The Fund may also invest in sinking fund preferred securities. These preferred securities also offer a fixed return, but have a maturity date and are retired or redeemed on a predetermined schedule. The shorter duration of sinking fund preferred securities makes them perform somewhat like intermediate-term bonds and they typically have lower yields than perpetual preferred securities.

Bank Obligations

The Fund may invest in bank capital securities of both non-U.S. (foreign) and U.S. issuers. Bank capital securities are issued by banks to help fulfill their regulatory capital requirements. There are three common types of bank capital: Lower Tier II, Upper Tier II and Tier I. Bank capital is generally, but not always, of investment grade quality. Upper Tier II securities are commonly thought of as hybrids of debt and preferred securities. Upper Tier II securities are often perpetual (with no maturity date), callable and have a cumulative interest deferral feature. This means that under certain conditions, the issuer bank can withhold payment of interest until a later date. However, such deferred interest payments generally earn interest. Tier I securities often take the form of trust preferred securities. Foreign banks may be categorized in multiple industries for purposes of the Fund’s industry concentration policy.

Bank obligations in which the Fund may invest include, without limitation, certificates of deposit, bankers’ acceptances and fixed time deposits. Certificates of deposit are negotiable certificates that are issued against funds deposited in a commercial bank for a definite period of time and that earn a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Fixed time deposits are bank obligations payable at a stated maturity date and bearing interest at a fixed rate. Fixed time deposits may be withdrawn on demand by the investor, but may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed time deposit to a third party, although there is generally no market for such deposits.

The activities of U.S. banks and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade and are currently subject to legislative and regulatory scrutiny. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of U.S. and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the market for real estate. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.

Obligations of foreign banks involve somewhat different investment risks than those affecting obligations of U.S. banks, including the possibilities that their liquidity could be impaired because of future political and economic developments, that their obligations may be less marketable than comparable obligations of U.S.

banks, that a foreign jurisdiction might impose withholding or other taxes on interest income payable on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions such as exchange controls may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks and the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. Foreign banks are not generally subject to examination by any U.S. government agency or instrumentality.

Loans and Other Indebtedness; Loan Participations and Assignments

The Fund may purchase indebtedness and participations in commercial loans, as well as interests and/or servicing or similar rights in such loans. Such instruments may be secured or unsecured and may be newly-originated (and may be specifically designed for the Fund). Indebtedness is different from traditional debt securities in that debt securities are part of a large issue of securities to the public whereas indebtedness may not be a security and may represent a specific commercial loan to a borrower. Loan participations typically represent direct participation, together with other parties, in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Fund may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing indebtedness and loan participations, the Fund assumes the credit risk associated with the corporate borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The indebtedness and loan participations that the Fund may acquire may not be rated by any NRSROs.

A loan is often administered by an agent bank acting as agent for all holders. The agent bank administers the terms of the loan, as specified in the loan agreement. In addition, the agent bank is normally responsible for the collection of principal and interest payments from the corporate borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan or other indebtedness, the Fund has direct recourse against the corporate borrower, the Fund may have to rely on the agent bank or other financial intermediary to apply appropriate credit remedies against a corporate borrower.

A financial institution’s employment as agent bank might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent bank would generally be appointed to replace the terminated agent bank, and assets held by the agent bank under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent bank for the benefit of the Fund were determined to be subject to the claims of the agent bank’s general creditors, the Fund might incur certain costs and delays in realizing payment on a loan or loan participation and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.

Purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. Loans that are fully secured offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. In the event of the bankruptcy of a borrower, the Fund could experience delays or limitations in its ability to realize the benefits of any collateral securing a loan.

The Fund may acquire loan participations with credit quality comparable to that of issuers of its securities investments. Indebtedness of companies whose creditworthiness is poor involves substantially greater risks, and may be highly speculative. Some companies may never pay off their indebtedness, or may pay only a small fraction of the amount owed. Consequently, when acquiring indebtedness of companies with poor credit, the

Fund bears a substantial risk of losing the entire amount of the instrument acquired. The Fund may make purchases of indebtedness and loan participations to achieve income and/or capital appreciation.

The Fund limits the amount of its total assets that it will invest in issuers within the same industry. For purposes of these limits, the Fund generally will treat the corporate borrower as the “issuer” of indebtedness held by the Fund. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Fund and the corporate borrower, if the participation does not shift to the Fund the direct debtor-creditor relationship with the corporate borrower, SEC interpretations require the Fund to treat both the lending bank or other lending institution and the corporate borrower as “issuers.” Treating a financial intermediary as an issuer of indebtedness may restrict the Fund’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries.

Loans and other types of direct indebtedness (which the Fund may invest in or otherwise gain exposure to) may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Investment Manager believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s net asset value than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness develops, the liquidity of these instruments is expected to improve. Investments in loan participations are considered to be debt obligations for purposes of the Fund’s investment restriction relating to the lending of funds or assets.

In purchasing loans, the Fund will compete with a broad spectrum of lenders. Increased competition for, or a diminishment in the available supply of, qualifying loans could result in lower yields on and/or less advantageous terms of such loans, which could reduce Fund performance.

Investments in loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. For example, if a loan is foreclosed, the Fund could become owner, in whole or in part, of any collateral, which could include, among other assets, real estate or other real or personal property, and would bear the costs and liabilities associated with owning and holding or disposing of the collateral (see “Real Estate Assets and Related Derivatives” above). In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Fund relies on the Investment Manager’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Fund.

The Fund may make, participate in or acquire debtor-in-possession financings (commonly known as “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Fund’s only recourse will be against the property securing the DIP financing.

The Fund may acquire residential mortgage loans and unsecured consumer loans through Subsidiaries. The Subsidiaries directly holding a beneficial interest in loans will be formed as domestic common law or statutory trusts with a federally chartered bank serving as trustee. Each such Subsidiary trust will hold the beneficial interests of loans and the federally chartered bank acting as trustee will hold legal title to the loans for the benefit of the Subsidiary trust and/or the trust’s beneficial owners (i.e., the Fund or its Subsidiary). State licensing laws typically exempt federally chartered banks from their licensing requirements, and federally chartered banks may also benefit from federal preemption of state laws, including any licensing requirements. The use of common law or statutory trusts with a federally chartered bank serving as trustee is intended to address any state licensing requirements that may be applicable to purchasers or holders of loans, including state licensing requirements related to foreclosure. The Fund believes that such Subsidiary trusts will not be treated as associations or publicly traded partnerships taxable as corporations for U.S. federal income tax purposes, and that therefore, the Subsidiary trusts will not be subject to U.S. federal income tax at the Subsidiary level. Investments in residential mortgage loans or unsecured consumer loans through entities that are not so treated can potentially be limited by the Fund’s intention to qualify as a RIC under Subchapter M of the Code, and limit the Fund’s ability to qualify as such.

If the Fund or its Subsidiary trust is required to be licensed in any particular jurisdiction in order to originate, acquire, hold, dispose or foreclose loans, obtaining the required license may not be viable (because, for example, it is not possible or practical) and the Fund or its Subsidiary trust may be unable to restructure its holdings to address the licensing requirement. In that case, the Fund or its Subsidiary trust may be forced to cease activities involving the affected loans, or may be forced to sell such loans. If a state regulator or court were to determine that the Fund or its Subsidiary trust acquired, held or foreclosed a loan without a required state license, the Fund or its Subsidiary trust could be subject to penalties or other sanctions, prohibited or restricted in its ability to enforce its rights under the loan, or subject to litigation risk or other losses or damages.

Investments in loans may include unfunded loan commitments, which are contractual obligations for future funding. Unfunded loan commitments may include revolving credit facilities, which may obligate the Fund to supply additional cash to the borrower on demand. Unfunded loan commitments represent a future obligation in full, even though a percentage of the committed amount may not be utilized by the borrower. When investing in a loan participation, the Fund has the right to receive payments of principal, interest and any fees to which it is entitled only from the agent selling the loan agreement and only upon receipt of payments by the agent from the borrower. The Fund may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a loan. In certain circumstances, the Fund may receive a penalty fee upon the prepayment of a loan by a borrower. Fees earned or paid are recorded as a component of interest income or interest expense, respectively, on the Consolidated Statement of Operations.

Some lending platforms (or their affiliates) may attempt to take advantage of policies in certain states that allow lenders to make loans at advantageous interest rates by incorporating choice of law provisions into loan agreements that hold that the agreements are to be governed by the laws of those lender-friendly states. In the event that a borrower or state regulator successfully invalidates such choice-of-law clause, platforms (of their affiliates) may not be able to collect some or all of the interest and principal due on such loans, such loans may not be found to be enforceable or the platforms (or their affiliates) could become subject to penalties and damages. Other platforms may engage in arrangements with funding banks where the platform assists the bank in originating loans that are funded by the bank. In some cases, the loans are sold to the platforms and the platforms as assignees of the bank under applicable law and precedent utilize the bank’s rate and fee exportation authority. At least one federal circuit court has cast doubt upon this theory and other litigation challenges the ability of assignees to utilize a bank’s exportation authority as an assignee of the bank’s loans.

Risk Retention Investments

The Fund may invest in risk retention tranches of commercial mortgage-backed securities (“CMBS”) or other eligible securitizations, if any (“risk retention tranches”), which are eligible residual interests held by the sponsors of such securitizations pursuant to the final rules implementing the credit risk retention requirements of Section 941 of the Dodd-Frank Act (the “U.S. Risk Retention Rules”). In the case of CMBS transactions, for example, the U.S. Risk Retention Rules permit all or a portion of the retained credit risk associated with certain securitizations (i.e., retained risk) to be held by an unaffiliated “third party purchaser,” such as the Fund, if, among other requirements, the third-party purchaser holds its retained interest, unhedged, for at least five years following the closing of the CMBS transaction, after which it is entitled to transfer its interest in the securitization to another person that meets the requirements for a third-party purchaser. Even after the required holding period has expired, due to the generally illiquid nature of such investments, no assurance can be given as to what, if any, exit strategies will ultimately be available for any given position.

In addition, there is limited guidance on the application of the final U.S. Risk Retention Rules to specific securitization structures. There can be no assurance that the applicable federal agencies charged with the implementation of the final U.S. Risk Retention Rules (the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development, and the Federal Housing Finance Agency) could not take positions in the future that differ from the interpretation of such rules taken or embodied in such securitizations, or that the final U.S. Risk Retention Rules will not change.

Furthermore, in situations where the Fund invests in risk retention tranches of securitizations structured by third parties, the Fund may be required to execute one or more letters or other agreements, the exact form and nature of which will vary (each, a “Risk Retention Agreement”) under which it will make certain undertakings designed to ensure such securitization complies with the final U.S. Risk Retention Rules. Such Risk Retention Agreements may include a variety of representations, warranties, covenants and other indemnities, each of which may run to various transaction parties. If the Fund breaches any undertakings in any Risk Retention Agreement, it will be exposed to claims by the other parties thereto, including for any losses incurred as a result of such breach, which could be significant and exceed the value of the Fund’s investments.

Alternative Lending ABS

The Fund may invest in shares, certificates, notes or other securities issued by a special purpose entity (“SPE”) sponsored by an alternative lending platform or its affiliates (the “Sponsor”) that represent the right to receive principal and interest payments due on pools of whole loans or fractions of whole loans, which may (but may not) be issued by the Sponsor, held by the SPE (“Alt Lending ABS”). Alternative lending, which may include or sometimes be referred to as peer-to-peer lending, online lending or marketplace lending, is a method of financing in which an alternative lending platform (i.e., an online lending marketplace or lender that is not a traditional lender, such as a bank) facilitates the borrowing and lending of money while generally not relying on deposits for capital to fund loans. It is considered an alternative to more traditional debt financing done through a bank. There are several different models of alternative lending but, very generally, a platform typically matches consumers, small or medium-sized businesses or other types of borrowers with investors that are interested in gaining investment exposure to the loans made to such borrowers. Prospective borrowers are usually required to provide or give access to certain financial information to the platform, such as the intended purpose of the loan, income, employment information, credit score, debt-to-income ratio, credit history (including defaults and delinquencies) and home ownership status, and, in the case of small business loans, business financial statements and personal credit information regarding any guarantor, some of which information is made available to prospective lenders. Often, platforms charge fees to borrowers to cover these screening and administrative costs. Based on this and other relevant supplemental information, the platform usually assigns its own credit rating to the borrower and sets the interest rate for the requested borrowing. Platforms then post the borrowing requests online and investors may choose among the loans, based on the interest rates the loans are expected to yield less any servicing or origination fees charged by the platform or others involved in the lending arrangement, the background data provided on the borrowers and the credit rating assigned by the platform. In some cases, a platform partners with a bank to originate a loan to a borrower, after which the bank sells the loan to the platform or directly to the investor; alternatively, some platforms may originate loans themselves. Some investors, including the Fund, may not review the particular characteristics of the loans in which they invest at the time of investment, but rather negotiate in advance with platforms the general criteria of the investments, as described above. As a result, the Fund is dependent on the platforms’ ability to collect, verify and provide information to the Fund about each loan and borrower. Platforms may set minimum eligibility standards for borrowers to participate in alternative lending arrangements and may limit the maximum permitted borrowings. Depending on the purpose and nature of the loan, its term may, for example, be as short as six months or shorter, or as long as thirty years or longer.

Senior Loans

To the extent the Fund invests in senior loans, the Fund may be subject to greater levels of credit risk, call (or “prepayment”) risk, settlement risk and liquidity risk, than funds that do not invest in such securities. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments, and may be more volatile than other types of securities. An economic downturn or individual corporate developments could adversely affect the market for these instruments and reduce the Fund’s ability to sell these instruments at an advantageous time or price. An economic downturn would generally lead to a higher non-payment rate, and a senior loan may lose significant market value before a default occurs. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in senior loans. In addition, the senior loans in which the Fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively less liquid relative to markets for other more liquid fixed-income securities. Consequently, transactions in senior loans may involve greater costs than transactions in more actively traded securities. In connection with certain loan transactions, transaction costs that are borne by the Fund may include the expenses of third parties that are retained to assist with reviewing and conducting diligence, negotiating, structuring and servicing a loan transaction, and/or providing other services in connection therewith. Furthermore, the Fund may incur such costs in connection with loan transactions that are pursued by the Fund but not ultimately consummated (so-called “broken deal costs”). Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make senior loans difficult to value accurately or sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for the senior loans and/or may result in the Fund not receiving the proceeds from a sale of a senior loan for an extended period after such sale, each of which could result in losses to the Fund. Senior loans may have extended trade settlement periods, which may result in cash not being immediately available to the Fund. As a result, transactions in senior loans that settle on a delayed basis may limit the Fund’s ability to make additional investments or satisfy the Fund’s repurchase obligations. The Fund may seek to satisfy any short-term liquidity needs resulting from an extended trade settlement process by, among other things, selling portfolio assets, holding additional cash or entering into temporary borrowing arrangements with banks and other potential funding sources. If an issuer of a senior loan prepays or redeems the loan prior to maturity, the Fund may have to reinvest the proceeds in other senior loans or similar instruments that may pay lower interest rates. Senior loans in which the Fund invests may or may not be collateralized, although the loans may not be fully collateralized and the collateral may be unavailable or insufficient to meet the obligations of the borrower. The Fund may have limited rights to exercise remedies against such collateral or a borrower, and loan agreements may impose certain procedures that delay receipt of the proceeds of collateral or require the Fund to act collectively with other creditors to exercise its rights with respect to a senior loan. Senior loans may not be considered securities under the federal securities laws. In such circumstances, fewer legal protections may be available with respect to the Fund’s investment in senior loans. In particular, if a senior loan is not considered a security under the federal securities laws, certain legal protections normally available to securities investors under the federal securities laws, such as those against fraud and misrepresentation, may not be available. Because of the risks involved in investing in senior loans, an investment in the Fund that invests in such instruments should be considered speculative.

Senior loans that are covenant-lite obligations contain fewer maintenance covenants than other types of loans, or no maintenance covenants, and may not include terms that allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. Covenant-lite obligations may carry more risk than traditional loans as they allow borrowers to engage in activities that would otherwise be difficult or impossible under a covenant-heavy loan agreement. In the event of default, covenant-lite obligations may exhibit diminished recovery values as the lender may not have the opportunity to negotiate with the borrower prior to default. The Fund may have a greater risk of loss on investments in covenant-lite obligations as compared to investments in traditional loans.

Secondary trades of senior loans may have extended settlement periods. Any settlement of a secondary market purchase of senior loans in the ordinary course, on a settlement date beyond the period expected by loan market participants (i.e., T+7 for par/near par loans and T+20 for distressed loans, in other words more than seven or twenty business days beyond the trade date, respectively) is subject to the “delayed compensation” rules prescribed by the Loan Syndications and Trading Association (“LSTA”) and addressed in the LSTA’s standard loan documentation for par/near par trades and for distressed trades. “Delayed compensation” is a pricing adjustment comprised of certain interest and fees, which is payable between the parties to a secondary loan trade. The LSTA introduced a requirements-based rules program in order to incentivize shorter settlement times for secondary transactions and discourage certain delay tactics that create friction in the loan syndications market by, among other things, mandating that the buyer of a senior loan satisfy certain “basic requirements” as prescribed by the LSTA no later than T+5 in order for the buyer to receive the benefit of interest and other fees accruing on the purchased loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date, subject to certain specific exceptions. These “basic requirements” generally require a buyer to execute the required trade documentation and to be, and remain, financially able to settle the trade no later than T+7 for par/near par loans (and T+20 for distressed trades). In addition, buyers are required to fund the purchase price for a secondary trade upon receiving notice from the agent of the effectiveness of the trade in the agent’s loan register. The Fund, as a buyer of a senior loan in the secondary market, would need to meet these “basic requirements” or risk forfeiting all or some portion of the interest and other fees accruing on the loan from and after T+7 for par/near par loans (for distressed trades, T+20) until the settlement date. The “delayed compensation” mechanism does not mitigate the other risks of delayed settlement or other risks associated with investments in senior loans.

Investors should be aware that the Fund’s investment in a senior loan may result in the Fund or PIMCO receiving information about the issuer that may be deemed material, non-public information. Under such circumstances, the Fund’s investment opportunities may be limited, as trading in securities of such issuer may be restricted. Additionally, PIMCO may seek to avoid receiving material, non-public information about issuers of senior loans. As a result, PIMCO may forgo certain investment opportunities or be disadvantaged as compared to other investors that do not restrict information that they receive from senior loan issuers.

Delayed Funding Loans and Revolving Credit Facilities

The Fund may also enter into, or acquire participations in, delayed funding loans and revolving credit facilities. Delayed funding loans and revolving credit facilities are borrowing arrangements in which the lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. A revolving credit facility differs from a delayed funding loan in that as the borrower repays the loan, an amount equal to the repayment may be borrowed again during the term of the revolving credit facility. Delayed funding loans and revolving credit facilities usually provide for floating or variable rates of interest. These commitments may have the effect of requiring the Fund to increase its investment in a company at a time when it might not otherwise decide to do so (including a time when the company’s financial condition makes it unlikely that such amounts will be repaid).

To the extent that the Fund is committed to advance additional funds, it will at all times segregate assets, determined to be liquid by PIMCO, in an amount sufficient to meet such commitments.

The Fund may invest in delayed funding loans and revolving credit facilities with credit quality comparable to that of issuers of its securities investments. Delayed funding loans and revolving credit facilities may be subject to restrictions on transfer, and only limited opportunities may exist to resell such instruments. As a result, the Fund may be unable to sell such investments at an opportune time or may have to resell them at less than fair market value. For a further discussion of the risks involved in investing in loan participations and other forms of direct indebtedness see “Loans and Other Indebtedness; Loan Participations and Assignments.” Participation interests in revolving credit facilities will be subject to the limitations discussed in “Loans and Other Indebtedness; Loan Participations and Assignments.” Delayed funding loans and revolving credit facilities are considered to be debt obligations for purposes of the Fund’s investment restriction relating to the lending of funds or assets by the Fund.

Zero-Coupon Bonds, Step-Ups and Payment-In-Kind Securities

The Fund may invest directly or indirectly in zero-coupon securities, “step-ups” and PIKs. Zero-coupon securities are debt obligations that do not entitle the holder to any periodic payments of interest either for the entire life of the obligation or for an initial period after the issuance of the obligations. Like zero-coupon bonds, “step-up” bonds pay no interest initially but eventually begin to pay a coupon rate prior to maturity, which rate may increase at stated intervals during the life of the security. PIKs are debt obligations that pay “interest” in the form of other debt obligations instead of cash. Each of these instruments is normally issued and traded at a deep discount from face value. The amount of the discount varies depending on such factors as the time remaining until maturity of the securities, prevailing interest rates, the liquidity of the security and the perceived credit quality of the issuer. The market prices of zero-coupon bonds, step-ups and PIKs generally are more volatile than the market prices of debt instruments that pay interest currently and in cash and are likely to respond to changes in interest rates to a greater degree than do other types of securities having similar maturities and credit quality.

In order to satisfy a requirement for qualification as a RIC under the Code, an investment company, such as the Fund, must distribute each year at least 90% of its net investment income, including the original issue discount accrued on zero-coupon bonds, step-ups and PIKs. Because the Fund will not, on a current basis, receive cash payments from the issuer of these securities in respect of any accrued original issue discount, in some years, the Fund may have to sell other portfolio holdings in order to obtain cash to satisfy the distribution requirements under the Code even though investment considerations might otherwise make it undesirable for the Fund to sell securities at such time. Under many market conditions, investments in zero-coupon bonds, step-ups and PIKs may be illiquid, making it difficult for the Fund to dispose of them or determine their current value.

Variable and Floating Rate Debt Securities

Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The terms of such obligations must provide that interest rates are adjusted periodically based upon an interest rate adjustment index as provided in the respective obligations. The adjustment intervals may be regular, and range from daily up to annually, or may be event based, such as based on a change in the prime rate.

The Fund may invest in floating rate debt instruments, including senior loans (described in more detail above). Variable and floating rate securities are securities that pay interest at rates that adjust whenever a specified interest rate changes, float at a fixed margin above a generally recognized base lending rate and/or reset or are redetermined (e.g., pursuant to an auction) on specified dates (such as the last day of a month or calendar quarter). These instruments may include, without limitation, variable-rate preferred securities, bank loans, money market instruments and certain types of mortgage-backed and other ABS. Due to their variable- or floating-rate features, these instruments will generally pay higher levels of income in a rising interest rate environment and lower levels of income as interest rates decline. For the same reason, the market value of a variable- or floating-rate instrument is generally expected to have less sensitivity to fluctuations in market interest rates than a fixed-rate instrument, although the value of a floating-rate instrument may nonetheless decline as interest rates rise and due to other factors, such as changes in credit quality.

The Fund may invest in floating rate debt instruments (“floaters”) and engage in credit spread trades. The interest rate on a floater is a variable rate which is tied to another interest rate, such as a money-market index or U.S. Treasury bill rate. The interest rate on a floater resets periodically, typically every six months. While, because of the interest rate reset feature, floaters provide the Fund with a certain degree of protection against rises in interest rates, the Fund will participate in any declines in interest rates as well. A credit spread trade is an investment position relating to a difference in the prices or interest rates of two securities or currencies where the value of the investment position is determined by movements in the difference between the prices or interest rates, as the case may be, of the respective securities or currencies.

The Fund may also invest without limitation in inverse floating rate debt instruments (“inverse floaters”). The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may exhibit greater price volatility than a fixed rate obligation of similar credit quality. See “Mortgage-Related and Other Asset-Backed Securities” above. The Fund’s investments in variable- and floating-rate securities may require the Fund to accrue and distribute income not yet received. As a result, in order to generate cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it would otherwise have continued to hold. See “Taxation.”

The Fund may invest in residual interest bonds. The term “residual interest bonds” generally includes TOB Trust residual interest certificates and instruments designed to receive residual interest payments or other excess cash flows from collateral pools once other interest holders and expenses have been paid.

Inflation-Indexed Bonds

The Fund may invest in inflation-indexed bonds. Inflation-indexed bonds are fixed-income securities whose principal value is periodically adjusted according to the rate of inflation. Two structures are common. The U.S. Treasury and some other issuers utilize a structure that accrues inflation into the principal value of the bond. Many other issuers pay out the Consumer Price Index accruals as part of a semiannual coupon.

Inflation-indexed bonds issued by the U.S. Treasury have maturities of approximately five, ten or thirty years, although it is possible that securities with other maturities will be issued in the future. The U.S. Treasury securities pay interest on a semi-annual basis equal to a fixed percentage of the inflation-adjusted principal amount. For example, if the Fund purchased an inflation-indexed bond with a par value of $1,000 and a 3% real rate of return coupon (payable 1.5% semi-annually), and the rate of inflation over the first six months was 1%, the mid-year par value of the bond would be $1,010 and the first semi-annual interest payment would be $15.15 ($1,010 times 1.5%). If inflation during the second half of the year resulted in the whole year’s inflation equaling 3%, the end-of-year par value of the bond would be $1,030 and the second semi-annual interest payment would be $15.45 ($1,030 times 1.5%).

If the periodic adjustment rate measuring inflation falls, the principal value of inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to a smaller principal amount) will be reduced. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of a U.S. Treasury inflation-indexed bond, even during a period of deflation, although the inflation-adjusted principal received could be less than the inflation-adjusted principal that had accrued to the bond at the time of purchase. However, the current market value of the bonds is not guaranteed and will fluctuate. The Fund may also invest in other inflation-related bonds that may or may not provide a similar guarantee. If a guarantee of principal is not provided, the adjusted principal value of the bond repaid at maturity may be less than the original principal amount.

The value of inflation-indexed bonds is expected to change in response to changes in real interest rates. Real interest rates in turn are tied to the relationship between nominal interest rates and the rate of inflation. Therefore, if the rate of inflation rises at a faster rate than nominal interest rates, real interest rates might decline, leading to an increase in value of inflation-indexed bonds. In contrast, if nominal interest rates increase at a faster rate than inflation, real interest rates might rise, leading to a decrease in value of inflation-indexed bonds.

While these securities are expected to provide protection from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise due to reasons other than inflation (for example, due to changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the bond’s inflation measure.

The periodic adjustment of U.S. inflation-indexed bonds is tied to the Consumer Price Index for All Urban Consumers (“CPI-U”), which is not seasonally adjusted and which is calculated monthly by the U.S. Bureau of Labor Statistics. The CPI-U is a measurement of changes in the cost of living, made up of components such as housing, food, transportation and energy. Inflation-indexed bonds issued by a foreign (non-U.S.) government are generally adjusted to reflect a comparable inflation index calculated by that government. There can be no assurance that the CPI-U or any foreign (non-U.S.) inflation index will accurately measure the real rate of inflation in the prices of goods and services. Moreover, there can be no assurance that the rate of inflation in a foreign (non-U.S.) country will be correlated to the rate of inflation in the United States.

Any increase in the principal amount of an inflation-indexed bond will be considered taxable ordinary income, even though investors do not receive their principal until maturity. As a result, in order to generate cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio that it would otherwise have continued to hold. See “Taxation.”

Event-Linked Bonds

The Fund may obtain event-linked exposure by investing in “event-linked bonds,” or “event-linked swaps,” or by implementing “event-linked strategies.” Event-linked exposure results in gains that typically are contingent on the non-occurrence of a specific “trigger” event, such as a hurricane, earthquake or other physical or weather-related phenomena. Some event-linked bonds are commonly referred to as “catastrophe bonds.” They may be issued by government agencies, insurance companies, reinsurers, special purpose corporations or other on-shore or off-shore entities (such special purpose entities are created to accomplish a narrow and well-defined objective, such as the issuance of a note in connection with a reinsurance transaction). If a trigger event causes losses exceeding a specific amount in the geographic region and time period specified in a bond, the Fund may lose a portion or all of its principal invested in the bond. If no trigger event occurs, the Fund will recover its principal plus interest. For some event-linked bonds, the trigger event or losses may be based on company-wide losses, index-portfolio losses, industry indices or readings of scientific instruments rather than specified actual losses. Often the event-linked bonds provide for extensions of maturity that are mandatory, or optional at the discretion of the issuer, in order to process and audit loss claims in those cases where a trigger event has, or possibly has, occurred. An extension of maturity may increase volatility. In addition to the specified trigger events, event-linked bonds also may expose the Fund to certain unanticipated risks including but not limited to issuer risk, credit risk, counterparty risk, adverse regulatory or jurisdictional interpretations and adverse tax consequences.

Event-linked bonds are a relatively new type of financial instrument. As such, there is no significant trading history for many of these securities, and there can be no assurance that a liquid market in these instruments will develop. Lack of a liquid market may impose the risk of higher transaction costs and the possibility that the Fund may be forced to liquidate positions when it would not be advantageous to do so. Event-linked bonds are typically rated, and the Fund will only invest in event-linked bonds that meet the credit quality requirements for the Fund.

Commodities

The Fund may purchase or sell derivatives, securities or other instruments that provide exposure to commodities. The Fund’s investments in commodities-related instruments may subject the Fund to greater volatility than investments in traditional securities. The value of commodity-related instruments may be affected by changes in overall market movements, commodity index volatility, changes in interest rates, or factors affecting a particular industry or commodity, such as drought, floods, weather, livestock disease, embargoes, tariffs and international economic, political and regulatory developments. An unexpected surplus of a commodity caused by one of the aforementioned factors, for example, may cause a significant decrease in the value of the commodity (and a decrease in the value of any investments directly correlated to the commodity). Conversely, an unexpected shortage of a commodity caused by one of the aforementioned factors may cause a significant increase in the value of the commodity (and a decrease in the value of any investments inversely correlated to that commodity). The commodity markets are subject to temporary distortions and other disruptions due to, among other factors, lack of liquidity, the participation of speculators, and government regulation and other actions.

The Fund may focus its commodity-related investments in a particular sector of the commodities market (such as gold, oil, metal or agricultural products). As a result, to the extent the Fund focuses its investments in a particular sector of the commodities market, the Fund may be more susceptible to risks associated with those sectors, including the risk of loss due to adverse economic, business or political developments affecting a particular sector. See “Derivative Instruments” below for a more detailed discussion of risks related to commodities, including additional discussion of commodity-related derivative instruments.

Derivative Instruments

The Fund may, but is not required to, utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), call and put options, credit default swaps, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio.

Generally, derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index and may relate to, among other things, stocks, bonds, interest rates, currencies or currency exchange rates, commodities, related indexes and other assets. The following describes certain derivative instruments and products in which the Fund may invest and risks associated therewith. The derivatives market is always changing and the Fund may invest in derivatives other than those shown below.

In pursuing its investment objective, the Fund may, to the extent permitted by its investment objective and policies, purchase and sell (write) both put options and call options on securities, swap agreements, recovery locks, securities indexes, commodity indexes and foreign currencies, and enter into interest rate, foreign currency, index and commodity futures contracts and purchase and sell options on such futures contracts (“futures options”) for hedging purposes, to seek to replicate the composition and performance of a particular index, or as part of its overall investment strategies. The Fund also may purchase and sell foreign currency options for purposes of increasing exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one country to another. The Fund also may enter into swap agreements with respect to interest rates, commodities, indexes of securities or commodities, and to the extent it may invest in foreign currency-denominated securities, may enter into swap agreements with respect to foreign currencies. The Fund may invest in structured notes. If other types of financial instruments, including other types of options, futures contracts, or futures options are traded in the future, the Fund also may use those instruments, provided that their use is consistent with the Fund’s investment objective.

The value of some derivative instruments in which the Fund invests may be particularly sensitive to changes in prevailing interest rates, and, like the other investments of the Fund, the ability of the Fund to successfully utilize these instruments may depend in part upon the ability of PIMCO to forecast interest rates and other economic factors correctly. If PIMCO incorrectly forecasts such factors and has taken positions in derivative instruments contrary to prevailing market trends, the Fund could be exposed to additional, unforeseen risks, including the risk of loss.

The Fund might not employ any of the strategies described below, and no assurance can be given that any strategy used will succeed. If PIMCO incorrectly forecasts interest rates, market values or other economic factors in using a derivatives strategy for the Fund, the Fund might have been in a better position if it had not entered into the transaction at all. Also, suitable derivatives transactions may not be available in all circumstances. The use of these strategies involves certain special risks, including a possible imperfect correlation, or even no correlation, between price movements of derivative instruments and price movements of related investments. While some strategies involving derivative instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in related investments or otherwise, due to the possible inability of the Fund to purchase or sell a portfolio security at a time that otherwise would be favorable or the possible need to sell a portfolio security at a disadvantageous time because the Fund is required to maintain asset coverage or offsetting positions in connection with transactions in derivative instruments, and the possible inability of the Fund to close out or to liquidate its derivatives positions. As discussed below, the SEC adopted a final rule related to the use of TOBs, derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein. In addition, the Fund’s use of such instruments may cause the Fund to realize higher amounts of short-term capital gains (generally subject to tax when distributed to shareholders at ordinary income tax rates) than if it had not used such instruments. If the Fund gains exposure to an asset class using derivative instruments backed by a collateral portfolio of fixed-income instruments, changes in the value of the fixed-income instruments may result in greater or lesser exposure to that asset class than would have resulted from a direct investment in securities comprising that asset class.

Participation in the markets for derivative instruments involves investment risks and transaction costs to which the Fund may not be subject absent the use of these strategies. The skills needed to successfully execute derivative strategies may be different from those needed for other types of transactions. If the Fund incorrectly forecasts the value and/or creditworthiness of securities, currencies, interest rates, counterparties or other economic factors involved in a derivatives transaction, the Fund might have been in a better position if the Fund had not entered into such derivatives transaction. In evaluating the risks and contractual obligations associated with particular derivative instruments, it is important to consider that certain derivatives transactions may be modified or terminated only by mutual consent of the Fund and its counterparty and certain derivatives transactions may be terminated by the counterparty or the Fund, as the case may be, upon the occurrence of certain Fund-related or counterparty-related events, which may result in losses or gains to the Fund based on the market value of the derivatives transactions entered into between the Fund and the counterparty. In addition, such early terminations may result in taxable events and accelerate gain or loss recognition for tax purposes. It may not be possible for the Fund to modify, terminate, or offset the Fund’s obligations or the Fund’s exposure to the risks associated with a derivatives transaction prior to its termination or maturity date, which may create a possibility of increased volatility and/or decreased liquidity to the Fund. Upon the expiration or termination of a particular contract, the Fund may wish to retain its position in the derivative instrument by entering into a similar contract, but may be unable to do so if the counterparty to the original contract is unwilling or unable to enter into the new contract and no other appropriate counterparty can be found, which could cause the Fund not to be able to maintain certain desired investment exposures or not to be able to hedge other investment positions or risks, which could cause losses to the Fund. Furthermore, after such an expiration or termination of a particular contract, the Fund may have fewer counterparties with which to engage in additional derivatives transactions, which could lead to potentially greater counterparty risk exposure to one or more counterparties and which could increase the cost of entering into certain derivatives. In such cases, the Fund may lose money.

The Fund may engage in investment strategies, including the use of derivatives, to, among other things, seek to generate current, distributable income without regard to possible declines in the Fund’s net asset value. The Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current, distributable income, even if such strategies could potentially result in declines in the Fund’s net asset value. The Fund’s income and gain-generating strategies, including certain derivatives strategies, may generate current income and gains taxable as ordinary income sufficient to support monthly distributions even in situations when the Fund has experienced a decline in net assets due to, for example, adverse changes in the broad U.S. or non-U.S. securities markets or the Fund’s portfolio investments, or arising from its use of derivatives.

Consequently, shareholders may receive distributions subject to tax at ordinary income rates at a time when their investment in the Fund has declined in value, which may be economically similar to a taxable return of capital.

The tax treatment of certain derivatives may be open to different interpretations. Any recharacterization of payments made or received by the Fund pursuant to derivatives potentially could affect the amount, timing or characterization of Fund distributions. In addition, the tax treatment of such investment strategies may be changed by regulation or otherwise.

Also, suitable derivative and/or hedging transactions may not be available in all circumstances, and there can be no assurance that the Fund will be able to identify or employ a desirable derivative and/or hedging transaction at any time or from time to time or, if a strategy is used, that it will be successful.

As further described below under “Additional Risk Factors in Cleared Derivatives Transactions,” recent legislative and regulatory reforms have resulted in new clearing, margin, reporting and registration requirements for participants in the derivatives market. While the ultimate impact is not yet clear, these changes could restrict and/or impose significant costs or other burdens upon the Fund’s ability to participate in derivatives transactions. Similarly, these changes could impose limits or restrictions on the counterparties with which the Fund engages in derivatives transactions. As a result, the Fund may be unable to use certain derivative instruments or otherwise execute its investment strategy. These risks may be particularly acute to the extent the Fund uses commodity-related derivative instruments.

Options on Securities and Indexes. The Fund may, to the extent specified herein or in the Prospectus, purchase and sell both put and call options on equity, fixed-income or other securities (including securities to be purchased when-issued, delayed delivery and forward commitment transactions) or indexes in standardized contracts traded on foreign or domestic securities exchanges, boards of trade, or similar entities, or quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”) or on an OTC market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer. Among other reasons, the Fund may purchase put options to protect holdings in an underlying or related security against a decline in market value, and may purchase call options to protect against increases in the prices of securities it intends to purchase pending its ability to invest in such securities in an orderly manner.

An option on a security (or index) is a contract that gives the holder of the option, in return for a premium, the right to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option (or the cash value of an option that is on an index or cash settled) at a specified exercise price, often at any time during the term of the option for American options or only at expiration for European options. The writer of an option on a security that requires physical delivery has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price (in the case of a call) or to pay the exercise price upon delivery of the underlying security (in the case of a put). Certain put options written by the Fund, which counterparties may use as a source of liquidity, may be structured to have an exercise price that is less than the market value of the underlying securities that would be received by the Fund. Upon exercise, the writer of an option on an index or a cash-settled option on a security is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier for the option. An index is designed to reflect features of a particular financial or securities market, a specific group of financial instruments or securities, or certain economic indicators.

The Fund will “cover” its obligations when it writes call options or put options. In the case of a call option on a debt obligation or other security that requires physical delivery, the option is covered if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or other assets determined to be liquid in such amount are segregated by its custodian or “earmarked”) upon conversion or exchange of other securities held by the Fund. A call option on a security or index is also “covered” if the Fund does not hold the underlying security or have the right to acquire it, but the Fund segregates or “earmarks” assets determined to be liquid in an amount equal to the value of the underlying security (in the case of an option that requires physical delivery) or the Fund’s net obligation (in the case of an option that requires cash settlement, including an option on an index and any option with respect to which the Fund has entered into a contractual arrangement with a third party broker-dealer or counterparty that requires cash settlement) (minus any collateral deposited with a broker-dealer or other financial institution), on a mark-to-market basis (a so-called “naked” call option).

For a written call option on an index, the option is covered if the Fund segregates or “earmarks” assets determined to be liquid in an amount equal to the value of the underlying index. A call option is also covered if the Fund holds a call on the same index or security as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written, provided the difference is maintained by the Fund in segregated or “earmarked” liquid assets. A put option on a security or an index is covered if the Fund segregates or “earmarks” assets determined to be liquid equal to the exercise price. A put option is also covered if the Fund holds a put on the same security or index as the put written where the exercise price of the put held is (i) equal to or greater than the exercise price of the put written, or (ii) less than the exercise price of the put written, provided the difference is maintained by the Fund in segregated or “earmarked” liquid assets. Obligations under written call and put options so covered will not be construed to be “senior securities” for purposes of the Fund’s investment restrictions concerning senior securities and borrowings. As described below, the SEC adopted a final rule related to the use of TOBs, derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein.

If an option written by the Fund expires unexercised, the Fund realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Fund expires unexercised, the Fund realizes a capital loss equal to the premium paid. Prior to the earlier of exercise or expiration, an exchange-traded option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price, and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be effected when the Fund desires. In addition, the Fund may sell put or call options it has previously purchased, which could result in a net gain or loss depending on whether the amount realized on the sale is more or less than the premium and other transaction costs paid on the put or call option which is sold. Prior to the exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series.

The Fund will realize a capital gain from a closing purchase transaction if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Fund will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by the Fund is an asset of the Fund. The premium received for an option written by the Fund is recorded as a deferred credit. The value of an option purchased or written is marked-to-market daily and is valued in accordance with the Fund’s valuation policies and procedures. See “Net Asset Value” below.

The Fund may write covered straddles consisting of a combination of a call and a put written on the same underlying security. A straddle will be covered when sufficient liquid assets are deposited to meet the Fund’s immediate obligations. The Fund may use the same liquid assets to cover both the call and put options where the exercise price of the call and put are the same, or where the exercise price of the call is higher than that of the put. In such cases, the Fund will also segregate or “earmark” liquid assets equivalent to the amount, if any, by which the put is “in the money.” As described below, the SEC adopted a final rule related to the use of TOBs, derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein.

OTC Options. Pursuant to policies adopted by the Fund’s Board, purchased OTC options and the assets used as cover for OTC options written by the Fund may be treated as liquid.

Risks Associated with Options on Securities and Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

The writer of an American option often has no control over the time when it may be required to fulfill its obligation as a writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. To the extent the Fund writes a put option, the Fund has assumed the obligation during the option period to purchase the underlying investment from the put buyer at the option’s exercise price if the put buyer exercises its option, regardless of whether the value of the underlying investment falls below the exercise price. This means that the Fund that writes a put option may be required to take delivery of the underlying investment and make payment for such investment at the exercise price. This may result in losses to the Fund and may result in the Fund holding the underlying investment for some period of time when it is disadvantageous to do so.

If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security remains equal to or greater than the exercise price (in the case of a put), or remains less than or equal to the exercise price (in the case of a call), the Fund will lose its entire investment in the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise. As the writer of a covered call option, the Fund forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the exercise price of the call.

If trading were suspended in an option purchased by the Fund, the Fund would not be able to close out the option. If restrictions on exercise were imposed, the Fund might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Fund is covered by an option on the same index purchased by the Fund, movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of the Fund’s securities during the period the option was outstanding.

To the extent that the Fund writes a call option on a security it holds in its portfolio and intends to use such security as the sole means of “covering” its obligation under the call option, the Fund has, in return for the premium on the option, given up the opportunity to profit from a price increase in the underlying security above the exercise price during the option period, but, as long as its obligation under such call option continues, has retained the risk of loss should the price of the underlying security decline. In accordance with current federal securities laws, rules and staff positions, if the Fund were unable to close out such a call option, the Fund would not be able to sell the underlying security unless the option expired without exercise.

Foreign Currency Options. To the extent the Fund invests in foreign currency-denominated securities, it may buy or sell put and call options on foreign currencies. In addition, the Fund may buy or sell put and call options on foreign currencies either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the Fund to reduce foreign currency risk using such options. OTC options differ from traded options in that they are bilateral contracts with price and other terms negotiated between buyer and seller, and generally do not have as much market liquidity as exchange-traded options. Under definitions adopted by the CFTC and SEC, many foreign currency options are considered swaps for certain purposes, including determination of whether such instruments need to be exchange-traded and centrally cleared as discussed further in “Risks of Potential Government Regulation of Derivatives.”

Futures Contracts and Futures Options. A futures contract is an agreement to buy or sell a security or other asset for a set price on a future date. These contracts are traded on exchanges, so that, in most cases, a party can close out its position on the exchange for cash, without delivering the underlying security or other underlying asset. An option on a futures contract gives the holder of the option the right to buy or sell a position in a futures contract from or to the writer of the option, at a specified price and on or before a specified expiration date. The Fund may invest in futures or options on futures with respect to interest rates, foreign currencies, securities or commodity indexes. The Fund may invest in foreign exchange futures contracts and options thereon (“futures options”) that are traded on a U.S. or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system as an adjunct to their securities activities. In addition, the Fund may purchase and sell futures contracts on various securities indexes (“Index Futures”) and related options for hedging purposes and for investment purposes. The Fund purchase and sale of Index Futures is limited to contracts and exchanges which have been approved by the CFTC. Through the use of Index Futures and related options, the Fund may diversify risk in its portfolio without incurring the substantial brokerage costs which may be associated with investment in the securities of multiple issuers. The Fund may also avoid potential market and liquidity problems which may result from increases in positions already held by the Fund.

An interest rate, commodity, foreign currency or index futures contract provides for the future sale or purchase of a specified quantity of a financial instrument, commodity, foreign currency or the cash value of an index at a specified price and time. A Futures contract on an index is an agreement pursuant to which a party agrees to pay or receive an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. Although the value of an Index might be a function of the value of certain specified securities, no physical delivery of these securities is made. A unit is the value of the relevant Index from time to time. Entering into a contract to buy units is commonly referred to as buying or purchasing a contract or holding a long position in an Index. Index Futures contracts can be traded through all major commodity brokers. The Fund will ordinarily be able to close open positions on the futures exchange on which Index Futures are then traded at any time up to and including the expiration day.

The Fund may close open positions on the futures exchanges on which Index Futures are traded at any time up to and including the expiration day. All positions which remain open at the close of the last business day of the contract’s life are required to settle on the next business day (based upon the value of the relevant index on the expiration day), with settlement made with the appropriate clearing house. Positions in Index Futures may be closed out by the Fund only on the futures exchanges upon which the Index Futures are then traded.

A public market exists in futures contracts covering a number of indexes as well as financial instruments and foreign currencies, including, but not limited to: the S&P 500; the S&P Midcap 400; the Nikkei 225; the Markit CDX credit index; the iTraxx credit index; U.S. Treasury bonds; U.S. Treasury notes; U.S. Treasury bills; 90-day commercial paper; bank certificates of deposit; Eurodollar certificates of deposit; the Australian dollar; the Canadian dollar; the British pound; the Japanese yen; the Swiss franc; the Mexican peso; and certain multinational currencies, such as the euro. It is expected that other futures contracts will be developed and traded in the future. Certain futures contracts on indexes, financial instruments or foreign currencies may represent new investment products that lack performance track records.

The Fund might use financial futures contracts to hedge against anticipated changes in interest rates that might adversely affect either the value of the Fund’s securities or the price of the securities which the Fund intends to purchase. The Fund’s hedging activities may include sales of futures contracts as an offset against the effect of expected increases in interest rates, and purchases of futures contracts as an offset against the effect of expected declines in interest rates. Although other techniques could be used to reduce the Fund’s exposure to interest rate fluctuations, the Fund may be able to hedge its exposure more effectively and perhaps at a lower cost by using futures contracts and futures options.

The Fund may also invest in commodity futures contracts and options thereon. A commodity futures contract is an agreement to buy or sell a commodity, such as an energy, agricultural or metal commodity at a later date at a price and quantity agreed-upon when the contract is bought or sold.

The Fund may purchase and write call and put futures options. Futures options possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (call) or short position (put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. A call option is “in the money” if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is “in the money” if the exercise price exceeds the value of the futures contract that is the subject of the option.

When a purchase or sale of a futures contract is made by the Fund, the Fund is required to deposit with its custodian a specified amount of assets determined to be liquid (“initial margin”). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Margin requirements on foreign exchanges may be different than U.S. exchanges. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. The Fund expects to earn interest income on its initial margin deposits. A futures contract held by the Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called “variation margin,” equal to the daily change in value of the futures contract. This process is known as “marking-to-market.” Variation margin does not represent a borrowing or loan by the Fund but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Fund will mark-to-market its open futures positions.

The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund. Customer Account Agreements and related addenda govern cleared derivatives transactions such as futures, options on futures, and cleared OTC derivatives. Such transactions require posting of initial margin as determined by each relevant clearing agency which is segregated in an account at a futures commission merchant (“FCM”) registered with the CFTC. In the United States, counterparty risk may be reduced as creditors of an FCM cannot have a claim to Fund assets in the segregated account. Portability of exposure reduces risk to the Fund. Variation margin, or changes in market value, are generally exchanged daily, but may not be netted between futures and cleared OTC derivatives unless the parties have agreed to a separate arrangement in respect of portfolio margining. Although some futures contracts call for making or taking delivery of the underlying securities or commodities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (i.e., with the same exchange, underlying security or index, and delivery month). Closing out a futures contract sale is effected by purchasing an offsetting futures contract for the same aggregate amount of the specific type of financial instrument or commodity with the same delivery date. If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss.

Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss. The transaction costs must also be included in these calculations.

When purchasing a futures contract that cash settles, the Fund will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the daily marked-to-market net obligation (if any) of the futures contract. Alternatively, the Fund may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Fund.

In accordance with current federal securities laws, rules and staff positions, when selling a futures contract that cash settles, the Fund will maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid that are equal to the daily marked to market net obligation of the futures contract. Alternatively, the Fund may “cover” its position by owning the instruments underlying the futures contract (or, in the case of an Index Future, a portfolio with a volatility substantially similar to that of the Index on which the futures contract is based), or by holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in liquid assets with the Fund’s custodian).

When selling a call option on a futures contract, the Fund may but is not required to “earmark” or maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Fund may cover its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Fund to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Fund.

When selling a put option on a futures contract, the Fund may but is not required to “earmark” or maintain with its custodian (and mark-to-market on a daily basis) assets determined to be liquid that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Fund may cover the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Fund.

With respect to futures contracts that “physically settle,” the Fund may cover the open position by setting aside or “earmarking” liquid assets in an amount equal to the full notional value of the futures contract. With respect to futures that are required to “cash settle,” however, the Fund is permitted to set aside or “earmark” liquid assets in an amount equal to the Fund’s daily marked-to-market (net) obligation, if any, (in other words, the Fund’s daily net liability, if any) rather than the full notional value of the futures contract. By setting aside or “earmarking” assets equal to only its net obligation under cash-settled futures, the Fund will have the ability to utilize these contracts to a greater extent than if the Fund were required to segregate or “earmark” assets equal to the full notional value of the futures contract.

To the extent that securities with maturities greater than one year are used to segregate or “earmark” liquid assets to cover the Fund’s obligations under futures contracts and related options, such use will not eliminate the risk of a form of leverage, which may tend to exaggerate the effect on net asset value of any increase or decrease in the market value of the Fund’s portfolio, and may require liquidation of portfolio positions when it is not advantageous to do so. However, any potential risk of leverage resulting from the use of securities with maturities greater than one year may be mitigated by limiting the overall duration of the Fund’s portfolio securities. Thus, the use of a longer-term security may require the Fund to hold offsetting short-term securities to balance the Fund’s portfolio such that the Fund’s duration does not exceed the maximum permitted for the Fund in the Prospectus.

As described below, the SEC adopted a final rule related to the use of TOBs, derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein.

The Fund will only enter into futures contracts and futures options which are standardized and traded on a U.S. or foreign exchange, board of trade, or similar entity, or quoted on an automated quotation system, or in the case of futures options, for which an established OTC market exists.

The requirements for qualification as a RIC also may limit the extent to which the Fund may enter into futures, futures options and forward contracts. See “Taxation.”

Commodity Pool Operators and Commodity Trading Advisors. The CFTC has adopted regulations that subject registered investment companies and their investment advisers to regulation by the CFTC if the registered investment company invests more than a prescribed level of its liquidation value in futures, options on futures or commodities, swaps, or other financial instruments regulated under the Commodity Exchange Act and the rules thereunder (“commodity interests”), or if the Fund markets itself as providing investment exposure to such instruments. The Investment Manager is registered with the CFTC as a CPO. However, with respect to the Fund, the Investment Manager has claimed an exclusion from registration as a CPO pursuant to CFTC Rule 4.5. For the Investment Manager to remain eligible for this exclusion, the Fund must comply with certain limitations, including limits on its ability to use any commodity interests and limits on the manner in which the Fund holds out its use of such commodity interests. These limitations may restrict the Fund’s ability to pursue its investment objective and strategies, increase the costs of implementing its strategies, result in higher expenses for the Fund, and/or adversely affect the Fund’s total return. To the extent the Fund becomes ineligible for this exclusion from CFTC regulation, the Fund may consider steps in order to continue to qualify for exemption from CFTC regulation, or may determine to operate subject to CFTC regulation.

Risks Associated with Futures and Futures Options. There are several risks associated with the use of futures contracts and futures options as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the Fund securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objective. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and futures options on securities, including technical influences in futures trading and futures options, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities, and creditworthiness of issuers. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

Futures contracts on U.S. government securities historically have reacted to an increase or decrease in interest rates in a manner similar to that in which the underlying U.S. government securities reacted. To the extent, however, that the Fund enters into such futures contracts, the value of such futures will not vary in direct proportion to the value of the Fund’s holdings of U.S. government securities. Thus, the anticipated spread between the price of the futures contract and the hedged security may be distorted due to differences in the nature of the markets. The spread also may be distorted by differences in initial and variation margin requirements, the liquidity of such markets and the participation of speculators in such markets.

Additionally, the price of Index Futures may not correlate perfectly with movement in the relevant index due to certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the index and futures markets. Second, the deposit requirements in the futures market are less onerous than margin requirements in the securities market, and as a result, the futures market may attract more speculators than does the securities market. Increased participation by speculators in the futures market may also cause temporary price distortions. In addition, trading hours for foreign stock Index Futures may not correspond perfectly to hours of trading on the foreign exchange to which a particular foreign stock Index Future relates. This may result in a disparity between the price of Index Futures and the value of the relevant index due to the lack of continuous arbitrage between the Index Futures price and the value of the underlying index.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or a futures option position, and that the Fund would remain obligated to meet margin requirements until the position is closed. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Risks Associated with Commodity Futures Contracts. There are several additional risks associated with transactions in commodity futures contracts, including but not limited to:

Storage. Unlike the financial futures markets, in the commodity futures markets there are costs of physical storage associated with purchasing the underlying commodity. The price of the commodity futures contract will reflect the storage costs of purchasing the physical commodity, including the time value of money invested in the physical commodity. To the extent that the storage costs for an underlying commodity change while the Fund is invested in futures contracts on that commodity, the value of the futures contract may change proportionately.

Reinvestment. In the commodity futures markets, producers of the underlying commodity may decide to hedge the price risk of selling the commodity by selling futures contracts today to lock in the price of the commodity at delivery tomorrow. In order to induce speculators to purchase the other side of the same futures contract, the commodity producer generally must sell the futures contract at a lower price than the expected future spot price. Conversely, if most hedgers in the futures market are purchasing futures contracts to hedge against a rise in prices, then speculators will only sell the other side of the futures contract at a higher futures price than the expected future spot price of the commodity. The changing nature of the hedgers and speculators in the commodity markets will influence whether futures prices are above or below the expected future spot price, which can have significant implications for the Fund. If the nature of hedgers and speculators in futures markets has shifted when it is time for the Fund to reinvest the proceeds of a maturing contract in a new futures contract, the Fund might reinvest at higher or lower futures prices, or choose to pursue other investments.

Other Economic Factors. The commodities which underlie commodity futures contracts may be subject to additional economic and non-economic variables, such as drought, floods, weather, livestock disease, embargoes, tariffs, and international economic, political and regulatory developments. These factors may have a larger impact on commodity prices and commodity-linked instruments, including futures contracts, than on traditional securities. Certain commodities are also subject to limited pricing flexibility because of supply and demand factors. Others are subject to broad price fluctuations as a result of the volatility of the prices for certain raw materials and the instability of supplies of other materials. These additional variables may create additional investment risks which subject the Fund’s investments to greater volatility than investments in traditional securities.

Additional Risks of Options on Securities, Futures Contracts, Futures Options and Forward Currency Exchange Contracts and Options Thereon. Options on securities, futures contracts, futures options, forward currency exchange contracts and options on forward currency exchange contracts may be traded on foreign (non-U.S.) exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States, may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign (non-U.S.) securities. The value of such positions also could be adversely affected by: (i) other complex non-U.S. political, legal and economic factors; (ii) lesser availability than in the United States of data on which to make trading decisions; (iii) delays in the Fund’s ability to act upon economic events occurring in non-U.S. markets during non-business hours in the United States; (iv) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States; and (v) lesser trading volume.

Swap Agreements and Options on Swap Agreements. The Fund may engage in swap transactions, including, but not limited to, swap agreements on interest rates, security or commodity indexes, specific securities and commodities, and credit and event-linked swaps. To the extent the Fund may invest in foreign (non-U.S.) currency denominated securities, it also may invest in currency exchange rate swap agreements. The Fund also may enter into options on swap agreements (“swaptions”).

The Fund may enter into swap transactions for any legal purpose consistent with its investment objective and policies, such as attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the Fund anticipates purchasing at a later date, or to gain exposure to certain markets in a more cost-efficient manner.

OTC swap agreements are bilateral contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard OTC swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or change in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities or commodities representing a particular index.

A “quanto” or “differential” swap combines both an interest rate and a currency transaction. Certain swap agreements, such as interest rate swaps, are traded on exchanges and cleared through central clearing counterparties. Other forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. A total return swap agreement is a contract in which one party agrees to make periodic payments to another party based on the change in market value of underlying assets, which may include a single stock, a basket of stocks, or a stock index during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Consistent with the Fund’s investment objective and general investment policies, the Fund may invest in commodity swap agreements. For example, an investment in a commodity swap agreement may involve the exchange of floating-rate interest payments for the total return on a commodity index. In a total return commodity swap, the Fund will receive the price appreciation of a commodity index, a portion of the index, or a single commodity in exchange for paying an agreed-upon fee. If the commodity swap is for one period, the Fund may pay a fixed fee, established at the outset of the swap. However, if the term of the commodity swap is more than one period, with interim swap payments, the Fund may pay an adjustable or floating fee. With a “floating” rate, the fee may be pegged to a base rate, such as the London Interbank Offered Rate, and is adjusted each period. Therefore, if interest rates increase over the term of the swap contract, the Fund may be required to pay a higher fee at each swap reset date.

The Fund also may enter into combinations of swap agreements in order to achieve certain economic results. For example, the Fund may enter into two swap transactions, one of which offsets the other for a period of time. After the offsetting swap transaction expires, the Fund would be left with the economic exposure provided by the remaining swap transaction. The intent of such an arrangement would be to lock in certain terms of the remaining swap transaction that the Fund may wish to gain exposure to in the future without having that exposure during the period the offsetting swap is in place.

The Fund also may enter into swaptions. A swaption is a contract that gives a counterparty the right (but not the obligation) in return for payment of a premium, to enter into a new swap agreement or to shorten, extend, cancel or otherwise modify an existing swap agreement, at some designated future time on specified terms. The Fund may write (sell) and purchase put and call swaptions.

Depending on the terms of the particular option agreement, the Fund will generally incur a greater degree of risk when it writes a swaption than it will incur when it purchases a swaption. When the Fund purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when the Fund writes a swaption, upon exercise of the option the Fund will become obligated according to the terms of the underlying agreement.

The Fund also may enter into forward volatility agreements, also known as volatility swaps. In a volatility swap, the counterparties agree to make payments in connection with changes in the volatility (i.e., the magnitude of change over a specified period of time) of an underlying reference instrument, such as a currency, rate, index, security or other financial instrument. Volatility swaps permit the parties to attempt to hedge volatility risk and/or take positions on the projected future volatility of an underlying reference instrument. For example, the Fund may enter into a volatility swap in order to take the position that the reference instrument’s volatility will increase over a particular period of time. If the reference instrument’s volatility does increase over the specified time, the Fund will receive a payment from its counterparty based upon the amount by which the reference instrument’s realized volatility level exceeds a volatility level agreed upon by the parties. If the reference instrument’s volatility does not increase over the specified time, the Fund will make a payment to the counterparty based upon the amount by which the reference instrument’s realized volatility level falls below the volatility level agreed upon by the parties. Payments on a volatility swap will be greater if they are based upon the mathematical square of volatility (i.e., the measured volatility multiplied by itself, which is referred to as “variance”). This type of a volatility swap is frequently referred to as a variance swap. The Fund may potentially engage in variance swaps.

Most types of swap agreements entered into by the Fund will calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the Fund’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The Fund’s current obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the segregation or “earmarking” of assets determined to be liquid. In accordance with federal securities laws, rules and staff positions, obligations under swap agreements so covered will not be construed to be “senior securities” for purposes of the Fund’s investment restriction concerning senior securities.

As described below, the SEC adopted a final rule related to the use of TOBS, derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein.

The Fund also may enter into OTC and cleared credit default swap agreements. The credit default swap agreement may reference one or more debt securities or obligations that are not currently held by the Fund. The protection “buyer” in an OTC credit default swap contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased.

As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap. The spread of a credit default swap is the annual amount the protection buyer must pay the protection seller over the length of the contract, expressed as a percentage of the notional amount. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the credit soundness of the issuer of the reference obligation and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. For credit default swap agreements on ABS and credit indices, the quoted market prices and resulting values, as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

Credit default swap agreements sold by the Fund may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk (with respect to OTC credit default swaps) and credit risk. The Fund will enter into uncleared credit default swap agreements only with counterparties that meet certain standards of creditworthiness. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. In addition, there may be disputes between the buyer and seller of a credit default swap agreement or within the swaps market as a whole as to whether a credit event has occurred or what the payment should be. Such disputes could result in litigation or other delays, and the outcome could be adverse for the buyer or seller. The Fund’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Fund). In accordance with current federal securities laws, rules and staff positions, in connection with credit default swaps in which the Fund is the buyer, if the Fund covers its position through asset segregation, the Fund will segregate or “earmark” cash or assets determined to be liquid, or enter into certain offsetting positions, with a value at least equal to the Fund’s exposure (any accrued but unpaid net amounts owed by the Fund to any counterparty), on a mark-to-market basis. In accordance with current federal securities laws, rules and staff positions, in connection with credit default swaps in which the Fund is the seller, the Fund will segregate or “earmark” cash or assets determined to be liquid, with a value at least equal to the full notional amount of the swap (minus any amounts owed to the Fund). Such segregation or “earmarking” seeks to ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and could have the effect of limiting any potential leveraging of the Fund’s portfolio. Such segregation or “earmarking” will not limit the Fund’s exposure to loss.

The Dodd-Frank Act and related regulatory developments require the clearing and exchange-trading of certain standardized OTC derivative instruments that the CFTC and SEC have defined as “swaps.” The CFTC has implemented mandatory exchange-trading and clearing requirements under the Dodd-Frank Act and the CFTC continues to approve contracts for central clearing. Uncleared swaps are subject to certain margin requirements that mandate the posting and collection of minimum margin amounts on certain uncleared swaps transactions, which may result in the Fund and its counterparties posting higher margin amounts for uncleared swaps than would otherwise be the case. These amounts beyond coverage of daily exposure, if any, may (or if required by law, will) be segregated with a third-party custodian. To the extent the Fund is required by regulation to post additional collateral beyond coverage of daily exposure, it could potentially incur costs, including in procuring eligible assets to meet collateral requirements, associated with such posting. Although PIMCO will continue to monitor developments in this area, particularly to the extent regulatory changes affect the Fund’s ability to enter into swap agreements, there can be no assurance that such regulatory changes will not result in losses to the Fund.

Whether the Fund’s use of swap agreements or swaptions will be successful in furthering its investment objective will depend on PIMCO’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Certain restrictions imposed on the Fund by the Code may limit the Fund’s ability to use swap agreements. The swaps market is subject to increasing regulations, in both U.S. and non-U.S. markets. It is possible that developments in the swaps market, including additional government regulation, could adversely affect the Fund’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Swaps are highly specialized instruments that require investment techniques, risk analyses, and tax planning different from those associated with traditional investments. The use of a swap requires an understanding not only of the reference asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because OTC swap agreements are bilateral contracts that may be subject to contractual restrictions on transferability and termination and because they may have remaining terms of greater than seven days, swap agreements may be considered to be illiquid and subject to regulatory limitations on investments in illiquid investments. Please refer to “Illiquid Investments” below for further discussion of regulatory considerations and constraints relating to investment liquidity. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.

Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund’s interest. The Fund bears the risk that PIMCO will not accurately forecast future market trends or the values of assets, reference rates, indexes, or other economic factors in establishing swap positions for the Fund. If PIMCO attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Fund will be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Fund. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments.

Many swaps are complex and often valued subjectively.

Structured Notes. The Fund may invest without limitation in “structured” notes, which are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate, such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds. Depending on the terms of the note, the Fund may forgo all or part of the interest and principal that would be payable on a comparable conventional note. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage which will serve to magnify the potential for gain and the risk of loss. The Fund may use structured notes to add leverage to the portfolio and for investment as well as risk management purposes. Like other sophisticated strategies, the Fund’s use of structured notes may not work as intended. Certain issuers of structured products may be deemed to be investment companies as defined in the 1940 Act. As a result, the Fund’s investments in these structured products may be subject to limits applicable to investments in investment companies and may be subject to restrictions contained in the 1940 Act.

Risks of Potential Government Regulation of Derivatives. It is possible that additional government regulation of various types of derivative instruments, including futures, options and swap agreements, and regulation of certain market participants’ use of the same, may limit or prevent the Fund from using such instruments as a part of its investment strategy, and could ultimately prevent the Fund from being able to achieve its investment objective. It is impossible to fully predict the effects of past, present or future legislation and regulation by multiple regulators in this area, but the effects could be substantial and adverse. It is possible that legislative and regulatory activity could limit or restrict the ability of the Fund to use certain instruments as a part of its investment strategy. See “Derivatives Risk” in the Prospectus.

There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Fund or the ability of the Fund to continue to implement its investment strategies. The futures, options and swaps markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of futures, options and swaps transactions in the United States is a changing area of law and is subject to modification by government and judicial action. In particular, the Dodd-Frank Act sets forth a legislative framework for OTC derivatives, including financial instruments, such as swaps, in which the Fund may invest. Title VII of the Dodd-Frank Act makes broad changes to the OTC derivatives market, grants significant authority to the SEC and the CFTC to regulate OTC derivatives and market participants, and requires clearing and exchange trading of many OTC derivatives transactions. The CFTC and various exchanges have rules limiting the maximum net long or short positions which any person or group may own, hold or control in any given futures contract or option on such futures contract. PIMCO will need to consider whether the exposure created under these contracts might exceed the applicable limits in managing the Fund, and the limits may constrain the ability to use such contracts. In addition, the CFTC in October 2020 adopted amendments to its position limits rules that establish certain new and amended position limits for 25 specified physical commodity futures and related options contracts traded on exchanges, other futures contracts and related options directly or indirectly linked to such 25 specified contracts, and any OTC transactions that are economically equivalent to the 25 specified contracts. PIMCO will need to consider whether the exposure created under these contracts might exceed the new and amended limits in anticipation of the applicable compliance dates, and the limits may constrain the ability of the Fund to use such contracts. The amendments also modify the bona fide hedging exemption for which certain swap dealers are currently eligible, which could limit the amount of speculative OTC transaction capacity each such swap dealer would have available for the Fund prior to the applicable compliance date.

Provisions in the Dodd-Frank Act include capital and margin requirements and the mandatory use of clearinghouse mechanisms for many OTC derivatives transactions. The CFTC, SEC and other federal regulators have adopted rules and regulations enacting the provisions of the Dodd-Frank Act. However, swap dealers, major market participants and swap counterparties are experiencing, and will continue to experience, new and additional regulations, requirements, compliance burdens and associated costs. The Dodd-Frank Act and the rules promulgated thereunder may negatively impact the Fund’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. In particular, new position limits imposed on the

Fund or its counterparties may impact its ability to invest in futures, options and swaps in a manner that efficiently meets its investment objective. In addition, as described below, the SEC adopted a final rule related to the use of TOBs, derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein. New requirements, even if not directly applicable to the Fund, including margin requirements, changes to the CFTC speculative position limits regime and mandatory clearing, discussed further below in “Additional Risk Factors in Cleared Derivatives Transactions,” may increase the cost of the Fund’s investments and cost of doing business, which could adversely affect investors.

Additionally, the U.S. government and the EU have adopted mandatory minimum margin requirements for bilateral derivatives. Such requirements could increase the amount of margin required to be provided by the Fund in connection with its derivatives transactions and, therefore, make derivatives transactions more expensive.

Also, in the event of a counterparty’s (or its affiliate’s) insolvency, the possibility exists that the Fund’s ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under new special resolution regimes adopted in the United States, the EU and various other jurisdictions. Such regimes provide government authorities broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, in the EU, governmental authorities could reduce, eliminate, or convert to equity the liabilities to the Fund of a counterparty experiencing financial difficulties (sometimes referred to as a “bail in”).

The New SEC Derivatives Rule and Potential Implications for the Fund. On October 28, 2020, the SEC adopted Rule 18f-4 under the 1940 Act providing for the regulation of the use of derivatives and certain related instruments by registered investment companies. Rule 18f-4 prescribes specific value-at-risk leverage limits for certain derivatives users. In addition, Rule 18f-4 requires certain derivatives users to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and prescribes reporting requirements in respect of derivatives. Subject to certain conditions, if a fund qualifies as a “limited derivatives user,” as defined in Rule 18f-4, it is not subject to the full requirements of Rule 18f-4. In connection with the adoption of Rule 18f-4, the SEC rescinded certain of its prior guidance regarding asset segregation and coverage requirements in respect of derivatives transactions and related instruments, including TOBs. With respect to TOBs or other similar financing transactions in particular, Rule 18f-4 permits a fund to enter into such transactions if the Fund either (i) complies with the asset coverage requirements of Section 18 of the 1940 Act, and combines the aggregate amount of indebtedness associated with all TOBs or similar financing with the aggregate amount of any other senior securities representing indebtedness when calculating the relevant asset coverage ratio or (ii) treats TOBs or similar financing transactions as derivatives transactions for all purposes under Rule 18f-4. Compliance with Rule 18f-4 will be required as of August 19, 2022. As the Fund comes into compliance, the Fund’s approach to asset segregation and coverage requirements described in the Prospectus and this Statement of Additional Information will be impacted. In addition, Rule 18f-4 could restrict the Fund’s ability to engage in certain derivatives transactions and/or increase the costs of such derivatives transactions, which could adversely affect the value or performance of the Fund and the Common Shares and/or distribution rate.

Additional Risk Factors in Cleared Derivatives Transactions. Some types of swaps (including interest rate swaps and credit default index swaps on North American and European indices) are required to be centrally cleared, and additional types of swaps may be required to be centrally cleared in the future. In a cleared derivatives transaction, the Fund’s counterparty is a clearing house, rather than a bank or broker. Since the Fund is not a member of clearing houses and only members of a clearing house can participate directly in the clearing house, the Fund will hold cleared derivatives through accounts at clearing members. In cleared derivatives transactions, the Fund will make payments (including margin payments) to and receive payments from a clearing house through its accounts at clearing members. Clearing members guarantee performance of their clients’ obligations to the clearing house.

In many ways, centrally cleared derivative arrangements are less favorable to registered funds than bilateral arrangements. For example, the Fund may be required to provide greater amounts of margin for cleared derivatives transactions than for bilateral derivatives transactions. Also, in contrast to bilateral derivatives transactions, following a period of notice to the Fund, a clearing member generally can require termination of existing cleared derivatives transactions at any time or increases in margin requirements above the margin that the clearing member required at the beginning of a transaction. Clearing houses also have broad rights to increase margin requirements for existing transactions or to terminate transactions at any time. Any increase in margin requirements or termination by the clearing member or the clearing house could interfere with the ability of the Fund to pursue its investment strategy. Further, any increase in margin requirements by a clearing member could also expose the Fund to greater credit risk to its clearing member, because margin for cleared derivatives transactions in excess of clearing house margin requirements typically is held by the clearing member. Also, the Fund is subject to risk if it enters into a derivatives transaction that is required to be cleared (or that PIMCO expects to be cleared), and no clearing member is willing or able to clear the transaction on the Fund’s behalf. While the documentation in place between the Fund and its clearing members generally provides that the clearing members will accept for clearing all transactions submitted for clearing that are within credit limits (specified in advance) for the Fund, the Fund is still subject to the risk that no clearing member will be willing or able to clear a transaction. In those cases, the transaction might have to be terminated, and the Fund could lose some or all of the benefit of the transaction, including loss of an increase in the value of the transaction and/or loss of hedging protection offered by the transaction. In addition, the documentation governing the relationship between the Fund and the clearing members is developed by the clearing members and generally is less favorable to the Fund than typical bilateral derivatives documentation. For example, this documentation generally includes a one-way indemnity by the Fund in favor of the clearing member, indemnifying the clearing member against losses it incurs in connection with acting as the Fund’s clearing member, and the documentation typically does not give the Fund any rights to exercise remedies if the clearing member defaults or becomes insolvent.

Some types of cleared derivatives are required to be executed on an exchange or on a swap execution facility (a “SEF”). A SEF is a trading platform where multiple market participants can execute derivatives by accepting bids and offers made by multiple other participants in the platform. This execution requirement may make it more difficult and costly for funds, such as the Fund, to enter into highly tailored or customized transactions. Trading swaps on a SEF may offer certain advantages over traditional bilateral OTC trading, such as ease of execution, price transparency, increased liquidity and/or favorable pricing. Execution through a SEF is not, however, without additional costs and risks, as parties are required to comply with SEF and CFTC rules and regulations, including disclosure and recordkeeping obligations, and SEF rights of inspection, among others. SEFs typically charge fees, and if the Fund executes derivatives on a swap execution facility through a broker intermediary, the intermediary may impose fees as well. The Fund also may be required to indemnify a SEF, or a broker intermediary who executes swaps on a SEF on the Fund’s behalf, against any losses or costs that may be incurred as a result of the Fund’s transactions on the SEF. In addition, the Fund may be subject to execution risk if it enters into a derivatives transaction that is required to be cleared, and no clearing member is willing to clear the transaction on the Fund’s behalf. In that case, the transaction might have to be terminated, and the Fund could lose some or all of the benefit of any increase in the value of the transaction after the time of the trade.

These and other new rules and regulations could, among other things, further restrict the Fund’s ability to engage in, or increase the cost to the Fund of, derivatives transactions, for example, by making some types of derivatives no longer available to the Fund, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. These regulations are relatively new and evolving, so their potential impact on the Fund and the financial system are not yet known. While the new regulations and the central clearing of some derivatives transactions are designed to reduce systemic risk (i.e., the risk that the interdependence of large derivatives dealers could cause a number of those dealers to suffer liquidity, solvency or other challenges simultaneously), there is no assurance that the new clearing mechanisms will achieve that result, and in the meantime, as noted above, central clearing will expose the Fund to new kinds of risks and costs.

A Note on Commodity-Linked Derivatives. The Fund may seek to gain exposure to the commodity markets by investing in commodity-linked derivative instruments, swap transactions, or index-linked or commodity linked structured notes.

The value of a commodity-linked derivative investment generally is based upon the price movements of a physical commodity (such as energy, mineral, or agricultural products), a commodity futures contract or commodity index, or other economic variable based upon changes in the value of commodities or the commodities markets. Swap transactions are privately negotiated agreements between the Fund and a counterparty to exchange or swap investment cash flows or assets at specified intervals in the future. The obligations may extend beyond one year. There is no central exchange or market for swap transactions and therefore they are less liquid investments than exchange-traded instruments. The Fund bears the risk that the counterparty could default under a swap agreement. See “Swap Agreements and Options on Swap Agreements” above for further detail about swap transactions. Further, the Fund may invest in derivative debt instruments with principal and/or coupon payments linked to the value of commodities, commodity futures contracts or the performance of commodity indices. These are “commodity-linked” or “index-linked” notes, and are sometimes referred to as “structured notes” because the terms of the debt instrument may be structured by the issuer of the note and the purchaser of the note. See “Structured Notes” above for further discussion of these notes.

The value of these notes will rise or fall in response to changes in the underlying commodity or related index of investment. These notes expose the Fund economically to movements in commodity prices. These notes also are subject to risks, such as credit, market and interest rate risks, that in general affect the values of debt securities. Therefore, at the maturity of the note, the Fund may receive more or less principal that it originally invested. The Fund might receive interest payments on the note that are more or less than the stated coupon interest payments.

The Fund’s investments in commodity-linked instruments may bear on or be limited by the Fund’s intention to qualify as a RIC under the Code. See “Taxation.”

Asset Segregation. The Fund may enter into certain transactions that can be viewed as constituting a form of borrowing or financing transaction by the Fund. In such event, in accordance with current federal securities laws, rules and staff positions, the Fund will cover its commitment under such transactions by segregating or “earmarking” assets, in which case such transactions will not be considered “senior securities” by the Fund. With respect to forwards, futures contracts, options and swaps that are required to cash settle (i.e., where physical delivery of the underlying reference asset is not permitted, including when the Fund has entered into a contractual arrangement with a third party FCM or counterparty that requires cash settlement), the Fund is permitted to segregate or “earmark” liquid assets equal to the Fund’s daily mark-to-market net obligation under the derivative instrument, if any, rather than the derivative’s full notional value (i.e., the market value of the reference asset underlying the forward or derivative). By segregating or earmarking liquid assets equal to only its net marked-to-market obligation under derivatives that are required to cash settle, the Fund will have the ability to utilize such instruments to a greater extent than if the Fund were to segregate or earmark liquid assets equal to the full notional value of the instrument. In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in the Prospectus and this Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. As the Fund comes into compliance, the Fund’s approach to asset segregation and coverage requirements described in the Prospectus and this Statement of Additional Information will be impacted. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in this Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

Hybrid Instruments

The Fund may invest in “hybrid” or indexed securities, which is a type of potentially high-risk derivative that combines a traditional stock, bond, or commodity with an option or forward contract. Generally, the principal amount, amount payable upon maturity or redemption, or interest rate of a hybrid is tied (positively or negatively) to the price of some commodity, currency or securities index or another interest rate or some other economic factor (each a “benchmark”). The interest rate or (unlike most fixed-income securities) the principal amount payable at maturity of a hybrid security may be increased or decreased, depending on changes in the value of the benchmark. An example of a hybrid could be a bond issued by an oil company that pays a small base level of interest with additional interest that accrues in correlation to the extent to which oil prices exceed a certain predetermined level. Such a hybrid instrument would be a combination of a bond and a call option on oil.

Hybrids can be used as an efficient means of pursuing a variety of investment goals, including currency hedging, duration management and increased total return. Hybrids may not bear interest or pay dividends. The value of a hybrid or its interest rate may be a multiple of a benchmark and, as a result, may be leveraged and move (up or down) more steeply and rapidly than the benchmark. These benchmarks may be sensitive to economic and political events, such as commodity shortages and currency devaluations, which cannot be readily foreseen by the purchaser of a hybrid. Under certain conditions, the redemption value of a hybrid could be zero. Thus, an investment in a hybrid may entail significant market risks that are not associated with a similar investment in a traditional, U.S. dollar-denominated bond that has a fixed principal amount and pays a fixed rate or floating rate of interest. The purchase of hybrids also exposes the Fund to the credit risk of the issuer of the hybrids. These risks may cause significant fluctuations in the net asset value of the Fund.

Certain hybrid instruments may provide exposure to the commodities markets. These are derivative securities with one or more commodity-linked components that have payment features similar to commodity futures contracts, commodity options, or similar instruments. Commodity-linked hybrid instruments may be either equity or fixed-income securities and are considered hybrid instruments because they have both security and commodity-like characteristics. A portion of the value of these instruments may be derived from the value of a commodity, futures contract, index or other economic variable.

Certain issuers of structured products such as hybrid instruments may be deemed to be investment companies, as defined in the 1940 Act. As a result, the Fund’s investments in these products may be subject to limits applicable to investments in investment companies and may be subject to other restrictions imposed by the 1940 Act. In addition, the Fund’s investments in these products may be limited by the Fund’s intention to qualify as a RIC, and may limit the Fund’s ability to so qualify.

Leverage and Borrowing

The Fund utilizes leverage through its outstanding auction rate preferred shares of beneficial interest (“ARPS”) and remarketable variable rate munifund term preferred shares of beneficial interest (“RVMTP Shares” and, together with the ARPS and any other preferred shares the Fund may have outstanding, the “Preferred Shares”) and the use of TOBs. The Fund may obtain additional leverage through reverse repurchase agreements, dollar rolls/buy backs or borrowings, such as through bank loans or commercial paper or other credit facilities. The Fund will segregate liquid assets against or otherwise cover its future obligations under such transactions to the extent that, immediately after entering into such a transaction, the Fund’s future commitments that it has not segregated liquid assets against or otherwise covered, together with any outstanding Preferred Shares, would exceed 50% of the Fund’s total assets. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, selling credit default swaps, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales, when-issued, delayed delivery and forward commitment transactions. The Fund may also determine to issue other types of Preferred Shares.

Depending upon market conditions and other factors, the Fund may or may not determine to add leverage following an offering to maintain or increase the total amount of leverage (as a percentage of the Fund’s total assets) that the Fund currently maintains, taking into account the additional assets raised through the issuance of Common Shares in such offering. The Fund utilizes certain kinds of leverage, including, without limitation, Preferred Shares and TOBs, opportunistically and may choose to increase or decrease, or eliminate entirely, its use of such leverage over time and from time to time based on PIMCO’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. The Fund may also determine to decrease the leverage it currently maintains by redeeming its outstanding Preferred Shares or unwinding TOBs and may or may not determine to replace such leverage through other sources. If the Fund determines to add leverage following an offering, it is not possible to predict with accuracy the precise amount of leverage that would be added, in part because it is not possible to predict the number of Common Shares that ultimately will be sold in an offering or series of offerings. To the extent that the Fund does not add additional leverage following an offering, the Fund’s total amount of leverage as a percentage of its total assets will decrease, which could result in a reduction of investment income available for distribution to Common Shareholders.

The Fund’s net assets attributable to its Preferred Shares and the net proceeds the Fund obtains from TOBs or other forms of leverage utilized, if any, will be invested in accordance with the Fund’s investment objective and policies as described in the Prospectus and any prospectus supplement. So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the dividend rates payable on the Preferred Shares together with the costs to the Fund of other leverage it utilizes, the investment of the Fund’s assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Common Shareholders than if the Fund were not so leveraged.

Regarding the costs associated with the Fund’s Preferred Shares, the terms of the Fund’s ARPS provide that they would ordinarily pay dividends at a rate set at auctions held every seven days, normally payable on the first business day following the end of the rate period, subject to a maximum applicable rate calculated as a function of the ARPS’ then-current rating and a reference interest rate, as described below. However, the weekly auctions for the ARPS, as well as auctions for similar preferred shares of other closed-end funds in the U.S., have failed since February 2008, and the dividend rates on the ARPS since that time have been paid at the maximum applicable rate (i.e. a multiple of a reference rate, which is the applicable “AA” Financial Composite Commercial Paper Rate (for a dividend period of fewer than 184 days) or the applicable Treasury Index Rate (for a dividend period of 184 days or more)). Ratings agencies may change their methodologies for evaluating and providing ratings for shares of closed-end funds at any time and in their sole discretion, which may affect the rating (if any) of the Fund’s shares. Fitch Ratings published ratings criteria relating to closed-end funds on December 4, 2020, which effectively result in a rating cap of “AA” for debt and preferred stock issued by all closed-end funds and a rating cap of “A” for (i) debt and preferred shares issued by closed-end funds exposed to emerging market debt, below-investment-grade and unrated debt, structured securities and equity, (ii) and closed-end funds with material exposure to “BBB” category rated assets. Fitch does not currently rate the Fund’s ARPS. The long-term rating actions were driven by changes in the updated ratings criteria for closed-end funds rather than by any fundamental changes to the Fund’s credit profile. See “Description of Capital Structure.” The Fund expects that the ARPS will continue to pay dividends at the maximum applicable rate for the foreseeable future and cannot predict whether or when the auction markets for the ARPS may resume normal functioning. See “Principal Risks of the Fund—Leverage Risk,” “Principal Risks of the Fund—Additional Risks Associated with the Fund’s Preferred Shares” and “Description of Capital Structure” in the Prospectus for more information.

Under the 1940 Act, the Fund is not permitted to issue new preferred shares unless immediately after such issuance the value of the Fund’s total net assets (as defined below) is at least 200% of the liquidation value of the outstanding Preferred Shares and the newly issued preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness (i.e., such liquidation value plus the aggregate amount of senior securities representing indebtedness may not exceed 50% of the Fund’s total net assets). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the value of the Fund’s total net assets satisfies the above-referenced 200% coverage requirement.

Existing SEC guidance generally prohibits the Fund from engaging in most forms of leverage representing indebtedness other than preferred shares (including the use of TOBs, to the extent that these instruments are not covered as described below) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33 1/3% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, this asset coverage test is satisfied after giving effect to the dividend or distribution. The Fund may (but is not required to) cover its commitments under TOBs or other derivatives instruments by the segregation of liquid assets, or by entering into offsetting transactions or owning positions covering its obligations.

To the extent that certain of these instruments are so covered, they will not be considered “senior securities” under the 1940 Act and related SEC guidance currently in effect, and therefore will not be subject to the 1940 Act 300% asset coverage requirement otherwise applicable to forms of senior securities representing indebtedness used by the Fund. However, such instruments, even if covered, represent a form of economic leverage and create special risks. The use of these forms of leverage increases the volatility of the Fund’s investment portfolio and could result in larger losses to Common Shareholders than if these strategies were not used. See “Principal Risks of the Fund—Leverage Risk” in the Prospectus. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default.

In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in the Prospectus and this Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in this Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

Leveraging is a speculative technique and there are special risks and costs involved. The Fund cannot assure you that its Preferred Shares and any other forms of leverage (such as TOBs), will result in a higher yield on your Common Shares. When leverage is used, the NAV and market price of the Common Shares and the yield to Common Shareholders will be more volatile. See “Principal Risks of the Fund—Leverage Risk” in the Prospectus. In addition, dividend, interest and other costs and expenses borne by the Fund with respect to its Preferred Shares and its use of TOBs or any other forms of leverage are borne by the Common Shareholders (and not by the holders of Preferred Shares) and result in a reduction of the NAV of the Common Shares. In addition, because the fees received by the Investment Manager are based on the Fund’s average daily net asset value (including daily net assets attributable to any Preferred Shares), the Investment Manager has a financial incentive for the Fund to utilize Preferred Shares, which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand.

The Fund’s ability to utilize leverage is also limited by asset coverage requirements and other guidelines imposed by rating agencies that provide ratings for the Preferred Shares, which may be more restrictive than the limitations imposed by the 1940 Act noted above. See “Description of Capital Structure” in the Prospectus for more information.

The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.

Reverse Repurchase Agreements

The Fund may enter into reverse repurchase agreements and economically similar transactions for hedging or cash management purposes or to add leverage to its portfolio. See the sections “Use of Leverage” in the Prospectus and “Leverage and Borrowing” above. A reverse repurchase agreement involves the sale of a portfolio-eligible security by the Fund to another party coupled with its agreement to repurchase the instrument at a specified time and price. Under a reverse repurchase agreement, the Fund continues to be entitled to receive any principal and interest payments on the underlying security during the term of the agreement. Reverse repurchase agreements involve the risk that the market value of securities retained by the Fund may decline below the repurchase price of the securities sold by the Fund which it is obligated to repurchase. The Fund may (but is not required to) segregate or “earmark” liquid assets equal (on a daily mark-to-market basis) to its obligations under reverse repurchase agreements. To the extent that positions in reverse repurchase agreements are not so covered, they would be deemed senior securities representing indebtedness for purposes of the 1940 Act.

The Fund also may effect simultaneous purchase and sale transactions that are known as “sale-buy backs.” A sale-buy back is similar to a reverse repurchase agreement, except that in a sale-buy back, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Fund’s repurchase of the underlying security.

Mortgage Dollar Rolls/Buy Backs

A mortgage dollar roll/buy back is similar to a reverse repurchase agreement in certain respects. In a “dollar roll” or “buy back” transaction, the Fund sells a mortgage-related security, such as a security issued by GNMA, to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A “dollar roll/buy back” can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Fund pledges a mortgage-related security to a dealer to obtain cash. However, unlike reverse repurchase agreements, the dealer with which the Fund enters into a dollar roll/buy back transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities which are “substantially identical.” To be considered “substantially identical,” the securities returned to the Fund generally must: (1) be collateralized by the same types of underlying mortgages; (2) be issued by the same agency and be part of the same program; (3) have a similar original stated maturity; (4) have identical net coupon rates; (5) have similar market yields (and therefore price); and (6) satisfy “good delivery” requirements, meaning that the aggregate principal amounts of the securities delivered and received back must be within a specified percentage of the initial amount delivered.

As with reverse repurchase agreements, to the extent that positions in dollar roll/buy back agreements are not covered by segregated or “earmarked” liquid assets at least equal to the amount of any forward purchase commitment, such transactions would be deemed senior securities representing indebtedness for purposes of the 1940 Act and would be subject to the Fund’s restrictions on borrowings.

It is possible that changing government regulation may affect the Fund’s use of these strategies. Changes in regulatory requirements concerning margin for certain types of financing transactions, such as repurchase agreements, reverse repurchase agreements, and securities lending and borrowing, could impact the Fund’s ability to utilize these investment strategies and techniques.

Repurchase Agreements

For the purposes of maintaining liquidity and achieving income, the Fund may enter into repurchase agreements with domestic commercial banks or registered broker-dealers. A repurchase agreement is a contract under which the Fund would acquire a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price (representing the Fund’s cost plus interest). In the case of repurchase agreements with broker-dealers, the value of the underlying securities (or collateral) will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. The Fund bears a risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the Fund is delayed or prevented from exercising its rights to dispose of the collateral securities. This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price.

Credit-Linked Trust Certificates

The Fund may invest in credit-linked trust certificates, which are investments in a limited purpose trust or other vehicle which, in turn, invests in a basket of derivative instruments, such as credit default swaps, total return swaps, basis swaps, interest rate swaps and other derivative transactions or securities, in order to provide exposure to the high yield or another debt securities market. For instance, the Fund may invest in credit-linked trust certificates as a cash management tool in order to gain exposure to the high yield markets and/or to remain fully invested when more traditional income-producing securities are not available, including during the period when the net proceeds of this offering and any future offering are being invested.

Like an investment in a bond, investments in these credit-linked trust certificates represent the right to receive periodic income payments (in the form of distributions) and payment of principal at the end of the term of the certificate. However, these payments are conditioned on the Fund’s receipt of payments from, and the Fund’s potential obligations to, the counterparties to the derivative instruments and other securities in which the trust invests. For instance, the issuer may sell one or more credit default swaps, under which the issuer would receive a stream of payments over the term of the swap agreements provided that no event of default has occurred with respect to the referenced debt obligation upon which the swap is based. If a default occurs, the stream of payments may stop and the trust would be obligated to pay to the counterparty the par (or other agreed-upon value) of the referenced debt obligation. This, in turn, would reduce the amount of income and principal that the Fund would receive as an investor in the trust. Please see “Derivatives Instruments—Swap Agreements and Options on Swap Agreements” in this Statement of Additional Information for additional information about credit default swaps. The Fund’s investments in these instruments are indirectly subject to the risks associated with derivative instruments, including, among others, credit risk, default or similar event risk, counterparty risk, interest rate risk, leverage risk and management risk. It is expected that the issuers which issue credit-linked trust certificates will constitute “private” investment companies, exempt from registration under the 1940 Act. Therefore, the certificates will be subject to the risks described under “Other Investment Companies,” and will not be subject to applicable investment limitations and other regulation imposed by the 1940 Act (although the Fund will remain subject to such limitations and regulation, including with respect to its investments in the certificates). Although the issuers are typically private investment companies, they generally are not actively managed such as a “hedge fund” might be. It is also expected that the certificates will be exempt from registration under the Securities Act. Accordingly, there may be no established trading market for the certificates and they may constitute illiquid investments. See “Principal Risks of the Fund—Liquidity Risk” in the Prospectus. If market quotations are not readily available for the certificates, they will be valued by the Fund at fair value as determined by the Board or persons acting at its direction. See “Net Asset Value” in the Prospectus.

When-Issued, Delayed Delivery and Forward Commitment Transactions

The Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis. These transactions may be known as to-be-announced (“TBA”) transactions. In accordance with current federal securities laws, rules and staff positions, when such purchases are outstanding, the Fund will segregate or “earmark” liquid assets in an amount sufficient to meet the purchase price. However, such contracts that are not required to “cash settle” may be treated as such for asset segregation or “earmarking” purposes when the Fund has entered into a contractual arrangement with its counterparty to require the trade to be closed out prior to any potential settlement date involving a delivery obligation. Typically, no income accrues on securities the Fund has committed to purchase prior to the time delivery of the securities is made, although the Fund may earn income on securities it has segregated or “earmarked.” As described above, the SEC adopted a final rule related to the use of derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein.

When purchasing a security on a when-issued, delayed delivery or forward commitment basis, the Fund assumes the rights and risks of ownership of the security, including the risk of price and yield fluctuations, and takes such fluctuations into account when determining its net asset value. Because the Fund is not required to pay for the security until the delivery date, these risks are in addition to the risks associated with the Fund’s other investments. If the other party to a transaction fails to deliver the securities, the Fund could miss a favorable price or yield opportunity. If the Fund remains substantially fully invested at a time when when-issued, delayed delivery or forward commitment purchases are outstanding, the purchases may result in a form of leverage.

When the Fund has sold a security on a when-issued, delayed delivery or forward commitment basis, the Fund does not participate in future gains or losses with respect to the security. If the other party to a transaction fails to pay for the securities, the Fund could suffer a loss. Additionally, when selling a security on a when-issued, delayed delivery, or forward commitment basis without owning the security, the Fund will incur a loss if the security’s price appreciates in value such that the security’s price is above the agreed-upon price on the settlement date.

The Fund may dispose of or renegotiate a transaction after it is entered into, and may purchase or sell when-issued, delayed delivery or forward commitment securities before the settlement date, which may result in a capital gain or loss. There is no percentage limitation on the extent to which the Fund may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis.

The Fund may purchase or sell securities, including mortgage-backed securities, in the TBA market. A TBA purchase commitment is a security that is purchased or sold for a fixed price and the underlying securities are announced at a future date. Financial Industry Regulatory Authority rules include mandatory margin requirements for the TBA market that require the Fund to post collateral in connection with its TBA transactions. There is no similar requirement applicable to the Fund’s TBA counterparties. The required collateralization of TBA trades could increase the cost of TBA transactions to the Fund and impose added operational complexity.

Common Stocks

Common stock includes common shares and other common equity interests issued by public or private issuers. The value of a company’s stock may fall as a result of factors directly relating to that company, such as decisions made by its management or lower demand for the company’s products or services. A stock’s value also may fall because of factors affecting not just the company, but also companies in the same industry or in a number of different industries, such as increases in production costs. The value of a company’s stock also may be affected by changes in financial markets that are relatively unrelated to the company or its industry, such as changes in interest rates or currency exchange rates. In addition, a company’s stock generally pays dividends only after the company invests in its own business and makes required payments to holders of its bonds, other debt and preferred securities. For this reason, the value of a company’s stock will usually react more strongly than its bonds, other debt and preferred securities to actual or perceived changes in the company’s financial condition or prospects. Stocks of smaller companies may be more vulnerable to adverse developments than those of larger companies. Stocks of companies that the portfolio managers believe are fast-growing may trade at a higher multiple of current earnings than other stocks. The value of such stocks may be more sensitive to changes in current or expected earnings than the values of other stocks.

Short Sales

The Fund may make short sales of securities (i) to offset potential declines in long positions in similar securities, (ii) to increase the flexibility of the Fund, (iii) for investment return, (iv) as part of a risk arbitrage strategy, and (v) as part of its overall portfolio management strategies involving the use of derivative instruments. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline or will underperform relative to other securities held in the Fund’s portfolio.

When the Fund makes a short sale, it will often borrow the security sold short and deliver it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. In connection with short sales of securities, the Fund may pay a fee to borrow securities or maintain an arrangement with a broker to borrow securities and is often obligated to pay over any accrued interest and dividends on such borrowed securities.

If the price of the security sold short increases between the time of the short sale and the time that the Fund replaces the borrowed security, the Fund will incur a loss; conversely, if the price declines, the Fund will realize a capital gain. Any gain will be decreased, and any loss increased, by the transaction costs described above. The successful use of short selling may be adversely affected by imperfect correlation between movements in the price of the security sold short and the securities being hedged.

The Fund may invest pursuant to a risk arbitrage strategy to take advantage of a perceived relationship between the value of two securities. Frequently, a risk arbitrage strategy involves the short sale of a security.

To the extent the Fund engages in short sales, it will provide collateral to the broker-dealer and, in accordance with current federal securities laws, rules and staff positions (except in the case of short sales “against the box”), will maintain additional asset coverage in the form of segregated or “earmarked” assets determined to be liquid. A short sale is “against the box” to the extent that the Fund contemporaneously owns, or has the right to obtain at no added cost, securities identical to those sold short. The Fund will engage in short selling to the extent permitted by the federal securities laws and rules and interpretations thereunder. To the extent the Fund engages in short selling in foreign (non-U.S.) jurisdictions, the Fund will do so to the extent permitted by the laws and regulations of such jurisdiction. As described above, the SEC adopted a final rule related to the use of TOBs, derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and coverage transactions reflected in the Fund’s asset segregation and cover practices discussed herein.

The Fund may also engage in so-called “naked” short sales (i.e., short sales that are not “against the box”), in which case the Fund’s losses could theoretically be unlimited, in cases where the Fund is unable for whatever reason to close out its short position. The Fund has the flexibility to engage in short selling to the extent permitted by the 1940 Act and rules and interpretations thereunder.

Illiquid Investments

The Fund may invest without limitation in illiquid investments. PIMCO may be subject to significant delays in disposing of illiquid investments, and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Depending on the circumstances, illiquid investments may be considered to include, among other things, certain purchased OTC options and the assets used to cover certain written OTC options, securities or other liquid assets being used as cover for such options, repurchase agreements with maturities in excess of seven days, certain loan participation interests, fixed time deposits which are not subject to prepayment or provide for withdrawal penalties upon prepayment (other than overnight deposits), securities that are subject to legal or contractual restrictions on resale (such as privately placed debt securities), and other securities which legally or in PIMCO’s opinion may be deemed illiquid (not including securities issued pursuant to Rule 144A under the Securities Act), and certain commercial paper determined to be liquid.

Rule 144A Securities

The Fund may invest in securities that have not been registered for public sale, but that are eligible for purchase and sale pursuant to Rule 144A under the 1933 Act. Rule 144A permits certain qualified institutional buyers, such as the Fund, to trade in privately placed securities that have not been registered for sale under the 1933 Act. Rule 144A Securities may be deemed illiquid, although the Fund may determine that certain Rule 144A Securities are liquid.

Other Investment Companies

To the extent consistent with its objectives and strategy and permissible under the 1940 Act, the Fund may invest in securities of open- or closed-end investment companies (including those advised by PIMCO), including, without limitation, domestic and foreign exchange-traded funds (“ETFs”). The Fund treats its investments in other investment companies that invest primarily in types of securities in which the Fund may invest directly as investments in such types of securities for purposes of the Fund’s investment policies (e.g., the Fund’s investment in an investment company that invests primarily in debt securities will be treated by the Fund as an investment in a debt security).

In general, under the 1940 Act, an investment company such as the Fund may not (i) own more than 3% of the outstanding voting securities of any one registered investment company, (ii) invest more than 5% of its total assets in the securities of any single registered investment company or (iii) invest more than 10% of its total assets in securities of other registered investment companies (the “3-5-10% Limitations”). The SEC adopted new Rule 12d1-4 under the 1940 Act, which provides an exemption to permit acquiring funds to invest in the securities of other registered investment companies in excess of the 3-5-10% Limitations, subject to certain conditions. In connection with the adoption of Rule 12d1-4, the SEC adopted certain other regulatory changes and took other actions related to the ability of the Fund to invest in another investment company in excess of the 3-5-10% Limitations. The Fund may invest in other investment companies (including those advised by PIMCO) to gain broad market or sector exposure or for cash management purposes, including during periods when it has large amounts of uninvested cash (such as the period shortly after the Fund receives the proceeds of the offering of its Common Shares) or when PIMCO believes share prices of other investment companies offer attractive values. The Fund may invest in certain money market funds and/or short-term bond funds (“Central Funds”), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use by certain registered investment companies advised by PIMCO in connection with their cash management activities.

As a shareholder in an investment company, the Fund will bear its ratable share of that investment company’s expenses and would remain subject to payment of the Fund’s management fees and other expenses with respect to assets so invested. Common Shareholders would therefore be subject to duplicative expenses to the extent the Fund invests in other investment companies. In addition, the securities of other investment companies may also be leveraged and will therefore be subject to the same leverage risks described in the Prospectus and herein.

Private Placements

A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law, to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks.

Fund Operations

Operational Risk. An investment in the Fund, like any fund, involves operational risks arising from factors such as processing errors, human errors, inadequate or failed internal or external processes, failures in systems and technology, changes in personnel and errors caused by third-party service providers. The occurrence of any of these failures, errors or breaches could result in a loss of information, regulatory scrutiny, reputational damage or other events, any of which could have a material adverse effect on the Fund. While the Fund seeks to minimize such events through controls and oversight, there may still be failures that could cause losses to the Fund.

Market Disruptions Risk. The Fund is subject to investment and operational risks associated with financial, economic and other global market developments and disruptions, including those arising from war, terrorism, market manipulation, government interventions, defaults and shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters, which can all negatively impact the securities markets, interest rates, secondary trading, ratings, credit risk, inflation, deflation, other factors relating to the Fund’s investments or the Investment Manager’s operations and the value of an investment in the Fund, its distributions and its returns. These events can also impair the technology and other operational systems upon which the Fund’s service providers, including PIMCO as the Fund’s investment adviser, rely, and could otherwise disrupt the Fund’s service providers’ ability to fulfill their obligations to the Fund.

For example, the rapid and global spread of a highly contagious novel coronavirus respiratory disease, designated COVID-19 has caused volatility, severe market dislocations and liquidity constraints in many markets, including markets for the securities the Fund holds, and may adversely affect the Fund’s investments and operations.

Cybersecurity Risk. As the use of technology has become more prevalent in the course of business, the Fund is potentially more susceptible to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional cyber events from outside threat actors or internal resources that may, among other things, cause the Fund to lose proprietary information, suffer data corruption and/or destruction, lose operational capacity, result in the unauthorized release or other misuse of confidential information, or otherwise disrupt normal business operations. Cyber security breaches may involve unauthorized access to the Fund’s digital information systems (e.g., through “hacking” or malicious software coding), and may come from multiple sources, including outside attacks such as denial-of-service attacks (i.e., efforts to make network services unavailable to intended users) or cyber extortion, including exfiltration of data held for ransom and/or “ransomware” attacks that renders systems inoperable until ransom is paid, or insider actions. In addition, cyber security breaches involving the Fund’s third party service providers (including but not limited to advisers, sub-advisers, administrators, transfer agents, vendors, suppliers, custodians, distributors and other third parties), trading counterparties or issuers in which the Fund invests can also subject the Fund to many of the same risks associated with direct cyber security breaches or extortion of company data. Moreover, cyber security breaches involving trading counterparties or issuers in which the Fund invests could adversely impact such counterparties or issuers and cause the Fund’s investment to lose value. Cyber security failures or breaches may result in financial losses to the Fund and its shareholders. These failures or breaches may also result in disruptions to business operations, potentially resulting in financial losses; interference with the Fund’s ability to calculate its NAV, process shareholder transactions or otherwise transact business with shareholders; impediments to trading; violations of applicable privacy and other laws; regulatory fines; penalties; third-party claims in litigation; reputational damage; reimbursement or other compensation costs; additional compliance and cyber security risk management costs and other adverse consequences. In addition, substantial costs may be incurred in an attempt to prevent any cyber incidents in the future.

Like with operational risk in general, the Fund has established risk management systems and business continuity plans designed to reduce the risks associated with cyber security. However, there are inherent limitations in these plans and systems, including that certain risks may not have been identified, in large part because different or unknown threats may emerge in the future. As such, there is no guarantee that such efforts will succeed, especially because the Fund does not directly control the cyber security systems of issuers in which the Fund may invest, trading counterparties or third-party service providers to the Fund. Such entities have experienced cyber attacks and other attempts to gain unauthorized access to systems from time to time, and there is no guarantee that efforts to prevent or mitigate the effects of such attacks or other attempts to gain unauthorized access will be successful. There is also a risk that cyber security breaches may not be detected. The Fund and its shareholders could be negatively impacted as a result.

Portfolio Turnover

A change in the securities held by the Fund and reinvestment of the proceeds is known as “portfolio turnover.” PIMCO manages the Fund without regard generally to restrictions on portfolio turnover. Trading in fixed-income securities does not generally involve the payment of brokerage commissions, but does involve indirect transaction costs. Trading in equity securities involves the payment of brokerage commissions, which are transaction costs paid by the Fund. The use of futures contracts may involve the payment of commissions to futures commission merchants. High portfolio turnover (e.g., greater than 100%) involves correspondingly greater expenses to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. The higher the rate of portfolio turnover of the Fund, the higher these transaction costs borne by the Fund generally will be. Such sales may result in realization of taxable capital gains (including short-term capital gains which are taxed when distributed to shareholders who are individuals at ordinary income tax rates). See “Taxation.”

The portfolio turnover rate of the Fund is calculated by dividing (a) the lesser of purchases or sales of portfolio securities for the particular fiscal year by (b) the monthly average of the value of the portfolio securities owned by the Fund during the particular fiscal year. In calculating the rate of portfolio turnover, there is excluded from both (a) and (b) all derivatives and all securities, including options, whose maturities or expiration dates at the time of acquisition were one year or less. Proceeds from short sales and assets used to cover short positions undertaken are also excluded from both (a) and (b). For the fiscal year ended December 31, 2021, the Fund’s portfolio turnover rate was 13%. For the fiscal year ended December 31, 2020, the Fund’s portfolio turnover rate was 20%. For the fiscal year ended December 31, 2019, the Fund’s portfolio turnover rate was 12%.

Warrants to Purchase Securities

The Fund may invest in or acquire warrants to purchase equity or fixed-income securities. Warrants are instruments that give the holder the right, but not the obligation, to buy a security directly from an issuer at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security, do not represent any rights in the assets of the issuing company and are subject to the risk that the issuer-counterparty may fail to honor its obligations. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. Bonds with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional fixed-income securities at the same coupon rate. A decline in interest rates would permit the Fund to buy additional bonds at the favorable rate or to sell the warrants at a profit. If interest rates rise, the warrants would generally expire with no value.

The Fund may from time to time use non-standard warrants, including low exercise price warrants or low exercise price options (“LEPOs”), to gain exposure to issuers in certain countries. LEPOs are different from standard warrants in that they do not give their holders the right to receive a security of the issuer upon exercise. Rather, LEPOs pay the holder the difference in price of the underlying security between the date the LEPO was purchased and the date it is sold. Additionally, LEPOs entail the same risks as other OTC derivatives, including the risks that the counterparty or issuer of the LEPO may not be able to fulfill its obligations, that the holder and counterparty or issuer may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. Furthermore, while LEPOs may be listed on an exchange, there is no guarantee that a liquid market will exist or that the counterparty or issuer of a LEPO will be willing to repurchase such instrument when the Fund wishes to sell it.

Loans of Portfolio Securities

Subject to certain conditions described in the Prospectus and below, the Fund may make secured loans of its portfolio securities to brokers, dealers and other financial institutions amounting to no more than one-third of its total assets. The risks in lending portfolio securities, as with other extensions of credit, include possible delay in recovery of the securities or possible loss of rights in the collateral should the borrowers (which typically include broker-dealers and other financial services companies) fail financially. However, such loans will be made only to borrowers that are believed by PIMCO to be of satisfactory credit standing. Securities loans are made to broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral consisting of U.S. government securities, cash or cash equivalents (negotiable certificates of deposit, bankers’ acceptances or letters of credit) maintained on a daily mark-to-market basis in an amount at least equal at all times to the market value of the securities lent. The borrower pays to the Fund, as the lender, an amount equal to any dividends or interest received on the securities lent.

The Fund may invest only the cash collateral received in interest-bearing, short-term securities or receive a fee from the borrower. In the case of cash collateral, the Fund typically pays a rebate to the lender. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Fund, as the lender, retains the right to call the loans and obtain the return of the securities loaned at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved. The Fund’s performance will continue to reflect changes in the value of the securities loaned and will also reflect the receipt of either interest, through investment of cash collateral by the Fund in permissible investments, or a fee, if the collateral is U.S. government securities.

Regulatory Risk

Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation and intervention. Government regulation and/or intervention may change the way the Fund is regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and/or preclude the Fund’s ability to achieve its investment objective. See, for example, “The New SEC Derivatives Rule and Potential Implications for the Fund” above. Government regulation may change frequently and may have significant adverse consequences. Moreover, government regulation may have unpredictable and unintended effects. Many of the changes required by the Dodd-Frank Act could materially impact the profitability of the Fund and the value of assets they hold, expose the Fund to additional costs, require changes to investment practices, and adversely affect the Fund’s ability to pay dividends. For example, the Volcker Rule’s restrictions on proprietary trading have negatively impacted fixed-income market making capacity, which resulted in reduced liquidity in certain fixed-income markets. Other regulations, such as the Risk Retention Rules, have increased costs for certain securitization transactions. Additional legislative or regulatory actions to address perceived liquidity or other issues in fixed-income markets generally, or in particular markets such as the municipal securities market, may alter or impair the Fund’s ability to pursue its investment objective or utilize certain investment strategies and techniques. While there continues to be uncertainty about the full impact of these and other regulatory changes, it is the case that the Fund will be subject to a more complex regulatory framework, and may incur additional costs to comply with new requirements as well as to monitor for compliance in the future.

Actions by governmental entities may also impact certain instruments in which the Fund invests. For example, certain instruments in which the Fund may invest rely in some fashion upon the London Interbank Offered Rate (“LIBOR”). LIBOR is an average interest rate, determined by the ICE Benchmark Administration, that banks charge one another for the use of short-term money, and functions as a reference rate or benchmark for many investments, securities and transactions. On July 27, 2017, the Chief Executive of the United Kingdom’s Financial Conduct Authority (“FCA”) announced that after 2021 it would cease its active encouragement of banks to provide the quotations needed to sustain LIBOR due to the absence of an active market for interbank unsecured lending and other reasons. The ICE Benchmark Administration (“IBA”), the administrator of LIBOR, ceased publication of many of its LIBOR settings as of December 31, 2021, and has announced that it will cease publication of certain commonly used tenors of U.S. dollar LIBOR after June 30, 2023. FCA publicly announced that all U.S. Dollar LIBOR settings will either cease to be provided by any administrator or will no longer be representative i) immediately after December 31, 2021 for one-week and two-month U.S. Dollar LIBOR settings and (ii) immediately after June 30, 2023 for the remaining U.S. Dollar LIBOR settings. As of January 1, 2022, as a result of supervisory guidance from U.S. regulators, some U.S. regulated entities have ceased entering into new LIBOR contracts with limited exceptions. While publication of the one-, three- and six-month Sterling and Japanese yen LIBOR settings will continue at least through calendar year 2022 on the basis of a changed methodology (known as “synthetic LIBOR”), these rates have been designated by the FCA as unrepresentative of the underlying market they seek to measure and are solely available for use in legacy transactions. Certain bank-sponsored committees in other jurisdictions, including Europe, the United Kingdom, Japan and Switzerland, have selected alternative reference rates denominated in other currencies. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate (e.g., the Secured Overnight Financing Rate (“SOFR”), which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities). Any potential effects of the transition away from LIBOR on the Fund or on certain instruments in which the Fund invests can be difficult to ascertain, and they may vary depending on factors that include, but are not limited to: (i) existing fallback or termination provisions in individual contracts and (ii) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new products and instruments. For example, certain of the Fund’s investments may involve individual contracts that have no existing fallback provision or language that contemplates the discontinuation of LIBOR, and those investments could experience increased volatility or illiquidity as a result of the transition process. In addition, interest rate provisions included in such contracts, or in contracts or other arrangements entered into by the Fund, may need to be renegotiated. On March 15, 2022, the Adjustable Interest Rate (LIBOR) Act was signed into law. This law provides a statutory fallback mechanism on a nationwide basis to replace LIBOR with a benchmark rate that is selected by the Board of Governors of the Federal Reserve System and based on SOFR for certain contracts that reference LIBOR and contain no, or insufficient, fallback provisions. It is expected that implementing regulations in respect of the law will follow. The transition of investments from LIBOR to a replacement rate as a result of amendment, application of existing fallbacks, statutory requirements or otherwise may also result in a reduction in the value of certain instruments held by the Fund, a change in the cost of borrowing or the dividend rate for any Preferred Shares that may be issued by the Fund, or a reduction in the effectiveness of related Fund transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses to the Fund.

Additionally, alteration of the terms of a debt instrument or a modification of the terms of other types of contracts to replace LIBOR or another interbank offered rate (“IBOR”) with a new reference rate could result in a taxable exchange and the realization of income and gain/loss for U.S. federal income tax purposes. The IRS has issued final regulations regarding the tax consequences of the transition from IBOR to a new reference rate in debt instruments and non-debt contracts. Under the final regulations, alteration or modification of the terms of a debt instrument to replace an operative rate that uses a discontinued IBOR with a qualified rate (as defined in the final regulations) including true up payments equalizing the fair market value of contracts before and after such IBOR transition, to add a qualified rate as a fallback rate to a contract whose operative rate uses a discontinued IBOR or to replace a fallback rate that uses a discontinued IBOR with a qualified rate would not be taxable. The IRS may provide additional guidance, with potential retroactive effect.

In October 2020, the SEC adopted a final rule related to the use of TOBs, derivatives, reverse repurchase agreements and certain other transactions by registered investment companies that will rescind and withdraw the guidance of the SEC and its staff regarding asset segregation and cover transactions reflected in the Fund’s asset segregation and cover practices discussed herein. As the Fund comes into compliance with the final rule, its approach to asset segregation and coverage requirements and treatment of certain transactions described herein will be impacted. The final rule requires the Fund to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions) subject to value-at-risk (“VaR”) leverage limits and derivatives risk management program and reporting requirements. Generally, these requirements apply unless the Fund satisfies a “limited derivatives users” exception that is included in the final rule. Under the final rule, when the Fund trades reverse repurchase agreements or similar financing transactions, including certain TOBs, it needs to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratio or treat all such transactions as derivatives transactions. Reverse repurchase agreements or similar financing transactions aggregated with other indebtedness do not need to be included in the calculation of whether the Fund satisfies the limited derivatives users exception, but for portfolios subject to the VaR testing requirement, reverse repurchase agreements and similar financing transactions must be included for purposes of such testing whether treated as derivatives transactions or not. The SEC also provided guidance in connection with the new rule regarding the use of securities lending collateral that may limit the Fund’s securities lending activities. In addition, under the final rule, the Fund will be permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security (as defined under Section 18(g) of the 1940 Act), provided that, (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Fund may otherwise engage in when-issued, forward-settling and non-standard settlement cycle securities transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as the Fund treats any such transaction as a “derivatives transaction” for purposes of compliance with the final rule. Furthermore, under the final rule, the Fund will be permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if the Fund reasonably believes, at the time it enters into such agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all such agreements as they come due.

As of August 19, 2022, these requirements may limit the ability of the Fund to use TOBs, derivatives, reverse repurchase agreements, when-issued, delayed delivery and forward commitment transactions, unfunded commitment agreements and similar financing transactions as part of its investment strategies. These requirements may increase the cost of the Fund’s investments and cost of doing business, which could adversely affect investors. PIMCO cannot predict the effects of these regulations on the Fund. PIMCO intends to monitor developments and seek to manage the Fund in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.

In December 2020, the SEC adopted a rule addressing fair valuation of fund investments. The new rule sets forth requirements for good faith determinations of fair value, as well as for the performance of fair value determinations, including related oversight and reporting obligations. The new rule also defines “readily available market quotations” for purposes of the definition of “value” under the 1940 Act, and the SEC noted that this definition will apply in all contexts under the 1940 Act. The SEC adopted an 18-month transition period beginning from the effective date for both the new rule and the associated new recordkeeping requirements. The impact of the new rule on the Fund is uncertain at this time.

Governmental and quasi-governmental authorities and regulators throughout the world have in the past responded to major economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. For example, in response to the outbreak of COVID-19, Congress has approved stimulus intended to offset the severity and duration of the adverse economic effects of COVID-19 and related disruptions in economic and business activity. Many central banks across Europe, Asia and elsewhere have similarly announced and/or adopted economic relief packages. The introduction and adoption of these packages could cause market disruption and volatility. In addition, the end of any such program could cause market downturns, disruptions and volatility, particularly if markets view the ending as premature.

Participation on Creditors Committees

Generally, when the Fund holds bonds or other similar fixed-income securities of an issuer, the Fund becomes a creditor of the issuer. As a creditor of an issuer, the Fund may be subject to challenges related to the securities that it holds, either in connection with the bankruptcy of the issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself (collectively, “restructuring transactions”). Although under no obligation to do so, PIMCO, as adviser to the Fund, may from time to time have an opportunity to consider, on behalf of the Fund and other similarly situated clients, negotiating or otherwise participating in the restructuring of the Fund’s portfolio investment or the issuer of such investment. PIMCO, in its judgment and discretion and based on the considerations deemed by PIMCO to be relevant, may believe that it is in the best interests of the Fund to negotiate or otherwise participate in a restructuring transaction. Accordingly, and subject to applicable procedures approved by the Board, the Fund may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Fund. Such participation may subject the Fund to expenses such as legal fees and may make the Fund an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict the Fund’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Fund on such committees also may expose the Fund to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Similarly, subject to the above-mentioned procedures, PIMCO may actively participate in bankruptcy court and related proceedings on behalf of the Fund in order to protect the Fund’s interests in connection with a restructuring transaction, and PIMCO may cause the Fund to enter into an agreement reasonably indemnifying third parties or advancing from the Fund’s assets any legal fees or other costs to third parties, including parties involved in or assisting the Fund with a restructuring transaction, such as trustees, servicers and other third parties. Further, PIMCO has the general authority, subject to the above-mentioned procedures, to represent the Fund on creditors’ committees (or similar committees) or otherwise in connection with the restructuring of an issuer’s debt and generally with respect to challenges related to the securities held by the Fund relating to the bankruptcy of an issuer or in connection with another action brought by other creditors of the issuer, shareholders of the issuer or the issuer itself.

Short-Term Investments / Temporary Defensive Strategies

In attempting to respond to adverse market, economic, political, or other conditions, as determined by PIMCO, when PIMCO deems it appropriate to do so, the Fund may invest up to 100% of its net assets in investment grade debt securities, including high quality, short-term debt instruments, credit-linked trust certificates and/or index futures contracts or similar derivative instruments. Such investments may prevent the Fund from achieving its investment objective.

Subsidiaries and Affiliates

The Fund may execute its strategy by investing through one or more subsidiaries. The Fund reserves the right to establish additional subsidiaries through which the Fund may execute its strategy. The Fund will treat a subsidiary’s assets as assets of the Fund for purposes of determining compliance with various provisions of the 1940 Act applicable to the Fund, including those relating to investment policies (Section 8), capital structure and leverage (Section 18) and affiliated transactions and custody (Section 17).

PIMCO has applied for exemptive relief from the SEC that, if granted, would permit the Fund to, among other things, co-invest with certain other persons, including certain affiliates of PIMCO and certain public or private funds managed by PIMCO and its affiliates, subject to certain terms and conditions. However, there is no assurance that such relief will be granted.

Tax Consequences

The requirements for qualification as a RIC under Subchapter M of the Code may limit the extent to which the Fund may invest in certain positions and transactions described above and the Fund’s investment in certain positions and transactions described above may limit the Fund’s ability to qualify as such.

In addition, the Fund’s utilization of certain investment instruments may alter the amount, timing and character of the Fund’s income, and, in turn, of the Fund’s distributions to its shareholders, relative to other means of achieving similar investment exposure. In certain circumstances, the Fund may be required to sell assets in order to meet RIC distribution requirements even when investment considerations make such sales otherwise undesirable. For more information concerning these requirements and the taxation of the Fund’s investments, see “Taxation” below.

INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions

Unless otherwise indicated, the investment restrictions set forth below are each a fundamental policy of the Fund that may not be changed without the approval of the holders of a majority of the outstanding Common Shares and any outstanding preferred shares of beneficial interest (including Preferred Shares) voting together as a single class, and of the holders of a majority of any outstanding preferred shares of beneficial interest (including Preferred Shares) voting as a separate class. The Fund may not:

(1)

Concentrate its investments in a particular “industry,” as that term is used in the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

(2)

With respect to 75% of the Fund’s total assets, purchase the securities of any issuer, except securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities or securities issued by other investment companies, if, as a result, (i) more than 5% of the Fund’s total assets would be invested in the securities of that issuer, or (ii) the Fund would hold more than 10% of the outstanding voting securities of that issuer. For the purpose of this restriction, each state and each separate political subdivision, agency, authority or instrumentality of such state, each multi-state agency or authority, and each obligor, if any, is treated as a separate issuer of municipal bonds.

(3)

Purchase or sell real estate, although it may purchase securities (including municipal bonds) secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

(4)

Purchase or sell commodities or commodities contracts or oil, gas or mineral programs. This restriction shall not prohibit the Fund, as described in the Prospectus, from purchasing, selling or entering into futures contracts, options on futures contracts, forward contracts, or any interest rate, securities-related or other hedging instrument, including swap agreements and other derivative instruments, subject to compliance with any applicable provisions of the federal securities or commodities laws.

(5)

Borrow money or issue any senior security, except to the extent permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

(6)

Make loans, except to the extent permitted under the Investment Company Act of 1940, as amended, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

(7)

Act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws

(8)

Make an investment if, at the time of such investment, the Fund has invested less than 80% of its “assets” (as that term is defined in Rule 35d-1 under the Investment Company Act of 1940, as amended) in investments the income from which is, in the opinion of bond counsel to the issuer (or on the basis of other authority believes by PIMCO to be reliable), exempt from federal income tax (not including, for these purposes, the federal alternative minimum tax).

Other Information Regarding Investment Restrictions

Subject to the Fund’s self-imposed limitations, if any, as they may be amended from time to time, the Fund interprets its policies with respect to leverage and borrowing, issuing senior securities and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC.

Currently, under the 1940 Act, the Fund may generally not lend money or property to any person, directly or indirectly, if such person controls or is under common control with the Fund, except for a loan from the Fund to a company that owns all of the outstanding securities of the Fund, except directors’ and qualifying shares.

For purposes of the foregoing, “majority of the outstanding,” when used with respect to particular shares of the Fund (whether voting together as a single class or voting as separate classes), means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.

Unless otherwise indicated, all limitations applicable to the Fund’s investments (as stated above and elsewhere in this Statement of Additional Information or in the Prospectus) apply only at the time a transaction is entered into. Any subsequent change in a rating assigned by any rating service to a security (or, if unrated, deemed by PIMCO to be of comparable quality), or change in the percentage of the Fund’s assets invested in certain securities or other instruments, or change in the average maturity or duration of the Fund’s investment portfolio, resulting from market fluctuations or other changes in the Fund’s total assets will not require the Fund to dispose of an investment. In the event that rating agencies assign different ratings to the same security, PIMCO will determine which rating it believes best reflects the security’s quality and risk at that time, which may be the higher of the several assigned ratings.

Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.

For purposes of applying the terms of the Fund’s policy in paragraph (1) above (the “industry concentration policy”), the Fund would be deemed to “concentrate” its investments in a particular industry if it invested more than 25% of its total assets in that industry. For purposes of the industry concentration policy, PIMCO will, on behalf of the Fund, make reasonable determinations as to the appropriate industry classification to assign to each security or instrument in which the Fund invests. The definition of what constitutes a particular “industry” is an evolving one, particularly for industries or sectors within industries that are new or are undergoing rapid development. Some securities could reasonably fall within more than one industry category. The Fund’s industry concentration policy does not preclude it from focusing investments in issuers in a group of related industrial sectors (such as different types of utilities). For purposes of the industry concentration policy, a foreign government is considered to be an industry, although currency positions are not considered to be an investment in a foreign government for these purposes. Mortgage-related or ABS that are issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities are not subject to the Fund’s industry concentration policy, by virtue of the exclusion from that test available to all U.S. government securities. Similarly, tax-exempt municipal bonds issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies and authorities and repurchase agreements collateralized by any of the foregoing obligations are not subject to the Fund’s industry concentration policy. The policy will also be interpreted to give broad authority to the Fund as to how to classify issuers within or among industries.

To the extent that an underlying investment company in which the Fund invests has adopted a policy to concentrate its investments in a particular industry, the Fund will, to the extent practicable, take such underlying investment company’s concentration policy into consideration for purposes of the Fund’s own industry concentration policy.

To the extent the Fund covers its commitment under a TOBs or other derivatives instrument by the segregation of assets determined to be liquid, equal in value to the amount of the Fund’s commitment, such instrument will not be considered a “senior security” for purposes of Section 18 of the 1940 Act. In connection with the adoption of Rule 18f-4 under the 1940 Act, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering derivatives and certain financial instruments, such as TOBs. Accordingly, all disclosure in the Prospectus and this Statement of Additional Information regarding how the Fund will segregate, cover or earmark for derivative investments, including TOBs, will be superseded by the requirements of Rule 18f-4 as of the compliance date, August 19, 2022. See “The New SEC Derivatives Rule and Potential Implications for the Fund” in this Statement of Additional Information for a discussion of how these regulatory changes will affect the Fund’s use of leverage, derivatives and certain related instruments.

For purposes of the Fund’s investment policies and restrictions, the Fund may value derivative instruments at market value, notional value or full exposure value (i.e., the sum of the notional amount for the contract plus the market value), or any combination of the foregoing (e.g., notional value for purposes of calculating the numerator and market value for purposes of calculating the denominator for compliance with a particular policy or restriction). For example, the Fund may value credit default swaps at full exposure value for purposes of the Fund’s credit quality guidelines because such value in general better reflects the Fund’s actual economic exposure during the term of the credit default swap agreement. As a result, the Fund may, at times, have notional exposure to an asset class (before netting) that is greater or lesser than the stated limit or restriction noted in the Fund’s Prospectus. In this context, both the notional amount and the market value may be positive or negative depending on whether the Fund is selling or buying protection through the credit default swap. The manner in which certain securities or other instruments are valued by the Fund for purposes of applying investment policies and restrictions may differ from the manner in which those investments are valued by other types of investors.

From time to time, the Fund may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Fund, and the acquisition is determined to be beneficial to Fund shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under this “Investment Restrictions” section or any percentage investment limitation of the 1940 Act or rules thereunder, if the Fund has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Fund will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Fund sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.

Unless otherwise indicated, all percentage limitations on Fund investments (as stated throughout this Statement of Additional Information or in the Prospectus) that are not: (i) specifically included in this “Investment Restrictions” section; or (ii) imposed by the 1940 Act, rules thereunder, the Code or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Fund’s acquisition of securities or instruments through a Voluntary Action.

The Fund may engage in roll-timing strategies where the Fund seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or TBA transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Fund to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, as certain standardized swap agreements transition from OTC trading to mandatory exchange-trading and clearing due to the implementation of Dodd-Frank Act regulatory requirements, the Fund may “roll” an existing OTC swap agreement by closing out the position before expiration and contemporaneously entering into a new exchange-traded and cleared swap agreement on the same underlying asset with substantially similar terms except for a later expiration date. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Fund’s entry into the initial position). In addition and notwithstanding the foregoing, for purposes of this policy, those Non-Fundamental Investment Restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Fund will test for compliance with Elective Investment Restrictions at the time of the Fund’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to the Fund’s subsequent acquisition of securities or instruments through a Roll Transaction.

MANAGEMENT OF THE FUND

Trustees and Officers

The business of the Fund is managed under the direction of the Board. Subject to the provisions of the Fund’s Amended and Restated Agreement and Declaration of Trust, as may be amended from time to time (the “Declaration”), its Amended and Restated Bylaws, as may be amended from time to time (the “Bylaws”), and Massachusetts law, the Board has all powers necessary and convenient to carry out this responsibility, including the election and removal of the Fund’s officers.

Board Leadership Structure — The Board is currently composed of nine Trustees, six of whom are not “interested persons” (within the meaning of Section 2(a)(19) of the 1940 Act) of the Fund or of the Investment Manager (the “Independent Trustees”), which represents 75% of the Trustees that are Independent Trustees. An Independent Trustee serves as Chair of the Board and is selected by a vote of the majority of the Independent Trustees. The Chair of the Board presides at meetings of the Board and acts as a liaison with service providers, officers, attorneys and other Trustees generally between meetings, and performs such other functions as may be requested by the Board from time to time. At the Board meetings held on June 15-16, 2022, the Board appointed Ms. Kathleen McCartney as a Class II Trustee, effective July 1, 2022. The Board concluded that Ms. McCartney is qualified to serve as an Independent Trustee.

The Board meets regularly four times each year to discuss and consider matters concerning the Fund, and also holds special meetings to address matters arising between regular meetings. The Independent Trustees regularly meet outside the presence of management and are advised by independent legal counsel. Regular meetings generally take place in-person; other meetings may take place in-person or by telephone.

The Board has established five standing Committees to facilitate the Trustees’ oversight of the management of the Fund: the Audit Oversight Committee, the Governance and Nominating Committee, the Valuation Oversight Committee, the Contracts Committee and the Performance Committee. The functions and role of each Committee are described below under “Committees of the Board of Trustees.” The membership of each Committee (other than the Performance Committee) consists of only the Independent Trustees. The Performance Committee consists of all of the Trustees. The Independent Trustees believe that participation on each Committee allows them to participate in the full range of the Board’s oversight duties.

The Board reviews its leadership structure periodically and has determined that this leadership structure, including an Independent Chair, a supermajority of Independent Trustees and Committee membership limited to Independent Trustees (with the exception of the Performance Committee), is appropriate in light of the characteristics and circumstances of the Fund. In reaching this conclusion, the Board considered, among other things, the predominant role of the Investment Manager in the day-to-day management of Fund affairs, the extent to which the work of the Board is conducted through the Committees, the number of funds in the fund complex overseen by members, the variety of asset classes those funds include, the assets of the Fund and the other funds in the fund complex and the management, distribution and other service arrangements of the Fund and such other funds. The Board also believes that its structure, including the presence of two Trustees who are or have been executives with the Investment Manager or Investment Manager-affiliated entities, facilitates an efficient flow of information concerning the management of the Fund to the Independent Trustees.

Risk Oversight. The Fund has retained the Investment Manager to provide investment advisory services and administrative services. Accordingly, the Investment Manager is immediately responsible for the management of risks that may arise from Fund investments and operations. Some employees of the Investment Manager serve as the Fund’s officers, including the Fund’s principal executive officer and principal financial and accounting officer, chief compliance officer and chief legal officer. The Investment Manager and the Fund’s other service providers have adopted policies, processes, and procedures to identify, assess and manage different types of risks associated with the Fund’s activities. The Board oversees the performance of these functions by the Investment Manager and the Fund’s other service providers, both directly and through the Committee structure it has established. The Board receives from the Investment Manager a wide range of reports, both on a regular and as-needed basis, relating to the Fund’s activities and to the actual and potential risks of the Fund. These include reports on investment and market risks, custody and valuation of Fund assets, compliance with applicable laws, and the Fund’s financial accounting and reporting. In addition, the Board meets periodically with the portfolio managers of the Fund or their delegates to receive reports regarding the portfolio management of the Fund and its performance, including its investment risks. In the course of these meetings and discussions with the Investment Manager, the Board has emphasized to the Investment Manager the importance of maintaining vigorous risk management programs and procedures.

In addition, the Board has appointed a Chief Compliance Officer (“CCO”). The CCO oversees the development of compliance policies and procedures that are reasonably designed to minimize the risk of violations of the federal securities laws (“Compliance Policies”). The CCO reports directly to the Independent Trustees, interacts with individuals within the Investment Manager’s organization and provides presentations to the Board at its quarterly meetings and an annual report on the application of the Compliance Policies. The Board periodically discusses relevant risks affecting the Fund with the CCO at these meetings. The Board has approved the Compliance Policies and reviews the CCO’s reports. Further, the Board annually reviews the sufficiency of the Compliance Policies, as well as the appointment and compensation of the CCO.

The Board recognizes that the reports it receives concerning risk management matters are, by their nature, typically summaries of the relevant information. Moreover, the Board recognizes that not all risks that may affect the Fund can be identified in advance; that it may not be practical or cost-effective to eliminate or mitigate certain risks; that it may be necessary to bear certain risks (such as investment-related risks) in seeking to achieve the Fund’s investment objective; and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness.

The Trustees and officers of the Fund, their years of birth, the position they hold with the Fund, their term of office and length of time served, a description of their principal occupations during the past five years, the number of portfolios in the Fund Complex that the Trustee oversees and any other public company directorships held by the Trustee are listed in the two tables immediately following. Except as shown, each Trustee’s and officer’s principal occupation and business experience for the last five years have been with the employer(s) indicated, although in some cases the Trustee may have held different positions with such employer(s).

The charts below identify the Trustees and executive officers of the Fund. Unless otherwise indicated, the address of all persons below is c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.

Trustees

Name, Address, Year of Birth and Class	Position(s) Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During the Past 5 Years
Independent Trustees(1)

Deborah A. DeCotis 1952 Class II	Chair of the Board, Trustee	Chair Since 2019, Trustee Since 2011	Advisory Director, Morgan Stanley & Co., Inc. (since 1996); Member, Circle Financial Group (since 2009); Member, Council on Foreign Relations (since 2013); Trustee, Smith College (since 2017); and Director, Watford Re (since 2017). Formerly, Co-Chair Special Projects Committee, Memorial Sloan Kettering (2005-2015); Trustee, Stanford University (2010-2015); Principal, LaLoop LLC, a retail accessories company (1999-2014); Director, Helena Rubenstein Foundation (1997-2010); and Director, Armor Holdings (2002-2010)	29	Trustee, Allianz Funds (2011-2021); Trustee, Virtus Funds (2021-Present).

Sarah E. Cogan 1956 Class II	Trustee	Since 2019	Retired Partner, Simpson Thacher & Bartlett LLP (law firm); Director, Girl Scouts of Greater New York, Inc. (since 2016); and Trustee, Natural Resources Defense Council, Inc. (since 2013). Formerly, Partner, Simpson Thacher & Bartlett LLP (1989-2018).	29	Trustee, Allianz Funds (2019-2021); Trustee, Virtus Funds (2021-Present).

Name, Address, Year of Birth and Class	Position(s) Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During the Past 5 Years
Joseph B. Kittredge, Jr. 1954 Class III	Trustee	Since 2020	Trustee (since 2019) and Governance Committee (since 2020), Vermont Law School; Director and Treasurer, Center for Reproductive Rights (since 2015); Formerly, Director (2013-2020) and Chair (2018- 2020), ACLU of Massachusetts; General Counsel, Grantham, Mayo, Van Otterloo & Co. LLC (2005-2018) and Partner (2007-2018); President, GMO Trust (institutional mutual funds) (2009-2018); Chief Executive Officer, GMO Trust (2009-2015); President and Chief Executive Officer, GMO Series Trust (platform based mutual funds) (2011-2013).	29	Trustee, GMO Trust (2010-2018); Chairman of the Board of Trustees, GMO Series Trust (2011-2018).

Kathleen McCartney(4) 1956 Class II	Trustee	Since 2022	President, Smith College (since 2013); Director, Five Colleges, Inc., consortium of liberal arts colleges and universities (since 2013); President, Five Colleges, Inc., (since 2020); Formerly, Director, American Council on Education Board of Directors, (2015-2019); Director, Consortium on Financing Higher Education Board of Directors (2015-2019); Director, edX Board of Directors, online course provider (2012-2013); Director, Bellwether Education Partners Board, national nonprofit organization (2010-2013); Dean, Harvard Graduate School of Education (2006-2013); Trustee, Tufts University (2007-2013).	29	None.

William B. Ogden, IV 1945 Class III	Trustee	Since 2010	Retired. Formerly, Asset Management Industry Consultant; and Managing Director, Investment Banking Division of Citigroup Global Markets Inc.	29	Trustee, Allianz Funds (2006-2021); Trustee, Virtus AllianzGI Closed-End Funds (2021-Present).

Name, Address, Year of Birth and Class	Position(s) Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During the Past 5 Years
Alan Rappaport 1953 Class I	Trustee	Since 2010	Formerly Adjunct Professor, New York University Stern School of Business (since 2011-2020); Lecturer, Stanford University Graduate School of Business (2013-2020); and Director, Victory Capital Holdings, Inc., an asset management firm (since 2013). Formerly, Advisory Director (formerly Vice Chairman), Roundtable Investment Partners (2009-2018); Member of Board of Overseers, NYU Langone Medical Center (2015-2016); Trustee, American Museum of Natural History (2005-2015); Trustee, NYU Langone Medical Center (2007-2015); and Vice Chairman (formerly, Chairman and President), U.S. Trust (formerly, Private Bank of Bank of America, the predecessor entity of U.S. Trust) (2001-2008).	29	Trustee, Allianz Funds (2010-2021); Trustee, Virtus AllianzGI Closed-End Funds (2021-Present).

E. Grace Vandecruze(5) 1963 Class I	Trustee	Since 2021	Founder and Managing Director, Grace Global Capital LLC, a strategic advisory firm to the insurance industry (since 2006); Director, The Doctors Company, a medical malpractice insurance company (since 2020); Chief Financial Officer, Athena Technology Acquisition Corp, a special purpose acquisition company (since 2021); Director, Link Logistics REIT, a real estate company (since 2021); Director and Member of the Investment & Risk Committee, Resolution Life Group Holdings, a global life insurance group (since 2021); and Director, Wharton Graduate Executive Board. Formerly, Director, Resolution Holdings (2015-2019). Formerly, Director and Member of the Audit Committee and the Wealth Solutions Advisory Committee, M Financial Group, a life insurance company (2015-2021); Director, SBLI USA, a life insurance company (2015-2018).	29	None.

Name, Address, Year of Birth and Class	Position(s) Held with the Fund	Term of Office and Length of Time Served(2)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(3)	Other Directorships Held by Trustee During the Past 5 Years

Interested Trustees(6)

David N. Fisher 1968 Class III	Trustee	Since 2019	Managing Director and Co-Head of U.S. Global Wealth Management Strategic Accounts, PIMCO (since 2021); Managing Director and Head of Traditional Product Strategies, PIMCO (2015-2021); and Director, Court Appointed Special Advocates (CASA) of Orange County, a non-profit organization (since 2015). Formerly, Global Bond Strategist, PIMCO (2008-2015); and Managing Director and Head of Global Fixed Income, HSBC Global Asset Management (2005-2008).	29	None

John C. Maney 1959 Class I	Trustee	Since 2006	Senior Adviser to PIMCO (since June 2020); Non-Executive Director and a member of the Compensation Committee of PIMCO Europe Ltd (since December 2017). Formerly, Consultant to PIMCO (January 2021-June 2021); Formerly, Managing Director of Allianz Asset Management of America L.P. (2005-2019); member of the Management Board and Chief Operating Officer of Allianz Asset Management of America L.P (2006-2019); Member of the Management Board of Allianz Global Investors Fund Management LLC (2007-2014) and Managing Director of Allianz Global Investors Fund Management LLC (2011-2014).	29	None

(1)	“Independent Trustees” are those Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act).

(2)

Under the Fund’s Declaration of Trust, a Trustee serves until his or her death, retirement, removal, disqualification, resignation or replacement. In accordance with the Fund’s Declaration of Trust (see “Anti-Takeover and Other Provisions in the Declaration of Trust and Bylaws”), the Common and/or Preferred Shareholders of the Fund, as applicable, elect Trustees to fill the vacancies of Trustees whose terms expire at each annual meeting of the Fund’s shareholders.

(3)

The term “Fund Complex” as used herein includes the Fund and any other registered investment company (i) that holds itself out to investors as a related company for purposes of investment and investor services; or (ii) for which PIMCO or an affiliate of PIMCO serves as primary investment adviser. Prior to February 1, 2021, the Fund Complex would have included a number of open- and closed-end funds advised by Allianz Global Investors U.S. LLC (“AllianzGI”), an affiliate of PIMCO. Effective February 1, 2021 (and February 26, 2021 with respect to Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund), however, Virtus Investment Advisers, Inc. (“Virtus”) became the primary investment adviser of those funds (such Virtus-advised funds, the “Former Allianz-Managed Funds”), and therefore they are no longer included within the definition of Fund Complex as used herein. As of the date of this statement of additional information, AllianzGI serves as sub-adviser to most of the remaining Former Allianz-Managed Funds.

(4)	Ms. McCartney was appointed as a Trustee of the Fund effective July 1, 2022.

(5)	Ms. Vandecruze was appointed as a Trustee of the Fund effective June 30, 2021.

(6)	“Interested Trustees” are those Trustees treated as “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund.

Officers

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Eric D. Johnson[1] 1970	President	Since 2019.	Executive Vice President and Head of Funds Business Group Americas, PIMCO. President, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Keisha Audain-Pressley[2] 1975	Chief Compliance Officer	Since 2018.	Executive Vice President and Deputy Chief Compliance Officer, PIMCO. Chief Compliance Officer, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Ryan G. Leshaw[1] 1980	Chief Legal Officer	Since 2019.	Executive Vice President and Senior Counsel, PIMCO. Chief Legal Officer, PIMCO-Managed Funds. Chief Legal Officer and Secretary, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly, Associate, Willkie Farr & Gallagher LLP.

Joshua D. Ratner[2] 1976	Senior Vice President	Since 2019.	Executive Vice President and Head of Americas Operations, PIMCO. Senior Vice President, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Peter G. Strelow[1] 1970	Senior Vice President	Since 2019.	Managing Director and Co-Chief Operating Officer, PIMCO. Senior Vice President, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly, Chief Administrative Officer, PIMCO.

Wu-Kwan Kit[1] 1981	Vice President, Senior Counsel and Secretary	Since 2018.	Senior Vice President and Senior Counsel, PIMCO. Vice President, Senior Counsel and Secretary, PIMCO-Managed Funds. Assistant Secretary, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT. Formerly, Assistant General Counsel, VanEck Associates Corp.

Jeffrey A. Byer[1] 1976	Vice President	Since 2020.	Executive Vice President, PIMCO. Vice President, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Brian J. Pittluck[1] 1977	Vice President	Since 2020.	Senior Vice President, PIMCO. Vice President, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Elizabeth A. Duggan[1] 1964	Vice President	Since March 2021.	Executive Vice President, PIMCO. Vice President, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Mark A. Jelic[1] 1981	Vice President	Since September 2021.	Senior Vice President, PIMCO. Vice President, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Bijal Parikh[1] 1978	Treasurer	Since January 2021.	Executive Vice President, PIMCO. Treasurer, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Name, Address and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During the Past 5 Years
Erik C. Brown[3] 1967	Assistant Treasurer	Since 2015.	Executive Vice President, PIMCO. Assistant Treasurer, PIMCO-Managed Funds, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

Brandon T. Evans[1] 1982	Deputy Treasurer	Since March 2022.	Senior Vice President, PIMCO. Deputy Treasurer, PIMCO-Managed Funds, Assistant Treasurer, PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT.

(1)	The address of these officers is Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

(2)	The address of these officers is Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.

(3)	The address of these officers is Pacific Investment Management Company LLC, 401 Congress Ave., Austin, Texas 78701.

Each of the Fund’s executive officers is an “interested person” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) as a result of his or her position(s) set forth in the table above.

Trustee Qualifications. The Board has determined that each Trustee is qualified to serve as such based on several factors (none of which alone is decisive). Each Trustee is knowledgeable about the Fund’s business and service provider arrangements in part because he or she serves as trustee or director to a number of other investment companies advised by the Investment Manager and/or its affiliates with similar arrangements to that of the Fund. Among the factors the Board considered when concluding that an individual is qualified to serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual’s ability to work effectively with other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, where relevant, other investment companies) and other complex enterprises and organizations; and (iv) how the individual’s skills, experiences and attributes would contribute to an appropriate mix of relevant skills and experience on the Board.

In respect of each current Trustee, the individual’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination by the Board that the individual is qualified to serve as a Trustee of the Fund. The following is a summary of various qualifications, experiences and skills of each Trustee (in addition to business experience during the past five years set forth in the table above) that contributed to the Board’s conclusion that an individual is qualified to serve on the Board. References to qualifications, experiences and skills are not intended to hold out the Board or individual Trustees as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

Sarah E. Cogan — Ms. Cogan has substantial legal experience in the investment management industry, having served as a partner at a large international law firm in the corporate department for over 25 years and as former head of the registered funds practice. She has extensive experience in oversight of investment company boards through her experience as counsel to the Independent Trustees of certain PIMCO-Managed Funds and as counsel to other independent trustees, investment companies and asset management firms.

Deborah A. DeCotis — Ms. DeCotis has substantial senior executive experience in the investment banking industry, having served as a Managing Director for Morgan Stanley. She has extensive board experience and experience in oversight of investment management functions through her experience as a former Director of the Helena Rubenstein Foundation, Stanford Graduate School of Business and Armor Holdings.

David N. Fisher — Mr. Fisher has substantial executive experience in the investment management industry. Mr. Fisher is a Managing Director and Co-Head of U.S. Global Wealth Management Strategic Accounts at PIMCO. In this role, he helps oversee relationships with key distribution partners and develop the firm’s growth strategy across wealth management channels. Prior to taking on this position, Mr. Fisher was Head of Traditional Product Strategies at PIMCO, where he oversaw teams of product strategists covering core and non-core fixed income strategies as well as the firm’s suite of equity strategies, was a Global Bond Strategist at PIMCO, and has managed PIMCO’s Total Return Strategy. Because of his familiarity with PIMCO and its affiliates, Mr. Fisher serves as an important information resource for the Independent Trustees and as a facilitator of communication with PIMCO.

Joseph B. Kittredge, Jr. — Mr. Kittredge has substantial experience in the investment management industry, having served for thirteen years as General Counsel to Grantham, Mayo, Van Otterloo & Co. LLC, the adviser to the GMO mutual fund complex, and as a Trustee and senior officer for Funds in the GMO complex. Previously, he was a partner at a large international law firm. Mr. Kittredge has extensive experience in asset management regulation and has provided legal advice to investment company boards, registered funds and their sponsors with respect to a broad range of financial, legal, tax, regulatory and other issues. He also serves as the Audit Oversight Committee’s Chair and has been determined by the Board to be an “audit committee financial expert.”

John C. Maney — Mr. Maney has substantial executive and board experience in the investment management industry. Prior to January 2020, he served in a variety of senior-level positions with investment advisory firms affiliated with the Investment Manager, including Allianz Asset Management of America L.P. (the Investment Manager’s U.S. parent company). In addition, Mr. Maney currently provides various services to the Investment Manager as a senior advisor. Because of his familiarity with the Investment Manager and affiliated entities, he serves as an important information resource for the Independent Trustees and as a facilitator of communication with the Investment Manager and its affiliates.

Kathleen McCartney — Ms. McCartney has substantial board experience, having served on a number of nonprofit boards, as trustee of Tufts University, director of the American Council on Education, director of the Consortium on Financing Higher Education, founding board member of edX, and director of the Bellwether Education Partners board.

William B. Ogden, IV — Mr. Ogden has substantial senior executive experience in the investment banking industry. He served as Managing Director at Citigroup, where he established and led the firm’s efforts to raise capital for, and provide mergers and acquisition advisory services to, asset managers and investment advisers. He also has significant experience with fund products through his senior-level responsibility for originating and underwriting a broad variety of such products.

Alan Rappaport — Mr. Rappaport has substantial senior executive experience in the financial services industry. He formerly served as Chairman and President of the Private Bank of Bank of America and as Vice Chairman of U.S. Trust and as an Advisory Director of an investment firm.

E. Grace Vandecruze — Ms. Vandecruze has substantial senior executive experience in the financial services industry. She is Founder and Managing Director of Grace Global Capital LLC, a strategic advisory firm to the insurance industry (since 2006). She has extensive board experience and experience in oversight of investment management and insurance company functions through her experience as a Director and Member of the Audit Committee and the Wealth Solutions Advisory Committee, M Financial Group, a life insurance company (2021), a Director of The Doctors Company, a medical malpractice insurance company (since 2020) and a Director and Member of the Investment & Risk Committee, Resolution Life Group Holdings, a global life insurance group (since 2021).

Committees of the Board of Trustees

Audit Oversight Committee. The Board has established an Audit Oversight Committee, currently consisting of Mses. DeCotis, Cogan, McCartney and Vandecruze and Messrs. Kittredge, Ogden and Rappaport, each of whom is an Independent Trustee. Mr. Kittredge is the current Chair of the Fund’s Audit Oversight Committee.

The Audit Oversight Committee provides oversight with respect to the internal and external accounting and auditing procedures of the Fund and, among other things, determines the selection of an independent registered public accounting firm for the Fund and considers the scope of the audit, approves all audit and permitted non-audit services proposed to be performed by those auditors on behalf of the Fund and approves non-audit services to be performed by the auditors for certain affiliates, including PIMCO and entities in a control relationship with PIMCO that provide services to the Fund where the engagement relates directly to the operations and financial reporting of the Fund. The Audit Oversight Committee considers the possible effect of those services on the independence of the Fund’s independent registered public accounting firm. During the fiscal year ended December 31, 2021, the Audit Oversight Committee met six times.

Governance and Nominating Committee. The Board has established a Governance and Nominating Committee composed solely of Independent Trustees, currently consisting of Messrs. Kittredge, Ogden, Rappaport and Mses. Cogan, DeCotis, McCartney and Vandecruze. Ms. DeCotis is the current Chair of the Governance and Nominating Committee. The primary purposes and responsibilities of the Governance and Nominating Committee are (i) advising and making recommendations to the Board on matters concerning Board governance and related Trustee practices, and (ii) the screening and nomination of candidates for election to the Board as Independent Trustees.

The responsibilities of the Governance and Nominating Committee include considering and making recommendations to the Fund’s Board regarding: (1) governance, retirement and other policies, procedures and practices relating to the Board and the Trustees; (2) in consultation with the Chair of the Board, matters concerning the functions and duties of the Trustees and committees of the Board; (3) the size of the Board and, in consultation with the Chair of the Board, the Board’s committees and their composition; and (4) Board and committee meeting procedures. The Committee will also periodically review and recommend for approval by the Board the structure and levels of compensation and any related benefits to be paid or provided by the Fund to the Independent Trustees for their services on the Board and any committees on the Board. The Governance and Nominating Committee is responsible for reviewing and recommending qualified candidates to the Board in the event that a position is vacated or created or when Trustees are to be re-elected. During the fiscal year ended December 31, 2021, the Governance and Nominating Committee met three times.

Qualifications, Evaluation and Identification of Trustee/Nominees. The Governance and Nominating Committee of the Fund requires that Trustee candidates have a college degree or equivalent business experience. When evaluating candidates, the Governance and Nominating Committee may take into account a wide variety of factors including, but not limited to: (i) availability and commitment of a candidate to attend meetings and perform his or her responsibilities on the Board, (ii) relevant industry and related experience, (iii) educational background, (iv) ability, judgment and expertise and (v) overall diversity of the Board’s composition. The process of identifying nominees involves the consideration of candidates recommended by one or more of the following sources: (i) the Fund’s current Trustees, (ii) the Fund’s officers, (iii) the Fund’s investment adviser, (iv) the Fund’s shareholders and (v) any other source the Committee deems to be appropriate. The Governance and Nominating Committee may, but is not required to, retain a third-party search firm at the Fund’s expense to identify potential candidates.

Consideration of Candidates Recommended by Shareholders. The Governance and Nominating Committee will review and consider nominees recommended by shareholders to serve as Trustees, provided that the recommending shareholder follows the “Procedures for Shareholders to Submit Nominee Candidates,” which are set forth as Appendix B to the Fund’s Governance and Nominating Committee Charter and attached as Appendix A to this Statement of Additional Information. Among other requirements, these procedures provide that the recommending shareholder must submit any recommendation in writing to the Fund, to the attention of the Fund’s Secretary, at the address of the principal executive offices of the Fund and that such submission must be received at such offices not less than 45 days nor more than 75 days prior to the date of the Board or shareholder meeting at which the nominee would be elected. Any recommendation must include certain biographical and other information regarding the candidate and the recommending shareholder, and must include a written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected. The foregoing description of the requirements is only a summary. Please refer to Appendix B to the Governance and Nominating Committee Charter, which is attached to this Statement of Additional Information as Appendix A for details.

The Governance and Nominating Committee has full discretion to reject nominees recommended by shareholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board of Trustees.

Diversity. The Governance and Nominating Committee takes diversity of a particular nominee and overall diversity of the Board into account when considering and evaluating nominees for Trustee. The Board has adopted a diversity policy and, when considering a nominee’s and the Board’s diversity, the Committee generally considers the manner in which each nominee’s professional experience, education, expertise in matters that are relevant to the oversight of the Fund (e.g., investment management, distribution, accounting, trading, compliance, legal), general leadership experience, and life experience are complementary and, as a whole, contribute to the ability of the Board to oversee the Fund.

Valuation Oversight Committee. The Board has established a Valuation Oversight Committee currently consisting of Messrs. Kittredge, Ogden and Rappaport and Mses. Cogan, DeCotis, McCartney and Vandecruze. Mr. Ogden is the Chair of the Valuation Oversight Committee. The Valuation Oversight Committee has been delegated responsibility by the Board for overseeing determination of the fair value of the Fund’s portfolio securities and other assets on behalf of the Board in accordance with the Fund’s valuation procedures. The Valuation Oversight Committee reviews and approves procedures for the fair valuation of the Fund’s portfolio securities and periodically reviews information from PIMCO regarding fair value determinations made pursuant to Board-approved procedures, and makes related recommendations to the full Board and assists the full Board in resolving particular fair valuation and other valuation matters. In certain circumstances as specified in the Fund’s valuation policies, the Valuation Oversight Committee may also determine the fair value of portfolio holdings after consideration of all relevant factors, which determinations shall be reported to the full Board. During the fiscal year ended December 31, 2021, the Valuation Oversight Committee met four times.

Contracts Committee. The Board has established a Contracts Committee currently consisting of Messrs. Kittredge, Ogden, Rappaport and Mses. Cogan, DeCotis, McCartney and Vandecruze. Ms. Cogan serves as the Chair of the Fund’s Contracts Committee. The Contracts Committee meets as the Board deems necessary to review the performance of, and the reasonableness of the fees paid to, as applicable, the Fund’s investment adviser(s) and any sub-adviser(s), administrators(s) and principal underwriters(s) and to make recommendations to the Board regarding the approval and continuance of the Fund’s contractual arrangements for investment advisory, sub-advisory, administrative and distribution services, as applicable. During the fiscal year ended December 31, 2021, the Contracts Committee met three times.

Performance Committee. The Board has established a Performance Committee, currently consisting of Messrs. Kittredge, Ogden, Rappaport, Maney and Fisher and Mses. Cogan, DeCotis, McCartney and Vandecruze. Mr. Rappaport serves as the Chair of the Performance Committee. The Performance Committee’s

responsibilities include reviewing the performance of the Fund and any changes in investment philosophy, approach and personnel of the Investment Manager. During the fiscal year ended December 31, 2021, the Performance Committee met four times.

Securities Ownership

For each Trustee, the following table discloses the dollar range of equity securities in the Fund beneficially owned by the Trustee and, on an aggregate basis, in any registered investment companies overseen by the Trustee within the Fund’s family of investment companies, as of December 31, 2021:

Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies (1)

Independent Trustees

Sarah E. Cogan	None	Over $100,000

Deborah A. DeCotis	None	Over $100,000

Joseph B. Kittredge, Jr.	Over $100,000	Over $100,000

Kathleen McCartney(2)	None	None

William B. Ogden, IV	$50,001-$100,000	Over $100,000

Alan Rappaport	$10,001-$50,000	Over $100,000

E. Grace Vandecruze(3)	None	None

Interested Trustees

David N. Fisher	None	Over $100,000

John C Maney	None	Over $100,000

(1)

The term “Family of Investment Companies” as used herein includes the Fund and the following registered investment companies: PIMCO Access Income Fund, PIMCO Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO California Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III, PIMCO New York Municipal Income Fund III, PIMCO Corporate & Income Opportunity Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Income Opportunity Fund, PCM Fund, Inc., PIMCO Dynamic Credit and Mortgage Income Fund, PIMCO Dynamic Income Fund, PIMCO Dynamic Income Opportunities Fund, PIMCO Access Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II, PIMCO Global StocksPLUS® & Income Fund, PIMCO Strategic Income Fund, Inc., PIMCO Flexible Municipal Income Fund, PIMCO Flexible Credit Income Fund, PIMCO Energy and Tactical Credit Opportunities Fund, PIMCO Flexible Emerging Markets Income Fund and each series of PIMCO Managed Accounts Trust.

(2)	Ms. McCartney was appointed as a Trustee of the Fund effective July 1, 2022.

(3)	Ms. Vandecruze was appointed as a Trustee of the Fund effective June 30, 2021.

To the Fund’s knowledge, the following table provides information regarding each class of securities owned beneficially in an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Fund as of December 31, 2021 by Independent Trustees and their immediate family members:

Name of Trustee	Name of Owners and Relations to Trustee	Company	Title of Class	Value of Securities	Percent of Class

Sarah E. Cogan	None	N/A	N/A	N/A	N/A

Deborah A. DeCotis	None	N/A	N/A	N/A	N/A

Joseph B. Kittredge, Jr.	None	N/A	N/A	N/A	N/A

Kathleen McCartney(1)	None	N/A	N/A	N/A	N/A

William B. Ogden, IV(2)	None	N/A	N/A	N/A	N/A

Alan Rappaport	None	N/A	N/A	N/A	N/A

E. Grace Vandecruze(3)	None	N/A	N/A	N/A	N/A

(1)	Ms. McCartney was appointed as a Trustee of the Fund effective July 1, 2022.

(2)	Mr. Ogden owns a less than 1% limited liability company interest in PIMCO Global Credit Opportunity Onshore Fund LLC, a PIMCO-sponsored private investment vehicle.

(3)	Ms. Vandecruze was appointed as a Trustee of the Fund effective June 30, 2021.

As of July 22, 2022, the Trustees and officers of the Fund as a group owned less than 1% of the outstanding Common Shares.

As of July 22, 2022, to the knowledge of the Fund, the following entities owned beneficially or of record 5% or more of the Fund’s outstanding equity securities. To the knowledge of the Fund, no other person owned beneficially or of record 5% or more of the Fund’s outstanding equity securities on such date.

Record/Beneficial Owner	Class	Percentage of Outstanding Shares of Fund Owned of Record

NATIONAL FINANCIAL SERVICES LLC 200 LIBERTY ST, ONE WORLD FINANCIAL CENTER NEW YORK NY 10281-100	Common Shares	15.03%

MERRILL LYNCH PROFESSIONAL CLEARING CORP. 222 BROADWAY NEW YORK, NY 10038	Common Shares	13.04%

CHARLES SCHWAB & CO INC 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	Common Shares	12.24%

Record/Beneficial Owner	Class	Percentage of Outstanding Shares of Fund Owned of Record

MORGAN STANLEY SMITH BARNEY HARBORSIDE FINANCIAL CENTER, PLAZA 2 JERSEY CITY, NJ 07311	Common Shares	9.28%

TD AMERITRADE INC PO BOX 2226 OMAHA NE 68103-2226	Common Shares	9.20%

WELLS FARGO CLEARING SERVICES, LLC 1 NORTH JEFFERSON AVE SAINT LOUIS, MO 63103-2523	Common Shares	5.93%

UBS SECURITIES LLC 677 WASHINGTON BOULEVARD, STAMFORD, CT 6912	Preferred Shares	73.61%

BANK OF NEW YORK MELLON ONE WALL STREET NEW YORK, NEW YORK 10286	Preferred Shares	11.07%

OPPENHEIMER & CO., INC. 125 BROAD STREET, NEW YORK, NY 10004	Preferred Shares	5.90%

PERSHING LLC 1 PERSHING PLZ JERSEY CITY, NJ 07399-000	Preferred Shares	5.72%

Trustees’ Compensation

Each of the Independent Trustees serves as a trustee of PIMCO Municipal Income Fund, PIMCO California Municipal Income Fund, PIMCO New York Municipal Income Fund, PIMCO Municipal Income Fund II, PIMCO California Municipal Income Fund II, PIMCO New York Municipal Income Fund II, PIMCO Municipal Income Fund III, PIMCO California Municipal Income Fund III, PIMCO New York Municipal Income Fund III, PIMCO Access Income Fund, PIMCO Corporate & Income Strategy Fund, PIMCO Corporate & Income Opportunity Fund, PIMCO Dynamic Income Fund, PIMCO High Income Fund, PIMCO Income Strategy Fund, PIMCO Income Strategy Fund II, PIMCO Global StocksPLUS®& Income Fund, PIMCO Energy and Tactical Credit Opportunities Fund, PCM Fund, Inc., PIMCO Strategic Income Fund, Inc. and PIMCO Dynamic Income Opportunities Fund, each a closed-end fund for which the Manager serves as investment manager (together with the Fund, the “PIMCO Closed-End Funds”), as well as PIMCO Flexible Emerging Markets Income Fund, PIMCO Flexible Credit Income Fund, PIMCO California Flexible Municipal Income Fund and PIMCO Flexible Municipal Income Fund, each a closed-end investment management company that is operated as an “interval fund” for which the Manager serves as investment manager (the “PIMCO Interval Funds”) and PIMCO Managed Accounts Trust (“PMAT”), an open-end investment management company with multiple series for which the Manager serves as investment adviser and administrator (together with the PIMCO Closed-End Funds and the PIMCO Interval Funds, the “PIMCO-Managed Funds”).

Each Independent Trustee receives annual compensation of $250,000 for his or her service on the Boards of the PIMCO-Managed Funds, payable quarterly. The Independent Chair of the Boards receives an additional $75,000 per year, payable quarterly. The Audit Oversight Committee Chair receives an additional $35,000 annually, payable quarterly. The Performance Committee Chair and the Valuation Oversight Committee Chair each receive an additional $10,000 annually, payable quarterly. The Contracts Committee Chair receives an additional $25,000 annually, payable quarterly. Trustees are also reimbursed for meeting-related expenses.

Each Trustee’s compensation for his or her service as a Trustee on the Boards of the PIMCO-Managed Funds and other costs in connection with joint meetings of the funds are allocated among the PIMCO-Managed Funds, as applicable, on the basis of fixed percentages as among PMAT, the PIMCO Interval Funds and the PIMCO Closed-End Funds. Trustee compensation and other costs are then further allocated pro rata among the individual funds within each grouping based on each such fund’s relative net assets.

The Fund has no employees. The Fund’s officers and Interested Trustees (Mr. Fisher and Mr. Maney) are compensated by the Manager or its affiliates, as applicable.

The following table sets forth information regarding the compensation received by the Independent Trustees for the fiscal year ended December 31, 2021 for serving as Trustees of the Fund and other funds in the same Fund Complex as the Fund. Each officer and each Trustee who is a director, officer, partner, member or employee of the Investment Manager, or of any entity controlling, controlled by or under common control with the Investment Manager, including any Interested Trustee, serves without any compensation from the Fund.

Name of Trustee(2)	Aggregate Compensation from the Fund for the Fiscal Year Ending December 31, 2021	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex Paid to the Trustees for the Calendar Year Ended December 31, 2021(1)

Sarah E. Cogan	$11,611	N/A	N/A	$225,000

Deborah A. DeCotis	$15,482	N/A	N/A	$300,000

Hans W. Kertess(3)	$11,611	N/A	N/A	$225,000

Joseph B. Kittredge, Jr.	$14,192	N/A	N/A	$275,000

Kathleen McCartney(4)	N/A	N/A	N/A	N/A

William B. Ogden, IV	$11,611	N/A	N/A	$225,000

Alan Rappaport	$11,611	N/A	N/A	$225,000

E. Grace Vandecruze(5)	$ 8,518	N/A	N/A	$168,750

(1)	As of December 31, 2021, the “Fund Complex” as used herein included the PIMCO-Managed Funds.

(2)	Messrs. Fisher and Maney are Interested Persons of the Fund and do not receive compensation from the Fund for their services as Trustees.

(3)	Mr. Kertess retired and resigned from the Board effective December 31, 2021.

(4)	Ms. McCartney became a Trustee of the Fund effective July 1, 2022.

(5)	Ms. Vandecruze became a Trustee of the Fund effective June 30, 2021.

Codes of Ethics

The Fund and PIMCO have each adopted a code of ethics under Rule 17j-1 of the 1940 Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund. The codes of ethics are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.

INVESTMENT MANAGER

Investment Manager

PIMCO, a Delaware limited liability company, serves as investment manager to the Fund pursuant to an investment management agreement (the “Investment Management Agreement”) between PIMCO and the Fund. PIMCO is located at 650 Newport Center Drive, Newport Beach, California 92660. As of March 31, 2022, PIMCO had approximately $2.05 trillion of assets under management. As of March 31, 2022, PIMCO had $1.94 trillion of third-party assets under management.

PIMCO is a majority owned subsidiary of Allianz Asset Management of America L.P. (“Allianz Asset Management”) with minority interests held by Allianz Asset Management of America LLC, and Allianz Asset Management U.S. Holding II LLC, each a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited partnership under Delaware law in 1987. Through various holding company structures, Allianz Asset Management is majority owned by Allianz SE. Allianz SE is a European based, multinational insurance and financial services holding company and a publicly traded German company.

The general partner of Allianz Asset Management has substantially delegated its management and control of Allianz Asset Management to a Management Board. The Management Board of Allianz Asset Management is comprised of Tucker J. Fitzpatrick.

As of the date of this Statement of Additional Information, there are no significant institutional shareholders of Allianz SE. Absent an SEC exemption or other regulatory relief, the Fund generally is precluded from effecting principal transactions with brokers that are deemed to be affiliated persons of the Fund or PIMCO, and the Fund’s ability to purchase securities being underwritten by an affiliated broker or a syndicate including an affiliated broker is subject to restrictions. Similarly, the Fund’s ability to utilize the affiliated brokers for agency transactions is subject to the restrictions of Rule 17e-1 under the 1940 Act. PIMCO does not believe that the restrictions on transactions with the affiliated brokers described above will materially adversely affect its ability to provide services to the Fund, the Fund’s ability to take advantage of market opportunities, or the Fund’s overall performance.

Legal Proceedings. On May 17, 2022, Allianz Global Investors U.S. LLC (“AGI U.S.”) pleaded guilty in connection with the proceeding United States of America v. Allianz Global Investors U.S. LLC. AGI U.S. is an indirect subsidiary of Allianz SE. The conduct resulting in the matter described above occurred entirely within AGI U.S. and did not involve PIMCO, or any personnel of PIMCO. Nevertheless, because of the disqualifying conduct of AGI U.S., their affiliate, PIMCO would have been disqualified from serving as the investment adviser and as the principal underwriter, to the Fund in the absence of SEC exemptive relief. PIMCO has received exemptive relief from the SEC to permit them to continue serving as investment adviser and principal underwriter for U.S.-registered investment companies, including the Fund.

Investment Management Agreement

Pursuant to an investment management agreement between the Investment Manager and the Fund (the “Investment Management Agreement”), the Fund has agreed to pay the Investment Manager an annual fee, payable monthly, in an amount equal to 0.685% of the Fund’s average daily net asset value (including daily net assets attributable to any Preferred Shares) for the services rendered, for the facilities it provides and for certain expenses borne by the Investment Manager pursuant to the Investment Management Agreement. Average daily net asset value includes total assets of the Fund (including daily net assets attributable to any Preferred Shares) minus accrued liabilities.

Pursuant to the Investment Management Agreement, PIMCO shall provide to the Fund investment guidance and policy direction in connection with the management of the Fund, including oral and written research, analysis, advice and statistical and economic data and information. In addition, under the terms of the Investment Management Agreement, subject to the general supervision of the Board of Trustees, PIMCO shall provide or cause to be furnished all supervisory and administrative and other services reasonably necessary for the operation of the Fund under the unified management fee structure, including but not limited to the supervision and coordination of matters relating to the operation of the Fund, including any necessary coordination among the custodian, transfer agent, dividend disbursing agent, and recordkeeping agent (including pricing and valuation of the Fund), accountants, attorneys, auction agents and other parties performing services or operational functions for the Fund; the provision of adequate personnel, office space, communications facilities, and other facilities necessary for the effective supervision and administration of the Fund, as well as the services of a sufficient number of persons competent to perform such supervisory and administrative and clerical functions as are necessary for compliance with federal securities laws and other applicable laws; the maintenance of the books and records of the Fund; the preparation of all federal, state, local and foreign tax returns and reports for the Fund; the provision of administrative services to shareholders for the Fund including the maintenance of a shareholder information telephone number, the provision of certain statistical information and performance of the Fund, an internet website (if requested), and maintenance of privacy protection systems and procedures; the preparation and filing of such registration statements and other documents with such authorities as may be required to register and maintain the listing of the shares of the Fund; the taking of other such actions as may be required by applicable law (including establishment and maintenance of a compliance program for the Fund); and the preparation, filing and distribution of proxy materials, periodic reports to shareholders and other regulatory filings.

In addition, under the Investment Management Agreement, PIMCO will procure, at its own expense, the following services, and will bear expenses associated with the following for the Fund: a custodian or custodians for the Fund to provide for the safekeeping of the Fund’s assets; a recordkeeping agent to maintain the portfolio accounting records for the Fund; a transfer agent for the Fund; a dividend disbursing agent and/or registrar for the Fund; all audits by the Fund’s independent public accountant (except fees to auditors associated with satisfying rating agency requirements for Preferred Shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents); valuation services; maintaining the Fund’s tax records; all costs and/or fees incident to meetings of the Fund’s shareholders, the preparation, printing and mailing of the Fund’s prospectuses (although the Fund will bear such expenses in connection with the offerings made pursuant to the Prospectus as noted below), notices and proxy statements, press releases and reports to its Shareholders, the filing of reports with regulatory bodies, the maintenance of the Fund’s existence and qualification to do business, the expense of issuing, redeeming, registering and qualifying for sale, common shares with the federal and state securities authorities, and the expense of qualifying and listing Shares with any securities exchange or other trading system; legal services (except for extraordinary legal expenses); costs of printing certificates representing Shares of the Fund; the Fund’s pro rata portion of its fidelity bond and other insurance premiums; and association membership dues.

The Fund (and not PIMCO) will be responsible for certain fees and expenses that are not covered by the unified fee under the Investment Management Agreement. These include fees and expenses, including travel expenses, and fees and expenses of legal counsel retained for their benefit, of Trustees who are not officers, employees, partners, shareholders or members of PIMCO or its subsidiaries or affiliates; the salaries and other compensation or expenses, including travel expenses, of any of the Fund’s executive officers and employees, if any, who are not officers, directors, shareholders, members, partners or employees of PIMCO or its subsidiaries or affiliates; taxes and governmental fees, if any, levied against the Fund; brokerage fees and commissions, and other portfolio transaction expenses incurred by or for the Fund (including, without limitation, fees and expenses of outside legal counsel or third-party consultants retained in connection with reviewing, negotiating and structuring specialized loan and other investments made by the Fund, subject to specific or general authorization by the Fund’s Board of Trustees (for example, so-called “broken-deal costs” (e.g., fees, costs, expenses and liabilities, including, for example, due diligence-related fees, costs, expenses and liabilities, with respect to unconsummated investments))); expenses of the Fund’s securities lending (if any), including any securities lending agent fees, as governed by a separate securities lending agreement; costs, including interest expenses, of borrowing money or engaging in other types of leverage financing, including, without limitation, through the use by the Fund of TOBs, reverse repurchase agreements, bank borrowings and credit facilities; costs, including dividend cost and/or interest expenses and other costs (including, without limitation, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to ratings agencies and fees to auditors associated with satisfying ratings agency requirements for Preferred Shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents) associated with the Fund’s issuance, offering, redemption and maintenance of Preferred Shares, commercial paper or other senior securities for the purpose of incurring leverage; fees and expenses of any underlying funds or other pooled vehicles in which the Fund invests; dividend and interest expenses on short positions taken by the Fund; organizational and offering expenses of the Fund, including with respect to share offerings following the Fund’s initial offering, such as rights and shelf offerings (including expenses associated with offerings made pursuant to the Prospectus), and expenses associated with tender offers and other share repurchases and redemptions; extraordinary expenses including extraordinary legal expenses as may arise, including expenses incurred in connection with litigation, proceedings, other claims, and the legal obligations of the Fund to indemnify its Trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and expenses of the Fund which are capitalized in accordance with generally accepted accounting principles.

Because the fees received by the Investment Manager are based on the Fund’s average daily net asset value (including daily net assets attributable to any Preferred Shares), the Investment Manager has a financial incentive for the Fund to utilize Preferred Shares, which may create a conflict of interest between the Investment Manager, on the one hand, and the Common Shareholders, on the other hand.

A discussion regarding the basis for the Board’s most recent continuation of the Investment Management Agreement is available in the Fund’s annual report to shareholders for the fiscal year ended December 31, 2021 Pursuant to the Investment Management Agreement, the Fund paid the Investment Manager the following amounts for the fiscal years ended December 31, 2021, December 31, 2020, and December 31, 2019:

Fiscal Year	Management Fee Paid by Fund
December 31, 2021	$7,876,000
December 31, 2020	$7,756,000
December 31, 2019	$7,759,000

PIMCO expects to earn a profit on the management fee paid by the Fund. Also, under the terms of the Investment Management Agreement, PIMCO, and not Common Shareholders, would benefit from any price decreases in third-party services, including decreases resulting from an increase in net assets.

Certain Terms of the Investment Management Agreement

The Investment Management Agreement was approved by the Trustees of the Fund (including all of the Trustees who are not “interested persons” of the Investment Manager). By its terms the Investment Management Agreement continues in force with respect to the Fund for an initial one year period, and continues in force from year to year thereafter, but only so long as its continuance is approved at least annually by (i) vote, cast in person at a meeting called for that purpose, of a majority of those Trustees who are not “interested persons” of the Investment Manager or the Fund, and (ii) by the full Board of Trustees or the vote of a majority of the outstanding shares of all classes of the Fund. The Investment Management Agreement automatically terminates on assignment. The Investment Management Agreement may be terminated on not less than 60 days’ notice by the Investment Manager to the Fund or by the Fund to the Investment Manager.

Pursuant to the Investment Management Agreement, the Fund has agreed to pay PIMCO an annual management fee, payable on a monthly basis, at the annual rate of 0.685% of the Fund’s average daily “average daily net asset.” Average daily net asset value includes total assets of the Fund (including daily net assets attributable to any Preferred Shares) minus accrued liabilities.

Because the management fee received by PIMCO from the Fund is based on the average daily net asset value of the Fund (including daily net assets attributable to any Preferred Shares), PIMCO has a financial incentive for the Fund to utilize Preferred Shares, which may create a conflict of interest between PIMCO, on the one hand, and Common Shareholders, on the other hand.

The Investment Management Agreement provides that neither the Investment Manager nor its members, officers, directors or employees shall be subject to any liability for, or any damages, expenses or losses incurred, in connection with any act or omission or mistake in judgment connected with or arising out of any services rendered under the Investment Management Agreement except by reason of willful misfeasance, bad faith or gross negligence in performance of the Investment Manager’s duties, or by reason of reckless disregard of the Investment Manager’s obligations and duties under the Investment Management Agreement.

Portfolio Managers

Other Accounts Managed. The portfolio managers who are jointly and primarily responsible for the day-to-day management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated in the table below. The following table identifies, as of December 31, 2021 (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by each portfolio manager (exclusive of the Fund); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such companies, vehicles and accounts with respect to which the management fee is based on performance. The information includes amounts managed by a team, committee, or other group that includes the portfolio managers.

Portfolio Manager	Total Number of Other Accounts	Total Assets of All Other Accounts (in $ Millions)	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee (in $ Millions)
David Hammer
Registered Investment Companies	23	$13,074.06	0	$0.00
Other Pooled Investment Vehicles	9	$45,111.29	5	$44,556.23
Other Accounts	147	$12,671.14	0	$0.00

Conflicts of Interest

From time to time, potential and actual conflicts of interest may arise between a portfolio manager’s management of the investments of the Fund, on the one hand, and the management of other accounts, on the other. Potential and actual conflicts of interest may also arise as a result of PIMCO’s other business activities and PIMCO’s possession of material non-public information (“MNPI”) about an issuer. Other accounts managed by a portfolio manager might have similar investment objectives or strategies as the Fund, track the same index as the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund. The other accounts might also have different investment objectives or strategies than the Fund. Potential and actual conflicts of interest may also arise as a result of PIMCO serving as investment adviser to accounts that invest in the Fund. In this case, such conflicts of interest could in theory give rise to incentives for PIMCO to, among other things, vote proxies of the Fund in the manner beneficial to the investing account but detrimental to the Fund. Conversely, PIMCO’s duties to the Fund, as well as regulatory or other limitations applicable to the Fund, may affect the courses of action available to PIMCO-advised accounts (including the Fund) that invest in the Fund in a manner that is detrimental to such investing accounts. In addition, regulatory restrictions, actual or potential conflicts of interest or other considerations may cause PIMCO to restrict or prohibit participation in certain investments. Conflicts like those described herein may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client.

Because PIMCO is affiliated with Allianz SE, a large multi-national financial institution (together with its affiliates, “Allianz”), conflicts similar to those described below may occur between the Fund or other accounts managed by PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to the Fund or other accounts managed by PIMCO. In many cases, PIMCO will not be in a position to mitigate those actions or address those conflicts, which could adversely affect the performance of the Fund or other accounts managed by PIMCO (each, a “Client,” and collectively, the “Clients”). In addition, because certain Clients (as defined below) are affiliates of PIMCO or have investors who are affiliates or employees of PIMCO, PIMCO may have incentives to resolve conflicts of interest in favor of these Clients over other Clients.

Knowledge and Timing of Fund Trades. A potential conflict of interest may arise as a result of a portfolio manager’s day-to-day management of the Fund. Because of their positions with the Fund, the portfolio managers know the size, timing and possible market impact of the Fund’s trades. It is theoretically possible that the portfolio managers could use this information to the advantage of other accounts they manage and to the possible detriment of the Fund.

Cross Trades. A potential conflict of interest may arise in instances where the Fund buys an instrument from a Client or sells an instrument to a Client (each, a “cross trade”). Such conflicts of interest may arise, among other reasons, as a result of PIMCO representing the interests of both the buying party and the selling party in the cross trade or because the price at which the instrument is bought or sold through a cross trade may not be as favorable as the price that might have been obtained had the trade been executed in the open market. PIMCO effects cross trades when appropriate pursuant to procedures adopted under applicable rules and SEC guidance. Among other things, such procedures require that the cross trade is consistent with the respective investment policies and investment restrictions of both parties and is in the best interests of both the buying and selling accounts.

Investment Opportunities. A potential conflict of interest may arise as a result of a portfolio manager’s management of a number of accounts with varying investment guidelines. Often, an investment opportunity may be suitable for one or more Clients, but may not be available in sufficient quantities for all accounts to participate fully. Similarly, there may be limited opportunity to sell an investment held by the Fund and another Client. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities on a fair and equitable basis over time.

PIMCO seeks to allocate orders across eligible Client accounts with similar investment guidelines and investment styles fairly and equitably, taking into consideration relevant factors including, among others, applicable investment restrictions and guidelines, regulatory requirements, risk tolerances and available cash. As part of PIMCO’s trade allocation process, portions of new fixed income investment opportunities are distributed among Client account categories where the relevant portfolio managers seek to participate in the investment. Those portions are then further allocated among the Client accounts within such categories pursuant to PIMCO’s trade allocation policy. Portfolio managers managing quantitative strategies and specialized accounts, such as those focused on international securities, mortgage-backed securities, bank loans, or other specialized asset classes, will likely receive an increased distribution of new fixed income investment opportunities where the investment involves a quantitative strategy or specialized asset class that matches the investment objectives or focus of the Client account category.

Any particular allocation decision among Client accounts may be more or less advantageous to any one Client or group of Clients, and certain allocations will, to the extent consistent with PIMCO’s fiduciary obligations, deviate from a pro rata basis among Clients in order to address for example, differences in legal, tax, regulatory, risk management, concentration, exposure, Client guideline limitations and/or mandate or strategy considerations for the relevant Clients. PIMCO may determine that an investment opportunity or particular purchases or sales are appropriate for one or more Clients, but not appropriate for other Clients, or are appropriate or suitable for, or available to, Clients but in different sizes, terms, or timing than is appropriate or suitable for other Clients. For example, some Clients have higher risk tolerances than other Clients, such as private funds, which, in turn, allows PIMCO to allocate a wider variety and/or greater percentage of certain types of investments (which may or may not outperform other types of investments) to such Clients. Those Clients receiving an increased allocation as a result of the effect of their respective risk tolerance may be Clients that pay higher investment management fees or that pay incentive fees. In addition, certain Client account categories focusing on certain types of investments or asset classes will be given priority in new issue distribution and allocation with respect to the investments or asset classes that are the focus of their investment mandate. Legal, contractual, or regulatory issues and/or related expenses applicable to PIMCO or one or more Clients may result in certain Clients not receiving securities that may otherwise be appropriate for them or may result in PIMCO selling securities out of Client accounts even if it might otherwise be beneficial to continue to hold them. Additional factors that are taken into account in the distribution and allocation of investment opportunities to Client accounts include, without limitation: ability to utilize leverage and risk tolerance of the Client account; the amount of discretion and trade authority given to PIMCO by the Client; availability of other similar investment opportunities; the Client account’s investment horizon and objectives; hedging, cash and liquidity needs of the portfolio; minimum increments and lot sizes; and underlying benchmark factors. Given all of the foregoing factors, the amount, timing, structuring, or terms of an investment by a Client, including the Fund, may differ from, and performance may be lower than, investments and performance of other Clients, including those that may provide greater fees or other compensation (including performance-based fees or allocations) to PIMCO. PIMCO has also adopted additional procedures to complement the general trade allocation policy that are designed to address potential conflicts of interest due to the side-by-side management of the Fund and certain pooled investment vehicles, including investment opportunity allocation issues.

From time to time, PIMCO may take an investment position or action for one or more Clients that may be different from, or inconsistent with, an action or position taken for one or more other Clients having similar or differing investment objectives. These positions and actions may adversely impact, or in some instances may benefit, one or more affected Clients (including Clients that are PIMCO affiliates) in which PIMCO has an interest, or which pays PIMCO higher fees or a performance fee. For example, a Client may buy a security and another Client may establish a short position in that same security. The subsequent short sale may result in a decrease in the price of the security that the other Client holds. Similarly, transactions or investments by one or more Clients may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of another Client.

When PIMCO implements for one Client a portfolio decision or strategy ahead of, or contemporaneously with, similar portfolio decisions or strategies of another Client, market impact, liquidity constraints or other factors could result in one or more Clients receiving less favorable trading results, the costs of implementing such portfolio decisions or strategies could be increased or such Clients could otherwise be disadvantaged. On the other hand, potential conflicts may also arise because portfolio decisions regarding a Client may benefit other Clients. For example, the sale of a long position or establishment of a short position for a Client may decrease the price of the same security sold short by (and therefore benefit) other Clients, and the purchase of a security or covering of a short position in a security for a Client may increase the price of the same security held by (and therefore benefit) other Clients.

Under certain circumstances, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment. In addition, to the extent permitted by applicable law, a Client may also engage in investment transactions that may result in other Clients being relieved of obligations, or that may cause other Clients to divest certain investments (e.g., a Client may make a loan to, or directly or indirectly acquire securities or indebtedness of, a company that uses the proceeds to refinance or reorganize its capital structure, which could result in repayment of debt held by another Client). Such Clients (or groups of Clients) may have conflicting interests and objectives in connection with such investments, including with respect to views on the operations or activities of the issuer involved, the targeted returns from the investment and the timeframe for, and method of, exiting the investment. When making such investments, PIMCO may do so in a way that favors one Client over another Client, even if both Clients are investing in the same security at the same time. Certain Clients may invest on a “parallel” basis (i.e., proportionately in all transactions at substantially the same time and on substantially the same terms and conditions). In addition, other accounts may expect to invest in many of the same types of investments as another account. However, there may be investments in which one or more of such accounts does not invest (or invests on different terms or on a non-pro rata basis) due to factors such as legal, tax, regulatory, business, contractual or other similar considerations or due to the provisions of a Client’s governing documents. Decisions as to the allocation of investment opportunities among such Clients present numerous conflicts of interest, which may not be resolved in a manner that is favorable to a Client’s interests. To the extent an investment is not allocated pro rata among such entities, a Client could incur a disproportionate amount of income or loss related to such investment relative to such other Client.

In addition, Clients may invest alongside one another in the same underlying investments or otherwise pursuant to a substantially similar investment strategy as one or more other Clients. In such cases, certain Clients may have preferential liquidity and information rights relative to other Clients holding the same investments, with the result that such Clients will be able to withdraw/redeem their interests in underlying investments in priority to Clients who may have more limited access to information or more restrictive withdrawal/redemption rights. Clients with more limited information rights or more restrictive liquidity may therefore be adversely affected in the event of a downturn in the markets.

Further, potential conflicts may be inherent in PIMCO’s use of multiple strategies. For example, conflicts will arise in cases where different Clients invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients may own private securities or obligations of an issuer and other Clients may own or seek to acquire private securities of the same issuer. For example, a Client may acquire a loan, loan participation or a loan assignment of a particular borrower in which one or more other Clients have an equity investment, or may invest in senior debt obligations of an issuer for one Client and junior debt obligations or equity of the same issuer for another Client.

PIMCO may also, for example, direct a Client to invest in a tranche of a structured finance vehicle, such as a CLO or CDO, where PIMCO is also, at the same or different time, directing another Client to make investments in a different tranche of the same vehicle, which tranche’s interests may be adverse to other tranches. PIMCO may also cause a Client to purchase from, or sell assets to, an entity, such as a structured finance vehicle, in which other Clients may have an interest, potentially in a manner that will have an adverse effect on the other Clients. There may also be conflicts where, for example, a Client holds certain debt or equity securities of an issuer, and that same issuer has issued other debt, equity or other instruments that are owned by other Clients or by an entity, such as a structured finance vehicle, in which other Clients have an interest.

In each of the situations described above, PIMCO may take actions with respect to the assets held by one Client that are adverse to the other Clients, for example, by foreclosing on loans, by putting an issuer into default, or by exercising rights to purchase or sell to an issuer, causing an issuer to take actions adverse to certain classes of securities, or otherwise. In negotiating the terms and conditions of any such investments, or any subsequent amendments or waivers or taking any other actions, PIMCO may find that the interests of a Client and the interests of one or more other Clients could conflict. In these situations, decisions over items such as whether to make the investment or take an action, proxy voting, corporate reorganization, how to exit an investment, or bankruptcy or similar matters (including, for example, whether to trigger an event of default or the terms of any workout) may result in conflicts of interest. Similarly, if an issuer in which a Client and one or more other Clients directly or indirectly hold different classes of securities (or other assets, instruments or obligations issued by such issuer or underlying investments of such issuer) encounters financial problems, decisions over the terms of any workout will raise conflicts of interests (including, for example, conflicts over proposed waivers and amendments to debt covenants). For example, a debt holder may be better served by a liquidation of the issuer in which it may be paid in full, whereas an equity or junior bond holder might prefer a reorganization that holds the potential to create value for the equity holders. In some cases PIMCO may refrain from taking certain actions or making certain investments on behalf of Clients in order to avoid or mitigate certain conflicts of interest or to prevent adverse regulatory or other effects on PIMCO, or may sell investments for certain Clients (in each case potentially disadvantaging the Clients on whose behalf the actions are not taken, investments not made, or investments sold). In other cases, PIMCO may not refrain from taking actions or making investments on behalf of certain Clients that have the potential to disadvantage other Clients. In addition, PIMCO may take actions or refrain from taking actions in order to mitigate legal risks to PIMCO or its affiliates or its Clients even if disadvantageous to a Client’s account. Moreover, a Client may invest in a transaction in which one or more other Clients are expected to participate, or already have made or will seek to make, an investment.

Additionally, certain conflicts may exist with respect to portfolio managers who make investment decisions on behalf of several different types of Clients. Such portfolio managers may have an incentive to allocate trades, time or resources to certain Clients, including those Clients who pay higher investment management fees or that pay incentive fees or allocations, over other Clients. These conflicts may be heightened with respect to portfolio managers who are eligible to receive a performance allocation under certain circumstances as part of their compensation.

From time to time, PIMCO personnel may come into possession of MNPI which, if disclosed, might affect an investor’s decision to buy, sell or hold a security. Should a PIMCO employee come into possession of MNPI with respect to an issuer, he or she generally will be prohibited from communicating such information to, or using such information for the benefit of, Clients, which could limit the ability of Clients to buy, sell or hold certain investments, thereby limiting the investment opportunities or exit strategies available to Clients. In addition, holdings in the securities or other instruments of an issuer by PIMCO or its affiliates may affect the ability of a Client to make certain acquisitions of or enter into certain transactions with such issuer. PIMCO has no obligation or responsibility to disclose such information to, or use such information for the benefit of, any person (including Clients).

PIMCO maintains one or more restricted lists of companies whose securities are subject to certain trading prohibitions due to PIMCO’s business activities. PIMCO may restrict trading in an issuer’s securities if the issuer is on a restricted list or if PIMCO has MNPI about that issuer. In some situations, PIMCO may restrict Clients from trading in a particular issuer’s securities in order to allow PIMCO to receive MNPI on behalf of other Clients. A Client may be unable to buy or sell certain securities until the restriction is lifted, which could disadvantage the Client. PIMCO may also be restricted from making (or divesting of) investments in respect of some Clients but not others. In some cases PIMCO may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice relating to certain securities if a security is restricted due to MNPI or if PIMCO is seeking to limit receipt of MNPI.

PIMCO may conduct litigation or engage in other legal actions on behalf of one or more Clients. In such cases, Clients may be required to bear certain fees, costs, expenses and liabilities associated with the litigation. Other Clients that are or were investors in, or otherwise involved with, the subject investments may or may not (depending on the circumstances) be parties to such litigation actions, with the result that certain Clients may participate in litigation actions in which not all Clients with similar investments may participate, and such non-participating Clients may benefit from the results of such litigation actions without bearing or otherwise being subject to the associated fees, costs, expenses and liabilities. PIMCO, for example, typically does not pursue legal claims on behalf of its separate accounts. Furthermore, in certain situations, litigation or other legal actions pursued by PIMCO on behalf of a Client may be brought against or be otherwise adverse to a portfolio company or other investment held by a Client.

Co-Investments. The 1940 Act imposes significant limits on co-investment with affiliates of the Fund. PIMCO has applied for exemptive relief from the SEC that, if granted, would permit the Fund to, among other things, co-invest with certain affiliates. Co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and its affiliates. If granted, the exemptive order will impose certain conditions that may limit or restrict the Fund’s ability to participate in an investment or participate in an investment to a lesser extent. An inability to receive the desired allocation to potential investments may affect the Fund’s ability to achieve the desired investment returns.

In the event investment opportunities are allocated among the Fund and its affiliates pursuant to co-investment exemptive relief, the Fund may not be able to structure its investment portfolio in the manner desired. Although PIMCO will endeavor to allocate investment opportunities in a fair and equitable manner, the Fund will generally not be permitted to co-invest in any issuer in which a fund managed by PIMCO or any of its downstream affiliates (other than the Fund and its downstream affiliates) currently has an investment. However, the Fund would be able to co-invest with funds managed by PIMCO or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and its allocation procedures.

Pursuant to co-investment exemptive relief, if granted, the Fund will be able to invest in opportunities in which PIMCO and/or its affiliates has an investment, and PIMCO and/or its affiliates will be able to invest in opportunities in which the Fund has made an investment. From time to time, the Fund and its affiliates may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. Such investments inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. PIMCO has adopted procedures governing the co-investment in securities acquired in private placements with certain clients of PIMCO.

The foregoing is not a complete list of conflicts to which PIMCO or Clients may be subject. PIMCO seeks to review conflicts on a case-by-case basis as they arise. Any review will take into consideration the interests of the relevant Clients, the circumstances giving rise to the conflict, applicable PIMCO policies and procedures, and applicable laws. Clients (and investors in the Fund) should be aware that conflicts will not necessarily be resolved in favor of their interests and may in fact be resolved in a manner adverse to their interests. PIMCO will attempt to resolve such matters fairly, but even so, matters may be resolved in favor of other Clients which pay PIMCO higher fees or performance fees or in which PIMCO or its affiliates have a significant proprietary interest. There can be no assurance that any actual or potential conflicts of interest will not result in a particular Client or group of Clients receiving less favorable investment terms in or returns from certain investments than if such conflicts of interest did not exist.

Conflicts like those described above may also occur between Clients, on the one hand, and PIMCO or its affiliates, on the other. These conflicts will not always be resolved in favor of the Client. In addition, because PIMCO is affiliated with Allianz, a large multi-national financial institution, conflicts similar to those described above may occur between clients of PIMCO and PIMCO’s affiliates or accounts managed by those affiliates. Those affiliates (or their clients), which generally operate autonomously from PIMCO, may take actions that are adverse to PIMCO’s Clients. In many cases PIMCO will have limited or no ability to mitigate those actions or address those conflicts, which could adversely affect Client performance. In addition, certain regulatory restrictions may prohibit PIMCO from using certain brokers or investing in certain companies (even if such companies are not affiliated with Allianz) because of the applicability of certain laws and regulations applicable to PIMCO, Allianz SE or their affiliates. An account’s willingness to negotiate terms or take actions with respect to an investment may also be, directly or indirectly, constrained or otherwise impacted to the extent Allianz SE, PIMCO, and/or their affiliates, directors, partners, managers, members, officers or personnel are also invested therein or otherwise have a connection to the subject investment (e.g., serving as a trustee or board member thereof).

Performance Fees. A portfolio manager may advise certain accounts with respect to which the management fee is based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the portfolio manager in that the portfolio manager may have an incentive to allocate the investment opportunities that he or she believes might be the most profitable to such other accounts instead of allocating them to the Fund. PIMCO has adopted policies and procedures reasonably designed to allocate investment opportunities between the Fund and such other accounts on a fair and equitable basis over time.

Certain service providers to the Fund are expected to be owned by or otherwise related to or affiliated with a Client, and in certain cases, such service providers are expected to be, or are owned by, employed by, or otherwise related to, PIMCO, Allianz SE, their affiliates and/or their respective employees, consultants and other personnel. PIMCO may, in its sole discretion, determine to provide, or engage or recommend an affiliate of PIMCO to provide, certain services to the Fund, instead of engaging or recommending one or more third parties to provide such services. Subject to the governance requirements of a particular fund and applicable law, PIMCO or its affiliates, as applicable, will receive compensation in connection with the provision of such services. As a result, PIMCO faces a conflict of interest when selecting or recommending service providers for the Fund. Fees paid to an affiliated service provider will be determined in PIMCO’s commercially reasonable discretion, taking into account the relevant facts and circumstances, and consistent with PIMCO’s responsibilities. Although PIMCO has adopted various policies and procedures intended to mitigate or otherwise manage conflicts of interest with respect to affiliated service providers, there can be no guarantee that such policies and procedures (which may be modified or terminated at any time in PIMCO’s sole discretion) will be successful.

Portfolio Manager Compensation

PIMCO’s approach to compensation seeks to provide professionals with a Total Compensation Plan and process that is driven by PIMCO’s mission and values. Key Principles on Compensation Philosophy include:

•	PIMCO’s pay practices are designed to attract and retain high performers;

•	PIMCO’s pay philosophy embraces a corporate culture of rewarding strong performance, a strong work ethic, and meritocracy;

•	PIMCO’s goal is to ensure key professionals are aligned to PIMCO’s long-term success through equity participation; and

•	PIMCO’s “Discern and Differentiate” discipline guides total compensation levels.

The Total Compensation Plan consists of three components. The compensation program for portfolio managers is designed to align with clients’ interests, emphasizing each portfolio manager’s ability to generate long-term investment success for PIMCO’s clients. A portfolio manager’s compensation is not based solely on the performance of the Fund or any other account managed by that portfolio manager:

Base Salary – Base salary is determined based on core job responsibilities, positions/levels and market factors. Base salary levels are reviewed annually, when there is a significant change in job responsibilities or position, or a significant change in market levels.

Performance Bonus – Performance bonuses are designed to reward risk-adjusted performance and contributions to PIMCO’s broader investment process. The compensation process is not formulaic and the following non-exhaustive list of qualitative and quantitative criteria are considered when determining the total compensation for portfolio managers:

•

Performance measured over a variety of longer- and shorter-term periods, including 5- year, 4-year, 3-year, 2-year and 1-year dollar-weighted and account-weighted, pre-tax total and risk-adjusted investment performance as judged against the applicable benchmarks (which may include internal investment performance-related benchmarks) for each account managed by a portfolio manager (including the Fund) and relative to applicable industry peer groups; greatest emphasis is placed on 5-year and 3-year performance, followed by 1-year performance;

•	Consistency of investment performance across portfolios of similar mandate and guidelines, rewarding low dispersion and consistency of outperformance;

•

Appropriate risk positioning and risk management mindset which includes consistency with PIMCO’s investment philosophy, the Investment Committee’s positioning guidance, absence of defaults, and appropriate alignment with client objectives;

•	Contributions to mentoring, coaching and/or supervising members of team;

•	Collaboration, idea generation, and contribution of investment ideas in the context of PIMCO’s investment process, Investment Committee meetings, and day-to-day management of portfolios;

•	With much lesser importance than the aforementioned factors: amount and nature of assets managed by the portfolio manager, contributions to asset retention, and client satisfaction.

PIMCO’s partnership culture further rewards strong long term risk adjusted returns with promotion decisions almost entirely tied to long term contributions to the investment process. 10-year performance can also be considered, though not explicitly as part of the compensation process.

Deferred Compensation – The Long Term Incentive Plan (“LTIP”) is awarded to key professionals. Employees who reach a total compensation threshold are delivered their annual compensation in a mix of cash and/or deferred compensation. PIMCO incorporates a progressive allocation of deferred compensation as a percentage of total compensation, which is in line with market practices.

•

The LTIP provides participants with deferred cash awards that appreciate or depreciate based on PIMCO’s operating earnings over a rolling three-year period. The plan provides a link between longer term company performance and participant pay, further motivating participants to make a long term commitment to PIMCO’s success.

Eligibility to participate in LTIP is contingent upon continued employment at PIMCO and all other applicable eligibility requirements.

Profit Sharing Plan – Portfolio managers who are Managing Directors of PIMCO receive compensation from a non-qualified profit sharing plan consisting of a portion of PIMCO’s net profits. Portfolio managers who are Managing Directors receive an amount determined by PIMCO’s Compensation Committee, based upon an individual’s overall contribution to the firm.

Securities Ownership

To the best of the Fund’s knowledge, the table below shows the dollar range of shares of the Fund beneficially owned as of December 31, 2021 by each portfolio manager of the Fund.

Portfolio Manager	Dollar Range of Equity Securities in the Fund
David Hammer	None

Proxy Voting Policy and Procedures

The Fund has adopted the proxy voting policy and procedures of PIMCO when voting proxies on behalf of the Fund.

Policy Statement: The proxy voting policy is intended to foster PIMCO’s compliance with its fiduciary obligations and applicable law; the policy applies to any voting or consent rights with respect to securities held in accounts over which PIMCO has discretionary voting authority. The Policy is designed in a manner reasonably expected to ensure that voting and consent rights are exercised in the best interests of PIMCO’s clients.

Overview: PIMCO has adopted a written proxy1 voting policy (“Proxy Policy”) as required by Rule 206(4)-6 under the Advisers Act. As a general matter, when PIMCO has proxy voting authority, PIMCO has a fiduciary obligation to monitor corporate events and to take appropriate action on client proxies that come to its attention. Each proxy is voted on a case-by-case basis, taking into account relevant facts and circumstances. When considering client proxies, PIMCO may determine not to vote a proxy in limited circumstances.

[1]

Proxies generally describe corporate action-consent rights (relative to fixed income securities) and proxy voting ballots (relative to fixed income or equity securities) as determined by the issuer or custodian.

Equity Securities.2 PIMCO has retained an Industry Service Provider (“ISP”) to provide research and voting recommendations for proxies relating to equity securities in accordance with the ISP’s guidelines. By following the guidelines of an independent third party, PIMCO seeks to mitigate potential conflicts of interest PIMCO may have with respect to proxies covered by the ISP. PIMCO will follow the recommendations of the ISP unless: (i) the ISP does not provide a voting recommendation; or (ii) a portfolio manager decides to override the ISP’s voting recommendation. In either such case as described above, the Legal and Compliance department will review the proxy to determine whether a material conflict of interest, or the appearance of one, exists.

Fixed-Income Securities. Fixed income securities can be processed as proxy ballots or corporate action-consents3 at the discretion of the issuer/ custodian. When processed as proxy ballots, the ISP generally does not provide a voting recommendation and their role is limited to election processing and recordkeeping. When processed as corporate action-consents, the Legal and Compliance department will review all election forms to determine whether a conflict of interest, or the appearance of one, exists with respect to the PM’s consent election. PIMCO’s Credit Research and Portfolio Management Groups are responsible for issuing recommendations on how to vote proxy ballots and corporation action-consents with respect to fixed income securities.

Resolution of Potential Conflicts of Interest. The Proxy Policy permits PIMCO to seek to resolve material conflicts of interest by pursuing any one of several courses of action. With respect to material conflicts of interest between PIMCO and a client account, the Proxy Policy permits PIMCO to either: (i) convene a working group to assess and resolve the conflict (the “Proxy Working Group”); or (ii) vote in accordance with protocols previously established by the Proxy Policy, the Proxy Working Group and/or other relevant procedures approved by PIMCO’s Legal and Compliance department with respect to specific types of conflicts.

PIMCO will supervise and periodically review its proxy voting activities and the implementation of the Proxy Policy.

Sub-Adviser Engagement: As an investment manager, PIMCO may exercise its discretion to engage a Sub-Adviser to provide portfolio management services to certain Funds. Consistent with its management responsibilities, the Sub-Adviser will assume the authority for voting proxies on behalf of PIMCO for these Funds. Sub-Advisers may utilize third parties to perform certain services related to their portfolio management responsibilities. As a fiduciary, PIMCO will maintain oversight of the investment management responsibilities performed by the Sub-Adviser and contracted third parties.

Information about how PIMCO voted the Fund’s proxies for the most recent twelve month period ended June 30th (Form N-PX) will be available no later than the following August 31st, without charge, upon request, by calling the Fund at (844) 33-PIMCO (844-337-4626), on the Fund’s website at www.pimco.com and on the SEC’s website at http://www.sec.gov.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Investment Decisions and Portfolio Transactions

Investment decisions for the Fund and for the other investment advisory clients of PIMCO are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in

[2]

The term “equity securities” means common and preferred stock, including common and preferred shares issued by investment companies; it does not include debt securities convertible into equity securities.

[3]

Voting or consent rights shall not include matters which are primarily decisions to buy or sell investments, such as tender offers, exchange offers, conversions, put options, redemptions, and Dutch auctions.

addition to basic suitability for the particular client involved (including the Fund). Some securities considered for investments by the Fund also may be appropriate for other clients served by PIMCO. Thus, a particular security may be bought or sold for certain clients even though it could have been bought or sold for other clients at the same time, including accounts in which PIMCO, its affiliates and its employees may have a financial interest. If a purchase or sale of securities consistent with the investment policies of the Fund and one or more of these clients served by PIMCO is considered at or about the same time, transactions in such securities will be allocated among the Fund and other clients pursuant to PIMCO’s trade allocation policy, as applicable, that is designed to ensure that all accounts, including the Fund, are treated fairly, equitably, and in a non-preferential manner, such that allocations are not based upon fee structure or portfolio manager preference. PIMCO may acquire on behalf of its clients (including the Fund) securities or other financial instruments providing exposure to different aspects of the capital and debt structure of an issuer, including without limitation those that relate to senior and junior/subordinate obligations of such issuer. In certain circumstances, the interests of those clients exposed to one portion of the issuer’s capital and debt structure may diverge from those clients exposed to a different portion of the issuer’s capital and debt structure. PIMCO may advise some clients or take actions for them in their best interests with respect to their exposures to an issuer’s capital and debt structure that may diverge from the interests of other clients with different exposures to the same issuer’s capital and debt structure.

PIMCO may aggregate orders for the Fund with simultaneous transactions entered into on behalf of its other clients when, in its reasonable judgment, aggregation may result in an overall economic benefit to the Fund and the other clients in terms of pricing, brokerage commissions or other expenses. When feasible, PIMCO allocates trades prior to execution. When pre-execution allocation is not feasible, PIMCO promptly allocates trades following established and objective procedures. Allocations generally are made at or about the time of execution and before the end of the trading day. As a result, one account may receive a price for a particular transaction that is different from the price received by another account for a similar transaction on the same day. In general, trades are allocated among portfolio managers on a pro rata basis (to the extent a portfolio manager decides to participate fully in the trade), for further allocation by each portfolio manager among that manager’s eligible accounts. In allocating trades among accounts, portfolio managers generally consider a number of factors, including, but not limited to, each account’s deviation (in terms of risk exposure and/or performance characteristics) from a relevant model portfolio, each account’s investment objectives, restrictions and guidelines, its risk exposure, its available cash, and its existing holdings of similar securities. Once trades are allocated, they may be reallocated only in unusual circumstances due to recognition of specific account restrictions. In some cases, PIMCO may sell a security on behalf of a client, including the Fund, to a broker-dealer that thereafter may be purchased for the accounts of one or more other clients, including the Fund, from that or another broker-dealer. PIMCO has adopted procedures it believes are reasonably designed to obtain the best execution for the transactions by each account.

Brokerage and Research Services

There is generally no stated commission in the case of fixed-income securities, which are often traded in the OTC markets, but the price paid by the Fund usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Fund includes a disclosed, fixed commission or discount retained by the underwriter or dealer. Transactions on U.S. stock exchanges and other agency transactions involve the payment by the Fund of negotiated brokerage commissions. Such commissions vary among different brokers. Also, a particular broker may charge different commissions according to such factors as the difficulty and size of the transaction. Transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. Transactions in fixed income securities on certain foreign exchanges may involve commission payments.

PIMCO places all orders for the purchase and sale of portfolio securities, options, futures contracts, swap agreements and other instruments for the Fund and buys and sells such securities, options, futures, swap agreements and other instruments for the Fund through a substantial number of brokers and dealers. In so doing, PIMCO uses its best efforts to obtain for the Fund the best execution available, except to the extent it may be permitted to pay higher brokerage commissions as described below. In seeking best execution, PIMCO, having in mind the Fund’s best interests, considers all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. Changes in the aggregate amount of brokerage commissions paid by the Fund from year-to-year may be attributable to changes in the asset size of the Fund, the volume of the portfolio transactions effected by the Fund, the types of instruments in which the Fund invests, or the rates negotiated by PIMCO on behalf of the Fund. Although the Fund may use financial firms that sell Fund shares to effect transactions for the Fund’s portfolio, neither the Fund nor PIMCO will consider the sale of Fund shares as a factor when choosing financial firms to effect those transactions.

The Fund did not pay any brokerage commissions during the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019.

PIMCO places orders for the purchase and sale of portfolio investments for the Fund’s account with brokers or dealers selected by it in its discretion. In effecting purchases and sales of portfolio securities for the account of the Fund, PIMCO will seek the best price and execution of the Fund’s orders. In doing so, the Fund may pay higher commission rates than the lowest available when PIMCO believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction, as discussed below.

It has for many years been a common practice in the investment advisory business for advisers of investment companies and other institutional investors to receive research and brokerage products and services (together, “services”) from broker-dealers that execute portfolio transactions for the clients of such advisers. Consistent with this practice, PIMCO may receive research services from many broker-dealers with which PIMCO places the Fund’s portfolio transactions. PIMCO also may receive research or research-related credits from brokers that are generated from underwriting commissions when purchasing new issues of fixed-income securities or other assets for the Fund. These services, which in some cases may also be purchased for cash, include such matters as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities and services related to the execution of securities transactions. Some of these services are of value to PIMCO in advising various of its clients (including the Fund), although not all of these services are necessarily useful and of value in managing the Fund. Conversely, research and brokerage services provided to the Fund by broker-dealers in connection with trades executed on behalf of other clients of PIMCO may be useful to PIMCO in managing the Fund, although not all of these services may be necessarily useful and of value to PIMCO in managing such other clients.

In reliance on the “safe harbor” provided by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), PIMCO may cause the Fund to pay broker-dealers which provide them with “brokerage and research services” (as defined in the Exchange Act) an amount of commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction if PIMCO determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer viewed in terms of either a particular transaction or PIMCO’s overall responsibilities to the advisory accounts for which PIMCO exercises investment discretion.

PIMCO may place orders for the purchase and sale of exchanged-listed portfolio securities with a broker-dealer that is an affiliate of PIMCO where, in the judgment of PIMCO, such firm will be able to obtain a price and execution at least as favorable as other qualified broker-dealers.

Pursuant to rules of the SEC, a broker-dealer that is an affiliate of PIMCO may receive and retain compensation for effecting portfolio transactions for the Fund on a national securities exchange of which the broker-dealer is a member if the transaction is “executed” on the floor of the exchange by another broker which is not an “associated person” of the affiliated broker-dealer, and if there is in effect a written contract between PIMCO and the Fund expressly permitting the affiliated broker-dealer to receive and retain such compensation.

SEC rules further require that commissions paid to such an affiliated broker dealer, or PIMCO by the Fund on exchange transactions not exceed “usual and customary brokerage commissions.” The rules define “usual and customary” commissions to include amounts which are “reasonable and fair compared to the commission, fee or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time.”

The Fund did not pay any commissions to affiliated brokers during the fiscal years ended December 31, 2021, December 31, 2020 and December 31, 2019.

Holdings of Securities of the Fund’s Regular Broker and Dealer

The following table lists the regular broker or dealer of the Fund whose securities the Fund acquired during the fiscal year ended December 31, 2021, as well as the Fund’s holdings in such broker or dealer as of December 31, 2021.

Broker or Dealer	Value of Securities Held by the Fund as of December 31, 2021 ($000)
State Street Bank & Trust Co.	$21,501

DISTRIBUTIONS

See “Distributions” in the Prospectus for information relating to distributions to Fund shareholders.

For U.S. federal income tax purposes, the Fund is currently required to allocate each type of its income (such as ordinary income and net capital gain), if any, between and among Common Shares and each series of Preferred Shares in proportion to total distributions paid to each class for the tax year.

While any Preferred Shares are outstanding, the Fund may not declare any cash dividend or other distribution on its Common Shares unless: (i) immediately after such transaction, the Fund would satisfy Moody’s Ratings Agency Preferred Shares Asset Coverage and 1940 Act Preferred Shares Asset Coverage would be satisfied (each as defined and described under “Description of Capital Structure – Rating Agency Guidelines and Asset Coverage” in the Prospectus); (ii) full cumulative dividends on the Preferred Shares due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the auction agent for the Preferred Shares; and (iii) the Fund has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption contained in the Bylaws. See “Preferred Shares Redemption.” This latter limitation on the Fund’s ability to make distributions on its Common Shares could cause the Fund to incur income and excise tax and, under certain circumstances, impair the ability of the Fund to maintain its qualification for taxation as a RIC. See “Taxation.”

The Board of Trustees has declared a dividend of $0.059 per Common Share payable on August 1, 2022.

DESCRIPTION OF SHARES

Common Shares

The Fund’s Declaration authorizes the issuance of an unlimited number of Common Shares. The Common Shares currently outstanding have been issued with a par value of $0.00001 per share. All Common Shares of the Fund have equal rights as to the payment of dividends and the distribution of assets upon liquidation of the Fund.

The Common Shares currently outstanding have been fully paid and, subject to matters discussed in “Anti-Takeover and Other Provisions in the Declaration of Trust—Shareholder Liability” below, are non-assessable, and have no pre-emptive or conversion rights or rights to cumulative voting. At any time when the Preferred Shares are outstanding, Common Shareholders will not be entitled to receive any distributions from the Fund unless all accrued dividends on the Preferred Shares have been paid, and unless asset coverage (as defined in the 1940 Act) with respect to the Preferred Shares would be at least 200% after giving effect to such distributions. See “Description of Capital Structure” in the Prospectus.

The Common Shares are listed on the NYSE. The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing.

Shares of closed-end investment companies may frequently trade at prices lower than net asset value, although they have during some periods traded at prices equal to or higher than net asset value and during other periods traded at prices lower than net asset value. There can be no assurance that Common Shares or shares of other similar funds will trade at a price higher than net asset value in the future. Net asset value will be reduced immediately following any offering of Preferred Shares by the cost of that offering paid by the Fund. Net asset value generally increases when interest rates decline, and decreases when interest rates rise, and these changes are likely to be greater in the case of a fund, such as the Fund, having a leveraged capital structure. Whether investors realize gains or losses upon the sale of Common Shares will not depend upon the Fund’s net asset value but will depend entirely upon whether the market price of the Common Shares at the time of sale is above or below the original purchase price for the shares. Since the market price of the Fund’s Common Shares will be determined by factors beyond the control of the Fund, the Fund cannot predict whether the Common Shares will trade at, below, or above net asset value or at, below or above the initial public offering price. Accordingly, the Common Shares are designed primarily for long-term investors, and investors in the Common Shares should not view the Fund as a vehicle for trading purposes. See “Repurchase of Common Shares; Conversion to Open-End Fund.”

Preferred Shares

See “Description of Capital Structure” in the Prospectus for information relating to the Preferred Shares.

As used in this Statement of Additional Information and in the Prospectus, unless otherwise noted, the Fund’s “net assets” include assets of the Fund attributable to any outstanding Preferred Shares, with no deduction for the liquidation preference of the Preferred Shares. Solely for financial reporting purposes, however, the Fund is required to exclude the liquidation preference of Preferred Shares from “net assets,” so long as the Preferred Shares have redemption features that are not solely within the control of the Fund. For all regulatory and tax purposes, the Fund’s Preferred Shares will be treated as stock (rather than indebtedness).

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE DECLARATION OF TRUST AND BYLAWS

Shareholder Liability

Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund. However, the Declaration contains an express disclaimer of shareholder liability for acts or obligations of the Fund and requires that notice of such limited liability be given in each agreement, obligation or instrument entered into or executed by the Fund or the Trustees. The Declaration also provides for indemnification out of the Fund’s assets and property for all loss and expense of any shareholder held personally liable on account of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability should be limited to circumstances in which such disclaimer is inoperative or the Fund is unable to meet its obligations, and thus should be considered remote.

Anti-Takeover Provisions

As described below, the Declaration and the Bylaws include provisions that could limit the ability of other entities or persons to acquire control of the Fund, convert the Fund to open-end status or to change the composition of its Board, and could have the effect of depriving shareholders of opportunities to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Fund.

As described below, the Declaration grants special approval rights with respect to certain matters to members of the Board who qualify as “Continuing Trustees,” which term means a Trustee who either (i) has been a member of the Board of Trustees for a period of at least thirty-six months ( or since the commencement of the Trust’s operations, if less than thirty-six months) or (ii) was nominated to serve as a member of the Board, or designated as a Continuing Trustee, by a majority of the Continuing Trustees then members of the Board. The Declaration requires the affirmative vote or consent of at least seventy-five percent (75%) of the Board and holders of at least seventy-five percent (75%) of the Fund’s shares to authorize certain Fund transactions not in the ordinary course of business, including a merger or consolidation or share exchange, any shareholder proposal as to specific investment decisions made or to be with respect to the assets of the Fund or issuance or transfer by the Fund of the Fund’s shares having an aggregate fair market value of $1,000,000 or more (except for transactions in securities effected by the Trust or a series or class in the ordinary course of business), unless the transaction is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (in which case no shareholder authorization would be required by the Declaration, but may be required in certain cases under the 1940 Act). The Declaration also requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of each class of the Fund’s shares outstanding and entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by both a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees (in which case shareholders would have only the minimum voting rights required by the 1940 Act with respect to the conversion). Also, the Declaration provides that the Fund may be terminated at any time by vote or consent of at least seventy-five percent (75%) of the Fund’s shares entitled to vote or, alternatively, by vote or consent of both a majority of the Board and seventy-five percent (75%) of the Continuing Trustees upon written notice to shareholders of the Fund.

The Trustees may from time to time grant other voting rights to shareholders with respect to these and other matters in the Bylaws, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Fund by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund’s investment objective and policies. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders, including Common Shareholders.

The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration and the Bylaws, both of which are on file with the SEC.

Liability of Trustees

The Declaration provides that the obligations of the Fund are not binding upon the Trustees of the Fund individually, but only upon the assets and property of the Fund. The Declaration provides further that a Trustee or officer shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. No provision of the Declaration, however, shall limit or eliminate any duty under the federal securities laws (including any fiduciary duties of loyalty and care) that a Trustee or officer owes to the Fund with respect to claims asserted under the federal securities laws.

Forum for Adjudication of Disputes

The Bylaws provide that unless the Fund consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought on behalf of the Fund or one or more of the shareholders, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Trustee, officer, other employee of the Fund, or the Fund’s investment adviser to the Fund or the Fund’s shareholders, (iii) any action asserting a breach of contract by the Fund, by any Trustee, officer or other employee of the Fund, or by the Fund’s investment adviser, (iv) any action asserting a claim arising pursuant to any provision of the Massachusetts Business Corporation Act, Chapter 182 of the Massachusetts General Laws or the Declaration or the Bylaws, (v) any action to interpret, apply, enforce or determine the validity of the Declaration or the Bylaws or any agreement contemplated by any provision of the 1940 Act, the Declaration or the Bylaws, or (vi) any action asserting a claim governed by the internal affairs doctrine shall be within the federal or state courts in the Commonwealth of Massachusetts (each, a “Covered Action”).

The Bylaws further provide that if any Covered Action is filed in a court other than in a federal or state court sitting within the Commonwealth of Massachusetts (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the federal and state courts within The Commonwealth of Massachusetts in connection with any action brought in any such courts to enforce the preceding sentence (an “Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Fund will be (i) deemed to have notice of and consented to the foregoing paragraph and (ii) deemed to have waived any argument relating to the inconvenience of the forum referenced above in connection with any action or proceeding described in the foregoing paragraph.

This forum selection provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims and increase the costs for a shareholder to pursue such claims. If a court were to find the forum selection provision contained in the Bylaws to be inapplicable or unenforceable in an action, the Fund may incur additional costs associated with resolving such action in other jurisdictions. This forum selection provision shall not apply to claims made under federal securities laws. The enforceability of exclusive forum provisions is questionable.

Derivative and Direct Claims of Shareholders

A shareholder or group of shareholders may not bring or maintain any court action, proceeding or claim on behalf of the Fund or any series or class of shares without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. The Trustees shall consider such demand within 90 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Fund or a series or class of shares, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of shareholders shall be made by the Trustees in their business judgment and shall be binding upon the shareholders.

A shareholder may not bring or maintain a direct action or claim for monetary damages against the Fund or the Trustees predicated upon an express or implied right of action under the Declaration, nor shall any single shareholder, who is similarly situated to one or more other shareholders with respect to the alleged injury, have the right to bring such an action, unless such group of shareholders or shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. The Trustees shall consider such request within 90 days of its receipt by the Fund. In their sole discretion, the Trustees may submit the matter to a vote of shareholders of the Fund or series or class of shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of shareholders, shall be made in their business judgment and shall be binding on all shareholders.

Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Fund will be deemed to have notice of and consented to the foregoing provisions. These provisions may limit a shareholder’s ability to bring a claim against the Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims.

These provisions in the Declaration regarding derivative and direct claims of shareholders shall not apply to claims made under federal securities laws.

REPURCHASE OF COMMON SHARES; CONVERSION TO OPEN-END FUND

The Fund is a closed-end investment company and as such its shareholders will not have the right to cause the Fund to redeem their shares. Instead, the Fund’s Common Shares trade in the open market at a price that will be a function of several factors, including dividend levels and stability (which will in turn be affected by dividend and interest payments by the Fund’s portfolio holdings, regulations affecting the timing and character of Fund’s distributions, Fund expenses and other factors), portfolio credit quality, liquidity, call protection, market supply and demand, and similar factors relating to the Fund’s portfolio holdings. Shares of a closed-end investment company may frequently trade at prices lower than net asset value. The Fund’s Board will regularly monitor the relationship between the market price and net asset value of the Common Shares. If the Common Shares were to trade at a substantial discount to net asset value for an extended period of time, the Board may consider the repurchase of its Common Shares on the open market or in private transactions, the making of a tender offer for such shares or the conversion of the Fund to an open-end investment company. The Fund cannot assure you that the Board will decide to take or propose any of these actions, or that share repurchases or tender offers will actually reduce any market discount. The Fund has no present intention to repurchase its Common Shares and would do so only in the circumstances described in this section.

Notwithstanding the foregoing, at any time when the Preferred Shares are outstanding, the Fund may not purchase, redeem or otherwise acquire for consideration any of its Common Shares unless and only if: (i) immediately after such transaction, the Fund would satisfy Moody’s Ratings Agency Preferred Shares Asset Coverage, Fitch Preferred Shares Asset Coverage and 1940 Act Preferred Shares Asset Coverage (each as defined and described under “Description of Capital Structure—Rating Agency Guidelines and Asset Coverage” in the Prospectus); (ii) full cumulative dividends on the Preferred Shares due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the auction agent for the Preferred Shares; and (iii) the Fund has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption contained in the Bylaws.

Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income. Any share repurchase, tender offer or borrowing that might be approved by the Board would have to comply with the Exchange Act and the 1940 Act and the rules and regulations thereunder.

The Fund’s Board may also from time to time consider submitting to the holders of the shares of beneficial interest of the Fund a proposal to convert the Fund to an open-end investment company. In determining whether to exercise its sole discretion to submit this issue to shareholders, the Board would consider all factors then relevant, including the relationship of the market price of the Common Shares to net asset value and the extent to which the Fund’s capital structure is leveraged and the possibility of re-leveraging, the spread, if any, between the yields on securities in the Fund’s portfolio and interest and dividend charges on Preferred Shares issued by the Fund and general market and economic conditions.

The Declaration requires the affirmative vote or consent of holders of at least seventy-five percent (75%) of each class of the Fund’s shares entitled to vote on the matter to authorize a conversion of the Fund from a closed-end to an open-end investment company, unless the conversion is authorized by both a majority of the Board and seventy-five percent (75%) of the Continuing Trustees (as defined above under “Anti-Takeover and Other Provisions in the Declaration of Trust and Bylaws—Anti-Takeover Provisions”). This seventy-five percent (75%) shareholder approval requirement is higher than is required under the 1940 Act. In the event that a conversion is approved by the Trustees and the Continuing Trustees as described above, the minimum shareholder vote required under the 1940 Act would be necessary to authorize the conversion. Currently, the 1940 Act would require approval of the holders of a “majority of the outstanding” Common Shares and Preferred Shares voting together as a single class, and the holders of a “majority of the outstanding” Preferred Shares, voting as a separate class, in order to authorize a conversion.

If the Fund were to convert to an open-end company, it would be required to redeem all Preferred Shares then outstanding (required in turn that it liquidate a portion of its investment portfolio) and the Fund’s Common Shares likely would no longer be listed on the NYSE. In contrast to a closed-end investment company, shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less any redemption charge that is in effect at the time of redemption. In addition, if the Fund were to convert to an open-end company, it would likely have to significantly reduce any leverage it is then employing and would not be able to invest more than 15% of its net assets in illiquid investments, either or both of which may necessitate a substantial repositioning of the Fund’s investment portfolio, which may in turn generate substantial transaction costs, which would be borne by Common Shareholders, and may adversely affect Fund performance and Fund dividends. Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of redemption. In order to avoid maintaining large cash positions or liquidating favorable investments to meet redemptions, open-end companies typically engage in a continuous offering of their shares. Open-end companies are thus subject to periodic asset in-flows and out-flows that can complicate portfolio management.

The repurchase by the Fund of its shares at prices below net asset value will result in an increase in the net asset value of those shares that remain outstanding. However, there can be no assurance that share repurchases or tenders at or below net asset value will result in the Fund’s shares trading at a price equal to their net asset value. Nevertheless, the fact that the Fund’s shares may be the subject of repurchase or tender offers at net asset value from time to time, or that the Fund may be converted to an open-end company, may reduce any spread between market price and net asset value that might otherwise exist.

In addition, a purchase by the Fund of its Common Shares will decrease the Fund’s total assets. This would likely have the effect of increasing the Fund’s expense ratio. Any purchase by the Fund of its Common Shares at a time when Preferred Shares, TOBs or other forms of leverage are outstanding will increase the leverage applicable to the outstanding Common Shares then remaining. See the Prospectus under “Principal Risks of the Fund—Leverage Risk.”

Before deciding whether to take any action if the Fund’s Common Shares trade below net asset value, the Board would consider all relevant factors, including the extent and duration of the discount, the liquidity of the Fund’s portfolio, the impact of any action that might be taken on the Fund or its shareholders and market considerations. Based on these considerations, even if the Fund’s shares should trade at a discount, the Board may determine that, in the interest of the Fund and its shareholders, no action should be taken.

TAXATION

The following discussion of U.S. federal income tax consequences of investment in Common Shares of the Fund is based on the Code, U.S. Treasury regulations, and other applicable authority, as of the date of this Statement of Additional Information. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in Common Shares of the Fund. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to an investment in Common Shares of the Fund. There may be other tax considerations applicable to particular shareholders. For example, except as otherwise specifically noted herein, we have not described certain tax considerations that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the U.S. federal alternative minimum tax, insurance companies, tax-exempt organizations, pension plans and trusts, RICs, dealers in securities, shareholders holding Common Shares through tax-advantaged accounts (such as 401(k) plans or individual retirement accounts), financial institutions, shareholders holding Common Shares as part of a hedge, straddle, or conversion transaction, entities that are not organized under the laws of the United States or a political subdivision thereof, and persons who are neither citizens nor residents of the United States. This summary assumes that investors hold Common Shares as capital assets (within the meaning of the Code). Shareholders should consult their own tax advisors regarding their particular situation and the possible application of U.S. federal, state, local, non-U.S. or other tax laws, and any proposed tax law changes.

Taxation of the Fund

The Fund has elected, and intends each year to qualify and be eligible to be treated, as a RIC under Subchapter M of the Code. In order to qualify for the special tax treatment accorded RICs and their shareholders, the Fund must, among other things: (a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below); (b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and any net tax-exempt interest income for such year.

In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (y) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under

Code section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above.

If the Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on income or gains distributed in a timely manner to Common Shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Fund were to fail to meet the income, diversification, or distribution tests described above, the Fund could in some cases cure such failure, including by paying a fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify as a RIC accorded special tax treatment for such year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to Common Shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, that the shareholder meets certain holding period and other requirements in respect of the Fund’s Common Shares (as described below). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a RIC that is accorded special tax treatment.

The Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). Any taxable income including any net capital gain retained by the Fund will be subject to tax at the Fund level at regular corporate rates. In the case of net capital gain, the Fund is permitted to designate the retained amount as undistributed capital gain in a timely notice to its shareholders who would then, in turn, (i) be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly filed U.S. tax return to the extent the credit exceeds such liabilities. If the Fund makes this designation, for U.S. federal income tax purposes, the tax basis of Common Shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

As described under “Use of Leverage” in the Prospectus, if at any time when Preferred Shares or other senior securities are outstanding the Fund does not meet applicable asset coverage requirements, it will be required to suspend distributions to Common Shareholders until the requisite asset coverage is restored. Any such suspension may cause the Fund to pay a U.S. federal income and excise tax on undistributed income or gains and may, in certain circumstances, prevent the Fund from qualifying for treatment as a RIC. The Fund may repurchase or otherwise retire Preferred Shares or other senior securities, as applicable, in an effort to comply with the distribution requirement applicable to RICs.

Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, the Fund may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains. If the Fund incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will retain their character as short-term or long-term. The Fund’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year.

In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income and its earnings and profits, a RIC generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.

If the Fund were to fail to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income recognized for the one-year period ending on October 31 of such year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects), plus any such amounts retained from the prior year, the Fund would be subject to a nondeductible 4% excise tax on the undistributed amounts. For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 (or November 30 of that year if the RIC makes the election described above) generally are treated as arising on January 1 of the following calendar year; in the case of a RIC with a December 31 year end that makes the election described above, no such gains or losses will be so treated. Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to or will do so.

Fund Distributions

The Fund intends to make monthly distributions. Unless a shareholder elects otherwise, all distributions will be automatically reinvested in additional Common Shares of the Fund pursuant to the Fund’s Dividend Reinvestment Plan (see “Dividend Reinvestment Plan” in the Prospectus). A shareholder whose distributions are reinvested in Common Shares under the Dividend Reinvestment Plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to either (i) if newly issued Common Shares are issued under the Dividend Reinvestment Plan, generally the fair market value of the newly issued Common Shares issued to the shareholder or (ii) if reinvestment is made through open-market purchases under the Dividend Reinvestment Plan, the amount of cash allocated to the shareholder for the purchase of Common Shares on its behalf in the open market. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described below, whether a shareholder takes them in cash or they are reinvested pursuant to the Dividend Reinvestment Plan in additional shares of the Fund.

For U.S. federal income tax purposes, distributions of investment income other than exempt-interest dividends (described below) are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated the gains, rather than how long a shareholder has owned his or her Common Shares. In general, the Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less.

Tax rules can alter the Fund’s holding period in investments and thereby affect the tax treatment of gain or loss in respect of such investments. Distributions of net capital gain that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to shareholders as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates relative to ordinary income. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to shareholders as ordinary income. The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of Capital Gain Dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code.

Distributions of investment income reported by the Fund as “qualified dividend income” received by an individual will be taxed at the reduced rates applicable to net capital gain. In order for some portion of the dividends received by the Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. In general, a dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company.

In general, distributions of investment income reported by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares.

In general, dividends of net investment income received by corporate shareholders of the Fund will qualify for the dividends-received deduction generally available to corporations only to the extent of the amount of eligible dividends received by the Fund from domestic corporations for the taxable year if certain holding period and other requirements are met at both the shareholder and Fund levels. The Fund does not expect a significant portion of distributions to be eligible for the dividends-received deduction.

Distributions by the Fund to its shareholders that the Fund properly reports as “section 199A dividends,” as defined and subject to certain conditions described below, are treated as qualified REIT dividends in the hands of non-corporate shareholders. Non-corporate shareholders are permitted a federal income tax deduction equal to 20% of qualified REIT dividends received by them, subject to certain limitations. Very generally, a “section 199A dividend” is any dividend or portion thereof that is attributable to certain dividends received by a RIC from REITs, to the extent such dividends are properly reported as such by the RIC in a written notice to its shareholders. A section 199A dividend is treated as a qualified REIT dividend only if the shareholder receiving such dividend holds the dividend-paying RIC shares for at least 46 days of the 91-day period beginning 45 days before the shares become ex-dividend, and is not under an obligation to make related payments with respect to a position in substantially similar or related property. The Fund is permitted to report such part of its dividends as section 199A dividends as are eligible, but is not required to do so.

Any distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute qualified dividend income to non-corporate shareholders and will not be eligible for the dividends-received deduction for corporate shareholders. Similarly, any distribution of income that is attributable to (i) income received by the Fund in lieu of tax-exempt interest with respect to securities on loan or (ii) tax-exempt interest received by the Fund on tax-exempt securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute an exempt-interest dividend to shareholders.

The IRS currently requires a RIC that the IRS recognizes as having two or more “classes” of stock for U.S. federal income tax purposes to allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends distributed to each class for the tax year. Accordingly, as applicable, the Fund intends each tax year to allocate Capital Gain Dividends for each tax year between and among its Common Shares and each series of its Preferred Shares in proportion to the total dividends paid to each class with respect to such tax year. Dividends qualifying for the dividends received deduction, as qualified dividend income or as exempt-interest dividends will be allocated between and among Common Shares and each series of Preferred Shares separately from dividends that do not so qualify, in each case in proportion to the total dividends paid to each share class for the Fund’s tax year.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income (other than exempt-interest dividends, described below) and capital gains as described above, and (ii) any net gain from the sale, exchange or other taxable disposition of Fund shares. Common Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

If, in and with respect to any taxable year, the Fund makes a distribution in excess of its current and accumulated “earnings and profits,” the excess distribution will be treated as a return of capital to the extent of a shareholder’s tax basis in his or her Common Shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s basis in his or her shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of such shares. Where one or more such distributions occur in and with respect to any taxable year of the Fund, the available earnings and profits will be allocated first to the distributions made to the holders of Preferred Shares, and only thereafter to distributions made to holders of Common Shares. As a result, the holders of Preferred Shares will receive a disproportionate share of the distributions, if any, treated as dividends, and the holders of the Common Shares will receive a disproportionate share of the distributions, if any, treated as a return of capital.

A distribution by the Fund will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

As required by federal law, detailed federal tax information with respect to each calendar year will be furnished to shareholders early in the succeeding year. Dividends and distributions on Common Shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of Common Shares purchased at a time when the Fund’s net asset value reflects unrealized gains or income or gains that are realized but not yet distributed. Such realized income and gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses.

If the Fund holds, directly or indirectly, one or more Build America Bonds issued before January 1, 2011, or other tax credit bonds issued on or before December 31, 2017, on one or more applicable dates during a taxable year, it is possible that the Fund will elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, a shareholder will be deemed to receive a distribution of money with respect to its Fund shares equal to the shareholder’s proportionate share of the amount of such credits and be allowed a credit against the shareholder’s U.S. federal income tax liability equal to the amount of such deemed distribution, subject to certain limitations imposed by the Code on the credits involved. Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.

If for any taxable year the Fund were not a “publicly offered” RIC within the meaning of Code Section 67(c)(2)(B), certain of the Fund’s direct and indirect expenses would be subject to special “pass-through” rules. Very generally, pursuant to Treasury Department regulations, expenses of a RIC that is not “publicly offered,” except those specific to its status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Fund shareholders (generally including other RICs that are not “publicly offered,” individuals and entities that compute their taxable income in the same manner as an individual) and, under current law, are not deductible by those shareholders that are individuals (or entities that compute their taxable income in the same manner as an individual).

Exempt-Interest Dividends

The Fund will be qualified to pay exempt-interest dividends to its shareholders if, at the close of each quarter of the Fund’s taxable year, at least 50% of the total value of the Fund’s assets consists of obligations the interest on which is exempt from federal income tax under Section 103(a) of the Code. Distributions that the Fund reports as exempt-interest dividends are treated as interest excludable from shareholders’ gross income for federal income tax purposes but may be taxable for federal AMT purposes and for state and local purposes.

Part or all of the interest on indebtedness, if any, incurred or continued by a shareholder to purchase or carry shares of the Fund paying exempt-interest dividends is not deductible. The portion of interest that is not deductible is equal to the total interest paid or accrued on the indebtedness, multiplied by the percentage of the Fund’s total distributions (not including distributions from net long-term capital gains) paid to the shareholder that are exempt-interest dividends. Under rules used by the IRS to determine when borrowed funds are considered used for the purpose of purchasing or carrying particular assets, the purchase of shares may be considered to have been made with borrowed funds even though such funds are not directly traceable to the purchase of shares.

A shareholder who receives Social Security or railroad retirement benefits should consult his or her tax adviser to determine what effect, if any, an investment in the Fund may have on the federal taxation of such benefits. Exempt-interest dividends generally are included in income for purposes of determining the amount of benefits that are taxable.

In general, exempt-interest dividends, if any, attributable to interest received on certain private activity obligations and certain industrial development bonds will not be tax-exempt to any shareholders who are “substantial users” of the facilities financed by such obligations or bonds or who are “related persons” of such substantial users.

The Fund will notify its shareholders in a written statement of the portion of distributions for the taxable year that constitutes exempt-interest dividends.

Exempt-interest dividends may be taxable for purposes of the federal AMT. For individual shareholders, exempt-interest dividends that are derived from interest on private activity bonds that are issued after August 7, 1986 (other than a “qualified 501(c)(3) bond,” as such term is defined in the Code) generally must be included in an individual’s tax base for purposes of calculating the shareholder’s liability for U.S. federal AMT.

Sales, Exchanges or Repurchases of Shares

The sale, exchange or repurchase of Fund shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of Fund shares treated as a sale or exchange for U.S. federal income tax purposes will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, such gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Fund shares held for six months or less (i) will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares and (ii) generally will be disallowed to the extent of any exempt-interest dividends received by the shareholder with respect to the shares.

All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s “wash sale” rule if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In the event that the Fund repurchases a shareholder’s Common Shares (as described in the Prospectus), such repurchase generally will be treated as a sale or exchange of the shares by a shareholder provided that (i) the shareholder tenders, and the Fund repurchases, all of such shareholder’s shares (and such shareholder does not hold and is not deemed to hold any Preferred Shares), thereby reducing the shareholder’s percentage ownership of the Fund, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Fund following completion of the tender offer, or (iii) the tender offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Fund, which determination depends on a particular shareholder’s facts and circumstances.

If a tendering shareholder’s proportionate ownership of the Fund (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such shareholder will be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the shareholder after the tender offer (a “Section 301 distribution”). The amount of this distribution will equal the price paid by the Fund to such shareholder for the shares sold, and will be taxable as a dividend (i.e., as ordinary income) to the extent of the Fund’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the shareholder’s tax basis in the shares held after the tender offer, and thereafter as capital gain. In the event a repurchase is treated as a Section 301 distribution, any Fund shares held by a shareholder thereafter will be subject to basis adjustments in accordance with the provisions of the Code.

Provided that no tendering shareholder is treated as receiving a Section 301 distribution as a result of selling Common Shares pursuant to a particular tender offer, shareholders who do not sell shares pursuant to that tender offer will not realize constructive distributions on their shares as a result of other shareholders selling shares in the tender offer. In the event that any tendering shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Fund increases as a result of that tender offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Fund as a result of the tender offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.

Use of the Fund’s cash to repurchase shares may adversely affect the Fund’s ability to satisfy the distribution requirements for treatment as a RIC described above. The Fund may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Fund would take any such income into account in determining whether such distribution requirements have been satisfied.

If the Fund were to repurchase Common Shares on the open market, such repurchase would similarly result in a percentage increase in the interests of remaining shareholders. In such a case, a selling shareholder would likely have no specific knowledge that he or she is selling his or her shares to the Fund. It is therefore less likely that shareholders whose percentage share interests in the Fund increase as a result of any such open-market sale will be treated as having received a taxable distribution from the Fund.

The foregoing discussion does not address the tax treatment of tendering shareholders who do not hold their shares as a capital asset. Such shareholders should consult their own tax advisors on the specific tax consequences to them of participating or not participating in the tender offer.

Issuer Deductibility of Interest

A portion of the interest paid or accrued on certain high-yield discount obligations owned by the Fund may not, and interest paid on debt obligations, if any, that are considered for tax purposes to be payable in the equity of the issuer or a related party will not, be deductible to the issuer. This may affect the cash flow of the issuer. If a portion of the interest paid or accrued on certain high-yield discount obligations is not deductible, that portion will be treated as a dividend paid by the issuer for purposes of the corporate dividends received deduction. In such cases, if the issuer of the high-yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such accrued interest.

Original Issue Discount, Payment-in-Kind Securities, Market Discount, Preferred Securities, and Commodity-Linked Notes

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the amount of the original issue discount (“OID”) is treated as interest income and is included in the Fund’s income and required to be distributed over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. Increases in the principal amount of an inflation-indexed bond will generally be treated as OID.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its “revised issue price”) over the purchase price of such obligation. Generally, (i) any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation, (ii) alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount on such debt obligations in the Fund’s income (as ordinary income) and thus distribute it over the term of the debt obligations, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligations, and (iii) the rate at which the market discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects. The Fund reserves the right to revoke such an election at any time pursuant to applicable IRS procedures. In the case of higher-risk securities, the amount of market discount may be unclear. See “Higher-Risk Securities.”

From time to time, a substantial portion of the Fund’s investments in loans and other debt obligations could be treated as having OID and/or market discount, which, in some cases could be significant. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold.

A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends-received deduction. In such cases, if the issuer of the high yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends-received deduction to the extent attributable to the deemed dividend portion of such OID.

Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having OID or, in certain cases, “acquisition discount” (very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. The rate at which OID or acquisition discount accrues, and thus is included in the Fund’s income, will depend upon which of the permitted accrual methods the Fund elects.

Some preferred securities may include provisions that permit the issuer, at its discretion, to defer the payment of distributions for a stated period without any adverse consequences to the issuer.

If the Fund owns a preferred security that is deferring the payment of its distributions, the Fund may be required to report income for U.S. federal income tax purposes to the extent of any such deferred distributions even though the Fund has not yet actually received the cash distribution.

In addition, pay-in-kind obligations will, and commodity-linked notes may, give rise to income that is required to be distributed and is taxable even though the Fund receives no interest payment in cash on the security during the year.

If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, the Fund may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received. Such distributions may be made from the cash assets of the Fund or by disposition of portfolio securities, if necessary (including when it is not advantageous to do so). The Fund may realize gains or losses from such dispositions, including short-term capital gains taxable as ordinary income. In the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they might otherwise receive in the absence of such transactions.

Higher-Risk Securities

The Fund may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default. Investments in debt obligations that are at risk of or in default present special tax issues for the Fund. Tax rules are not entirely clear about issues such as whether or to what extent the Fund should recognize market discount on a debt obligation; when the Fund may cease to accrue interest, OID or market discount; when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to federal income or excise tax.

Securities Purchased at a Premium

Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity (i.e., at a premium), the Fund may elect to amortize the premium over the remaining term of the bond which election would apply to all bonds (other than bonds the interest on which is excludible from gross income for U.S. federal income tax purposes) held by the Fund. In the case of a taxable bond, if the Fund makes such election, which election is irrevocable without consent of the IRS, the Fund reduces the current taxable income from the bond by the amortized premium and reduces its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds, the Fund is permitted to deduct any remaining premium allocable to a prior period. If the Fund does not elect to take bond premium into account currently, it will recognize a capital loss when the bond matures. In the case of a tax-exempt bond, tax rules require the Fund to reduce its tax basis by the amount of amortized premium.

Catastrophe Bonds

The proper tax treatment of income or loss realized by the retirement or sale of certain catastrophe bonds is unclear. The Fund will report such income or loss as capital or ordinary income or loss in a manner consistent with any IRS position on the subject following the publication of such a position.

Passive Foreign Investment Companies

Equity investments by the Fund in certain “passive foreign investment companies” (“PFICs”) could subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the PFIC or on proceeds received from the disposition of shares in the PFIC. This tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company. Under Treasury Regulations, any such income or net capital gain of the PFIC that is required to be included in the Fund’s gross income is qualifying income to the extent derived with respect to the Fund’s business of investing in stock, securities or currencies. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings “to the market” as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to sell other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances. Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

Certain Investments in REITs

Any investment by the Fund in equity securities of REITs may result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Investments in REIT equity securities also may require the Fund to accrue and to distribute income not yet received. To generate sufficient cash to make the requisite distributions, the Fund may be required to sell securities in its portfolio (including when it is not advantageous to do so) that it otherwise would have continued to hold. Dividends received by the Fund from a REIT generally will not constitute qualified dividend income.

Distributions by the Fund to its shareholders that the Fund properly reports as “section 199A dividends,” as defined and subject to certain conditions described above, are treated as qualified REIT dividends in the hands of non-corporate shareholders.

Foreign Currency Transactions

The Fund’s transactions in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Any such net gains could require a larger dividend toward the end of the calendar year. Any such net losses will generally reduce and potentially require the recharacterization of prior ordinary income distributions, and may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

Options, Futures, and Forward Contracts, Swap Agreements, and other Derivatives

In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (e.g., through a closing transaction). If a call option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) the sum of the strike price and the option premium received by the Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund will generally subtract the premium received for purposes of computing its cost basis in the stock purchased. Gain or loss arising in respect of a termination of the Fund’s obligation under an option other than through the exercise of the option will be short-term capital gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term capital gain equal to the premium received.

The Fund’s options activities may include transactions constituting straddles for U.S. federal income tax purposes, that is, that trigger the U.S. federal income tax straddle rules contained primarily in Section 1092 of the Code. Such straddles include, for example, positions in a particular security, or an index of securities, and one or more options that offset the former position, including options that are “covered” by the Fund’s long position in the subject security.

Very generally, where applicable, Section 1092 requires (i) that losses be deferred on positions deemed to be offsetting positions with respect to “substantially similar or related property” to the extent of unrealized gain in the latter, and (ii) that the holding period of such a straddle position that has not already been held for the long-term holding period be terminated and begin anew once the position is no longer part of a straddle. Options on single stocks that are not “deep in the money” may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are “in the money” although not “deep in the money” will be suspended during the period that such calls are outstanding. Thus, the straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute “qualified dividend income” or qualify for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends received deduction, as the case may be.

The tax treatment of certain positions entered into by the Fund, including regulated futures contracts, certain foreign currency positions and certain listed non-equity options, will be governed by section 1256 of the Code (“section 1256 contracts”). Gains or losses on section 1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (“60/40”), although certain foreign currency gains and losses from such contracts may be treated as ordinary in character. Also, section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are “marked-to-market” with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.

Derivatives, Hedging, and Other Transactions

In addition to the special rules described above in respect of futures and options transactions, the Fund’s transactions in other derivatives instruments (e.g., forward contracts and swap agreements), as well as any of its hedging, short sale, securities loan or similar transactions may be subject to one or more special tax rules (e.g., notional principal contract, constructive sale, straddle, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could, therefore, affect the amount, timing and/or character of distributions to shareholders.

Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a RIC and avoid a fund-level tax.

Commodities and Commodity-Linked Instruments

The Fund’s investments in commodities and commodity-linked instruments, if any, will potentially be limited by the Fund’s intention to qualify as a RIC, and will potentially limit the Fund’s ability to so qualify. Income and gains from commodities and certain commodity-linked instruments do not constitute qualifying income to a RIC for purposes of the 90% gross income test described above. In addition, the tax treatment of some other commodity-linked instruments in which the Fund might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If the Fund were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income, and, together with any other nonqualifying income, caused the Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level.

Book-Tax Differences

Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund’s transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and the sum of its taxable income and net tax-exempt income (if any). If such a difference arises, and the Fund’s book income is less than the sum of its taxable income and net tax-exempt income, the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment and to avoid an entity-level tax. In the alternative, if the Fund’s book income exceeds the sum of its taxable income (including realized capital gains) and net tax-exempt income (if any), the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares and (iii) thereafter, as gain from the sale or exchange of a capital asset.

Short Sales

If the Fund participates in a short sale and, on the date of such short sale, the Fund either (i) does not hold securities substantially identical to those sold short or (ii) has held such substantially identical securities for one year or less, the character of gain or loss realized on such a short sale generally will be short-term. If the Fund participates in a short sale and, on the date of such short sale, the Fund has held substantially identical securities for more than one year, the character of gain realized on such short sale will be determined by reference to the

Fund’s holding period in the property actually used to close the short sale; the character of loss realized on such short sale generally will be long term, regardless of the holding period of the securities actually used to close such short sale. Because net short-term capital gain (after reduction by any long-term capital loss) is generally taxed at ordinary income rates, the Fund’s short sale transactions can increase the percentage of the Fund’s gains that are taxable to shareholders as ordinary income.

Mortgage-Related Securities

The Fund may invest directly or indirectly in REMICs (including by investing in residual interests in CMOs with respect to which an election to be treated as a REMIC is in effect) or equity interests in TMPs. Under a notice issued by the IRS in October 2006 and U.S. Treasury Regulations that have yet to be issued but may apply retroactively, a portion of the Fund’s income (including income allocated to the Fund from a REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP—referred to in the Code as an “excess inclusion”—will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that “excess inclusion income” of a RIC, such as the Fund, will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, the Fund may not be a suitable investment for charitable remainder trusts (“CRTs”), as noted below.

In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a U.S. federal income tax return, to file such a tax return and pay tax on such income and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

Non-U.S. Taxation

Income, proceeds and gains received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries, which will reduce the return on those investments. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

If, at the close of its taxable year, more than 50% of the value of the Fund’s total assets consists of securities of foreign corporations, including for this purpose foreign governments, the Fund will be permitted to make an election under the Code that will allow shareholders a deduction or credit for foreign taxes paid by the Fund. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder’s ability to claim an offsetting foreign tax credit or deduction in respect of such foreign taxes is subject to certain limitations imposed by the Code, which may result in the shareholders not receiving a full credit or deduction (if any) for the amount of such taxes. Shareholders who do not itemize on their U.S. federal income tax returns may claim a credit (but not a deduction) for such foreign taxes. If the Fund does not qualify for or chooses not to make such an election, shareholders will not be entitled separately to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s taxable income. Even if the Fund elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Fund through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans) will not benefit from any such tax credit or deduction. Shareholders generally are not expected to be entitled to claim a credit or deduction with respect to foreign taxes incurred by the Fund. This will decrease the Fund’s yield on securities subject to such taxes.

Tax-Exempt Shareholders

Income of a RIC that would be UBTI if earned directly by a tax-exempt entity will not generally be attributed as UBTI to a tax-exempt shareholder of the RIC. Notwithstanding this “blocking” effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code Section 514(b). A tax-exempt shareholder may also recognize UBTI if the Fund recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).

In addition, special tax consequences apply to CRTs that invest in RICs that invest directly or indirectly in residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, if a CRT, as defined in Section 664 of the Code, realizes any UBTI for a taxable year, a 100% excise tax is imposed on such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI solely as a result of investing in a RIC that recognizes “excess inclusion income.” Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in a RIC that recognizes “excess inclusion income,” then the RIC will be subject to a tax on that portion of its “excess inclusion income” for the taxable year that is allocable to such shareholders at the highest federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, the Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund. CRTs and other tax-exempt shareholders are urged to consult their tax advisors concerning the consequences of investing in the Fund.

Non-U.S. Shareholders

Distributions by the Fund to shareholders that are not “United States persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends, (3) interest-related dividends, each as defined and subject to certain conditions described below, or (4) exempt-interest dividends generally are not subject to withholding of U.S. federal income tax (except that exempt-interest dividends may be subject to backup withholding).

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders. The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests as described below. If the Fund invests in a RIC that pays such distributions to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to foreign shareholders. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a United States person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation.

The Fund is permitted to report such part of its dividends as interest-related or short-term capital gain dividends as are eligible, but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders. Foreign shareholders should contact their intermediaries regarding the application of withholding rules to their accounts.

Distributions by the Fund to foreign shareholders other than Capital Gain Dividends, short-term capital gain dividends, interest-related dividends, and exempt-interest dividends (e.g., dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of “U.S. real property interests” (“USRPIs”) apply to the foreign shareholder’s sale of shares of the Fund (as described below).

Foreign shareholders with respect to whom income from the Fund is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Special rules would apply if the Fund were a qualified investment entity (“QIE”) because it is either a “U.S. real property holding corporation” (“USRPHC”) or would be a USRPHC but for the operation of certain exceptions to the definition thereof. Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets. USRPIs are generally defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years. A RIC that holds, directly or indirectly, significant interests in REITs may be a USRPHC. Interests in domestically controlled QIEs, including REITs and RICs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in RICs generally are not USRPIs, but these exceptions do not apply for purposes of determining whether the Fund is a QIE.

If an interest in the Fund were a USRPI, the Fund would be required to withhold U.S. tax on the proceeds of a share repurchase by a greater-than-5% foreign shareholder or any foreign shareholder if shares of the Fund are not considered regularly traded on an established securities market, in which case such foreign shareholder generally would also be required to file a U.S. tax return and pay any additional taxes due in connection with the repurchase.

If the Fund were a QIE, under a special “look-through” rule, any distributions by the Fund to a foreign shareholder (including, in certain cases, distributions made by the Fund in repurchase of its shares) attributable directly or indirectly to (i) distributions received by the Fund from a lower-tier RIC or REIT that the Fund is required to treat as USRPI gain in its hands, or (ii) gains realized by the Fund on the disposition of USRPIs would retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders, and would be subject to U.S. withholding tax. In addition, such distributions could result in the foreign shareholder being required to file a U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (e.g., as ordinary income or USRPI gain), would vary depending upon the extent of the foreign shareholder’s current and past ownership of the Fund.

The Fund generally does not expect that it will be a QIE. Foreign shareholders should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, concerning the application of these rules to their investment in the Fund. Foreign shareholders also may be subject to “wash sale” rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.

In order for a foreign shareholder to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). Foreign shareholders should consult their tax advisors in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisers about their particular situation.

A foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above. A beneficial holder of shares who is a non-U.S. person may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal tax on income referred to above.

Backup Withholding

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of taxable distributions and proceeds of share repurchases, if any, paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. The backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Tax Shelter Reporting Regulations

Under U.S. Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Other Reporting and Withholding Requirements

Sections 1471-1474 of the Code and the U.S. Treasury and IRS guidance issued thereunder (collectively, “FATCA”) generally require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends. The IRS and the U.S. Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share repurchases or Capital Gain Dividends the Fund pays. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (e.g., short-term capital gain dividends and interest-related dividends).

Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their “financial interest” in the Fund’s foreign financial accounts, if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts (FBAR). Shareholders should consult a tax advisor, and persons investing in the Fund through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

Shares Purchased Through Tax-Qualified Plans

Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of an investment on their particular tax situation.

PERFORMANCE RELATED AND COMPARATIVE INFORMATION

The Fund may quote certain performance-related information and may compare certain aspects of its portfolio and structure to other substantially similar closed-end funds as categorized by Broadridge Financial Solutions, Inc. (“Broadridge”), Morningstar Inc. or other independent services. Comparison of the Fund to an alternative investment should be made with consideration of differences in features and expected performance. The Fund may obtain data from sources or reporting services, such as Bloomberg Financial and Broadridge, that the Fund believes to be generally accurate.

The Fund, in its advertisements, may refer to pending legislation from time to time and the possible effect of such legislation on investors, investment strategy and related matters. At any time in the future, yields and total return may be higher or lower than past yields and there can be no assurance that any historical results will continue.

Past performance is not indicative of future results. At the time Common Shareholders sell their shares, they may be worth more or less than their original investment.

CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSEMENT AGENT

The custodian of the assets of the Fund is State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, MO 64105. The custodian performs custodial and fund accounting services as well as sub-administrative services on behalf of the Fund.

American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, serves as the Fund’s transfer agent, registrar, dividend disbursement agent and shareholder servicing agent, as well as agent for the Fund’s Dividend Reinvestment Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”) 1100 Walnut Street, Suite 1300, Kansas City, Mo 64106 serves as independent the registered public accounting firm for the Fund. PwC provides audit services, tax and other audit related services to the Fund.

COUNSEL

Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, passes upon certain legal matters in connection with shares offered by the Fund, and also acts as counsel to the Fund.

REGISTRATION STATEMENT

A Registration Statement on Form N-2, including any amendments thereto (the “Registration Statement”), relating to the Common Shares of the Fund offered hereby, has been filed by the Fund with the SEC, Washington, D.C. The Prospectus and this Statement of Additional Information are parts of, but do not contain all of the information set forth in, the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Common Shares offered or to be offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Prospectus and this Statement of Additional Information as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

FINANCIAL STATEMENTS

The Fund’s financial statements appearing in the Fund’s annual shareholder report for the year ended December 31, 2021 are incorporated by reference in this Statement of Additional Information and have been so incorporated in reliance upon the reports of PwC, independent registered public accounting firm for the Fund, which report is included in such annual shareholder reports.

The annual shareholder reports are available upon request and without charge by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019.

INCORPORATION BY REFERENCE

As noted above, this statement of additional information is part of a registration statement filed with the SEC. The Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this statement of additional information, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering will be incorporated by reference into this statement of additional information and deemed to be part of the registration statement from the date of the filing of such reports and documents:

(1)	the Fund’s prospectus, dated August 10, 2022, filed with this statement of additional information;

(2)	the Fund’s Annual Report on Form N-CSR, filed on March 7, 2022; and
(3)	the Fund’s Description of Shares on Form 8-A, filed on June 19, 2002

You may obtain copies of any information incorporated by reference into this statement of additional information, at no charge, by calling toll-free (844)-337-4626 or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund’s periodic reports filed pursuant to Section 30(b)(2) of the 1940 Act and Sections 13 and 15(d) of the Exchange Act, as well as the Prospectus and this Statement of Additional Information, are available on the Fund’s website http://www.pimco.com/prospectuses. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

APPENDIX A

Procedures for Shareholders to Submit Nominee Candidates for the Pimco Sponsored Closed-End Funds

A Fund shareholder must follow the following procedures in order to properly submit a nominee recommendation for the Committee’s consideration.

1.

The shareholder/stockholder must submit any such recommendation (a “Shareholder Recommendation”) in writing to the Fund, to the attention of the Secretary, at the address of the principal executive offices of the Fund.

2.

The Shareholder Recommendation must be delivered to or mailed and received at the principal executive offices of the Fund not less than forty-five (45) calendar days nor more than seventy-five (75) calendar days prior to the date of the Board or shareholder meeting at which the nominee would be elected.

3.

The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person recommended by the shareholder (the “candidate”); (B) the class and number of all shares of the Fund owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Fund); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of Directors/Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Fund (as defined in the Investment Company Act of 1940, as amended) and, if not an “interested person,” information regarding the candidate that will be sufficient for the Fund to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Director/Trustee if elected; (iii) the recommending shareholder’s name as it appears on the Fund’s books; (iv) the class and number of all shares of the Fund owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Committee may require the candidate to furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve on the Board.

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